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Filed pursuant to Rule 424(b)(3)
Registration No. 333-126163

SPECIAL MEETINGS OF STOCKHOLDERS
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        The boards of directors of Adobe Systems Incorporated and Macromedia, Inc. have unanimously approved a merger combining Adobe and Macromedia.

        If the merger is consummated, holders of Macromedia common stock will receive 1.38 shares of Adobe common stock for each share of Macromedia common stock they own (which exchange ratio gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005). This is a fixed exchange ratio that will not be adjusted for changes in the stock price of either company before the merger is consummated. Adobe common stock is listed on the NASDAQ National Market under the symbol "ADBE." On July 19, 2005, the last trading day before the date of this joint proxy statement/prospectus, the closing price of Adobe common stock was $29.31 per share. Macromedia common stock is listed on the NASDAQ National Market under the symbol "MACR."

        Stockholders of Adobe will be asked, at Adobe's special meeting of stockholders, to approve the issuance of shares of Adobe common stock to the stockholders of Macromedia in the merger. Stockholders of Macromedia will be asked, at Macromedia's special meeting of stockholders, to adopt the merger agreement.

        The dates, times and places of the special meetings are as follows:

For Adobe stockholders: August 24, 2005 3:00 p.m., local time Adobe Systems Incorporated 345 Park Avenue San Jose, California 95110	For Macromedia stockholders: August 24, 2005 3:00 p.m., local time Macromedia, Inc. 601 Townsend Street San Francisco, California 94103

        This joint proxy statement/prospectus provides you with information about Adobe, Macromedia and the proposed merger. You may obtain other information about Adobe and Macromedia from documents filed with the Securities and Exchange Commission. We encourage you to read the entire joint proxy statement/prospectus carefully.

Bruce R. Chizen Chief Executive Officer Adobe Systems Incorporated	Stephen A. Elop Chief Executive Officer Macromedia, Inc.

        FOR A DISCUSSION OF SIGNIFICANT MATTERS THAT SHOULD BE CONSIDERED BEFORE VOTING AT THE SPECIAL MEETINGS, SEE "RISK FACTORS" BEGINNING ON PAGE 21.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THE ADOBE COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This joint proxy statement/prospectus is dated July 20, 2005, and is first being mailed to stockholders of Adobe and Macromedia on or about July 22, 2005.

        THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADOBE SYSTEMS INCORPORATED
345 Park Avenue
San Jose, California 95110
(408) 536-6000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2005

To the Stockholders of Adobe Systems Incorporated:

        On behalf of the board of directors of Adobe Systems Incorporated, a Delaware corporation, we are pleased to deliver this joint proxy statement/prospectus for the proposed merger combining Adobe and Macromedia, Inc., a Delaware corporation. A special meeting of stockholders of Adobe will be held on Wednesday, August 24, 2005 at 3:00 p.m., local time, at the principal executive offices of Adobe located at 345 Park Avenue, San Jose, California 95110, for the following purposes:

1.
To consider and vote upon the issuance of shares of Adobe common stock in the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, among Adobe, Avner Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Adobe, and Macromedia, Inc.

2.
To consider and vote upon an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

3.
To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        The board of directors of Adobe has fixed July 19, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Adobe common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, Adobe had outstanding and entitled to vote 492,276,674 shares of common stock.

        Your vote is important. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Adobe special meeting is required for approval of each of Proposal No. 1 regarding the issuance of shares of Adobe common stock in the merger and Proposal No. 2 regarding an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy card or vote by telephone or by using the Internet as instructed on the enclosed proxy card, and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the issuance of shares of Adobe common stock in the merger and an adjournment of the Adobe special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. If you fail to return your proxy card or vote by telephone or by using the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you do attend the Adobe special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,
Bruce R. Chizen Chief Executive Officer

San Jose, California
July 20, 2005

        ADOBE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT THE ISSUANCE OF SHARES OF ADOBE COMMON STOCK IN THE MERGER IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, ADOBE AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT ADOBE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

MACROMEDIA, INC.
601 Townsend Street
San Francisco, California 94103
(415) 832-2000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2005

To the Stockholders of Macromedia, Inc.:

        On behalf of the board of directors of Macromedia, Inc., a Delaware corporation, we are pleased to deliver this joint proxy statement/prospectus for the proposed merger combining Adobe Systems Incorporated, a Delaware corporation, and Macromedia. A special meeting of stockholders of Macromedia will be held on Wednesday, August 24, 2005 at 3:00 p.m., local time, at the principal executive offices of Macromedia located at 601 Townsend Street, San Francisco, California 94103, for the following purposes:

1.
To consider and vote upon the adoption of the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, by and among Adobe Systems Incorporated, Avner Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Adobe, and Macromedia.

2.
To consider and vote upon an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

3.
To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        The board of directors of Macromedia has fixed July 19, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Macromedia common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, Macromedia had outstanding and entitled to vote 75,913,164 shares of common stock.

        Your vote is important. The affirmative vote of the holders of a majority of the voting power of the shares of Macromedia common stock outstanding on the record date for the Macromedia special meeting is required for approval of Proposal No. 1 regarding adoption of the merger agreement. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Macromedia special meeting is required to approve Proposal No. 2 regarding an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy card or vote by telephone or by using the Internet as instructed on the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the adoption of the merger agreement and an adjournment of the Macromedia special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. If you fail to return your proxy card or vote by telephone or by using the Internet, the effect will be a vote against the adoption of the merger agreement and your shares will not be counted for purposes of determining whether a quorum is present at the Macromedia special meeting. If you do attend the Macromedia special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        Please do not send any certificates representing your Macromedia common stock at this time.

By Order of the Board of Directors,
Stephen A. Elop Chief Executive Officer

San Francisco, California
July 20, 2005

        MACROMEDIA'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT THE MERGER IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, MACROMEDIA AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT MACROMEDIA STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

ADDITIONAL INFORMATION

        This joint proxy statement/prospectus "incorporates by reference" important business and financial information about Adobe and Macromedia from documents that are not included in or delivered with this joint proxy statement/prospectus. For a more detailed description of the information incorporated by reference in this joint proxy statement/prospectus and how you may obtain it, see "Where You Can Find More Information" on page 138.

        If you are an Adobe or Macromedia stockholder, you may have received some of the documents incorporated by reference. You may also obtain any of those documents from the appropriate company, the Securities and Exchange Commission, or the SEC, or the SEC's Internet web site at http://www.sec.gov. Documents incorporated by reference in this joint proxy statement/prospectus are available from the appropriate company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Adobe Systems Incorporated
Attn: Investor Relations
345 Park Avenue
San Jose, California 95110
Telephone: (408) 536-4416
E-mail: ir@adobe.com

Macromedia, Inc.
Attn: Investor Relations
601 Townsend Street
San Francisco, California 94103
Telephone: (415) 832-5995
E-mail: ir@macromedia.com

        If you would like to request documents, please do so by August 17, 2005 to receive them before the special meetings. If you request any incorporated documents, the appropriate company will strive to mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

Restrictions on Resales	85
THE MERGER AGREEMENT	86
The Merger	86
Effective Time of the Merger	86
Manner and Basis of Converting Shares	86
Representations and Warranties	88
Covenants; Conduct of Business Prior to the Merger	88
Macromedia Stock Options	92
Macromedia Employee Stock Purchase Plan	93
Employee Benefits Matters	93
Indemnification and Insurance	94
Obligations of the Adobe Board of Directors and Macromedia Board of Directors with Respect to Their Recommendations and Holding Meetings of Stockholders	94
Limitation on the Solicitation, Negotiation and Discussion by Macromedia of Other Acquisition Proposals	96
Material Adverse Effect	98
Conditions to the Merger	99
Termination of the Merger Agreement	101
Expenses and Termination Fees	104
VOTING AGREEMENTS	106
Voting Agreements Relating to Macromedia Shares	106
Voting Agreements Relating to Adobe Shares	106
MANAGEMENT AND OTHER INFORMATION	108
ADOBE PROPOSAL NO. 2—POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING	109
MACROMEDIA PROPOSAL NO. 2—POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING	110
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS	111
Beneficial Ownership of Adobe Shares	111
Beneficial Ownership of Macromedia Shares	113
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	116
DESCRIPTION OF ADOBE COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS	125
COMPARATIVE RIGHTS OF ADOBE STOCKHOLDERS AND MACROMEDIA STOCKHOLDERS	128
LEGAL MATTERS	138
EXPERTS	138
WHERE YOU CAN FIND MORE INFORMATION	138

ANNEXES:

A
Agreement and Plan of Merger and Reorganization
B
Form of Adobe Voting Agreement
C
Form of Macromedia Voting Agreement
D
Opinion of Goldman, Sachs & Co.
E
Opinion of Morgan Stanley & Co. Incorporated

QUESTIONS AND ANSWERS ABOUT THE MERGER

        Unless specifically stated otherwise, the following information and all other information contained in this joint proxy statement/prospectus, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

Q:    What is the merger?

A:
Adobe and Macromedia have entered into an Agreement and Plan of Merger and Reorganization, dated April 17, 2005, which is referred to in this joint proxy statement/prospectus as the merger agreement, that contains the terms and conditions of the proposed business combination of Adobe and Macromedia. Under the merger agreement, Macromedia and Avner Acquisition Sub, Inc., a wholly owned subsidiary of Adobe, will merge, with Macromedia surviving as a wholly owned subsidiary of Adobe, which transaction is referred to as the merger. The shares of Adobe common stock issued to Macromedia stockholders in connection with the merger are expected to represent approximately 17.5% of the outstanding shares of Adobe common stock immediately following the consummation of the merger, based on the number of shares of Adobe common stock and Macromedia common stock outstanding on July 19, 2005, assuming that no Macromedia or Adobe stock options are exercised after July 19, 2005 and prior to the effective time of the merger. For a more complete description of the merger, please see the section entitled "Adobe Proposal No. 1 and Macromedia Proposal No. 1—The Merger" on page 43 of this joint proxy statement/prospectus.

Q:    Why are the two companies proposing to merge?

A:
Adobe's mission has always been to help people and businesses communicate better. Macromedia's mission has been to provide a rich media experience. Together, we share a vision for the future and with the combination of the two companies—our products, technologies and people—we hope to enable the creation and delivery of compelling content and experiences across multiple operating systems, devices and media. Both companies have great opportunities ahead of them and believe that together, they will be better able to achieve their combined vision with significant synergy. For a discussion of our reasons for the merger, we urge you to read the information in the section entitled "Adobe Proposal No. 1 and Macromedia Proposal No. 1—The Merger—Reasons for the Merger" on page 47 of this joint proxy statement/prospectus.

Q:    Why am I receiving this joint proxy statement/prospectus?

A:
You are receiving this joint proxy statement/prospectus because you have been identified as a stockholder of either Adobe or Macromedia, and thus you are entitled to vote at such company's special meeting. This document serves as both a joint proxy statement of Adobe and Macromedia, used to solicit proxies for the special meetings, and as a prospectus of Adobe, used to offer shares of Adobe common stock in exchange for shares of Macromedia common stock pursuant to the terms of the merger agreement. This document contains important information about the merger and the special meetings of Adobe and Macromedia, and you should read it carefully.

Q:    What is required to consummate the merger?

A:
To consummate the merger, Adobe stockholders must approve the issuance of shares of Adobe common stock in the merger, which approval requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Adobe special meeting. In addition, Macromedia stockholders must adopt the merger agreement, which adoption requires the affirmative vote of the holders of a majority of the voting power of the shares of Macromedia common stock outstanding on the record date for the Macromedia special meeting. In addition to the receipt of stockholder approval and appropriate regulatory approvals, including antitrust clearance, each of the other closing conditions set forth in the merger agreement must be satisfied or waived. For a more complete description of the closing conditions under the merger agreement, we urge you to read the section entitled "The Merger Agreement—Conditions to the Merger" on page 99 of this joint proxy statement/prospectus and the merger agreement attached to this joint proxy statement/prospectus as Annex A.

Q:    What will Macromedia stockholders receive in the merger?

A:
As a result of the merger, Macromedia stockholders will receive 1.38 shares of Adobe common stock for each share of Macromedia common stock they own. For example, if you own 100 shares of Macromedia common stock, you will receive 138 shares of Adobe common stock in exchange for your Macromedia shares. The number of shares of Adobe common stock to be issued for each share of Macromedia common stock is fixed and will not be adjusted based upon changes in the value of Macromedia common stock or Adobe common stock. As a result, the value of the Adobe shares you will receive in the merger will not be known before the merger, and will go up or down as the market price of Adobe common stock goes up or down. We encourage you to obtain current market quotations of Macromedia common stock and Adobe common stock. For a more complete description of what Macromedia stockholders will receive in the merger, please see the section entitled "The Merger Agreement—Manner and Basis of Converting Shares" on page 86 of this joint proxy statement/prospectus.

Q:    What will Macromedia option holders receive in the merger?

A:
Subject to certain exceptions, at the effective time of the merger, each Macromedia stock option that is outstanding and unexercised immediately prior to the effective time will be converted into an option to purchase Adobe common stock and Adobe will assume that stock option (or will replace that stock option by issuing a materially equivalent replacement stock option to purchase Adobe common stock) in accordance with the terms of the applicable Macromedia stock option plan and terms of the stock option agreement relating to that Macromedia stock option. For more information, please see "The Merger Agreement—Macromedia Stock Options" on page 92.

Q:    What are the material federal income tax consequences of the merger to me?

A:
The merger has been structured to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and it is a closing condition to the merger that Adobe and Macromedia receive opinions of their respective counsel regarding such qualification. As a result of the merger's anticipated qualification as a reorganization, Macromedia stockholders will not recognize gain or loss for United States federal income tax purposes upon the exchange of shares of Macromedia common stock for shares of Adobe common stock, except with respect to cash received in lieu of fractional shares of Adobe common stock.

  Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder's circumstances. Accordingly, we urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

  For more information, please see the section entitled "Adobe Proposal No. 1 and Macromedia Proposal No. 1—The Merger—Material Federal Income Tax Consequences" on page 82 of this joint proxy statement/prospectus.

Q:    How does Adobe's board of directors recommend that I vote?

A:
After careful consideration, Adobe's board of directors unanimously recommends that Adobe stockholders vote "FOR" Proposal No. 1 to approve the issuance of shares of Adobe common stock in the merger and "FOR" Proposal No. 2 to adjourn the Adobe special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. For a description of the reasons underlying the recommendations of Adobe's board, see the sections entitled "Adobe Proposal No. 1 and Macromedia Proposal No. 1—The Merger—Mutual Reasons for the Merger" on page 48 and "—Adobe's Reasons for the Merger" on page 49, and the section entitled "Adobe Proposal No. 2—Possible Adjournment of the Special Meeting" on page 109.

Q:    How does Macromedia's board of directors recommend that I vote?

A:
After careful consideration, Macromedia's board of directors unanimously recommends that the Macromedia stockholders vote "FOR" Proposal No. 1 to adopt the merger agreement and "FOR" Proposal No. 2 to adjourn the Macromedia special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. For a description of the reasons underlying the recommendations of Macromedia's board, see the sections entitled "Adobe Proposal No. 1 and Macromedia Proposal No. 1—The Merger—Mutual Reasons for the Merger" on page 48 and "—Macromedia's Reasons for the Merger" on page 51, and the section entitled "Macromedia Proposal No. 2—Possible Adjournment of the Special Meeting" on page 110.

Q:    What risks should I consider in deciding whether to vote in favor of the share issuance or the adoption of the merger agreement?

A:
You should carefully review the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 21, which presents risks and uncertainties related to the merger, Adobe and Macromedia.

Q:    When do you expect the merger to be consummated?

A:
We anticipate that the consummation of the merger will occur in Fall 2005, but we cannot predict the exact timing. For more information, please see the section entitled "The Merger Agreement—Conditions to the Merger" on page 99.

Q:    What do I need to do now?

A:
We urge you to read this joint proxy statement/prospectus carefully, including its annexes, and to consider how the merger affects you. You may provide your proxy instructions in three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions via the toll-free call center set up for this purpose at (800) 690-6903. Finally, you can provide your proxy instructions via the Internet at www.proxyvote.com. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the special meeting of Adobe stockholders or special meeting of Macromedia stockholders, as applicable.

Q:    What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:
If you are an Adobe stockholder, the failure to return your proxy card or otherwise provide proxy instructions could be a factor in establishing a quorum for the special meeting of Adobe stockholders, which is required to transact business at the meeting. If you are a Macromedia stockholder, the failure to return your proxy card or otherwise provide proxy instructions will have the same effect as voting against the adoption of the merger agreement and could be a factor in establishing a quorum for the special meeting of Macromedia stockholders, which is required to transact business at the meeting.

Q:    May I vote in person?

A:
If your shares of Adobe common stock or Macromedia common stock are registered directly in your name with Adobe's or Macromedia's transfer agent, respectively, you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by Adobe or Macromedia, respectively. If you are an Adobe stockholder of record, you may attend the special meeting of Adobe stockholders to be held on August 24, 2005 and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions. If you are a Macromedia stockholder of record, you may attend the special meeting of Macromedia stockholders to be held on August 24, 2005 and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions.

  If your shares of Adobe common stock or Macromedia common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the special meeting of Adobe stockholders or the special meeting of Macromedia stockholders, respectively. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the applicable special meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q:    May I change my vote after I have provided proxy instructions?

A:
Yes. You may change your vote at any time before your proxy is voted at the Adobe or Macromedia special meeting, as applicable. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:    Should I send in my stock certificates now?

A:
No. If you are a Macromedia stockholder, after the merger is consummated, you will receive written instructions from the exchange agent explaining how to exchange your stock certificates representing shares of Macromedia common stock for certificates representing shares of Adobe common stock. You will also receive a cash payment in lieu of any fractional share of Adobe common stock. Adobe stockholders will not exchange their stock certificates.

Q:    Am I entitled to appraisal rights?

A:
Under Delaware corporate law, holders of Macromedia common stock are not entitled to appraisal rights in connection with the merger because both Adobe common stock and Macromedia common stock are listed on the NASDAQ National Market. Under Delaware corporate law, Adobe stockholders are not entitled to appraisal rights in connection with the merger.

Q:    Who is paying for this proxy solicitation?

A:
Adobe and Macromedia are conducting this proxy solicitation and will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this joint proxy statement/prospectus, the proxy card and any additional information furnished to stockholders. Adobe has engaged the services of Innisfree M&A Incorporated to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Adobe stockholders. Macromedia has retained The Altman Group, Inc. to aid in Macromedia's proxy solicitation process. Adobe estimates that its proxy solicitor fees will be approximately $15,000 and Macromedia estimates that its proxy solicitor fees will be approximately $3,500. Adobe and Macromedia may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners.

Q:    Who can help answer my questions?

A:
If you are an Adobe stockholder, and would like additional copies, without charge, of this joint proxy statement/prospectus or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  Adobe Systems Incorporated
  Attn: Investor Relations
  345 Park Avenue
  San Jose, California 95110
  Telephone: (408) 536-4416
  E-mail: ir@adobe.com

  OR

  Innisfree M&A Incorporated
  501 Madison Avenue, 20th Floor
  New York, New York 10022
  Telephone: (212) 750-5833

  If you are a Macromedia stockholder, and would like additional copies, without charge, of this joint proxy statement/prospectus or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  Macromedia, Inc.
  Attn: Investor Relations
  601 Townsend Street
  San Francisco, California 94103
  Telephone: (415) 832-5995
  E-mail: ir@macromedia.com

  OR

  The Altman Group, Inc.
  1275 Valley Brook Avenue
  Lyndhurst, New Jersey 07071
  Telephone: (201) 460-1200

SUMMARY

        This summary highlights selected information from this document. To understand the merger fully, you should read carefully this entire document and the documents to which we refer. See "Where You Can Find More Information" on page 138. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more detailed description of the topics presented in this summary.

        Unless specifically stated otherwise, the following information and all other information contained in this joint proxy statement/prospectus, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

Comparative Per Share Market Price Information

        Adobe common stock and Macromedia common stock are listed on the NASDAQ National Market under the symbols "ADBE" and "MACR," respectively. On April 15, 2005, the last full trading day prior to the public announcement of the proposed merger, Adobe common stock closed at $30.33 and Macromedia common stock closed at $33.45. On July 19, 2005, Adobe common stock closed at $29.31 and Macromedia common stock closed at $39.71.

The Companies (Page 36)

Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110
(408) 536-6000

        Adobe offers a line of software and services for consumers, creative professionals and enterprises, in both the public and private sectors. Adobe's products are digital imaging, design and document technology platforms which enable customers to create, manage and deliver visually rich, compelling and reliable content.

        Avner Acquisition Sub, Inc. is a wholly owned subsidiary of Adobe that was incorporated in Delaware in April 2005. Avner Acquisition Sub does not engage in any operations and exists solely to facilitate the merger.

Macromedia, Inc.
601 Townsend Street
San Francisco, California 94103
(415) 832-2000

        Macromedia is an independent software company providing software that empowers designers, developers and business users to create and deliver effective user experiences on the Internet, fixed media and wireless and digital devices. Macromedia's integrated family of technologies enables the development of a wide range of Internet and mobile application solutions.

The Special Meetings

The Adobe Special Meeting (Page 37)

        Time, Date and Place.    A special meeting of the stockholders of Adobe will be held on Wednesday, August 24, 2005, at the principal executive offices of Adobe located at 345 Park Avenue, San Jose, California 95110 at 3:00 p.m., local time, to vote on Proposal No. 1 to approve the issuance of shares of Adobe common stock in the merger and Proposal No. 2 to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

        Record Date and Voting Power for Adobe.    You are entitled to vote at the Adobe special meeting if you owned shares of Adobe common stock at the close of business on July 19, 2005, the record date for the Adobe special meeting. You will have one vote at the special meeting for each share of Adobe common stock you owned at the close of business on the record date. There are 492,276,674 shares of Adobe common stock entitled to be voted at the special meeting.

        Adobe Required Vote.    The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Adobe special meeting is required for approval of each of Proposal No. 1 to approve the issuance of shares of Adobe common stock in the merger and Proposal No. 2 to adjourn the Adobe special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

        Share Ownership of Management.    As of July 19, 2005, the directors and executive officers of Adobe beneficially held approximately 0.7% of the shares entitled to vote at the Adobe special meeting. A director and certain executive officers of Adobe have agreed to vote their shares in favor of the issuance of shares of Adobe common stock in the merger.

The Macromedia Special Meeting (Page 40)

        Time, Date and Place.    A special meeting of the stockholders of Macromedia will be held on Wednesday, August 24, 2005, at the principal executive offices of Macromedia located at 601 Townsend Street, San Francisco, California 94103, at 3:00 p.m. local time, to vote on Proposal No. 1 to adopt the merger agreement and Proposal No. 2 to adjourn the Macromedia special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

        Record Date and Voting Power for Macromedia.    You are entitled to vote at the Macromedia special meeting if you owned shares of Macromedia common stock at the close of business on July 19, 2005, the record date for the special meeting. You will have one vote at the special meeting for each share of Macromedia common stock you owned at the close of business on the record date. There are 75,913,164 shares of Macromedia common stock entitled to be voted at the Macromedia special meeting.

        Macromedia Required Vote.    The affirmative vote of the holders of a majority of the voting power of the shares of Macromedia common stock outstanding on the record date for the Macromedia special meeting is required to approve Proposal No. 1 to adopt the merger agreement. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Macromedia special meeting is required to approve Proposal No. 2 to adjourn the Macromedia special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

        Share Ownership of Management.    As of July 19, 2005, the directors and executive officers of Macromedia beneficially held approximately 4.1% of the shares entitled to vote at the Macromedia special meeting. Certain directors and executive officers of Macromedia have agreed to vote their shares in favor of the adoption of the merger agreement.

Recommendations to Stockholders

        To Adobe Stockholders (Page 37).    The Adobe board of directors has unanimously determined and believes that the issuance of shares of Adobe common stock in the merger is advisable to, and in the best interests of, Adobe and its stockholders. The Adobe board of directors unanimously recommends that the holders of Adobe common stock vote "FOR" Proposal No. 1 to approve the issuance of shares of Adobe common stock in the merger and "FOR" Proposal No. 2 to adjourn the Adobe special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

        To Macromedia Stockholders (Page 40).    The Macromedia board of directors has unanimously determined and believes that the merger is advisable and fair to, and in the best interests of, Macromedia and its stockholders. The Macromedia board of directors unanimously recommends that the holders of Macromedia common stock vote "FOR" Proposal No. 1 to adopt the merger agreement and "FOR" Proposal No. 2 to adjourn the Macromedia special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

The Merger (Page 86)

        In the merger, Avner Acquisition Sub, Inc., a wholly owned subsidiary of Adobe, will merge with and into Macromedia, and Macromedia will become a wholly owned subsidiary of Adobe. Holders of Macromedia common stock and options will become holders of Adobe common stock and options, respectively, following the merger. The shares of Adobe common stock issued to Macromedia stockholders in connection with the merger are expected to represent approximately 17.5% of the outstanding shares of Adobe common stock immediately following the consummation of the merger, based on the number of shares of Adobe common stock and Macromedia common stock outstanding on July 19, 2005, assuming that no Macromedia or Adobe stock options are exercised after July 19, 2005 and prior to the effective time of the merger.

Manner and Basis of Converting Shares (Page 86)

        If you are a Macromedia stockholder, you will receive 1.38 shares of Adobe common stock in exchange for each share of Macromedia common stock you own. The exchange ratio is fixed and, regardless of fluctuations in the market price of Adobe's or Macromedia's common stock, will not change between now and the date the merger is consummated, subject to any adjustments for changes in the number of outstanding shares of Adobe or Macromedia by reason of future stock splits, division of shares, stock dividends or other similar transactions.

Treatment of Stock Options (Page 92)

        The merger agreement provides that, subject to certain exceptions, at the effective time of the merger, each Macromedia stock option that is outstanding and unexercised immediately prior to the effective time will be converted into an option to purchase Adobe common stock and Adobe will assume that stock option (or will replace that stock option by issuing a materially equivalent replacement stock option to purchase Adobe common stock) in accordance with the terms of the applicable Macromedia stock option plan and terms of the stock option agreement relating to that Macromedia stock option.

Risks Relating to the Merger (Page 21)

        In evaluating the merger agreement or the issuance of shares of Adobe common stock in the merger, you should carefully read this joint proxy statement/prospectus and especially consider the factors discussed in the section entitled "Risk Factors—Risks Relating to the Merger" on page 21.

Reasons for the Merger

        Mutual Reasons (Page 48).    Adobe and Macromedia believe that the two companies together can meet more of our customers' needs by integrating our products and technologies to help our customers communicate better. We believe that combined company has the opportunity to define a robust technology platform that delivers compelling, rich content across a wide range of devices and operating systems. Moreover, we believe that the software industry is in a period of consolidation and that there is a developing trend for customers to source a larger portion of their software needs from a smaller number of suppliers. We believe that the combined company will have the scale to better compete in this environment.

        Adobe's Reasons (Page 49).    The Adobe board of directors approved the merger based on a number of factors, including, among other factors, the following:

  •
  the complementary nature of Adobe's and Macromedia's product lines;

  •
  the potential opportunity for the two companies to integrate their software solutions to meet a wider set of customer needs and to combine their technological resources to develop new products with increased functionality and bring them to market faster;

  •
  the board's and management's assessment that the merger and Macromedia's operating strategy are consistent with Adobe's long-term operating strategy to grow into new markets, particularly in the non-PC device and enterprise segments;

  •
  the competitive and market environments in which Adobe and Macromedia operate, including Microsoft's position in those environments, and the potential for the merger to enhance Adobe's ability to compete effectively in those environments; and

  •
  the opinion of Adobe's financial advisor that, as of April 17, 2005 and based on and subject to the factors and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair to Adobe from a financial point of view.

        Macromedia's Reasons (Page 51).    The Macromedia board of directors approved the merger based on a number of factors, including, among other factors, the following:

  •
  the complementary nature of Adobe's and Macromedia's product lines;

  •
  the potential opportunity for the two companies to combine their technological resources to develop new products with increased functionality and bring them to market faster;

  •
  the potential availability of greater resources for product marketing and distribution;

  •
  the board's and management's assessment that the merger and Adobe's operating strategy are consistent with Macromedia's long-term operating strategy to grow its business by expanding the scope, platform coverage and depth and breadth of product offerings;

  •
  the importance of scale in the increasingly competitive market environments in which Macromedia and Adobe operate, and the potential for the merger to enhance Macromedia's ability to compete effectively in those environments;

  •
  providing Macromedia stockholders with shares of Adobe common stock in a tax-free exchange at a premium over the market price for Macromedia common stock prior to the announcement of the merger; and

  •
  the opinion of Macromedia's financial advisor that, as of April 17, 2005 and based on and subject to the assumptions, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of shares of Macromedia common stock.

Opinions of Financial Advisors

        Opinion of Adobe's Financial Advisor (Page 53).    Goldman, Sachs & Co. delivered its opinion to Adobe's board of directors that, as of April 17, 2005 and based on and subject to the factors and assumptions set forth therein, the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement was fair to Adobe from a financial point of view. The exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        The full text of the written opinion of Goldman Sachs, dated April 17, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Goldman Sachs provided its opinion for the information and assistance of Adobe's board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Adobe common stock should vote with respect to the issuance of shares of Adobe common stock in the merger. Adobe urges you to read the entire opinion carefully.

        Opinion of Macromedia's Financial Advisor (Page 61).    Morgan Stanley & Co. Incorporated delivered its opinion to Macromedia's board of directors that, as of April 17, 2005 and based upon and subject to the assumptions, qualifications and limitations set forth therein, the exchange ratio of 0.69 of a share of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement was fair from a financial point of view to the stockholders of Macromedia. The exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        The full text of the written opinion of Morgan Stanley & Co. Incorporated, dated April 17, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E. Morgan Stanley provided its opinion for the information and assistance of Macromedia's board of directors in consideration of the merger and the merger agreement. The Morgan Stanley opinion is not a recommendation as to how any holder of Macromedia common stock should vote with respect to the adoption of the merger agreement. Macromedia urges you to read the entire opinion carefully.

Interests of Macromedia's Executive Officers and Directors in the Merger (Page 73)

        When considering the recommendations by the Macromedia board of directors, you should be aware that a number of Macromedia's executive officers and directors have interests in the merger that are different from those of other Macromedia stockholders.

Restrictions on Resales (Page 85)

        The merger agreement provides that Macromedia will use commercially reasonable efforts to obtain a signed affiliate agreement from each person who may be deemed to be an affiliate of Macromedia. The merger agreement provides that Adobe will not issue shares of Adobe common stock to any "affiliate" of Macromedia who has not provided Adobe with a signed affiliate agreement. The affiliate agreements provide, among other things, that these persons will not sell, transfer or otherwise dispose of their shares of Adobe common stock received in the merger unless they do so in compliance with securities laws governing sales by affiliates.

Limitation on the Solicitation, Negotiation and Discussion by Macromedia of Other Acquisition Proposals (Page 96)

        Macromedia has agreed to a number of limitations with respect to soliciting, negotiating and discussing acquisition proposals involving persons other than Adobe, and to certain related matters.

Change of Board Recommendation (Page 94)

        Subject to limited conditions, the board of directors of Macromedia or Adobe may withdraw or modify its recommendation in support of the adoption of the merger agreement or the issuance of shares of Adobe common stock in the merger, as the case may be. In the event that the board of directors of either company withdraws or modifies its recommendation in a manner adverse to the other company, the company whose board of directors withdrew or modified its recommendation may be required to pay a termination fee of $103.2 million to the other company.

Conditions to the Merger (Page 99)

        The respective obligations of Adobe and Macromedia to consummate the merger are subject to the satisfaction of certain conditions.

Termination of the Merger Agreement (Page 101)

        Either Adobe or Macromedia can terminate the merger agreement under certain circumstances, which would prevent the merger from being consummated.

Expenses and Termination Fees (Page 104)

        Subject to limited exceptions, all fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses; provided, however, that Adobe and Macromedia will share equally all fees and expenses, other than attorneys' fees, incurred in connection with (1) the filing, printing and mailing of the registration statement on Form S-4 and this joint proxy statement/prospectus, and (2) the filing by the parties of the premerger notification and report forms relating to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act.

        A termination fee of $103.2 million may be payable by either Adobe or Macromedia to the other party upon the termination of the merger agreement under several circumstances.

Tax Matters (Page 82)

        Cooley Godward LLP, outside counsel to Adobe, and Fenwick & West LLP, outside counsel to Macromedia, are expected to each issue a tax opinion to the effect that the merger will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, or the Code. In a reorganization, a Macromedia stockholder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of its shares of Macromedia common stock for shares of Adobe common stock. However, any cash received for any fractional share will result in the recognition of gain or loss as if such stockholder sold its fractional share. A Macromedia stockholder's tax basis in the shares of Adobe common stock that it receives in the merger will equal its current tax basis in its Macromedia common stock (reduced by the basis allocable to any fractional share interest for which it receives cash).

        Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisors to fully understand the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Regulatory Approvals (Page 84)

        To consummate the merger, Adobe and Macromedia must make filings and obtain approvals or clearances from antitrust regulatory authorities in the United States, certain countries in the European Union and other countries. The thirty-day waiting period under the HSR Act has been extended by a government request for additional information and documentary material until 30 days after Adobe and Macromedia have substantially complied with the request. In the United States, Adobe must also comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ National Market in connection with the issuance of shares of Adobe common stock in the merger and the filing of this joint proxy statement/prospectus with the SEC.

Anticipated Accounting Treatment (Page 84)

        The merger will be accounted for as a purchase transaction by Adobe for financial reporting and accounting purposes under U.S. generally accepted accounting principles. The results of operations of Macromedia will be included in the consolidated financial statements of Adobe from the consummation of the merger forward.

Appraisal Rights (Page 84)

        Under Delaware corporate law, holders of Macromedia common stock are not entitled to appraisal rights in connection with the merger because both Adobe common stock and Macromedia common stock are listed on the NASDAQ National Market. Under Delaware corporate law, holders of Adobe common stock are not entitled to appraisal rights in connection with the merger.

MARKET PRICE AND DIVIDEND DATA

        The following information gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Adobe common stock and Macromedia common stock are listed on the NASDAQ National Market under the symbols "ADBE" and "MACR," respectively. The following tables present, for the periods indicated, the range of high and low per share sales prices for Adobe common stock and Macromedia common stock as reported on the NASDAQ National Market. The table for Adobe also sets forth the cash dividends paid per share by Adobe for the periods indicated. Adobe discontinued its quarterly cash dividend after the payment of the cash dividend for the first quarter of fiscal 2005. Adobe had paid cash dividends on its common stock each quarter since the second quarter of fiscal 1988. Under the terms of the lease agreements for Adobe's San Jose headquarters, Adobe is not prohibited from paying cash dividends unless an event of default occurs. Macromedia has never declared or paid any cash dividend on shares of its common stock.

        Adobe's fiscal year ends on the Friday closest to November 30, and Macromedia's fiscal year ends on March 31.

Adobe Common Stock

	High	Low	Cash Dividends Per Share
Fiscal Year 2003
First quarter	$14.67	$12.14	$0.00625
Second quarter	19.19	12.82	0.00625
Third quarter	20.00	15.23	0.00625
Fourth quarter	23.19	18.12	0.00625
Fiscal Year 2004
First quarter	$21.50	$17.78	$0.00625
Second quarter	23.44	17.15	0.00625
Third quarter	23.68	19.66	0.00625
Fourth quarter	31.57	23.27	0.00625
Fiscal Year 2005
First quarter	$32.56	$27.40	$0.00625
Second quarter	34.48	26.57	—
Third quarter (through July 19, 2005)	32.92	26.25	—

Macromedia Common Stock

	High	Low	Cash Dividends Per Share
Fiscal Year 2004
First quarter	$23.22	$11.35	—
Second quarter	28.80	17.33	—
Third quarter	30.00	16.70	—
Fourth quarter	21.30	17.30	—
Fiscal Year 2005
First quarter	$26.16	$17.69	—
Second quarter	24.36	18.09	—
Third quarter	31.66	20.22	—
Fourth quarter	37.54	25.76	—
Fiscal Year 2006
First quarter	$44.67	$30.10	—
Second quarter (through July 19, 2005)	39.75	35.16	—

        The following table presents the closing per share sales price of Adobe common stock and Macromedia common stock, as reported on the NASDAQ National Market, and the estimated equivalent per share price (as explained below) of Macromedia common stock on April 15, 2005, the last full trading day before the public announcement of the proposed merger, and on July 19, 2005:

	Adobe Common Stock	Macromedia Common Stock	Estimated Equivalent Macromedia Per Share Price
April 15, 2005.	$30.33	$33.45	$41.86
July 19, 2005	29.31	39.71	40.45

        The estimated equivalent per share price of a share of Macromedia common stock equals the exchange ratio of 1.38 multiplied by the price of a share of Adobe common stock. You may use this calculation to determine what your shares of Macromedia common stock will be worth if the merger is consummated. If the merger had occurred on July 19, 2005, you would have received a number of shares of Adobe common stock worth $40.45 for each share of Macromedia common stock you owned. The actual equivalent per share price of a share of Macromedia common stock that you will receive if the merger is consummated may be different from this price because the per share price of Adobe common stock on the NASDAQ National Market fluctuates continuously.

        Following the consummation of the merger, Adobe common stock will continue to be listed on the NASDAQ National Market, and there will be no further market for the Macromedia common stock.

ADOBE
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
(in thousands, except per share data)

        You should read the following tables in conjunction with Adobe's consolidated financial statements and related notes and Adobe's "Management's Discussion and Analysis of Financial Condition and Results of Operations," which we incorporate by reference to Adobe's Annual Report on Form 10-K for the fiscal year ended December 3, 2004 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 3, 2005 in this joint proxy statement/prospectus.

        The consolidated statements of income data for the fiscal years ended December 3, 2004, November 28, 2003 and November 29, 2002 and the consolidated balance sheet data of December 3, 2004 and November 28, 2003 have been derived from Adobe's audited consolidated financial statements, incorporated by reference in this joint proxy statement/prospectus, and have been audited by KPMG LLP, independent registered public accounting firm, whose report is also incorporated by reference in this joint proxy statement/prospectus. The consolidated statements of income data for the fiscal years ended November 30, 2001 and December 1, 2000 and the consolidated balance sheet data as of November 29, 2002, November 30, 2001 and December 1, 2000 are derived from audited consolidated financial statements not included or incorporated by reference in this joint proxy statement/prospectus.

        Historical results are not necessarily indicative of the results to be expected in the future.

	Six Months Ended		Fiscal Year Ended
	June 3, 2005	June 4, 2004	December 3, 2004	November 28, 2003	November 29, 2002	November 30, 2001	December 1, 2000
	(Unaudited)
Historical Consolidated Statements of Income Data:
Revenue	$968,911	$833,366	$1,666,581	$1,294,749	$1,164,788	$1,229,720	$1,266,378
Gross Profit	914,508	781,929	1,562,203	1,201,727	1,060,500	1,148,269	1,179,123
Income before income taxes(1)	364,593	314,102	608,645	380,492	284,689	306,931	443,739
Net income	301,672	232,436	450,398	266,344	191,399	205,644	287,808
Net income per share: basic(2)	0.62	0.49	0.94	0.57	0.40	0.43	0.60
Net income per share: diluted(2)	0.59	0.47	0.91	0.55	0.39	0.41	0.56
Weighted average number of shares used in computing earnings per share:
Basic(2)	487,610	477,154	477,658	468,492	473,668	476,922	476,584
Diluted(2)	507,851	493,186	495,626	482,900	486,238	498,290	511,548
Cash dividend declared per share(2)(3)	$0.00625	$0.0125	$0.025	$0.025	$0.025	$0.025	$0.025
	As of
	June 3, 2005	December 3, 2004	November 28, 2003	November 29, 2002	November 30, 2001	December 1, 2000
	(Unaudited)
Historical Consolidated Balance Sheet Data:
Cash, cash equivalents, and short-term investments	$1,690,566	$1,313,221	$1,096,533	$617,737	$581,613	$679,853
Working capital	1,481,644	1,099,621	892,498	436,883	453,713	563,307
Total assets	2,421,216	1,958,632	1,555,045	1,051,610	932,173	1,069,416
Long-term liabilities	4,767	4,838	—	—	—	—
Stockholders' equity	1,869,903	1,423,477	1,100,800	674,321	616,972	752,544

(1)
Effective November 30, 2002, Adobe adopted Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets. As a result, goodwill subsequent to the date of adoption is no longer being amortized. Amortization of goodwill for fiscal years ending November 29, 2002, November 30, 2001 and December 1, 2000 was $30.0 million, $14.3 million and $7.0 million, respectively.

(2)
Adjusted to reflect the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

(3)
Adobe discontinued its quarterly dividend beginning in the second quarter of fiscal year 2005.

MACROMEDIA
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
(in thousands, except per share data)

        You should read the following tables in conjunction with Macromedia's consolidated financial statements and related notes and Macromedia's "Management's Discussion and Analysis of Financial Condition and Results of Operations," which we incorporate by reference to Macromedia's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 in this joint proxy statement/prospectus.

        The consolidated statements of operations data for each of the three years in the period ended March 31, 2005 and the consolidated balance sheet data as of March 31, 2005 and 2004 have been derived from Macromedia's audited consolidated financial statements, incorporated by reference in this joint proxy statement/prospectus, and have been audited by KPMG LLP, independent registered public accounting firm, whose report is also incorporated by reference in this joint proxy statement/prospectus. The consolidated statements of operations data for each of the two years in the period ended March 31, 2002 and the consolidated balance sheet data as of March 31, 2003, 2002 and 2001 have been derived from Macromedia's audited consolidated financial statements not included or incorporated by reference in this joint proxy statement/prospectus.

        Historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended March 31,
	2005	2004	2003	2002	2001
Historical Consolidated Statements of Operations Data:
Net revenues.	$436,168	$369,786	$336,913	$326,498	$391,211
Operating income (loss).	55,848	48,047	1,695	(239,858)	5,565
Income (loss) before income taxes	62,578	51,672	5,051	(307,856)	21,243
Net income (loss).	42,301	38,575	990	(310,780)	11,543
Net income (loss) per share:
Basic	0.60	0.60	0.02	(5.34)	0.23
Diluted	0.55	0.56	0.02	(5.34)	0.20
Shares used in basic per share calculations	70,860	64,380	60,170	58,190	50,840
Shares used in diluted per share calculations	76,650	69,430	61,190	58,190	56,765
	As of March 31,
	2005	2004	2003	2002	2001
Historical Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$378,278	$282,691	$215,586	$161,971	$177,970
Working capital	319,354	227,608	154,541	111,660	134,879
Total assets.	843,881	683,063	527,381	520,060	786,923
Long-term liabilities	33,454	23,608	32,496	39,805	3,001
Stockholders' equity.	670,247	537,330	394,805	376,382	665,600

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
(in thousands, except per share data)

        The following selected unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. The Adobe and Macromedia unaudited pro forma condensed combined balance sheet data assume that the merger of Adobe and Macromedia took place on June 3, 2005, and combines the Adobe historical consolidated balance sheet at June 3, 2005 with Macromedia's historical consolidated balance sheet at March 31, 2005. The Adobe and Macromedia unaudited pro forma condensed combined statements of income data assume that the merger of Adobe and Macromedia took place as of November 29, 2003. The unaudited pro forma condensed combined statements of income data for the fiscal year ended December 3, 2004 combines Adobe's historical consolidated statement of income for the fiscal year then ended with Macromedia's results of operations for the nine months ended December 31, 2004 and the three months ended March 31, 2004. The unaudited pro forma condensed combined statements of income data for the six months ended June 3, 2005 combines Adobe's historical consolidated statement of income for the six months then ended with Macromedia's historical consolidated statement of income for the six months ended March 31, 2005.

        The selected unaudited pro forma condensed combined financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma condensed combined financial data as of and for the six months ended June 3, 2005 and for the fiscal year ended December 3, 2004 are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this joint proxy statement/prospectus and should be read in conjunction with those statements and the related notes. See "Unaudited Pro Forma Condensed Combined Financial Statements."

	Six Months Ended June 3, 2005	Fiscal Year Ended December 3, 2004
Unaudited Pro Forma Condensed Combined Statements of Income Data:
Revenue	$1,193,600	$2,088,701
Gross profit	1,082,769	1,873,433
Income before income taxes	310,022	523,434
Net income	250,861	377,969
Net income per share: basic(1)	0.43	0.66
Net income per share: diluted(1)	0.41	0.63
Weighted average number of shares used in computing earnings per share:
Basic(1)	587,812	573,320
Diluted(1)	616,705	598,395
Cash dividends per share(1)(2)	$0.005	$0.020
As of June 3, 2005
Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash, cash equivalents, and short-term investments	$2,068,844
Working capital	1,811,573
Total assets	5,853,520
Long-term liabilities	28,808
Stockholders' equity	5,125,993

(1)
Adjusted to reflect the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

(2)
The cash dividends per share are calculated by dividing the historical cash dividends declared by Adobe in the six-month period ended June 3, 2005 and fiscal year ended December 3, 2004 by the pro forma combined number of outstanding shares as at June 3, 2005 and December 3, 2004, respectively.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

        The following information gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        The information below reflects:

  •
  the historical net income, book value and cash dividends per share of Adobe common stock and the historical net income (loss), book value and cash dividends per share of Macromedia common stock in comparison with the unaudited pro forma net income, book value and cash dividends per share after giving effect to the proposed merger of Adobe with Macromedia on a purchase basis; and

  •
  the equivalent historical net income, book value and cash dividends per share attributable to 1.38 shares of Adobe common stock which will be received for each share of Macromedia common stock.

        Because of different fiscal period ends, the unaudited pro forma condensed combined statements of income data for the six months ended June 3, 2005 combines Adobe's historical consolidated statement of income for the six months then ended with Macromedia's historical consolidated statement of income for the six months ended March 31, 2005. The unaudited pro forma condensed combined statements of income data for the fiscal year ended December 3, 2004 combines Adobe's historical consolidated statement of income for the fiscal year then ended with Macromedia's results of operations for the nine months ended December 31, 2004 and the three months ended March 31, 2004.

        You should read the tables below in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Adobe and Macromedia incorporated by reference in this joint proxy statement/prospectus and the unaudited pro forma condensed financial information and notes related to such consolidated financial statements included elsewhere in this joint proxy statement/prospectus.

Adobe

	Six Months Ended June 3, 2005	Fiscal Year Ended December 3, 2004
Historical Per Common Share Data:
Net income per common share—basic	$0.62	$0.94
Net income per common share—diluted	0.59	0.91
Book value per share(1)	3.82	2.94
Cash dividends per share(2)	0.00625	0.025

Macromedia

	Six Months Ended March 31, 2005	Twelve Months Ended December 31, 2004
Historical Per Common Share Data:
Net income (loss) per common share—basic	$0.20	$0.85
Net income (loss) per common share—diluted	0.19	0.79
Book value per share(1)	8.94	8.80
Cash dividends per share	—	—

Adobe and Macromedia

	Six Months Ended June 3, 2005	Fiscal Year Ended December 3, 2004
Combined Pro Forma Per Common Share Data:
Net income per Adobe share—basic	$0.43	$0.66
Net income per Adobe share—diluted	0.41	0.63
Cash dividends per Adobe share	0.005	0.020
Combined Pro Forma Per Equivalent Share Data:(3)
Net income per equivalent Macromedia share—basic	0.59	0.91
Net income per equivalent Macromedia share—diluted	0.56	0.87
Book value per Adobe share(1)	8.64	—
Book value per equivalent Macromedia share	11.92	—
Cash dividends per equivalent Macromedia share	0.007	0.028

(1)
The historical book value per Adobe share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at June 3, 2005 and December 3, 2004. The historical book value per Macromedia share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at March 31, 2005 and December 31, 2004. The combined pro forma book value per share is computed by dividing combined pro forma stockholders' equity by the combined pro forma number of shares of Adobe common stock outstanding at June 3, 2005 and December 3, 2004 assuming the merger had occurred as of those dates.

(2)
Adobe discontinued its quarterly dividend beginning in the second quarter of fiscal year 2005.

(3)
The combined pro forma per equivalent share amounts are calculated by multiplying the Adobe and Macromedia combined pro forma amounts by the exchange ratio of 1.38 shares of Adobe common stock for each share of Macromedia common stock.

FORWARD-LOOKING INFORMATION

        This joint proxy statement/prospectus includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believes," "budget," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "potential," "predicts," "project," "should," "will" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this joint proxy statement/prospectus include, without limitation, statements regarding forecasts of market growth, future revenue, benefits of the proposed merger, expectations that the merger will be break-even to slightly accretive to Adobe's results, future expectations concerning available cash and cash equivalents, Adobe's expectations with respect to future stock repurchases following the merger, including the timing and amount of such repurchases, and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed in or implied by this joint proxy statement/prospectus. Such risk factors include, among others:

  •
  difficulties we may encounter in integrating the merged businesses;

  •
  uncertainties as to the timing of the merger, and the satisfaction of closing conditions to the merger, including the receipt of regulatory approvals;

  •
  the receipt of required stockholder approvals;

  •
  whether certain markets will grow as anticipated;

  •
  the competitive environment in the software industry and competitive responses to the proposed merger; and

  •
  whether the companies can successfully develop new products on a timely basis and the degree to which these gain market acceptance.

        Actual results may differ materially from those contained in the forward-looking statements in this joint proxy statement/prospectus. Additional information concerning these and other risk factors is contained in Adobe's and Macromedia's most recently filed Annual Reports on Form 10-K and Adobe's most recently filed Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. All forward-looking statements are qualified in their entirety by this cautionary statement.

RISK FACTORS

        You should consider the following factors in evaluating whether to approve the issuance of shares of Adobe common stock in the merger or whether to adopt the merger agreement, as the case may be. These factors should be considered in conjunction with the other information included or incorporated by reference by Adobe and Macromedia in this joint proxy statement/prospectus.

Risks Relating to the Merger

If we do not integrate our products, we may lose customers and fail to achieve our financial objectives.

        Achieving the benefits of the merger will depend in part on the integration of Adobe's and Macromedia's products in a timely and efficient manner. In order for us to provide enhanced and more valuable products to our customers after the merger, we will need to integrate our product lines and development organizations. This will be difficult, unpredictable, and subject to delay because our products are highly complex, have been developed independently and were designed without regard to such integration. If we cannot successfully integrate our products and continue to provide customers with products and new product features in the future on a timely basis, we may lose customers and our business and results of operations may be harmed.

If we are not successful in integrating our organizations, we will not be able to operate efficiently after the merger.

        Achieving the benefits of the merger will also depend in part on the successful integration of Adobe's and Macromedia's operations and personnel in a timely and efficient manner. The integration process requires coordination of different development and engineering teams, and involves the integration of systems, applications, policies, procedures, business processes and channel operations. This, too, will be difficult, unpredictable, and subject to delay because of possible cultural conflicts and different opinions on technical decisions and product roadmaps. If we cannot successfully integrate our operations and personnel, we will not realize the expected benefits of the merger.

Integrating our companies may divert management's attention away from our operations.

        Successful integration of Adobe's and Macromedia's operations, products and personnel may place a significant burden on our management and our internal resources. The diversion of management attention and any difficulties encountered in the transition and integration process could harm our business, financial condition and operating results.

We expect to incur significant costs integrating the companies into a single business, and if such integration is not successful we may not realize the expected benefits of the merger.

        We expect to incur significant costs integrating Macromedia's operations, products and personnel. These costs may include costs for:

  •
  employee redeployment, relocation or severance;

  •
  conversion of information systems;

  •
  combining research and development teams and processes;

  •
  reorganization or closures of facilities; and

  •
  relocation or disposition of excess equipment.

        In addition, we expect to incur significant costs in connection with the merger. We do not know whether we will be successful in these integration efforts or in consummating the merger and cannot assure you that we will realize the expected benefits of the merger.

If we fail to retain key employees, the benefits of the merger could be diminished.

        The successful combination of Adobe and Macromedia will depend in part on the retention of key personnel. There can be no assurance that Adobe will be able to retain its or Macromedia's key management, technical, sales and customer support personnel. If we fail to retain such key employees, we may not realize the anticipated benefits of the merger.

Our sales could decline if customer relationships are disrupted by the merger.

        Our customers may not continue their current buying patterns during the pendency of, and following, the merger. Any significant delay or reduction in orders for Adobe's or Macromedia's products could harm the combined company's business, financial condition and results of operations. Customers may defer purchasing decisions as they evaluate the likelihood of successful integration of Adobe's and Macromedia's products and the combined company's future product strategy, or consider purchasing products of our competitors. Customers may also seek to modify or terminate existing agreements, or prospective customers may delay entering into new agreements or purchasing our products. In addition, by increasing the breadth of Adobe's and Macromedia's business, the merger may make it more difficult for the combined company to enter into relationships, including customer relationships, with strategic partners, some of whom may view the combined company as a more direct competitor than either Adobe or Macromedia as an independent company.

Because Macromedia stockholders will receive a fixed number of shares of Adobe common stock in the merger, rather than a fixed value, if the market price of Adobe common stock declines, Macromedia stockholders will receive consideration in the merger of lesser value.

        Upon the consummation of the merger, each Macromedia share will be converted into the right to receive 1.38 shares of Adobe common stock, which exchange ratio gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005. Since the exchange ratio is fixed, the number of shares that Macromedia stockholders will receive in the merger will not change, even if the market price of Adobe common stock changes. In recent years, the stock market, in general, and the securities of technology companies, in particular, have experienced extreme price and volume fluctuations. These market fluctuations may adversely affect the market price of Adobe common stock. The market price of Adobe common stock upon and after the consummation of the merger could be lower than the market price on the date of the merger agreement or the current market price. Macromedia stockholders should obtain recent market quotations of Adobe common stock before they vote on the merger.

Adobe and Macromedia may be required to comply with material restrictions or conditions in order to obtain the regulatory approvals required to consummate the merger.

        The merger is subject to review by the Antitrust Division of the U.S. Department of Justice, or DOJ, under the HSR Act. Under this statute, Adobe and Macromedia are required to make pre-merger notification filings and to await the expiration or early termination of the statutory waiting period prior to consummating the merger. Adobe and Macromedia filed the required notification reports and on July 8, 2005, Adobe and Macromedia each received a government request for additional information and documentary material, or a second request. Both of the second requests were limited to information about the companies' products in the areas of web authoring/design and vector graphics illustration. The second requests will extend the waiting period imposed by the HSR Act until 30 days after Adobe and Macromedia have substantially complied with the requests. The merger may also be subject to review by the governmental authorities of various other jurisdictions. The governmental entities from whom approvals are required may attempt to condition their approval of the merger, or of the transfer to Adobe of licenses and other entitlements, on the satisfaction of certain regulatory conditions that may have the effect of imposing additional costs on Adobe or otherwise substantially reducing the benefits to Adobe if the merger is consummated. Adobe and Macromedia have not yet obtained any of the regulatory approvals required to consummate the merger.

A shareholder derivative lawsuit has been filed against Adobe and its directors challenging the merger, and an unfavorable judgment or ruling in this lawsuit could prevent or delay the consummation of the merger, result in substantial costs or both.

        On June 13, 2005, a shareholder derivative action entitled Steve Staehr, Derivatively on Behalf of Adobe Systems Incorporated v. Bruce R. Chizen, et. al., was filed in the Superior Court of the State of California for the County of Santa Clara against Adobe's directors and naming Adobe as a nominal defendant. The complaint alleges that the defendants breached their fiduciary duties of loyalty and due care and caused Adobe to waste corporate assets by failing to renegotiate or terminate the merger agreement following the announcement by Macromedia that it would restate its financial results for the fiscal years ended March 31, 1999 through 2004 and by failing to conduct sufficient due diligence prior to entering into the merger agreement. The complaint seeks, among other things, unspecified monetary damages, attorneys fees and certain forms of equitable relief, including preliminarily and permanently enjoining the consummation of the merger. Adobe has obligations under certain circumstances to hold harmless and indemnify each of the defendant directors against judgments, fines, settlements and expenses related to claims against such directors and otherwise to the fullest extent permitted under Delaware law and Adobe's bylaws and certificate of incorporation. Such obligations may apply to the lawsuit. Adobe's management believes that the allegations are without merit and intends to vigorously contest the action. However, there can be no assurance that the defendants will be successful in their defense. An unfavorable outcome in this lawsuit could prevent or delay the consummation of the merger, result in substantial costs to Adobe or both.

Risks Relating to Adobe

Adverse changes in general economic or political conditions in any of the major countries in which we do business could adversely affect our operating results.

        If the economy worsens in any geographic areas where we do business, it would likely cause our future results to vary materially from our targets. A slower economy also may adversely affect our ability to grow. Political instability in any of the major countries in which we do business also may adversely affect our business.

Delays in development or shipment of new products or major new versions of existing products could cause a decline in our revenue.

        Any delays or failures in developing and marketing our products, including upgrades of current products, may have a harmful impact on our results of operations. Our inability to extend our core technologies into new applications and new platforms and to anticipate or respond to technological changes could affect continued market acceptance of our products and our ability to develop new products. A portion of our future revenue will come from new applications. Delays in product or upgrade introductions could cause a decline in our revenue, earnings or stock price. We cannot determine the ultimate effect these delays or the introduction of new products or upgrades will have on our revenue or results of operations.

Introduction of new products by existing and new competitors, particularly Microsoft, could harm our competitive position and results of operations.

        The end markets for our software products are intensely and increasingly competitive, and are significantly affected by product introductions and market activities of industry competitors. Microsoft has an electronic form tool called InfoPath included as part of its latest professional Office product that competes with certain aspects of our Intelligent Documents product line. In addition, Microsoft is developing the next generation of its Windows operating system, codenamed Longhorn, and has announced it will add new electronic document capabilities to Longhorn, codenamed Metro, providing additional competition to our Intelligent Documents products and solutions. Certain aspects of Metro may also compete with our Adobe Postscript technologies and solutions. Given Microsoft's market dominance, InfoPath, Metro or any new competitive Microsoft product or technology that is bundled as part of its Office product or operating system, could harm our overall Intelligent Documents market opportunity. Also, some enterprise vendors provide intelligent document capabilities that could directly or indirectly compete with our Intelligent Documents products. Additionally, content creation/management tools that use other formats for electronic document distribution provide alternate solutions to customers, and indirectly compete with Adobe's Intelligent Documents products and the use of Adobe PDF. We also are seeing an increase in competition from clone PDF products marketed by other companies. Other competitors, including Microsoft, Apple, Avid and Google, may increase their presence in the digital imaging and digital video markets. Microsoft recently released a test version of a new professional graphics tool, codenamed Acrylic, which may compete with Adobe Photoshop and Adobe Illustrator. We also face competition from certain Open Source products. Additionally, many digital camera manufacturers are bundling their own or our competitors' digital imaging and video software products with their digital camera products. If these competing products achieve widespread acceptance, our operating results could suffer. In addition, consolidation has occurred among some of the competitors in our markets. Any further consolidations among our competitors may result in stronger competitors and may therefore harm our results of operations.

If we fail to successfully manage transitions to new business models or markets, our results of operations could be negatively impacted.

        We are devoting significant resources to the development of technologies and service offerings to address demands in the marketplace for document generation, document process management, document collaboration and document control and security. As a result, we are transitioning to new business models and seeking to broaden our customer base in the enterprise and government markets, requiring a considerable investment of technical, financial and sales resources, and a scaleable organization. Many of our competitors may have advantages over us due to their larger presence, larger developer network, deeper experience in the enterprise and government markets and greater sales and marketing resources. It is our intent to form strategic alliances with leading enterprise and government solutions and service providers to provide additional resources to further enable penetration of the enterprise and government markets. If we are unable to successfully enter into strategic alliances, or if they are not as productive as we anticipate, our market penetration may not proceed as rapidly as we anticipate and our results of operations could be negatively impacted.

        Our limited operating history with Adobe Creative Suite products makes it difficult to predict the revenue effect of the Adobe Creative Suite product cycle and the individual products integrated within these products.

If we fail to anticipate and develop new products in response to changes in demand for application software, computers and printers, our business could be harmed.

        We offer our application-based products primarily on Windows and Macintosh platforms and on some UNIX platforms. We generally offer our server-based products, but not desktop application products, on the Linux platform as well as the Windows and UNIX platforms. To the extent that there is a slowdown of customer purchases of personal computers on either the Windows or Macintosh platform or in general, or to the extent that significant demand arises for our products or competitive products on the Linux desktop platform before we choose and are able to offer our products on this platform, our business could be harmed.

We may incur substantial costs enforcing our intellectual property rights and defending against third-party claims as a result of litigation or other proceedings.

        In connection with the enforcement of our own intellectual property rights or in connection with disputes relating to the validity or alleged infringement of third-party rights, including patent rights, we have been, are currently and may in the future be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation are typically very costly and can be disruptive to our business operations by diverting the attention and energies of management and key technical personnel. Although we have successfully defended or resolved past litigation and disputes, we may not prevail in any ongoing or future litigation and disputes. Adverse decisions in such litigation or disputes could have negative results, including subjecting us to significant liabilities, requiring us to seek licenses from others, preventing us from manufacturing or licensing certain of our products or causing severe disruptions to our operations or the markets in which we compete, any one of which could seriously harm our business.

        Additionally, although we actively pursue software pirates as part of our enforcement of our intellectual property rights, we do lose revenue due to illegal use of our software. If piracy activities increase, it may further harm our business.

We may not realize the anticipated benefits of past or future acquisitions, and integration of acquisitions may disrupt our business and management.

        We have in the past and may in the future acquire additional companies, products or technologies. We may not realize the anticipated benefits of any acquisition, including the merger with Macromedia, and each acquisition has numerous risks. These risks include:

  •
  difficulty in assimilating the operations and personnel of the acquired company;

  •
  difficulty in effectively integrating the acquired technologies or products with our current products and technologies;

  •
  difficulty in maintaining controls, procedures and policies during the transition and integration;

  •
  disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;

  •
  inability to retain key technical and managerial personnel of the acquired business;

  •
  inability to retain key customers, distributors, vendors and other business partners of the acquired business;

  •
  inability to achieve the financial and strategic goals for the acquired and combined businesses;

  •
  incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;

  •
  potential impairment of our relationships with employees, customers, partners, distributors or third-party providers of technology or products;

  •
  potential failure of the due diligence processes to identify significant issues with product quality, architecture and development, or legal and financial contingencies, among other things;

  •
  incurring significant exit charges if products acquired in business combinations are unsuccessful; and

  •
  potential inability to assert that internal controls over financial reporting are effective.

        Mergers and acquisitions of high technology companies are inherently risky, and ultimately, if we do not complete the integration of acquired businesses successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition or results of operations.

We rely on distributors to sell our products and any adverse change in our relationship with our distributors could result in a loss of revenue and harm our business.

        We distribute our application products primarily through distributors, resellers, retailers and increasingly systems integrators, ISVs and VARs, collectively referred to as "distributors." A significant amount of our revenue for application products is from two distributors, Ingram Micro, Inc. and Tech Data Corporation. In addition, our channel program focuses our efforts on larger distributors, which has resulted in our dependence on a relatively small number of distributors licensing a large amount of our products. Our distributors also sell our competitors' products, and if they favor our competitors' products for any reason, they may fail to market our products as effectively or to devote resources necessary to provide effective sales, which would cause our results to suffer. In addition, the financial health of these distributors and our continuing relationships with them are important to our success. Some of these distributors may be unable to withstand adverse changes in business conditions. Our business could be seriously harmed if the financial condition of some of these distributors substantially weakens.

If our internal computer network and applications suffer disruptions or fail to operate as designed, our operations will be disrupted and our business may be harmed.

        We rely on our network infrastructure and enterprise applications, internal technology systems and our website for our development, marketing, operational, support and sales activities. The hardware and software systems related to such activities are subject to damage from earthquakes, floods, fires, power loss, telecommunication failures and other similar events. They are also subject to computer viruses, physical or electronic vandalism or other similar disruptions that also could cause system interruptions, delays in our product development and loss of critical data and could prevent us from fulfilling our customers' orders. We have developed disaster recovery plans and backup systems to reduce the potentially adverse effect of such events, as they could impact our sales and damage our reputation and the reputation of our products. Any event that causes failures or interruption in our hardware or software systems could result in disruption in our business operations, loss of revenues or damage to our reputation.

We rely on turnkey assemblers and any adverse change in our relationship with our turnkey assemblers could result in a loss of revenue and harm our business.

        We currently rely on six turnkey assemblers of our products, with at least two turnkeys located in each major region we serve. If any significant turnkey assembler terminates its relationship with us, or if our supply from any significant turnkey assembler is interrupted or terminated for any other reason, we may not have enough time or be able to replace the supply of products replicated by that turnkey assembler to avoid serious harm to our business.

Our future operating results are difficult to predict and are likely to fluctuate substantially from quarter to quarter and as a result the market price of our common stock may be volatile and our stock price could decline.

        As a result of a variety of factors discussed in this joint proxy statement/prospectus, our quarterly revenues and operating results for a particular period are difficult to predict. Our revenues may grow at a slower rate than experienced in previous periods and, in particular periods, may decline. Additionally, we periodically provide operating model targets for revenue, gross margin, operating expenses, operating margin, other income, tax rate, share count and earnings per share. These targets reflect a number of assumptions, including assumptions about product pricing and demand, economic and seasonal trends, manufacturing costs and volumes, the mix of shrink-wrap and licensing revenue, full and upgrade products, distribution channels and geographic markets. If one or more of these assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated or projected.

        Due to the factors noted above, our future earnings and stock price may be subject to volatility, particularly on a quarterly basis. Shortfalls in revenue or earnings or delays in the release of products or upgrades compared to analysts' or investors' expectations have caused and could cause in the future an immediate and significant decline in the trading price of our common stock. Additionally, we may not learn of such shortfalls or delays until late in the fiscal quarter, which could result in an even more immediate and greater decline in the trading price of our common stock. Finally, we participate in a highly dynamic industry. In addition to factors specific to us, changes in analysts' earnings estimates for us or our industry, and factors affecting the corporate environment, our industry or the securities markets in general, have resulted, and may in the future result, in volatility of our common stock price.

We are subject to risks associated with international operations which may harm our business.

        We typically generate over 50% of our total revenue from sales to customers outside of the Americas. Sales to these customers subject us to a number of risks, including the following:

  •
  foreign currency fluctuations;

  •
  changes in government preferences for software procurement;

  •
  international economic and political conditions;

  •
  unexpected changes in, or impositions of, international legislative or regulatory requirements;

  •
  inadequate local infrastructure;

  •
  delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;

  •
  transportation delays;

  •
  the burdens of complying with a variety of foreign laws; and

  •
  other factors beyond our control, including terrorism, war, natural disasters and diseases.

        If sales to any of our customers outside of the Americas are delayed or cancelled because of any of the above factors, our revenue may be negatively impacted.

We may incur losses associated with currency fluctuations and may not be able to effectively hedge our exposure.

        Our operating results are subject to fluctuations in foreign currency exchange rates. We attempt to mitigate a portion of these risks through foreign currency hedging, based on our judgment of the appropriate trade-offs among risk, opportunity and expense. We have established a hedging program to partially hedge our exposure to foreign currency exchange rate fluctuations, primarily the Japanese yen and the euro. We regularly review our hedging program and will make adjustments based on our judgment. Our hedging activities may not offset more than a portion of the adverse financial impact resulting from unfavorable movement in foreign currency exchange rates.

We have authorized the use of a substantial amount of our cash for the repurchase of our shares following consummation of the merger, and this use of funds may limit our ability to complete other transactions and may not be the most advantageous use for these funds.

        As announced by Adobe on April 18, 2005, Adobe's board of directors has approved the use of up to $1 billion for the repurchase, on a discretionary basis, of Adobe stock. These repurchases will be in addition to Adobe's existing stock repurchase programs and are expected to commence following the consummation of the merger. We expect to repurchase shares, as business conditions warrant, for cash in open market transactions at prevailing market prices or through structured repurchase transactions. We expect to use a significant portion of the cash that is expected to be held by the combined company upon the consummation of the merger. This use of cash could limit our future flexibility to complete acquisitions of businesses or technology or other transactions, or make investments in research and development or other aspects of our operations, that might be in our best interests.

Changes in, or interpretations of, accounting principles, such as expensing of stock options, could result in unfavorable accounting charges.

        We prepare our consolidated financial statements in conformity with U.S. generally accepted accounting principles. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles. A change in these principles can have a significant effect on our reported results and may even retroactively affect previously reported transactions. Our accounting principles that recently have been or may be affected by changes in accounting principles include the following:

  •
  software revenue recognition;

  •
  accounting for share-based payments;

  •
  accounting for income taxes; and

  •
  accounting for business combinations and related goodwill.

        In particular, the Financial Accounting Standards Board, or FASB, recently issued Statement of Financial Accounting Standards 123—revised 2004, or SFAS 123R, "Share-Based Payment," which requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in our consolidated statements of income. The accounting provisions of SFAS 123R are effective for annual periods beginning after June 15, 2005. We are required to adopt SFAS 123R in the first quarter of fiscal year 2006. We believe that the adoption of SFAS 123R will have a significant adverse effect on our reported financial results and may impact the way in which we conduct our business.

Changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates.

        Unanticipated changes in our tax rates could affect our future results of operations. Our future effective tax rates could be unfavorably affected by changes in tax laws or the interpretation of tax laws, by unanticipated decreases in the amount of revenue or earnings in countries with low statutory tax rates or by changes in the valuation of our deferred tax assets and liabilities.

        In addition, we are subject to the continual examination of our income tax returns by the Internal Revenue Service and other domestic and foreign tax authorities. We regularly assess the likelihood of outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. Any adverse outcome from these continual examinations may have an adverse effect on our operating results and financial position.

If we are unable to recruit and retain skilled personnel our business may be harmed.

        Much of our future success depends on the continued service and availability of skilled personnel. Experienced personnel in the information technology industry are in high demand and competition for their talents is intense, especially in the Silicon Valley, where the majority of our employees are located. We have relied on our ability to grant equity compensation as one mechanism for recruiting and retaining such highly skilled personnel. Recently enacted accounting regulations requiring the expensing of equity compensation may impair our ability to provide these incentives without incurring significant compensation costs. If we are unable to continue to successfully attract and retain key personnel, our business may be harmed.

We may suffer losses from our equity investments which could harm our business.

        We hold equity investments in public companies that have experienced significant declines in market value. We also have investments and may continue to make future investments in privately held companies, many of which are considered in the start-up or development stages. These investments are inherently risky, as the market for the technologies or products these companies have under development is typically in the early stages and may never materialize. Our investment activities can impact our net income. Future price fluctuations in these securities and any significant long-term declines in value of any of our investments could reduce our net income in future periods. We are uncertain about future investment gains and losses, as they are primarily dependent upon the operations of the underlying investee companies.

Risks Relating to Macromedia

        Macromedia is subject to a number of risks similar to those described above under the following sub-headings:

  •
  Adverse changes in general economic or political conditions in any of the major countries in which we do business could adversely affect our operating results;

  •
  We rely on distributors to sell our products and any adverse change in our relationship with our distributors could result in a loss of revenue and harm our business;

  •
  If our internal computer network and applications suffer disruptions or fail to operate as designed, our operations will be disrupted and our business may be harmed;

  •
  Our future operating results are difficult to predict and are likely to fluctuate substantially from quarter to quarter and as a result the market price of our common stock may be volatile and our stock price could decline;

  •
  We are subject to risks associated with international operations which may harm our business;

  •
  We may incur losses associated with currency fluctuations and may not be able to effectively hedge our exposure;

  •
  Changes in, or interpretations of, accounting principles, such as expensing of stock options, could result in unfavorable accounting charges; and

  •
  If we are unable to recruit and retain skilled personnel our business may be harmed.

        In addition, Macromedia is subject to a number of additional risks, including those described below.

Failure to complete the merger with Adobe could materially and adversely affect our results of operations and our stock price.

        Consummation of the merger is subject to customary closing conditions, regulatory approvals, including antitrust approvals, and approval by the stockholders of Adobe and Macromedia, respectively. We cannot assure you that these conditions will be met or waived, that the necessary approvals will be obtained, or that we will be able to successfully consummate the merger as currently contemplated under the merger agreement or at all. If the merger is not consummated:

  •
  We may not realize any or all of the potential benefits of the merger, including any synergies that could result from combining the financial and proprietary resources of Macromedia and Adobe;

  •
  We will remain liable for significant transaction costs, including legal, accounting, financial advisory and other costs relating to the merger;

  •
  Under some circumstances, we may have to pay a termination fee to Adobe in the amount of $103.2 million;

  •
  The attention of our management and our employees may be diverted from day-to-day operations;

  •
  Our customers may seek to modify or terminate existing agreements, or prospective customers may delay entering into new agreements or purchasing our products as a result of the announcement of the merger; and

  •
  Our ability to attract new employees and retain our existing employees may be harmed by uncertainties associated with the merger.

        The occurrence of any of these events individually or in combination could have a material adverse affect on our results of operations and our stock price.

If our product and version releases are not successful, our results of operations could be materially and adversely affected.

        A substantial portion of our revenues is derived from license sales of new software products and new versions of existing software products. For example, in the second quarter of fiscal year 2006, Macromedia expects to introduce its MX 2005 product line. The success of new products and new versions of existing products depends on the timing, market acceptance and performance of new products or new versions of existing products. In the past we have experienced delays in the development of new products and enhancement of existing products and such delays may occur in the future. If we are unable, due to resource constraints or technological reasons, to develop and introduce products in a timely manner, our results of operations could be materially and adversely affected, including, in particular, our quarterly results. In addition, market acceptance of our new product or version releases will be dependent on our ability to include functionality and usability in such releases that address the requirements of customer demographics with which we may have limited prior experience. We must continue to update our existing products and services to keep them current with changing technology, competitive offerings and consumer preferences and must continue to develop new products and services to take advantage of new technologies that could otherwise render our existing products, or existing versions of such products, obsolete. Furthermore, our new product or version releases may contain undetected errors or "bugs," which may result in product failures or security breaches or otherwise fail to perform in accordance with customer expectations. In addition, such releases may not effectively guard against harmful or disruptive codes, including "virus" codes, new versions of which appear periodically, which may target files or programs created using our products. The occurrence of errors or harmful codes could result in loss of market share, diversion of development resources, injury to our reputation and the reputation of our products or damage to our efforts to build positive brand awareness, any of which could have a material adverse effect on our business, operating results and financial condition. If we do not ship new products or new versions of our existing products as planned, if new product or version releases do not achieve adequate market acceptance, if new products or version releases fail to perform properly, or if we are unsuccessful in penetrating our business user market, which is comprised of non-technical business users that communicate, create and deliver information over the Internet into the market place, and our consumer market, which is comprised of device manufacturers, telecommunications carriers and news and entertainment networks who embed our technology on their platforms, our results of operations could be materially and adversely affected.

We face intense competition.

        We operate in a highly competitive market characterized by market and customer expectations to incorporate new features and to accelerate the release of new products. These market factors represent both opportunities and competitive threats to us. With respect to competitive threats:

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  Our designer and developer tools compete directly and indirectly with products from vendors including Microsoft Corporation, or Microsoft, International Business Machines Corporation, or IBM, and other companies.

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  Our server software products compete in a highly competitive and rapidly changing market for application server technologies. With respect to these products, we compete directly with products offered by Microsoft, IBM, BEA Systems, Inc., Sun Microsystems, Inc. and various other open-source or free technologies.

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  Our products marketed to business users, such as Breeze and Contribute, compete directly and indirectly with products offered by IBM, Microsoft, WebEx Communications, Inc. and other companies.

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  Our products offered to mobile operators and device manufacturers for use in consumer devices compete directly and indirectly with various technologies and products from both established and emerging vendors.

        Introduction of new products, or introduction of new functionality in current products, by us or by other companies may intensify our current competitive pressures. Some of our current and potential competitors have greater financial, marketing, technical and intellectual property resources than we do.

        Furthermore, we have a number of strategic alliances with large and complex organizations, some of which may compete with us in certain markets. These arrangements are generally limited to specific projects, the goal of which is generally to achieve product compatibility, promote product adoption or facilitate product distribution. If successful, these relationships may be mutually beneficial. However, these alliances carry an element of risk because, in most cases, we must compete in some business areas with a company with which we also have a strategic alliance and, at the same time, cooperate with that company in other business areas. If these companies fail to perform or if these relationships fail to materialize as expected, we could suffer delays in product development, encounter barriers to product adoption and distribution or fail to realize the anticipated economic benefit of the strategic alliance.

Revenues from our consumer market may be difficult to predict.

        Our future revenue growth is increasingly dependent upon our ability to continue to increase net revenues obtained from licensing our consumer products for use in mobile phones, set-top boxes, game devices, personal digital assistants, or PDAs, hand-held computers and other consumer electronic devices. We have a limited history of licensing products in our consumer market and believe these transactions present considerably greater risks than we have historically experienced with sales of products licensed to designers and developers. Specific risks related to our ability to predict revenues in our consumer market include the following:

  •
  Sales cycles are long and complex as customers typically consider a number of factors before agreeing to license our technology, including, among other things, the time and cost to embed our technology into their devices. As a result, it may be difficult to predict when and if license arrangements will become effective.

  •
  Because our technology is integrated into devices offered by our customers, we could be adversely impacted if our products are not successfully integrated with those of the customer or if their products are not successfully marketed or sold to consumers.

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  We may be required to defer revenue recognition for our consumer license arrangements for a significant period of time after initially entering into such license agreements for a variety of reasons, including, but not limited to, instances where there are certain acceptance criteria and/or integration services necessary to determine whether our technology functions properly with the product offerings of the customer.

  •
  Many of our licensing arrangements require licensees to pay per-unit royalties, requiring us to rely on the accuracy and timeliness of licensee royalty reports generated by our customers in recognizing royalty revenues.

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  Consumer markets are extremely competitive and are influenced by rapidly changing industry standards and consumer preferences. Changes in such standards or preferences could have a significant impact on demand for specific technologies, including our technology.

We may not be able to successfully defend or enforce our intellectual property rights.

        Because we are a software company, our business is dependent on our ability to protect our intellectual property rights. We rely on a combination of patent, copyright, trade secret and trademark laws, as well as employee and third-party nondisclosure agreements and license agreements, to protect our intellectual property rights and products. Policing unauthorized use of products and fully protecting our proprietary rights are difficult and we cannot guarantee that the steps we have taken to protect our proprietary rights will be successful. In addition, effective patent, copyright, trade secret and trademark protection may not be available in every country in which our products are distributed or used. In particular, while we are unable to determine the exact extent of piracy of our software products, software piracy may depress our revenues. While this would also adversely affect domestic revenue, revenue loss from piracy of our software products is believed to be even more significant outside of the United States, particularly in countries where laws provide less protection of intellectual property rights. Protection of our intellectual property rights also is difficult in situations where we have taken certain actions to promote broader adoption of our technology. For instance, in an effort to promote broader adoption of our technology, in particular the Macromedia Flash Player and the Macromedia Shockwave Player, we publish and grant industry standard-setting organizations, user groups and third parties the right to use certain Macromedia product specifications, file formats, application programming interfaces, or APIs, and other information. These specifications, file formats, APIs and other information could be used to produce products that compete with and reduce demand for Macromedia's own products. In addition, our intellectual property enforcement rights may be diminished because of our decision to publish or license certain intellectual property in an effort to promote its adoption.

Our failure to maintain an effective system of internal controls could harm our business.

        Designing and maintaining effective internal controls over financial reporting is expensive and requires considerable attention from management, employees and expert outside advisors. Internal controls, however well-designed and operated, cannot provide any absolute assurance that the objectives of the controls will be met. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we and our independent registered public accounting firm periodically certify the adequacy of our internal controls over financial reporting. This requirement first became applicable to us on March 31, 2005. As part of the Section 404 certification process that concluded after March 31, 2005, we identified a material weakness in our internal controls over income taxes that had existed as of March 31, 2005. This deficiency, for which remediation has already begun, or any actual failure of our internal controls, could harm the financial position of our business, reduce investor confidence, cause a decline in the market price for our common stock, and subject us to costly litigation.

We face risks associated with acquisitions.

        We have entered into business combinations with other companies in the past, including our acquisition of eHelp in December 2003 and two acquisitions in the fourth quarter of fiscal year 2003, and we are permitted under the terms of the merger agreement to make additional acquisitions prior to the consummation of the merger under limited circumstances. Acquisitions generally involve significant risks, including, among other things, difficulties in the assimilation of the operations, business strategy, services, technologies and corporate culture of the acquired companies, diversion of management's attention from other business concerns, overvaluation of the acquired companies and the acceptance of the acquired companies' products and services by our customers. In addition, future acquisitions would likely result in dilution to existing stockholders, if stock or stock options are issued, or if we assume debt and contingent liabilities, which could have a material adverse effect on our financial condition, results of operations and liquidity. Accordingly, any future acquisitions could result in a material adverse effect on our results of operations.

Changing our pricing and business model could adversely affect our business.

        We periodically make changes to our product pricing or offer alternative methods of licensing our product, based on market conditions or customer demands, or in connection with marketing activities. Such increases in the pricing of our products may cause our customers to seek lower-priced alternatives, decrease the aggregate demand for such products and have an adverse effect on our results of operations. In addition, competition in the various markets in which we operate may require us to reduce prices on certain products in such markets. In the event that we are required to reduce the pricing of our products, we may not be able to offset the lower unit price with increased demand for the corresponding products. Furthermore, any changes in pricing of products in general may result in delays in transactions as our customers and our sales force adapt to such price changes and may have an adverse effect on our results of operations. Moreover, customer demand and competition in the market may require us to offer alternative methods of licensing our products. In the event that we offer alternative methods of licensing our products, the revenues generated from licenses based on such alternative methods may not offset the loss of revenues from our existing method of licensing our products in any given period and may have an adverse effect on our results of operations.

Product returns could exceed our estimates and harm our net revenues.

        The primary sales channels into which we sell our products throughout the world are a network of distributors and VARs. Agreements with our distributors and VARs contain specific product return privileges for stock rotation and obsolete products that are generally limited to contractual amounts. In general, we expect sales returns to increase following the announcement of new or upgraded versions of our products or in anticipation of such product announcements, as our distributors and resellers seek to reduce their inventory levels of the prior version of a product in advance of receiving the new version. Similarly, we expect that product inventory held by our distributors and resellers would increase following the successful introduction of new or upgraded products, as these resellers stock the new version in anticipation of end-user demand, which would result in a decrease in our allowance for sales returns of our products. As part of our revenue recognition practices, we have established a reserve for estimated sales returns. The reserve is based on a number of factors, including channel inventory levels and the timing of new product introductions. Actual product returns in excess of our reserve estimates would have an adverse effect on our net revenues and our results of operations.

Changes in tax laws and regulations may increase our expenses and the cost of our products.

        In October 1998, the federal Internet Tax Freedom Act, or ITFA, was enacted. The ITFA imposed a three-year moratorium on state and local taxes related to Internet access and discriminatory taxes on electronic commerce that expired on October 20, 2001. The moratorium was extended in November 2001 and in November 2003. Under the current law, the moratorium is set to expire on November 1, 2007. The Senate introduced a bill (S. 849) on April 19, 2005 to make the moratorium permanent. The bill has been referred to the Committee on Commerce, Science and Transportation. If the ITFA is not extended or permanently enacted, state and local jurisdictions may seek to impose taxes on Internet access or electronic commerce within their jurisdictions. These taxes could increase our operating expenses and the sales price of our products.

        Also, on July 1, 2003, the European Union enacted legislation requiring all non-European Union vendors to collect Value Added Tax, or VAT, on all electronically supplied goods or services sold to consumers in the European Union. Compliance with this new European Union tax legislation has increased the cost of our products to consumers in the European Union and could decrease the demand for our products in that region.

Changes or disruptions in services provided by third parties could disrupt our business.

        We rely primarily on a single independent third party to produce and distribute our box products and on a second independent third party to fulfill volume licenses. If there is a temporary or permanent disruption of our supply from such manufacturers, we may not be able to replace the supply in sufficient time to meet the demand for our products. Any such failure to meet the demand for our products would adversely affect our revenues and might cause some users to purchase licenses to our competitors' products to meet their requirements.

        We rely on a limited number of independent third parties to provide support services to our customers. If any of these third-party service providers terminates its relationship with us or ceases to be able to continue to maintain such relationship with us, we may not have sufficient notice or time to avoid serious disruption to our business. Furthermore, if any such third-party service providers fail to provide adequate or satisfactory support for our products, our reputation as well as the success of our products may be adversely affected.

        Moreover, we have outsourced, and may continue to outsource, specific development and quality assurance activities for certain of our products. If such third-party developers are not able to complete the development activities on time, the release of the corresponding new product or a new version may be delayed. In addition, since we are unable to control the development activities outsourced by us to third parties, the portions of our product developed by such third parties may contain significant errors or "bugs."

Termination of licenses for technologies from third parties could cause delays, increased costs or reduced functionality that may result in a material reduction in our net revenues and higher costs.

        We license and distribute third-party technologies that are bundled with or embedded in our products. If any of these licenses from third parties were terminated or were not renewed, or the third-party technology was to become subject to an intellectual property dispute, we might not be able to ship our products in which these technologies are bundled or embedded. We would then have to seek an alternative to such third party technology to the extent that such an alternative exists. This could result in delays in releasing and/or shipping our products, increased costs or reduced functionality of our products and material reduction in our net revenues.

Adverse economic conditions in the commercial real estate market may affect our ability to sublease vacated portions of properties held under sublease.

        Our restructuring expenses and accruals related to our excess leased properties involve significant estimates made by management using the best information available at the time that the estimates were made, including market data obtained from real estate brokers in the local markets. These estimates include evaluating the timing and market conditions of rental payments and sublease income. Changes in our current operations could result in our vacating additional portions of properties held under operating leases prior to the expiration of the corresponding lease agreements and could result in additional changes. The general adverse economic conditions in the areas where we have significant leased properties have resulted in a surplus of business facilities making it difficult to sublease properties. There can be no assurance that market conditions will improve during the terms of the lease periods. If market conditions deteriorate, we may be unable to sublease our excess leased properties at all or on terms acceptable to us, or we may not meet our expected estimated levels of sublease income and our results of operations could be adversely affected.

Future impairment assessments on certain intangible assets may result in additional impairment charges.

        In fiscal year 2003, we adopted SFAS No. 142, Goodwill and Other Intangible Assets. As a result, our goodwill and other intangible assets that have an indefinite useful life are no longer amortized, but instead, reviewed at least annually for impairment. Significant changes in demand for our products or changes in market conditions in the principal markets in which we sell our products, could adversely impact the carrying value of these intangible assets. In particular, if there is (i) a significant and other than temporary decline in the market value of our common stock; (ii) a decrease in the market value of a particular asset of ours; or (iii) operating or cash flow losses combined with forecasted future losses, we could be required to record impairment charges related to goodwill and other intangible assets, which could adversely affect our financial results. In addition, should we develop and manage our business using discrete financial information for reporting units in the future, we may be required to allocate our goodwill balance to those reporting units, which may result in an impairment of part or all of our recorded goodwill.

THE COMPANIES

Adobe

        Adobe offers a line of software and services for consumers, creative professionals and enterprises, in both the public and private sectors. Adobe's products are digital imaging, design and document technology platforms which enable customers to create, manage and deliver visually rich, compelling and reliable content. Adobe distributes its products through a network of distributors and dealers, value-added resellers, or VARs, systems integrators, independent software vendors, or ISVs, and original equipment manufacturers, or OEMs; directly to end users; and through its own Web site at www.adobe.com. Adobe also licenses its technology to major hardware manufacturers, software developers and service providers and offers integrated software solutions to businesses of all sizes. Adobe has operations in the Americas; Europe, Middle East and Africa, or EMEA; and Asia. Adobe's software runs on Microsoft Windows, Apple Macintosh, Linux, UNIX and various non-personal computer platforms, depending on the product.

        Adobe was originally incorporated in California in October 1983 and reincorporated in Delaware in May 1997.

Merger Sub

        Avner Acquisition Sub, or Merger Sub, is a wholly owned subsidiary of Adobe that was incorporated in Delaware in April 2005. Merger Sub does not engage in any operations and exists solely to facilitate the merger.

Macromedia

        Macromedia is an independent software company providing software that empowers designers, developers and business users to create and deliver effective user experiences on the Internet, fixed media and wireless and digital devices. Macromedia's integrated family of technologies enables the development of a wide range of Internet and mobile application solutions.

        Macromedia was incorporated in Delaware in February 1992.

THE ADOBE SPECIAL MEETING

Date, Time and Place

        The special meeting of Adobe stockholders will be held on Wednesday, August 24, 2005, at the principal executive offices of Adobe located at 345 Park Avenue, San Jose, California commencing at 3:00 p.m. local time. We are sending this joint proxy statement/prospectus to you in connection with the solicitation of proxies by the Adobe board of directors for use at the Adobe special meeting and any adjournments or postponements of the special meeting.

Purposes of the Adobe Special Meeting

        The purposes of the Adobe special meeting are:

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  to consider and vote on Proposal No. 1 to approve the issuance of shares of Adobe common stock in the merger;

  •
  to consider and vote on Proposal No. 2 to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1; and

  •
  to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Recommendation of Adobe's Board of Directors

        ADOBE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT THE ISSUANCE OF SHARES OF ADOBE COMMON STOCK IN THE MERGER IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, ADOBE AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED SUCH ISSUANCE. ADOBE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ADOBE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 TO APPROVE THE ISSUANCE OF SHARES OF ADOBE COMMON STOCK IN THE MERGER.

        ADOBE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT THE PROPOSAL TO ADJOURN THE ADOBE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1 IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, ADOBE AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE PROPOSAL. ACCORDINGLY, ADOBE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL ADOBE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO ADJOURN THE ADOBE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.

Record Date and Voting Power

        Only holders of record of Adobe common stock at the close of business on the record date, July 19, 2005, are entitled to notice of, and to vote at, the Adobe special meeting. There were approximately 1,668 holders of record of Adobe common stock at the close of business on the record date. Because many of such shares are held by brokers and other institutions on behalf of stockholders, Adobe is unable to estimate the total number of stockholders represented by these record holders. There were 492,276,674 shares of Adobe common stock issued and outstanding at the close of business on the record date. Each share of Adobe common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Security Ownership by Certain Beneficial Owners" for

information regarding persons known to the management of Adobe to be the beneficial owners of more than 5% of the outstanding shares of Adobe common stock.

Voting and Revocation of Proxies

        The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the board of directors of Adobe for use at the Adobe special meeting.

        All properly executed proxies that are not revoked will be voted at the Adobe special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy. If a holder of Adobe common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted "FOR" Proposal No. 1 to approve the issuance of shares of Adobe common stock in the merger and "FOR" Proposal No. 2 to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, in accordance with the recommendation of the Adobe board of directors.

        An Adobe stockholder who has submitted a proxy may revoke it at any time before it is voted at the Adobe special meeting by executing and returning a proxy bearing a later date, providing proxy instructions via the telephone or the Internet (your latest telephone or Internet proxy is counted), filing written notice of revocation with the Secretary of Adobe stating that the proxy is revoked or attending the special meeting and voting in person.

Required Vote

        The presence, in person or by proxy, at the special meeting of the holders of a majority of the shares of Adobe common stock outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the meeting. Approval of each of Proposal No. 1 and Proposal No. 2 requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the special meeting. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether either proposal is approved.

        As of the record date for the special meeting, the directors and executive officers of Adobe owned approximately 0.7% of the outstanding shares of Adobe common stock entitled to vote at the meeting. Bruce R. Chizen, an executive officer and director of Adobe, and Murray J. Demo and Shantanu Narayen, executive officers of Adobe, have each entered into a voting agreement with Macromedia, dated April 17, 2005. They have agreed in the voting agreements to vote all shares of Adobe common stock owned by them as of the record date in favor of the issuance of shares of Adobe common stock in the merger. They also granted Macromedia irrevocable proxies to vote their shares of Adobe common stock in favor of the issuance of shares of Adobe common stock in the merger. Approximately 403,746 shares of Adobe common stock, which represent approximately 0.1% of the outstanding shares of Adobe common stock as of the record date, are subject to the voting agreements and irrevocable proxies. For more information regarding the voting agreements, see the section entitled "Voting Agreements."

Solicitation of Proxies

        In addition to solicitation by mail, the directors, officers, employees and agents of Adobe may solicit proxies from Adobe's stockholders by personal interview, telephone, telegram or otherwise. Adobe will bear the costs of the solicitation of proxies from its stockholders, except that Adobe and Macromedia will each pay one-half of the cost of printing this joint proxy statement/prospectus. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Adobe common stock for the forwarding of solicitation materials to the beneficial owners of Adobe common stock. Adobe will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. Adobe has engaged the services of Innisfree M&A Incorporated to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Adobe stockholders for a fee of approximately $20,000 plus reasonable out-of-pocket expenses.

Other Matters

        As of the date of this joint proxy statement/prospectus, the Adobe board of directors does not know of any business to be presented at the Adobe special meeting other than as set forth in the notice accompanying this joint proxy statement/prospectus. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Stockholder Proposals

        Stockholder proposals may be included in Adobe's proxy materials for an annual meeting so long as they are provided to Adobe on a timely basis and satisfy the other conditions set forth in applicable SEC rules and regulations. For a stockholder proposal to be included in Adobe's proxy materials for the Adobe annual meeting to be held in 2006, Adobe must receive the proposal at its principal executive offices, addressed to its Secretary, not later than November 14, 2005. In addition, stockholder business that is not intended for inclusion in Adobe's proxy materials may be brought before the Adobe annual meeting so long as Adobe receives notice of the proposal in compliance with the requirements set forth in Adobe's amended and restated bylaws, addressed to its Secretary at Adobe's principal executive offices, not later than November 14, 2005.

THE MACROMEDIA SPECIAL MEETING

Date, Time and Place

        The special meeting of Macromedia stockholders will be held on Wednesday, August 24, 2005, at the principal executive offices of Macromedia located at 601 Townsend Street, San Francisco, California 94103, commencing at 3:00 p.m. local time. We are sending this joint proxy statement/prospectus to you in connection with the solicitation of proxies by the Macromedia board of directors for use at the Macromedia special meeting and any adjournments or postponements of the special meeting.

Purposes of the Macromedia Special Meeting

        The purposes of the Macromedia special meeting are:

  •
  to consider and vote upon Proposal No. 1 to adopt the merger agreement;

  •
  to consider and vote on Proposal No. 2 to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1; and

  •
  to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Recommendations of Macromedia's Board of Directors

        MACROMEDIA'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT THE MERGER IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, MACROMEDIA AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT. MACROMEDIA'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MACROMEDIA STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 TO ADOPT THE MERGER AGREEMENT.

        MACROMEDIA's BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT THE PROPOSAL TO ADJOURN THE MACROMEDIA SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE FOREGOING PROPOSAL NO. 1 IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, MACROMEDIA AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE PROPOSAL. ACCORDINGLY, MACROMEDIA'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MACROMEDIA STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO ADJOURN THE MACROMEDIA SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.

Record Date and Voting Power

        Only holders of record of Macromedia common stock at the close of business on the record date, July 19, 2005, are entitled to notice of, and to vote at, the Macromedia special meeting. There were approximately 500 holders of record of Macromedia common stock at the close of business on the record date, with 75,913,164 shares of Macromedia common stock issued and outstanding. Because many of such shares are held by brokers and other institutions on behalf of stockholders, Macromedia is unable to estimate the total number of stockholders represented by these record holders. Each share of Macromedia common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Security Ownership by Certain Beneficial Owners" for information regarding persons known to the management of Macromedia to be the beneficial owners of more than 5% of the outstanding shares of Macromedia common stock.

Voting and Revocation of Proxies

        The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the board of directors of Macromedia for use at the Macromedia special meeting.

        All properly executed proxies that are not revoked will be voted at the Macromedia special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy. If a holder of Macromedia common stock executes and returns a proxy and does not specify otherwise, the shares represented by the proxy will be voted "FOR" Proposal No. 1 to adopt the merger agreement and "FOR" Proposal No. 2 to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, in accordance with the recommendation of the Macromedia board of directors.

        A Macromedia stockholder who has submitted a proxy may revoke it at any time before it is voted at the Macromedia special meeting by executing and returning a proxy bearing a later date, providing proxy instructions via the telephone or the Internet (your latest telephone or Internet proxy is counted), filing written notice of revocation with the Secretary of Macromedia stating that the proxy is revoked or attending the special meeting and voting in person.

Required Vote

        The presence, in person or by proxy, at the special meeting of the holders of a majority of the shares of Macromedia common stock outstanding and entitled to vote at the Macromedia special meeting is necessary to constitute a quorum at the Macromedia special meeting. Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of the voting power of the shares of Macromedia common stock outstanding on the record date of the Macromedia special meeting. Approval of Proposal No. 2 requires the affirmative vote of holders of a majority of the votes cast in person or by proxy at the Macromedia special meeting. Abstentions will be counted towards a quorum and will have the same effect as negative votes on Proposal No. 1, but will not be counted for any purpose in determining whether Proposal No. 2 is approved. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether either proposal is approved.

        As of the record date for the Macromedia special meeting, the directors and executive officers of Macromedia owned approximately 4.1% of the outstanding shares of Macromedia common stock entitled to vote at the meeting. Robert K. Burgess, Stephen A. Elop and Elizabeth A. Nelson, each an executive officer and director of Macromedia, have each entered into a voting agreement with Adobe dated April 17, 2005. They have agreed in the voting agreements to vote all shares of Macromedia common stock owned by them as of the record date in favor of the adoption of the merger agreement. They also granted Adobe irrevocable proxies to vote their shares of Macromedia common stock in favor of the adoption of the merger agreement. Approximately 308,194 shares of Macromedia common stock, which represent approximately 0.4% of the outstanding shares of Macromedia common stock as of the record date, are subject to the voting agreements and irrevocable proxies. For more information regarding the voting agreements, see the section entitled "Voting Agreements".

Solicitation of Proxies

        In addition to solicitation by mail, the directors, officers, employees and agents of Macromedia may solicit proxies from Macromedia stockholders by personal interview, telephone, telegram or otherwise. Macromedia will bear the costs of the solicitation of proxies from its stockholders, except that Adobe and Macromedia will each pay one-half of the cost of printing this joint proxy statement/prospectus. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Macromedia common stock for the forwarding of solicitation materials to the beneficial owners of Macromedia common stock. Macromedia will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. In connection with this joint proxy statement/prospectus, Macromedia has retained a proxy solicitation firm, The Altman Group, Inc., to aid in the solicitation process and will pay it a fee of approximately $3,500 for its services, plus any reasonable expenses incurred in connection with the solicitation.

Other Matters

        As of the date of this joint proxy statement/prospectus, the Macromedia board of directors does not know of any business to be presented at the Macromedia special meeting other than as set forth in the notice accompanying this joint proxy statement/prospectus. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Stockholder Proposals

        Stockholder proposals may be included in Macromedia's proxy materials for an annual meeting so long as they are provided to Macromedia on a timely basis and satisfy the other conditions set forth in applicable SEC rules and regulations. For a stockholder proposal to be included in Macromedia's proxy materials for the Macromedia annual meeting to be held in 2006, Macromedia must have received the proposal at its principal executive offices, addressed to its Secretary, not later than February 21, 2006. In addition, stockholder business that is not intended for inclusion in Macromedia's proxy materials may be brought before the Macromedia annual meeting so long as Macromedia receives notice of the proposal in compliance with the requirements set forth in Macromedia's amended and restated bylaws, addressed to its Secretary at Macromedia's principal executive offices, no earlier than April 12, 2006 and no later than May 12, 2006.

ADOBE PROPOSAL NO. 1 AND MACROMEDIA PROPOSAL NO. 1

THE MERGER

        Unless specifically stated otherwise, the following information and all other information contained in this joint proxy statement/prospectus, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

General Description of the Merger

        At the effective time, Merger Sub will be merged with and into Macromedia. Macromedia will be the surviving corporation and will continue as a wholly owned subsidiary of Adobe. In the merger, each share of Macromedia common stock outstanding at the effective time will automatically be converted into the right to receive 1.38 shares of Adobe common stock. Each Macromedia stockholder who would otherwise be entitled to receive a fraction of a share of Adobe common stock (after aggregating all fractional shares to be received by such stockholder) will instead be paid in cash for such fractional share.

        Based on the number of shares of Adobe common stock and Macromedia common stock outstanding as of the record date, up to 104,760,166 shares of Adobe common stock will be issuable pursuant to the merger agreement, representing approximately 17.5% of the total Adobe common stock to be outstanding after such issuance. This assumes that no Macromedia or Adobe stock options are exercised after the record date and prior to the effective time of the merger.

Background

        From time to time, Adobe has analyzed various potential acquisition candidates, including Macromedia.

        From 2000 to July 2002, Adobe and Macromedia were involved in patent litigation. Following the settlement of this litigation, Bruce R. Chizen, Adobe's Chief Executive Officer, and Robert K. Burgess, Macromedia's Chairman of the Board and then-Chief Executive Officer, became better acquainted, speaking occasionally by telephone or in person.

        In September 2004, Messrs. Burgess and Chizen discussed the possibility of a business combination involving the two companies.

        On September 22, 2004, the Adobe board of directors held a meeting at which Mr. Chizen informed the board of his conversation with Mr. Burgess. The board determined that Adobe, in conjunction with its annual strategic planning process, should internally review whether a business combination with Macromedia would be strategic. Following that meeting, Mr. Chizen indicated to Mr. Burgess that Adobe was involved in internal strategic planning and would not be pursuing a business combination at that time.

        On January 11, 2005, the Adobe board of directors held a meeting at which Adobe management made a presentation regarding the possible strategic fit between Macromedia and Adobe. The board requested further analysis and information and did not make any decision about pursuing a business combination with Macromedia.

        On January 21, 2005, the Adobe board of directors held a meeting at which Adobe management presented to the board the further analysis and information that the board had requested at the January 11, 2005 board meeting. Following the presentation, the board approved initiating discussions with Macromedia regarding a potential business combination and working with Goldman Sachs, as Adobe's financial advisor, and Cooley Godward, as Adobe's outside legal counsel, regarding such a potential business combination. Following this meeting, on January 21, 2005, Mr. Chizen contacted

Mr. Burgess and expressed Adobe's interest in initiating discussions regarding a potential business combination with Macromedia.

        On January 28, 2005, Mr. Chizen, Shantanu Narayen, Adobe's President and Chief Operating Officer, Murray J. Demo, Adobe's Senior Vice President and Chief Financial Officer, and Karen O. Cottle, Adobe's Senior Vice President and General Counsel, met with Mr. Burgess, who, on January 19, 2005, had resigned as Chief Executive Officer of Macromedia and assumed the role of Executive Chairman of Macromedia, Stephen A. Elop, Macromedia's then- and current Chief Executive Officer, Elizabeth A. Nelson, Macromedia's Executive Vice President and Chief Financial Officer, Kevin Lynch, Macromedia's Executive Vice President and Chief Software Architect, and Loren Hillberg, Macromedia's then-General Counsel, to better understand the respective businesses at a high level and the company cultures in order to decide whether to move forward with further discussions. Following the meeting, the parties determined to move forward with further discussions.

        From January 28 to February 9, 2005, representatives of Adobe, Cooley Godward, Macromedia and Fenwick & West, Macromedia's outside legal counsel, held telephone conferences to negotiate the terms of a nondisclosure agreement and establish the procedures for preliminary financial due diligence. The nondisclosure agreement was executed on February 9, 2005. Neither the nondisclosure agreement nor any other agreement in effect between Adobe and Macromedia prior to the execution of the merger agreement contained any provision that prevented Macromedia from discussing potential business combinations with other parties.

        On February 1 and February 7, 2005, Mr. Demo and representatives of Goldman Sachs met with Ms. Nelson and representatives of Morgan Stanley, Macromedia's financial advisor, and engaged in preliminary financial due diligence discussions regarding Macromedia's business.

        On February 10, 2005, Messrs. Chizen, Narayen and Demo and Ms. Cottle, together with representatives of Goldman Sachs, met with Messrs. Burgess, Elop and Hillberg and Ms. Nelson, together with representatives of Morgan Stanley, and discussed Adobe's and Macromedia's respective businesses, strategies and financial position. They also discussed general strategic benefits of a potential business combination.

        On February 11, 2005, Mr. Demo and two other finance employees from Adobe met with Ms. Nelson for further due diligence related to Macromedia's financial position.

        On February 19, 2005, at a meeting of the Adobe board of directors, the directors discussed the potential business combination. Representatives of Cooley Godward reviewed with the board the board's fiduciary obligations, management reviewed with the board its views of the strategic rationale for the potential business combination and Goldman Sachs presented a financial analysis relating to the potential business combination. At that meeting, the board authorized Adobe to present a proposal to Macromedia for a potential business combination.

        On February 20, 2005, Mr. Chizen had a telephone conversation with Mr. Burgess and communicated that a proposal would be forthcoming from Adobe's financial advisor, Goldman Sachs.

        On February 22, 2005, Goldman Sachs orally delivered a proposal by Adobe regarding a potential business combination to Morgan Stanley.

        On February 23, 2005, the Macromedia board of directors held a meeting at which Mr. Burgess reviewed with the board the status of the discussions with Adobe, including the proposal presented by Adobe. Macromedia management reviewed business and financial information regarding Adobe and strategic and operational considerations relating to the potential business combination. Representatives of Morgan Stanley reviewed with the board financial considerations relating to the potential business combination. The Macromedia board determined that the proposal made by Adobe was not sufficiently attractive to warrant further consideration. Mr. Burgess communicated the Macromedia board's determination to Mr. Chizen that same day. Following such communication, both companies discontinued further work on the potential business combination.

        On February 28, 2005, at a meeting of the Adobe board of directors, Mr. Chizen informed the board of Macromedia's rejection of the Adobe proposal and indicated that the potential business combination would no longer be moving forward.

        On March 21, 2005, Messrs. Chizen and Burgess discussed whether to re-engage in discussions regarding the potential business combination.

        At the March 22-23, 2005 Adobe board of directors meeting, Mr. Chizen informed the board of his discussion with Mr. Burgess and the Adobe board requested that Mr. Chizen re-engage in discussions with Mr. Burgess regarding the potential business combination.

        On March 23, 2005, Mr. Chizen called Mr. Burgess to inform him that Adobe was interested in re-opening discussions with respect to a potential business combination.

        On March 25, 2005, the Macromedia board of directors held a meeting at which Mr. Burgess provided the board with an update on recent discussions with Mr. Chizen regarding the potential business combination with Adobe. Representatives of Morgan Stanley discussed with the board various financial and strategic aspects of a potential business combination with Adobe. Representatives of Fenwick & West reviewed with the board the fiduciary duties of Macromedia's directors in connection with a potential business combination. The Macromedia board considered, with input from both its legal and financial advisors, possible strategic alternatives to a potential business combination with Adobe, including the possibility of remaining an independent entity and the possibility of contacting other parties regarding a business combination. The Macromedia board, with the advice of senior management of Macromedia and its legal and financial advisors, also considered and discussed various matters relating to the potential business combination with Adobe, including the strategic value of such a combination and potential synergies to be derived from such a combination and possible terms and valuations under which such a combination should be further pursued. At the conclusion of this meeting, the Macromedia board expressed support for continuing discussions regarding a potential business combination with Adobe.

        On March 28, 2005, Messrs. Chizen, Narayen and Demo and representatives of Goldman Sachs and Cooley Godward met with Messrs. Burgess and Elop and Ms. Nelson and representatives of Morgan Stanley and Fenwick & West. At the meeting, the parties discussed Adobe's and Macromedia's respective businesses, strategies, competitive environments, financial results and prospects. They also discussed the potential strategic benefits and risks of a potential business combination. The parties expressed their views on key terms for a potential business combination. Following the meeting, in separate conversations, Mr. Chizen contacted Mr. Burgess and representatives of Goldman Sachs contacted representatives of Morgan Stanley to communicate a new proposal for the potential business combination.

        On March 30, 2005, the Macromedia board of directors held a meeting at which Mr. Burgess provided an update on the March 28, 2005 discussions with representatives of Adobe, as well as the subsequent conversation Mr. Burgess had with Mr. Chizen, regarding the potential business combination. Representatives of Morgan Stanley updated the board with respect to its ongoing financial analysis regarding the potential business combination. The Macromedia board continued its discussion of the potential business combination, including the strategic rationale for such a business combination, as well as the relative potential benefits and risks of combining with Adobe compared to the benefits and risks of remaining an independent entity. At the conclusion of this meeting, the Macromedia board expressed support for continuing discussions regarding a potential business combination with Adobe.

        On April 1, 2005, at a meeting of the Adobe board of directors, Mr. Chizen and a representative of Goldman Sachs provided the board with an update on the discussions with representatives of

Macromedia. Representatives of Goldman Sachs updated the board with respect to its ongoing financial analysis regarding the potential business combination. The Adobe board continued its discussion, with input from both its legal and financial advisors, of the potential business combination, including the strategic rationale for a business combination, as well as the potential benefits and risks of combining with Macromedia. At the conclusion of this meeting, the Adobe board authorized management to continue discussions regarding the potential business combination.

        On April 2, 2005, the Macromedia board of directors met and discussed the potential business combination with Adobe. Messrs. Chizen, Narayen and Demo and John D. Brennan, Senior Vice President, Corporate Development of Adobe, provided to the Macromedia board an overview of Adobe's business and Adobe's strategic rationale for a business combination. The Macromedia board continued its discussion, with input from both its legal and financial advisors, of the potential business combination, including the strategic rationale for such a business combination, as well as the potential benefits and risks of combining with Adobe. Representatives of Fenwick & West further reviewed with the Macromedia board considerations involved in the potential business combination. At the conclusion of this meeting, the Macromedia board expressed support for continuing discussions regarding the potential business combination.

        Between April 2 and April 17, 2005, Messrs. Chizen, Narayen, Demo and Brennan and other Adobe executives met numerous times with Messrs. Burgess and Elop, Ms. Nelson and other Macromedia executives to discuss the potential business combination. During this period, Adobe and its advisors reviewed due diligence materials relating to Macromedia provided by Macromedia and Fenwick & West, requested and reviewed additional materials relating to Macromedia and engaged in due diligence discussions with their counterparts. During this period, representatives of Macromedia and its advisors met with representatives of Adobe and its advisors to engage in due diligence discussions regarding Adobe.

        On April 5, 2005, Cooley Godward delivered a draft of the merger agreement to Macromedia and Fenwick & West. On April 8, 2005, Fenwick & West delivered proposed revisions to the draft merger agreement to Adobe and Cooley Godward.

        Between April 10 and April 17, 2005, in addition to continuing their due diligence investigations of each other, Adobe and Macromedia, along with their respective legal advisors, negotiated the terms of the merger agreement and discussed potential management employment agreements and other employee matters.

        On April 16, 2005, the Adobe board of directors held a meeting at which Adobe senior management made presentations to the board regarding the proposed business combination with Macromedia, including the due diligence investigation regarding Macromedia by Adobe and its advisors, the proposed post-merger stock repurchase program of up to $1 billion and organizational and integration matters. Representatives of Goldman Sachs presented its financial analysis regarding the potential business combination. Representatives of Cooley Godward reviewed with the board the proposed terms of the merger agreement, the voting agreements to be entered into by Adobe with directors and executive officers of Macromedia, the irrevocable proxies to be granted to Adobe by such directors and executive officers and related matters. The Adobe board continued its discussion of the potential business combination, including the strategic rationale for such a business combination, as well as the relative potential benefits and risks of combining with Macromedia. Based on the financial analysis and the due diligence presentations, and after extensive board discussion, the Adobe board determined to propose an exchange ratio of 0.69 shares of Adobe common stock for each share of Macromedia common stock (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005).

        On April 16, 2005, Mr. Chizen informed Mr. Burgess that the Adobe board of directors had determined to propose an exchange ratio of 0.69 shares of Adobe common stock for each share of Macromedia common stock (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005).

        On April 17, 2005, the Macromedia board of directors held a meeting at which the proposed merger was discussed and considered. Mr. Burgess provided the board an update on the Adobe board of directors' authorization of the proposed exchange ratio of 1.38 shares of Adobe common stock for each share of Macromedia common stock. At this meeting, Macromedia senior management and representatives of Morgan Stanley made presentations to the board regarding the proposed merger. Representatives of Fenwick & West reviewed in detail with the board the outcome of further negotiations and the terms of the merger agreement and related agreements, as well as the fiduciary duties of the Macromedia board. The Macromedia board was apprised of the interests of certain members of Macromedia management in the proposed merger. For more information, see the section entitled "Interests of Macromedia's Executive Officers and Directors in the Merger" below. Morgan Stanley reviewed with the board the financial terms of the proposed merger and delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Macromedia board of directors that, as of April 17, 2005, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the exchange ratio, as set forth in the merger agreement, was fair from a financial point of view to the holders of Macromedia common stock. Following the presentations, and after further review and discussion, the board unanimously voted to approve the merger and related matters and resolved to recommend that Macromedia stockholders adopt the merger agreement.

        On April 17, 2005, the Adobe board of directors held a meeting at which the proposed merger was discussed and considered. Goldman Sachs reviewed the financial terms of the proposed merger and delivered its oral opinion, subsequently confirmed in writing as of the same date, that, as of April 17, 2005 and based on and subject to the factors and assumptions set forth in its opinion, the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement was fair to Adobe from a financial point of view (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005). Following the presentation, and after further review and discussion, the board unanimously approved the merger and related matters and recommended that Adobe stockholders approve the issuance of shares of Adobe common stock in the merger.

        Following the meetings of Adobe's and Macromedia's respective boards of directors on April 17, 2005, the parties signed the merger agreement. The signing of the merger agreement was publicly announced on April 18, 2005, prior to the opening of the NASDAQ National Market.

Reasons for the Merger

        The following discussion of the parties' reasons for the merger contains a number of forward-looking statements that reflect the current views of Adobe and/or Macromedia with respect to future events that may have an effect on their future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Summary—Forward-Looking Information" and "Risk Factors."

Mutual Reasons for the Merger

        Integration of Products and Technologies.    We believe that Adobe and Macromedia together can meet more of our customers' needs by integrating our products and technologies to help them communicate better. Many of our customer segments are complementary and in many cases customers in those segments are using products from both companies. The combination of leading development, authoring and collaboration tools, and the complementary functionality of Macromedia Flash and Adobe PDF, are expected to create significant product synergies for our customers. We expect that the combined company will be able to offer increased productivity through streamlined workflow and tighter integration. We believe that, together, Adobe and Macromedia will offer a broad set of products and benefits for customers, including the following:

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  for creative professionals, a more robust authoring and development environment to create, manage and deliver information;

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  for web developers, a better workflow with tighter integration and easier repurposing of content;

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  for digital video professionals, a broader solution that extends to delivery of rich video over the Internet;

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  for mobile consumers, developers, content providers and operators, a broader set of offerings for delivering rich mobile content;

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  for business users, a richer environment for collaboration that enables both on-line and off-line collaboration;

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  for enterprises and enterprise developers, a more complete set of development tools and solutions that help connect back-end systems to people and processes; and

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  for key verticals such as government and education, more comprehensive solutions tailored to their specific needs.

More effective solutions for customers in turn create opportunities for increased sales of the combined company's products.

        Increased Innovation and Development.    The combined company has the opportunity to define a robust technology platform that delivers compelling, rich content across a wide range of devices and operating systems. We believe that combining the creativity and operational capacities of two leading software companies will allow Adobe and Macromedia to better serve customers by accelerating innovations that change how people experience and interact with information. We believe that the combined company will have significant opportunity to grow into new markets, particularly around non-PC device and enterprise customers. We believe that these opportunities will allow Adobe and Macromedia to better achieve the following goals:

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  offering customers a broad set of tools, services and solutions for design, digital media, documents, and collaboration;

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  developing new market opportunities around non-PC device and enterprise solutions that build upon the combined company's platforms; and

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  enabling the deployment of an industry-defining, cross-media, rich-client technology platform across multiple operating systems and devices, through the complementary functionality of Macromedia Flash and Adobe PDF.

        Scale to Better Compete.    We believe that the software industry is in a period of consolidation and that there is a developing trend for customers to source a larger portion of their software needs from a smaller number of suppliers. We believe that the combined company will have the scale to better compete in this environment.

        Experienced Management Team.    It is expected that the combined company will be led by a combination of experienced senior management from both Adobe and Macromedia, which will provide management continuity to support the integration of the two companies.

Adobe's Reasons for the Merger

        In addition to considering the strategic factors outlined above, the Adobe board of directors considered the following factors in reaching its conclusion to approve the merger and to recommend that the Adobe stockholders approve the issuance of shares of Adobe common stock in the merger, all of which it viewed as generally supporting its decision to approve the business combination with Macromedia:

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  the complementary nature of Adobe's and Macromedia's product lines;

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  the potential opportunity for the two companies to integrate their software solutions to meet a wider set of customer needs and to combine their technological resources to develop new products with increased functionality and bring them to market faster;

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  the board's and management's assessment that the merger and Macromedia's operating strategy are consistent with Adobe's long-term strategic objectives to grow into new markets, particularly the non-PC device and enterprise segments;

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  the competitive and market environments in which Adobe and Macromedia operate, including Microsoft's position in those environments, and the potential for the merger to enhance Adobe's ability to compete effectively in those environments;

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  historical and current information about each of the combining companies and their businesses, prospects, financial performance and condition, operations, technology, management and competitive position, before and after giving effect to the merger and the merger's potential effect on stockholder value, including public reports filed with the SEC, analyst estimates, market data and management's knowledge of the software industry;

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  the opinion of Adobe's financial advisor that, as of April 17, 2005 and based on and subject to the factors and assumptions set forth in the opinion, the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement was fair to Adobe from a financial point of view, and the related financial analyses and presentations (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005);

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  the results of the due diligence review of Macromedia's businesses and operations by Adobe's management, legal advisors and financial advisors;

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  the terms and conditions of the merger agreement, including the following related factors:

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  the determination that an exchange ratio that is fixed and not subject to adjustment is appropriate to reflect the strategic purpose of the merger and consistent with market practice for a merger of this type and that a fixed exchange ratio fairly captures the respective ownership interests of the Adobe and Macromedia stockholders in the combined company based on valuations of Adobe and Macromedia at the time of the board's approval of the merger agreement and avoids fluctuations caused by near-term market volatility;

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  the reciprocal requirement that the merger agreement be submitted to a vote of the stockholders of Macromedia and that the issuance of shares of Adobe common stock in the merger be submitted to a vote of the stockholders of Adobe;

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    the fact that the merger agreement is not subject to termination solely as a result of any change in the trading price of either Adobe's or Macromedia's stock between signing of the merger agreement and consummation of the merger;

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    the nature of the conditions to Macromedia's obligation to consummate the merger and the limited risk of non-satisfaction of such conditions;

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    the no-solicitation provisions governing Macromedia's ability to engage in negotiations with, provide any confidential information or data to, and otherwise have discussions with, any person relating to an alternative acquisition proposal;

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    the limited ability of the parties to terminate the merger agreement; and

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    the possible effects of the provisions regarding termination fees;

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  the likelihood that the merger will be consummated on a timely basis, including the likelihood that the merger will receive all necessary regulatory antitrust approvals; and

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  the likelihood of retaining key Macromedia employees to help manage the combined entity.

Adobe's board of directors also considered the potential risks of the merger, including the following:

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  the risks, challenges and costs inherent in combining the operations of two major software companies and the substantial expenses to be incurred in connection with the merger, including the possibility that delays or difficulties in completing the integration could adversely affect the combined company's operating results and preclude the achievement of some benefits anticipated from the merger;

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  the possible volatility, at least in the short term, of the trading price of Adobe's common stock resulting from the merger announcement;

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  the possible loss of key management, technical or other personnel of either of the combining companies as a result of the management and other changes that will be implemented in integrating the businesses;

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  the risk of diverting management's attention from other strategic priorities to implement merger integration efforts;

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  the negative impact of any customer reductions or delays in purchase commitments after the announcement of the merger;

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  the risk that regulators would require the satisfaction of certain regulatory conditions that may have the effect of imposing additional costs on Adobe or otherwise substantially reducing the benefits to Adobe if the merger is consummated;

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  the potential loss of one or more large customers or partners of either company as a result of any such customer's or partner's unwillingness to do business with the combined company;

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  the possibility that the reactions of existing and potential competitors to the combination of the two businesses could adversely impact the competitive environment in which the companies operate;

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  the risk that the merger might not be consummated in a timely manner or at all;

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  the risk to Adobe's business, sales, operations and financial results in the event that the merger is not consummated;

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  the risk that the anticipated benefits of product integration and interoperability and cost savings will not be realized;

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  the potential incompatibility of business cultures; and

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  various other applicable risks associated with the combined company and the merger, including those described in the section of this joint proxy statement/prospectus entitled "Risk Factors."

        The foregoing information and factors considered by Adobe's board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by Adobe's board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Adobe board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Adobe board of directors may have given different weight to different factors. The Adobe board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Adobe's management and Adobe's legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

Macromedia's Reasons for the Merger

        In addition to considering the strategic factors outlined above, the Macromedia board of directors considered the following factors in reaching its conclusion to approve the merger and to recommend that the Macromedia stockholders adopt the merger agreement, all of which it viewed as generally supporting its decision to approve the business combination with Adobe:

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  the complementary nature of Adobe's and Macromedia's product lines;

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  the potential opportunity for the two companies to combine their technological resources to develop new products with increased functionality and bring them to market faster;

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  the potential availability of greater resources for product marketing and distribution;

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  the board's and management's assessment that the merger and Adobe's operating strategy are consistent with Macromedia's long-term operating strategy to grow its business by expanding the scope, platform coverage and depth and breadth of product offerings;

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  the importance of scale in the increasingly competitive market environments in which Macromedia and Adobe operate, and the potential for the merger to enhance Macromedia's ability to compete effectively in those environments;

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  historical and current information concerning Macromedia's and Adobe's respective businesses, financial performance and condition, operations, management, competitive positions and prospects, before and after giving effect to the merger and the merger's potential effect on stockholder value;

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  providing Macromedia stockholders with shares of Adobe common stock in a tax-free exchange at a premium over the market price for Macromedia common stock prior to the announcement of the merger; and

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  the opinion of Macromedia's financial advisor that, as of April 17, 2005 and based on and subject to the assumptions, qualifications and limitations set forth in the opinion, the exchange ratio of 0.69 of a share of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement was fair, from a financial point of view, to holders of Macromedia common stock, and the related financial analyses (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005);

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  the results of the due diligence review of Adobe's businesses and operations;

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  the terms and conditions of the merger agreement, including the following related factors:

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  the expectation that the merger will be treated as a tax-free reorganization for U.S. federal income tax purposes, with the result that the Macromedia stockholders will generally not recognize taxable gain or loss for U.S. federal income tax purposes;

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  the determination that an exchange ratio that is fixed and not subject to adjustment is appropriate to reflect the strategic purpose of the merger and consistent with market practice for a merger of this type and that a fixed exchange ratio fairly captures the respective ownership interests of the Macromedia and Adobe stockholders in the combined company based on valuations of Macromedia and Adobe at the time of the board's approval of the merger agreement and avoids fluctuations caused by near-term market volatility;

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  the fact that shares of Adobe common stock issued to Macromedia stockholders will be registered on Form S-4 and will be freely tradable for Macromedia stockholders who are not affiliates of Macromedia;

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  the reciprocal requirement that the merger agreement be submitted to a vote of the stockholders of Macromedia and that the issuance of shares of Adobe common stock in the merger be submitted to a vote of the stockholders of Adobe;

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  the fact that the merger agreement is not subject to termination solely as a result of any change in the trading price of either Macromedia's or Adobe's stock between signing of the merger agreement and consummation of the merger;

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  the limited number and nature of the conditions to Adobe's obligation to consummate the merger and the limited risk of non-satisfaction of such conditions;

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  Macromedia's rights under the merger agreement to consider certain unsolicited acquisition proposals and to change its recommendation to Macromedia stockholders to adopt the merger agreement under certain circumstances should Macromedia receive a superior proposal, and the limited number of Macromedia shares that would be covered by voting agreements and irrevocable proxies;

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  the conclusion of Macromedia's board of directors that the $103.2 million termination fee, and the circumstances when such fee may be payable, were reasonable in light of the benefits of the merger and commercial practice; and

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  the likelihood that the merger will be consummated on a timely basis, including the likelihood that the merger will receive all necessary regulatory antitrust approvals.

        Macromedia's board of directors also considered the potential risks of the merger, including the following:

  •
  the challenges and costs of combining the operations of two major software companies and the substantial expenses to be incurred in connection with the merger, including the risks that delays or difficulties in completing the integration could adversely affect the combined company's operating results and preclude the achievement of some benefits anticipated from the merger;

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  the price volatility of Adobe's common stock, which may reduce the value of the Adobe common stock that Macromedia stockholders will receive upon the consummation of the merger;

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  the inability of Macromedia's stockholders to realize the long-term value of the successful execution of Macromedia's current strategy as an independent company;

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  the possible loss of key management, technical or other personnel of either of the combining companies as a result of the management and other changes that will be implemented in integrating the businesses;

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  the $103.2 million termination fee payable to Adobe upon the occurrence of certain events, and the potential effect of such termination fee in deterring other potential acquirors from proposing an alternative transaction that may be more advantageous to Macromedia stockholders;

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  the risk of diverting management's attention from other strategic priorities to implement merger integration efforts;

  •
  the negative impact of any customer confusion or delay in purchase commitments after the announcement of the merger;

  •
  the risk that the merger might not be consummated in a timely manner or at all;

  •
  the risk to Macromedia's business, sales, operations and financial results in the event that the merger is not consummated;

  •
  the risk that the anticipated benefits of product integration and interoperability and cost savings will not be realized; and

  •
  various other applicable risks associated with the combined company and the merger, including those described in the section of this joint proxy statement/prospectus entitled "Risk Factors."

        The foregoing information and factors considered by Macromedia's board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by Macromedia's board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Macromedia board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Macromedia board of directors may have given different weight to different factors. The Macromedia board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Macromedia's management and Macromedia's legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

Opinion of Adobe's Financial Advisor

        Goldman, Sachs & Co. delivered its opinion to Adobe's board of directors that, as of April 17, 2005 and based on and subject to the factors and assumptions set forth in the opinion, the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement was fair to Adobe from a financial point of view. The exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        The full text of the written opinion of Goldman Sachs, dated April 17, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex D. Goldman Sachs provided its opinion for the information and assistance of Adobe's board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Adobe common stock should vote with respect to the issuance of shares of Adobe common stock in the merger.

        Please note that the references to the exchange ratio and the market price of Adobe common stock contained in the written opinion of Goldman Sachs attached to this joint proxy statement/prospectus as Annex D and the following summary of the material financial analyses of Goldman Sachs do not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of Adobe and Macromedia for the five fiscal years ended December 3, 2004, in the case of Adobe, and March 31, 2004, in the case of Macromedia;

  •
  Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other reports filed pursuant to the Securities Exchange Act of 1934 by Adobe and Macromedia;

  •
  other communications from Adobe and Macromedia to their respective stockholders;

  •
  internal financial analyses and forecasts for Macromedia prepared by its management;

  •
  internal financial analyses and forecasts for Adobe prepared by its management; and

  •
  financial analyses and forecasts for Macromedia prepared by the management of Adobe, including cost savings and operating synergies projected by the management of Adobe to result from the merger, which are referred to in this discussion as the Synergies.

        Goldman Sachs also held discussions with members of the senior managements of Adobe and Macromedia regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of Adobe and Macromedia. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of Adobe common stock and the shares of Macromedia common stock, compared financial and stock market information for Adobe and Macromedia with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of recent business combinations in the software industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

        Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with, or reviewed by, it and assumed the accuracy and completeness of this information for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed, with the consent of Adobe's board of directors, that the forecasts reviewed by Goldman Sachs were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Adobe. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Adobe or Macromedia or on the expected benefits of the merger in any way meaningful to its analysis. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Adobe or Macromedia or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of Adobe or Macromedia or any of their respective subsidiaries furnished to Goldman Sachs. Goldman Sachs' opinion does not address the underlying business decision of Adobe to engage in the merger, nor did Goldman Sachs express any opinion as to the prices at which shares of Adobe common stock will trade at any time.

        The following is a summary of the material financial analyses presented by Goldman Sachs to Adobe's board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following opinion is based on financial and other conditions in effect on, and the estimates and other information made available to Goldman Sachs as of, April 17, 2005 and, to the extent it reflects market data, is based on market data as it existed on or before April 15, 2005. Events occurring after such date may affect this opinion and the assumptions used in preparing it, and in particular market data is not necessarily indicative of current market conditions.

        Historical Stock Price Analysis.    Goldman Sachs reviewed the historical high, median and low closing prices of Adobe common stock and Macromedia common stock for the six-month, one-year, two-year and three-year periods ended April 15, 2005. The following table presents the results of this review:

	Adobe			Macromedia
	High(1)	Median(1)	Low(1)	High	Median	Low
Six-Month Period Ended April 15, 2005	$68.39	$61.55	$51.48	$36.89	$31.13	$22.39
One-Year Period Ended April 15, 2005	68.39	52.01	39.70	36.89	24.98	18.21
Two-Year Period Ended April 15, 2005	68.39	42.58	30.92	36.89	21.60	11.97
Three-Year Period Ended April 15, 2005	68.39	38.65	16.70	36.89	19.74	5.99

(1)
Does not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Historical Price to Earnings Ratio Analysis.    Goldman Sachs reviewed the historical price to earnings ratios for Adobe and Macromedia for calendar years 1999, 2000, 2001, 2002, 2003, 2004, 2005 (through April 15, 2005) and as of April 15, 2005. The historical price to earnings ratios were determined by dividing the closing price per share of Adobe common stock and Macromedia common stock, respectively, by the daily median next-twelve-month rolling earnings per share projections for Adobe and Macromedia, respectively, provided by Institutional Brokers Estimate System, which is referred to in this discussion as IBES, which is a data service that compiles estimates issued by securities research analysts. Goldman Sachs also calculated the Macromedia median price to earnings ratio as a percentage of the Adobe median price to earnings ratio for each of these respective periods. The following table presents the results of these calculations:

	1999		2000		2001		2002		2003		2004		2005 Year to Date		As of April 15, 2005
Adobe Median Price to Earnings Ratio	27.1	x	54.3	x	30.6	x	29.0	x	31.6	x	29.9	x	31.1	x	28.2	x
Macromedia Median Price to Earnings Ratio	58.5	x	77.9	x	21.3	x	43.8	x	33.7	x	30.2	x	36.0	x	33.3	x
Macromedia Median Price to Earnings Ratio as a Percentage of Adobe Median Price to Earnings Ratio	216%		143%		70%		151%		107%		101%		116%		118%

        Historical Exchange Ratio Analysis.    Goldman Sachs reviewed the implied historical exchange ratios determined by dividing the closing price per share of Macromedia common stock by the closing price per share of Adobe common stock over the five-day, 10-day, 20-day, 30-day, 60-day, 90-day, 180-day and 360-day trading periods ended April 15, 2005, as well as the implied premium of the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005) to the implied historical exchange ratios and the closing price per share of Macromedia common stock over each of the respective trading periods. The following table presents the results of these calculations:

Historical Period	Implied Historical Exchange Ratio(1)	Implied Premium of Actual Exchange Ratio to Implied Historical Exchange Ratio(1)	Implied Premium of Actual Exchange Ratio to Historical Macromedia Share Price(1)
April 15, 2005	0.5514	25.1%	25.1%
Five-Day Average	0.5475	26.0%	18.4%
10-Day Average	0.5298	30.2%	19.8%
20-Day Average	0.5174	33.3%	21.8%
30-Day Average	0.5235	31.8%	21.6%
60-Day Average	0.5433	27.0%	21.8%
90-Day Average	0.5215	32.3%	28.5%
180-Day Average	0.4816	43.3%	51.2%
360-Day Average	0.4925	40.1%	73.5%

(1)
Does not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for Adobe and Macromedia to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the digital media and content management sectors of the software industry:

  Digital Media

  •
  Autodesk, Inc.

  •
  Avid Technology, Inc.

  •
  Getty Images, Inc.

  •
  Openwave Systems Inc.

  •
  RealNetworks, Inc.

  •
  WebEx Communications, Inc.

  Content Management

  •
  Actuate Corporation

  •
  FileNet Corporation

  •
  Interwoven, Inc.

  •
  Open Text Corporation

  •
  Stellent, Inc.

  •
  Vignette Corporation

        Although none of the selected companies is directly comparable to Adobe or Macromedia, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Adobe and Macromedia.

        Goldman Sachs also calculated and compared various financial multiples and ratios based on historical financial data as of April 15, 2005, information obtained from SEC filings and estimates provided by IBES. The multiples and ratios of Adobe, Macromedia and each of the selected companies were based on estimates provided by IBES and the most recent publicly available information and were calculated using closing stock prices on April 15, 2005. With respect to Adobe, Macromedia and the selected companies, Goldman Sachs calculated the multiple of price to calendar year 2005 and 2006 IBES estimated earnings. For purposes of these calculations, Goldman Sachs adjusted each (a) Adobe November 30 fiscal year end to a December 31 calendar year end and (b) Macromedia March 31 fiscal year end to a December 31 calendar year end. The following table presents the results of this analysis:

Selected Companies
	Range	Mean	Median	Adobe	Macromedia
Price/2005 CYE Earnings	14.2x - 56.0x	27.5x	27.1x	28.5x	33.3x
Price/2006 CYE Earnings	12.6x - 56.0x	23.6x	22.7x	26.0x	27.0x

        Goldman Sachs also calculated the ratio of price to calendar year 2006 IBES estimated earnings as a multiple of IBES median five-year earnings per share compound annual growth rate. The following table presents the results of this analysis:

	Selected Companies
	Range	Adobe		Macromedia
Price/2006 CYE Earnings	12.6x - 56.0x	26.0	x	27.0	x
Estimated 5-Year Earnings Per Share Compound Annual Growth Rate	12.0% - 30.0%	15.0%		20.0%
Ratio of Calendar 2006 Price to Earnings Ratio to 5-Year EPS Compound Annual Growth Rate	0.7x - 2.0x	1.7	x	1.3	x

        Pro Forma Merger Analysis.    Goldman Sachs analyzed the potential pro forma impact of the merger on cash earnings per share, which is defined as GAAP earnings per share adjusted for purchase accounting adjustments, including deferred revenue write-down and amortization of intangibles and other one-time costs, and earnings per share including deferred revenue adjustment and amortization of intangibles from the point of view of the holders of Adobe common stock prior to the merger based upon (a) earnings estimates provided by Fulcrum Global Partners LLC, in the case of Adobe, and RBC Capital Markets, in the case of Macromedia, which are collectively referred to in this discussion as the Street Case, and (b) earnings estimates for Adobe and Macromedia based on estimates for Adobe and Macromedia arising from projections prepared by Adobe's management, which is referred to in this discussion as the Adobe Management Case. For purposes of these calculations, Goldman Sachs (a) assumed each Adobe November 30 fiscal year end to be a December 31 calendar year end and (b) adjusted each Macromedia March 31 fiscal year end to a December 31 calendar year end.

        Based on the closing price per share of Adobe common stock as of April 15, 2005, the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), the number of shares and options to purchase shares of Adobe common stock outstanding as of April 7, 2005 and the number of shares and options to purchase shares of Macromedia common stock outstanding as of April 8, 2005, this analysis indicated that under both the Street Case and the Adobe Management Case, the merger would be dilutive before Synergies to Adobe's cash earnings per share and earnings per share including deferred revenue adjustment and amortization of intangibles. This analysis also indicated that under both the Street Case and the Adobe Management Case, the transaction would be slightly accretive to Adobe's cash earnings per share if the Synergies were included.

        Goldman Sachs also analyzed the potential pro forma impact of the merger on cash earnings per share based on a range of estimated revenues, some of the values of which were lower than the estimates contained in the Street Case and the Adobe Management Case, and a range of estimated Synergies. This analysis indicated that the merger would be break-even to slightly accretive to Adobe's cash earnings per share.

        Contribution Analysis.    Goldman Sachs performed a contribution analysis in which it analyzed and compared the relative implied contributions of Adobe and Macromedia on a percentage basis based on actual calendar year 2004 revenue and estimated calendar year 2005 and 2006 revenue, actual calendar year 2004 operating income and estimated calendar year 2005 and 2006 operating income and actual calendar year 2004 cash net income, which is defined as GAAP net income adjusted for purchase accounting adjustments, including deferred revenue write-down and amortization of intangibles and other one-time costs, and estimated calendar year 2005 and 2006 cash net income of the combined company as adjusted for the net debt positions of Adobe and Macromedia. For purposes of these calculations, net debt was defined as total indebtedness less cash, cash equivalents and short-term investments. Adobe's and Macromedia's relative implied contributions to the combined company, as adjusted for net debt, are referred to in this discussion as implied equity contributions. The contribution analysis that Goldman Sachs performed, however, did not reflect any Synergies, purchase accounting adjustments or merger-related costs resulting from the consummation of the merger.

        Goldman Sachs performed this contribution analysis employing both the Street Case and the Adobe Management Case. For purposes of these calculations, Goldman Sachs (a) assumed each Adobe November 30 fiscal year end to be a December 31 calendar year end and (b) adjusted each Macromedia March 31 fiscal year end to a December 31 calendar year end. For purposes of these calculations, Goldman Sachs also reviewed the fully diluted equity market capitalization of Adobe and Macromedia, respectively, on April 15, 2005 and used net debt information for Adobe and Macromedia based on their latest publicly available filings as of April 15, 2005. The results of Goldman Sachs' calculations are as follows:

  Street Case

	Adobe Implied Equity Contribution to Combined Company	Macromedia Implied Equity Contribution to Combined Company
2004A Revenue	79.9%	20.1%
2005E Revenue	80.5%	19.5%
2006E Revenue	80.4%	19.6%
2004A Operating Income	88.0%	12.0%
2005E Operating Income	87.8%	12.2%
2006E Operating Income	85.5%	14.5%
2004A Cash Net Income	87.7%	12.3%
2005E Cash Net Income	87.8%	12.2%
2006E Cash Net Income	85.1%	14.9%

  Adobe Management Case

	Adobe Implied Equity Contribution to Combined Company	Macromedia Implied Equity Contribution to Combined Company
2004A Revenue	79.9%	20.1%
2005E Revenue	80.2%	19.8%
2006E Revenue	79.7%	20.3%
2004A Operating Income	88.0%	12.0%
2005E Operating Income	88.2%	11.8%
2006E Operating Income	86.4%	13.6%
2004A Cash Net Income	87.7%	12.3%
2005E Cash Net Income	88.4%	11.6%
2006E Cash Net Income	86.5%	13.5%

        Based upon the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Goldman Sachs calculated that holders of Adobe common stock and holders of Macromedia common stock would hold 82.1% and 17.9%, respectively, of the combined company on a treasury method basis.

        Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the software industry announced in the period from April 2002 through April 2005:

  •
  Fair Isaac Corporation/HNC Software Inc.

  •
  Microsoft Corporation/Navision AS

  •
  International Business Machines Corporation/Rational Software Corporation

  •
  VERITAS Software Corporation/Precise Software Solutions Ltd.

  •
  PeopleSoft, Inc./J.D. Edwards & Company

  •
  EMC Corporation/Legato Systems, Inc.

  •
  EMC Corporation/Documentum, Inc.

  •
  Ariba, Inc./FreeMarkets, Inc.

  •
  Computer Associates International, Inc./Netegrity, Inc.

  •
  Oracle Corporation/PeopleSoft, Inc.

  •
  Symantec Corporation/VERITAS Software Corporation

  •
  Oracle Corporation/Retek Inc.

  •
  International Business Machines Corporation/Ascential Software Corporation

  •
  Avid Technology, Inc./Pinnacle Systems, Inc.

  •
  Computer Associates International, Inc./Concord Communications, Inc.

        The following table compares information derived by Goldman Sachs with respect to the ranges and medians relating to the implied value received by stockholders of the second-named merger partner, or target, for these selected transactions:

	Selected Transactions
				Proposed Transaction
	Range	Median
Next 12 months price to earnings ratio (based on public filings and Wall Street estimates)	30.8x - 91.6x	50.1	x	44.4	x
Premium of implied offer value to target stock price one day prior to announcement	16.1% - 87.5%	28.6%		25.1%
Premium of implied offer value to target stock price 30 days prior to announcement	15.6% - 89.7%	32.5%		31.8%

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' analyses and opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Adobe, Macromedia or the contemplated transaction.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to Adobe's board of directors as to the fairness from a financial point of view to Adobe of the exchange ratio of 0.69 shares of Adobe common stock to be issued in exchange for each share of Macromedia common stock pursuant to the merger agreement (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005). These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Adobe, Macromedia, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined by Adobe and Macromedia through arm's length negotiations between Adobe and Macromedia and was approved by Adobe's board of directors.

        As described above, Goldman Sachs' opinion to Adobe's board of directors was one of many factors taken into consideration by Adobe's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex D.

        Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to Adobe in connection with, and has participated in certain of the negotiations leading to, the merger. In addition, Goldman Sachs and its affiliates have provided certain investment banking services to Adobe and Macromedia from time to time. Goldman Sachs and its affiliates also may provide investment banking services to Adobe and Macromedia in the future. In connection with the above-described investment banking services Goldman Sachs and its affiliates have received, and may receive, compensation.

        Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to Adobe, Macromedia and their affiliates, may actively trade the debt and equity securities (or related derivative securities) of Adobe and Macromedia for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        Adobe's board of directors selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, Adobe engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction with Macromedia. Pursuant to the terms of this engagement letter, Adobe has agreed to pay Goldman Sachs a fee of $15 million. Of this amount, a fee of $1.25 million was payable upon execution of the merger agreement and the remainder is payable upon the consummation of the merger. In the event that the merger agreement is terminated or the merger is otherwise not consummated, Adobe has also agreed to pay Goldman Sachs a portion of any "break-up" or similar fee paid to Adobe or its affiliates as a result of such termination or failure to consummate the merger equal to 15% of the amount by which such fee exceeds Adobe's expenses related to the potential transaction with Macromedia, but in no event will the total fees payable to Goldman Sachs exceed $15 million. In addition, Adobe has agreed to reimburse Goldman Sachs for its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Macromedia's Financial Advisor

        Macromedia retained Morgan Stanley & Co. Incorporated to provide it with financial advisory services and a fairness opinion in connection with a possible merger, sale or other business combination. Macromedia's board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Macromedia. At the meeting of the Macromedia board of directors on April 17, 2005, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of April 17, 2005, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Macromedia common stock.

        The full text of the written opinion of Morgan Stanley, dated as of April 17, 2005, is attached to this joint proxy statement/prospectus as Annex E. The opinion sets forth, among other things, the assumptions made, procedures followed and matters considered in and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion carefully. Morgan Stanley's opinion is directed to Macromedia's board of directors and addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to holders of shares of Macromedia common stock as of the date of the opinion. It does not address any other aspects of the merger and does not constitute a recommendation to any holder of Macromedia common stock as to how to vote at the Macromedia special meeting. The summary of the opinion of Morgan Stanley set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

        Please note that the references to the exchange ratio and the market price of Adobe common stock contained in the written opinion of Morgan Stanley attached to this joint proxy statement/prospectus as Annex E and the following summary of the material analyses of Morgan Stanley do not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Adobe and Macromedia;

  •
  reviewed certain internal financial statements and projections and operating data concerning Adobe and Macromedia, prepared by the managements of Adobe and Macromedia, respectively;

  •
  discussed the past and current operations and financial condition and the prospects of Adobe and Macromedia with senior executives of Adobe and Macromedia, respectively;

  •
  discussed certain strategic, financial and operational benefits anticipated from the merger with the managements of Adobe and Macromedia;

  •
  reviewed the pro forma financial impact of the merger on the combined company's financial performance, including earnings per share;

  •
  reviewed the reported prices and trading activity for the Adobe common stock and the Macromedia common stock;

  •
  compared the financial performance of Adobe and Macromedia and the prices and trading activity of Adobe common stock and Macromedia common stock with that of certain other publicly-traded companies comparable with Adobe and Macromedia, respectively, and their securities;

  •
  discussed the strategic rationale for the merger with the managements of Adobe and Macromedia, respectively, including among other things, certain alternatives to the merger with the management of Macromedia;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of Adobe and Macromedia and their financial and legal advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses and considered other such factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the internal financial statements, including information relating to the strategic, financial and operational benefits anticipated from the merger and assessments regarding the prospects of Adobe and Macromedia, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Adobe and Macromedia, respectively. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without material modification, waiver or delay, including, among other things, that the merger would be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley also assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed merger, no restrictions would be imposed or delays will result that would have a material adverse affect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal or regulatory advisor and has relied upon, without independent verification, the assessment by Macromedia and its legal and regulatory advisors with respect to such matters.

        Morgan Stanley relied upon, without independent verification, the assessment by the managements of Adobe and Macromedia of: (i) the strategic, financial and other benefits expected to result from the merger; (ii) the timing and risks associated with the integration of Adobe and Macromedia; (iii) their ability to retain key employees of Adobe and Macromedia, respectively; and (iv) the validity of, and risks associated with, Adobe's and Macromedia's existing and future intellectual property, products, services and business models. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Adobe and Macromedia, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, April 17, 2005. Events occurring after such date may affect its opinion and the assumptions used in preparing it, and Morgan Stanley does not assume any obligation to update, revise or reaffirm its opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Macromedia.

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated April 17, 2005. The various analyses summarized below were based on closing prices for the common stock of Adobe and Macromedia as of April 15, 2005, the last full trading day preceding the day of the meeting of Macromedia's board of directors to consider and approve the merger with Adobe. Although each analysis was provided to the Macromedia board of directors, in connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        On April 17, 2005, Adobe and Macromedia entered into a merger agreement whereby each holder of Macromedia common stock would be entitled to receive 0.69 of a share of Adobe common stock for each share of Macromedia common stock. The exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005. Morgan Stanley calculated that as a result of the merger, Macromedia's stockholders would own approximately 18.1% of the combined company on a fully diluted basis using the treasury stock method.

Macromedia, Inc.

        Trading Range Analysis.    Morgan Stanley performed a trading range analysis to provide background and perspective with respect to the historical share prices of Macromedia common stock. Morgan Stanley reviewed the range of closing prices of Macromedia common stock for various periods ended on April 15, 2005. Morgan Stanley observed the following:

Period Ended April 15, 2005	Range of Closing Prices
Last 30 Trading Days	$32.40 - $36.31
Last 60 Trading Days	$29.99 - $36.89
Last 90 Trading Days	$25.99 - $36.89
Last 12 Months	$18.21 - $36.89
Last 3 Years	$5.99 - $36.89

        Based on Adobe's common stock price per share of $60.66 as of April 15, 2005 and the exchange ratio of 0.69 pursuant to the merger agreement (Adobe's common stock price per share as of April 15, 2005 was $30.33 and the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Morgan Stanley noted that the implied value per share of Macromedia common stock was $41.86.

        Indexed Price Performance.    Morgan Stanley reviewed the share price performance of Macromedia, Adobe and indices composed of average stock prices of infrastructure software category leaders and infrastructure software tools companies for the six month and twelve month periods ending April 15, 2005, and compared the performance of Macromedia, Adobe and these indices to the performance of the NASDAQ National Market during the same period. The infrastructure software category leaders index included the companies listed below, and the infrastructure software tools companies index included the companies listed below.

        Morgan Stanley noted the following:

Company/Index	% Price Change Since October 15, 2004	% Price Change Since April 15, 2004
Macromedia	49%	78%
Adobe	18%	47%
Infrastructure Software Category Leaders Index	(9)%	(1)%
Infrastructure Software Tools Companies Index	(2)%	(25)%
NASDAQ National Market	0%	(5)%

        Comparable Company Analysis.    Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies. Morgan Stanley compared certain financial information of Macromedia with publicly available consensus estimates for other companies that shared similar business characteristics of Macromedia. The companies used in this comparison included the following infrastructure software companies:

  Infrastructure Software Category Leaders:

  •
  Adobe Systems Incorporated

  •
  Autodesk, Inc.

  •
  Cognos Incorporated

  •
  Oracle Corporation

  •
  Mercury Interactive Corporation

  •
  Microsoft Corporation

  •
  Tibco Software Inc.

  Infrastructure Software Tools Companies:

  •
  Borland Software Corporation

  •
  Business Objects S.A.

  •
  Citrix Systems, Inc.

  •
  FileNet Corporation

  •
  Open Text Corporation

  •
  Openwave Systems Inc.

  •
  RealNetworks, Inc.

  •
  Red Hat, Inc.

  •
  WebEx Communications, Inc.

        For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these companies for comparison purposes:

  •
  the ratios of aggregate value, defined as market capitalization plus total debt less cash, cash equivalents and short-term investments, to estimated calendar year 2005 and 2006 revenues (in each case, based on publicly available consensus equity research estimates); and

  •
  the ratios of price to estimated earnings per share for calendar year 2005 and calendar year 2006 (in each case, based on publicly available consensus equity research estimates).

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected representative ranges of financial multiples of the comparable companies and applied this range of multiples to the relevant Macromedia financial statistic. For purposes of estimated calendar year 2005 and 2006 revenues and earnings per share Morgan Stanley utilized publicly available consensus equity research estimates as of April 15, 2005. Based on Macromedia's outstanding shares and options as of April 15, 2005, Morgan Stanley estimated the implied value per Macromedia share as of April 15, 2005 as follows:

Calendar Year Financial Statistic	Comparable Company Multiple Range	Implied Value Per Share of Macromedia
Aggregate Value to Estimated 2005 Revenue	4.0x - 5.5x	$29.44 - $37.92
Aggregate Value to Estimated 2006 Revenue	3.5x - 5.0x	$29.01 - $38.52
Price to Estimated 2005 Earnings Per Share	25.0x - 35.0x	$25.44 - $35.62
Price to Estimated 2006 Earnings Per Share	22.5x - 30.0x	$27.90 - $37.20

        Morgan Stanley noted that based on Adobe's common stock price per share of $60.66 as of April 15, 2005 and the exchange ratio of 0.69 pursuant to the merger agreement (Adobe's common stock price per share as of April 15, 2005 was $30.33 and the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), the implied value per share of Macromedia common stock was $41.86.

        No company utilized in the comparable company analysis is identical to Macromedia. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Macromedia, such as the impact of competition on the businesses of Macromedia and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Macromedia or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

        Discounted Equity Value Analysis.    Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the future value of a company's common equity as a function of the company's future earnings and its current forward price to earnings multiple, and the resulting value is subsequently discounted to arrive at a company's present value for its stock price. In connection with this analysis, Morgan Stanley calculated a range of present equity values per share for Macromedia on a standalone basis. To calculate the discounted equity value, Morgan Stanley utilized the fiscal year 2007 publicly available consensus equity research earnings estimate as a "Street Case" and the fiscal year 2007 earnings estimate provided by Macromedia's management as a "Macromedia Management Tops Down Case". Morgan Stanley applied a range of price to earnings multiples to these estimates and applied a discount rate of 15% (calculated based on current predicted equity research estimates of Macromedia's cost of equity) to these ranges.

        The following table summarized Morgan Stanley's analysis:

Financial Statistic	Forward Price to Earnings Multiple Range	Implied Value Per Share for Macromedia
Street Case	25.0x - 35.0x	$28.26 - $39.57
Macromedia Management Tops Down Case	25.0x - 35.0x	$33.23 - $46.52

        Based on Adobe's common stock price per share of $60.66 as of April 15, 2005 and the exchange ratio of 0.69 pursuant to the merger agreement (Adobe's common stock price per share as of April 15, 2005 was $30.33 and the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Morgan Stanley noted that the implied value per share of Macromedia common stock was $41.86.

        Securities Research Analysts' Price Targets.    Morgan Stanley reviewed and analyzed future public market trading price targets for Macromedia common stock prepared and published by equity research analysts. These targets reflect each analyst's estimate of the future public market trading price of Macromedia common stock. The range of undiscounted 12-month analyst price targets for Macromedia was $32.00 to $45.00. Based on Adobe's common stock price per share of $60.66 as of April 15, 2005 and the exchange ratio of 0.69 pursuant to the merger agreement (Adobe's common stock price per share as of April 15, 2005 was $30.33 and the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Morgan Stanley noted that the implied value per share of Macromedia common stock was $41.86.

        The public market trading price targets published by the securities research analysts do not necessarily reflect current market trading prices for Macromedia common stock and these estimates are subject to uncertainties, including the future financial performance of Macromedia and future financial market conditions.

        Historical Exchange Ratio Range Analysis.    Morgan Stanley reviewed the ratios of the range of closing prices of Macromedia common stock divided by the corresponding closing prices of Adobe common stock over various periods ended on April 15, 2005. For each of the periods reviewed, Morgan Stanley observed the relevant range of low and high exchange ratios. Based on the closing price per share of $60.66 of Adobe common stock as of April 15, 2005 (the closing price per share of Adobe common stock as of April 15, 2005 was $30.33 after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Morgan Stanley calculated a range of implied values per share of Macromedia. The following table summarized Morgan Stanley's analysis:

Period Ended April 15, 2005	Range of Exchange Ratios(1)	Implied Value Per Share of Macromedia
Last 30 Trading Days	0.489 - 0.555	$29.68 - $33.68
Last 60 Trading Days	0.489 - 0.602	$29.68 - $36.50
Last 90 Trading Days	0.449 - 0.602	$27.24 - $36.50
Last 12 Months	0.385 - 0.602	$23.35 - $36.50
Last 3 Years	0.274 - 0.717	$16.61 - $43.52

(1)
Does not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Exchange Ratio Premium Analysis.    Morgan Stanley reviewed the ratios of the closing prices of Macromedia common stock divided by the corresponding closing prices of Adobe common stock over various periods ended April 15, 2005 to provide background information and perspective on the average exchange ratio and its premium or discount to the exchange ratio set forth in the merger agreement during certain periods. The ratios are referred to as average exchange ratios. Morgan Stanley examined the premiums represented by the exchange ratio of 0.69 pursuant to the merger agreement (the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005) over these period average exchange ratios, and found them to be as follows:

Period Ended April 15, 2005	Average Exchange Ratio(1)	Transaction Exchange Ratio (0.69) Premium To Average Exchange Ratio(1)
April 15, 2005	0.551	25%
Last 5 Trading Days	0.548	26%
Last 10 Trading Days	0.530	30%
Last 20 Trading Days	0.517	33%
Last 30 Trading Days	0.524	32%
Last 60 Trading Days	0.543	27%
Last 90 Trading Days	0.521	32%

(1)
Does not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Morgan Stanley noted that the exchange ratio pursuant to the merger agreement was 0.69. The exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Analysis of Precedent Transactions.    Morgan Stanley also performed a precedent transaction analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums of selected transactions that share some characteristics with the merger. In connection with its analysis, Morgan Stanley compared publicly available statistics for twelve selected software sector transactions between January 1, 2002 and April 15, 2005 in which the target company was publicly traded and transaction values were greater than $1.0 billion. The following is a list of these transactions:

  Selected Precedent Transactions (Target/Acquiror)

  •
  Ascential Software Corporation/International Business Machines Corporation

  •
  Documentum, Inc./EMC Corporation

  •
  Illuminet Holdings, Inc./VeriSign, Inc.

  •
  J.D. Edwards & Company/PeopleSoft, Inc.

  •
  LEGATO Systems, Inc./EMC Corporation

  •
  Navision A.S./Microsoft Corporation

  •
  NetScreen Technologies, Inc./Juniper Networks, Inc.

  •
  Overture Services, Inc./Yahoo! Inc.

  •
  PayPal, Inc./eBay Inc.

  •
  Rational Software Corporation/International Business Machines Corporation

  •
  VERITAS Software Corporation/Symantec Corporation

  •
  Visio Corporation/Microsoft Corporation

        For each transaction noted above Morgan Stanley noted the following financial statistics where available: (1) aggregate value to next twelve months estimated revenues; (2) price to next twelve months estimated earnings per share; (3) implied premium to price one trading day prior to announcement; (4) implied exchange ratio premium to 30 trading day average exchange ratio; (5) implied exchange ratio premium to 60 trading day average exchange ratio; and (6) implied exchange ratio premium to 90 trading day average exchange ratio. The following table summarized Morgan Stanley's analysis:

Precedent Transaction Financial Statistic	Reference Range	Implied Value Per Share	Macromedia/Adobe Financial Statistic
Aggregate Value to Next Twelve Months Revenues	2.5x - 7.0x	$21.20 - $47.13	6.1x
Price to Next Twelve Months Earnings Per Share	30.0x - 50.0x	$31.80 - $53.00	39.5x
Premium to 1-day prior price	15% - 40%	$38.47 - $46.83	25%
Premium to 30-day average price	15% - 35%	$36.52 - $42.87	32%
Premium to 60-day average exchange ratio	15% - 45%	$37.90 - $47.79	27%
Premium to 90-day average exchange ratio	10% - 50%	$34.79 - $47.44	32%

        Based on Adobe's common stock price per share of $60.66 as of April 15, 2005 and the exchange ratio of 0.69 pursuant to the merger agreement (Adobe's common stock price per share as of April 15, 2005 was $30.33 and the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Morgan Stanley noted that the implied value per share of Macromedia common stock was $41.86.

        No company or transaction utilized in the precedent transaction analysis of stock price premiums paid is identical to Macromedia or Adobe or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Adobe and Macromedia, such as the impact of competition on the business of Macromedia, Adobe or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Macromedia, Adobe or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

        Relative Contribution Analysis.    Morgan Stanley compared Adobe and Macromedia stockholders' respective percentage ownership of the combined company to Macromedia's and Adobe's respective percentage contribution (and the implied ownership based on such contribution) to the combined company using actual calendar year 2004 and estimated calendar year 2005 and 2006 operating income and net income. For purposes of the analysis Morgan Stanley utilized publicly available consensus equity research estimates as a "Street Case" for Macromedia and estimates provided by Macromedia's management as a "Macromedia Management Tops Down Case," and compared these respective metrics to publicly available consensus equity research estimates for Adobe. Based on Macromedia's respective implied ownership and based on the closing price per share of Adobe common stock of $60.66 as of April 15, 2005 (the closing price per share of Adobe common stock as of April 15, 2005 was $30.33 after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Morgan Stanley calculated an implied value per share of Macromedia.

	Street Case
Calendar Year Financial Statistic	Implied % Pro Forma Ownership	Implied Value Per Macromedia Share
Operating Income
2004A	12.1%	$27.14
2005E	13.0%	$29.06
2006E	14.4%	$32.57
Net Income
2004A	12.3%	$27.50
2005E	13.0%	$29.08
2006E	14.8%	$33.45
	Macromedia Management Tops Down Case
Calendar Year Financial Statistic	Implied % Pro Forma Ownership	Implied Value Per Macromedia Share
Operating Income
2004A	12.1%	$27.14
2005E	12.8%	$28.61
2006E	16.3%	$37.19
Net Income
2004A	12.3%	$27.50
2005E	13.1%	$29.36
2006E	17.4%	$40.19

        Based on Adobe's common stock price per share of $60.66 as of April 15, 2005 and the exchange ratio of 0.69 pursuant to the merger agreement (Adobe's common stock price per share as of April 15, 2005 was $30.33 and the exchange ratio is now 1.38 shares of Adobe common stock for each share of Macromedia common stock after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005), Morgan Stanley noted that the implied value per share of Macromedia common stock was $41.86.

Adobe Systems Incorporated

        Morgan Stanley noted that Adobe had declared a two-for-one stock split in the form of a stock dividend of Adobe common stock to be paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005 and that such split in and of itself did not affect its analyses.

        Trading Range Analysis.    Morgan Stanley reviewed the range of closing prices of Adobe common stock for various periods ended on April 15, 2005. Morgan Stanley observed the following:

Period Ended April 15, 2005	Range of Closing Prices(1)
Last 10 Trading Days	$60.66 - $68.39
Last 30 Trading Days	$60.66 - $68.39
Last 60 Trading Days	$55.39 - $68.39
Last 90 Trading Days	$55.39 - $68.39
Last Twelve Months	$39.70 - $68.39

(1)
Does not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Morgan Stanley noted that the price per share of Adobe common stock as of April 15, 2005 was $60.66 (the price per share of Adobe common stock as of April 15, 2005 was $30.33 after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005).

        Comparable Company Analysis.    Morgan Stanley compared certain financial information of Adobe with publicly available consensus estimates for other companies that shared similar business characteristics of Adobe. The following is a list of those companies:

  Infrastructure Software Category Leaders:

  •
  Autodesk, Inc.

  •
  Cognos Incorporated

  •
  Oracle Corporation

  •
  Macromedia, Inc.

  •
  Mercury Interactive Corporation

  •
  Microsoft Corporation

  •
  Tibco Software Inc.

  Infrastructure Software Tools Companies:

  •
  Borland Software Corporation

  •
  Business Objects S.A.

  •
  Citrix Systems, Inc.

  •
  FileNet Corporation

  •
  Open Text Corporation

  •
  Openwave Systems Inc.

  •
  RealNetworks, Inc.

  •
  Red Hat, Inc.

  •
  WebEx Communications, Inc.

        For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these companies for comparison purposes:

  •
  the ratios of aggregate value, defined as market capitalization plus total debt less cash, cash equivalents and short-term investments, to estimated calendar year 2005 and 2006 revenues (in each case, based on publicly available consensus equity research estimates); and

  •
  the ratios of price to estimated earnings per share for calendar year 2005 and 2006 (in each case, based on publicly available consensus equity research estimates).

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected the representative ranges of financial multiples of the comparable companies and applied this range of multiples to the relevant Adobe financial statistic. For purposes of estimated calendar year 2005 and 2006 revenues and earnings per share Morgan Stanley utilized publicly available consensus equity research estimates as of April 15, 2005. Based on Adobe's outstanding shares and options as of April 15, 2005, Morgan Stanley estimated the implied value per Adobe share as of April 15, 2005 as follows:

Calendar Year Financial Statistic	Comparable Company Multiple Range	Implied Value Per Share for Adobe(1)
Aggregate Value to Estimated 2005 Revenue	5.0x - 8.0x	$44.38 - $65.70
Aggregate Value to Estimated 2006 Revenue	4.5x - 7.0x	$44.10 - $63.73
Price to Estimated 2005 Earnings Per Share	25.0x - 35.0x	$53.25 - $74.55
Price to Estimated 2006 Earnings Per Share	22.5x - 30.0x	$52.31 - $69.75

(1)
Does not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Morgan Stanley noted that the price per share of Adobe common stock as of April 15, 2005 was $60.66 (the price per share of Adobe common stock as of April 15, 2005 was $30.33 after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005).

        No company utilized in the comparable company analysis is identical to Adobe. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Adobe, such as the impact of competition on the businesses of Adobe and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Adobe or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

        Discounted Equity Value Analysis.    Morgan Stanley calculated a range of present equity values per share for Adobe on a standalone basis. To calculate the discounted equity value, Morgan Stanley utilized the calendar year 2006 publicly available consensus equity research revenue estimate, and applied projected annual growth rates of 10% to 15%, projected operating margins of 35% to 37%, and a tax rate of 25% to derive a range of calendar year 2007 earnings estimates. Morgan Stanley applied a range of price to earnings multiples to these estimates and applied a discount rate of 12% (calculated based on current predicted equity research estimates of Adobe's cost of equity) to these ranges.

        The following table summarizes Morgan Stanley's analysis:

Financial Statistic	Adobe Financial Statistic (Calendar Year 2007 Earnings Estimates)(1)	Calendar Year 2006 Price to Earnings Multiple Range	Implied Value Per Share of Adobe(1)
2007 estimated calendar year earnings per share (10% growth; 35% operating margin)	$2.42	25.0x - 35.0x	$48.32 - $67.65
2007 estimated calendar year earnings per share (12.5% growth; 36% operating margin)	$2.55	25.0x - 35.0x	$50.74 - $71.04
2007 estimated calendar year earnings per share (15% growth; 37% operating margin)	$2.67	25.0x - 35.0x	$53.23 - $74.52

(1)
Does not give effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        Morgan Stanley noted that the price per share of Adobe common stock as of April 15, 2005 was $60.66 (the price per share of Adobe common stock as of April 15, 2005 was $30.33 after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005).

        Securities Research Analysts' Price Targets.    Morgan Stanley reviewed and analyzed future public market trading price targets for Adobe common stock prepared and published by equity research analysts. These targets reflect each analyst's estimate of the future public market trading price of Adobe common stock. The range of undiscounted 12-month analyst price targets for Adobe was $55.00 to $80.00 (the range of undiscounted 12-month analyst price targets for Adobe was $27.50 to $40.00 after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005). Morgan Stanley noted that the price per share of Adobe common stock as of April 15, 2005 was $60.66 (the price per share of Adobe common stock as of April 15, 2005 was $30.33 after giving effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005).

        Morgan Stanley noted that the public market trading price targets published by the securities research analysts do not necessarily reflect current market trading prices for Adobe common stock and these estimates are subject to uncertainties, including the future financial performance of Adobe and future financial market conditions.

        In connection with the review of the merger by Macromedia's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Macromedia or Adobe. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Macromedia or Adobe. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to holders of shares of Macromedia common stock and in connection with the delivery of its opinion dated April 17, 2005 to Macromedia's board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Macromedia or Adobe might actually trade.

        The merger consideration was determined by Adobe and Macromedia through arm's length negotiations between Adobe and Macromedia and was approved by Macromedia's board of directors.

        In addition, Morgan Stanley's opinion and its presentation to Macromedia's board of directors was one of many factors taken into consideration by Macromedia's board of directors in deciding to approve the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Macromedia's board of directors with respect to the exchange ratio or of whether Macromedia's board of directors would have been willing to agree to a different exchange ratio.

        Macromedia's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Adobe and Macromedia and received fees for such services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the account of customers in the equity and other securities of Macromedia, Adobe or any other parties involved in the merger. In addition, from time to time Morgan Stanley has entered into and may enter into agreements to purchase software and services from Adobe and Macromedia in connection with Morgan Stanley business.

        Under the terms of its engagement letter, Morgan Stanley provided Macromedia financial advisory services and a financial opinion in connection with the merger. Pursuant to the terms of this engagement letter, Macromedia has agreed to pay Morgan Stanley a fee of 0.4% of Macromedia's fully diluted market value upon the consummation of the merger (based upon a five-trading day average of the market price of Adobe's common stock). Of this amount, a fee of $1.5 million was payable upon delivery of Morgan Stanley's written fairness opinion and the remainder is payable upon the consummation of the merger. Macromedia has also agreed to reimburse Morgan Stanley for other expenses, including attorneys' fees, incurred in connection with its engagement. In addition, Macromedia has agreed to indemnify Morgan Stanley and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including any liabilities under the federal securities laws relating to or arising out of its engagement and any related transactions.

Interests of Macromedia's Executive Officers and Directors in the Merger

        In considering the recommendation of the Macromedia board of directors with respect to adopting the merger agreement, Macromedia stockholders should be aware that certain members of the board of directors and executive officers of Macromedia have interests in the merger that are different from, or in addition to, their interests as Macromedia stockholders. These interests may create an appearance of a conflict of interest. The Macromedia board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decision in approving the merger, the merger agreement and the related transactions.

        Combined Company Board of Directors.    The merger agreement provides that Adobe will cause Robert K. Burgess to be elected or appointed to the board of directors of Adobe as of the effective time of the merger.

        Indemnification and Insurance.    The merger agreement provides that, for a period of six years after the merger, Macromedia, as the surviving corporation in the merger, will observe, to the fullest extent permitted by Delaware law, all rights of the directors and officers of Macromedia as of April 17, 2005 to indemnification for acts and omissions as directors and officers of Macromedia occurring before the effective time of the merger, as provided in the Macromedia certificate of incorporation and bylaws (as in effect on April 17, 2005) and in indemnification agreements with Macromedia as in effect on April 17, 2005 or, subject to certain conditions, entered into prior to the consummation of the merger. In addition, the merger agreement provides that for a period of six years after the merger, the surviving corporation will maintain in effect a directors' and officers' liability insurance policy for the benefit of the persons who were directors and officers of Macromedia as of April 17, 2005 with respect to their acts or omissions as directors and officers of Macromedia prior to the effective time of the merger with coverage comparable to the coverage under Macromedia's existing policy as of April 17, 2005, provided directors' and officers' liability insurance coverage is available for Adobe's directors and officers. If the annual premiums payable for such insurance coverage exceed 200% of the annual premium paid by Macromedia in 2004 for its existing policy, the surviving corporation may reduce the amount of coverage to the amount of coverage available for a cost equal to that amount.

        Accelerated Vesting of Non-Employee Directors' Options.    Pursuant to the terms of the Macromedia 2002 Equity Incentive Plan, upon the consummation of the merger, each non-employee director of Macromedia will be entitled to accelerated vesting of all unvested options to purchase Macromedia common stock then held by such non-employee director, issued pursuant to this plan. Charles M. Boesenberg, John (Ian) Giffen, Steven Gomo, William H. Harris, Jr., Donald L. Lucas, Timothy O'Reilly and William B. Welty are members of the Macromedia board who are not employees of Macromedia. As of July 1, 2005, Mr. Boesenberg held unvested options to purchase 49,997 shares of Macromedia common stock, Mr. Giffen held unvested options to purchase 41,667 shares of Macromedia common stock, Mr. Gomo held unvested options to purchase 37,497 shares of Macromedia common stock, Mr. Harris held unvested options to purchase 1,458 shares of Macromedia common stock, Mr. Lucas held unvested options to purchase 47,292 shares of Macromedia common stock, Mr. O'Reilly held unvested options to purchase 21,665 shares of Macromedia common stock and Mr. Welty held unvested options to purchase 42,709 shares of Macromedia common stock.

        Employment Agreements.    Macromedia and Adobe have entered into the following employment agreements with executive officers of Macromedia.

  Robert K. Burgess Amended Employment Agreement

        Macromedia entered into an employment agreement with Mr. Burgess on January 10, 2003. On January 19, 2005, this agreement was amended and restated in order to reflect the Macromedia board of directors' determination that Stephen Elop should become the Chief Executive Officer of Macromedia and Mr. Burgess should remain as Executive Chairman of Macromedia. Under the terms of the amended employment agreement, Mr. Burgess' annual base salary is $400,000 and his annual target bonus was $400,000 for the year ended March 31, 2005. Macromedia also agreed to purchase a $10 million term life insurance policy for Mr. Burgess, with the proceeds payable to a beneficiary designated by him, and, during his employment, to pay all premiums on such policy and to pay Mr. Burgess a gross-up for state and federal income taxes attributable to the payment of such premiums. In July 2005, pursuant to the agreement and at the request of Mr. Burgess, Macromedia's compensation committee of the board of directors reduced Mr. Burgess' annual base salary from $400,000 to $100,000 and cancelled his annual bonus for fiscal year 2006. Both changes are effective as of July 1, 2005.

        Mr. Burgess' amended employment agreement provides that, in the event that Mr. Burgess' employment with Macromedia is terminated

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  by Macromedia without cause,

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  because of his death or disability or

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  voluntarily by Mr. Burgess for good reason (which includes a material adverse change in his position, an involuntary reduction in his compensation by more than 10%, a relocation of his principal place of employment by more than 50 miles, or Macromedia's breach of its life insurance or indemnification obligations), then upon the exchange of general releases by Mr. Burgess and Macromedia, Mr. Burgess will receive a lump sum payment, subject to tax withholding, equal to the greater of $1,600,000 and an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. Mr. Burgess' amended employment agreement provides that Macromedia will also reimburse Mr. Burgess for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1975, as amended, or COBRA, or pay for comparable coverage. Mr. Burgess' amended employment agreement provides that Macromedia will also pay the full annual premium and related tax gross-up on Mr. Burgess' life insurance policy for the contract year in which his employment with Macromedia is terminated. Mr. Burgess' amended employment agreement provides that Mr. Burgess will also be entitled to participate in any of Macromedia's plans or other employee benefit arrangements during the two-year period following termination, other than tax-qualified pension or profit-sharing plans or the employee stock purchase plan. In addition, the vesting of each of the options granted to Mr. Burgess prior to January 19, 2005 and outstanding at the time of termination will accelerate with respect to a number of shares equal to the greater of

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  the number of shares that would otherwise become vested over the 24-month period following the date of his termination of employment reduced by the number of months elapsed from the respective grant date of the option to his date of termination, or

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  the number of shares that would otherwise become exercisable during the 12-month period following the termination date,

provided that the vesting of any option granted to Mr. Burgess prior to January 19, 2005 with an exercise price less than the fair market value of a share of Macromedia common stock on January 19, 2005 will be accelerated by no less than 24 months. Options granted before January 10, 2003 will be exercisable until the end of the 180-day period following the later of the date 12 months after Mr. Burgess' termination date, or the date 24 months from the grant date of the option, or if earlier, the expiration date of the option; provided that any option granted to Mr. Burgess prior to January 10, 2003 with an exercise price less than the fair market value of a share of Macromedia common stock on January 10, 2003 will remain exercisable until the earlier of the end of the 180-day period following the date 24 months after his termination, or the expiration date of the option. Options granted after January 10, 2003 but before January 19, 2005 will be exercisable until the earlier of the end of the 180-day period following the date 24 months following Mr. Burgess' termination date, or the expiration date of the option. In addition, the vesting of any options granted to Mr. Burgess following January 19, 2005 and outstanding at the time of termination will accelerate upon such termination by no less than 24 months, and will remain exercisable until the earlier of one year following his termination date and the expiration date of such options.

        Mr. Burgess' amended employment agreement provides that, in the event of a change of control of Macromedia, which the merger will constitute for this purpose, if

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  Mr. Burgess terminates his employment for any reason no later than 180 days following such change of control or

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  Mr. Burgess' employment is terminated no later than one year following such change of control by Macromedia without cause, because of his death or disability, or by Mr. Burgess for good reason, then upon the exchange of general releases by Mr. Burgess and Macromedia, he will receive a lump sum equal to the greater of $1,600,000 and an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination or prior to the change of control, if greater. Mr. Burgess' amended employment agreement provides that he will also be reimbursed for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under COBRA or Macromedia will pay for comparable coverage. Mr. Burgess' amended employment agreement provides that Macromedia, or Macromedia's successor in the change of control, will also pay the full annual premium and related tax gross-up on Mr. Burgess' life insurance policy for the contract year in which his employment with Macromedia is terminated. Mr. Burgess will also be entitled to participate in any of Macromedia's or Macromedia's successor's plans or other employee benefit arrangements during such two-year period, other than tax-qualified pension or profit-sharing plans or the employee stock purchase plan, or Macromedia or its successor will provide comparable plans. Mr. Burgess' amended employment agreement provides that, in addition, all of Mr. Burgess' then outstanding options will immediately become exercisable and vest in full and will remain exercisable until the earlier of two years following his termination date and the expiration date of such options. Mr. Burgess' amended employment agreement also provides that all of Mr. Burgess' then outstanding restricted stock awards will vest in full, provided that Mr. Burgess must remain employed by Macromedia or its successor for up to six months following the change of control, if requested to do so in writing, in order to be entitled to the accelerated vesting of his restricted stock awards upon Mr. Burgess' termination of his employment for good reason.

  Stephen A. Elop Employment Agreements

  Agreement with Macromedia

        Macromedia entered into an employment agreement with Mr. Elop in January 2005 in order to reflect the Macromedia board of directors' determination that Mr. Elop should become the Chief Executive Officer of Macromedia and Mr. Burgess should remain as Executive Chairman of Macromedia. Under the terms of the employment agreement, Mr. Elop's annual base salary is $400,000, his target bonus for the three months ending March 31, 2005 is $100,000, and his annual target bonus thereafter will be $400,000 per year if he meets the objectives established by the Macromedia board of directors. Pursuant to the terms of the employment agreement, Macromedia granted to Mr. Elop an option to purchase 400,000 shares of Macromedia common stock, or the New Option, and a restricted stock award for 100,000 shares of Macromedia common stock, both of which will become 25% vested on the one-year anniversary of the grant date and continue to vest at 2.08333% per month thereafter.

        Mr. Elop's employment agreement provides that, in the event that Mr. Elop's employment with Macromedia is terminated

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  by Macromedia without cause,

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  because of his death or disability or

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  voluntarily by Mr. Elop for good reason (which includes a material adverse change in his position, an involuntary reduction in his compensation by more than 10%, a relocation of his principal place of employment by more than 50 miles, or Macromedia's breach of its indemnification obligations), upon providing a general release to Macromedia Mr. Elop will receive a lump sum payment equal to the greater of $800,000 and an amount equal to the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. Mr. Elop's employment agreement provides that Macromedia will also reimburse Mr. Elop for any expenses incurred by him and his dependents for the one-year period following his termination date, for coverage under COBRA or pay for comparable coverage. In addition, Mr. Elop's employment agreement provides that the vesting of any portion of the New Option that is outstanding at the time of termination will accelerate with respect to a number of shares equal to the number of shares that would otherwise become vested over the 12-month period following the date of his termination of employment and such options will be exercisable until the earlier of the one-year anniversary of the termination of his employment and the expiration date of the New Option.

        Mr. Elop's employment agreement provides that, in the event Mr. Elop's employment with Macromedia is terminated

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  by Macromedia without cause,

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  because of his death or disability,

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  by Mr. Elop for good reason, or

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  by Mr. Elop after January 19, 2007 for any reason,

he will be entitled to an additional payment equal to $5,000,000, which amount will be reduced by

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  any gain Mr. Elop receives as a result of the sale, prior to his termination date, of shares attributable to any stock options exercised by Mr. Elop or any stock award granted to Mr. Elop;

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  the difference between the fair market value of any unexercised vested shares (including shares that become vested as a result of his termination of employment) attributable to any stock option granted to him and the exercise price of the applicable stock option; and

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  the fair market value of vested shares of restricted stock granted to Mr. Elop (including shares that become vested as a result of the termination of employment).

        Mr. Elop's employment agreement provides that, in the event of a change of control of Macromedia, which the merger will constitute for this purpose, and within the 12-month period following the change of control, Mr. Elop's employment with Macromedia is terminated

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  by Macromedia or its successor without cause,

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  because of his death or disability or

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  voluntarily by Mr. Elop for good reason,

upon providing a general release to Macromedia, Mr. Elop will receive a lump sum payment equal to the greater of $800,000 and an amount equal to the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination or prior to the change of control, if greater. Mr. Elop's employment agreement provides that he will also be reimbursed for any expenses incurred by him and his dependents for the one-year period following his termination date, for coverage under COBRA or Macromedia will pay for comparable coverage. In addition, Mr. Elop's employment agreement provides that the New Option and restricted stock award for 100,000 shares of Macromedia common stock granted to Mr. Elop pursuant to his employment agreement and any stock awards granted by Macromedia's successor will immediately become 100% vested and the stock options will remain exercisable until the earlier of one year following his termination date and the expiration date of such options, provided that Mr. Elop must remain employed by Macromedia or its successor for up to six months following the change of control, if requested to do so in writing, in order to be entitled to the accelerated vesting of his stock options and restricted stock awards upon Mr. Elop's termination of his employment for good reason. Also, Mr. Elop's employment agreement provides that in the event Mr. Elop's employment is terminated within 12 months of a change in control

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  by Macromedia's successor without cause,

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  because of his death or disability or

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  by Mr. Elop for any reason,

he will be entitled to an additional payment equal to $5,000,000 which will be reduced by

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  any gain Mr. Elop receives as a result of the sale, prior to his termination date, of shares attributable to any stock options exercised by Mr. Elop or any stock award granted to Mr. Elop;

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  the difference between the fair market value of any unexercised vested shares (including shares that become vested as a result of the termination of employment) attributable to any stock option granted to Mr. Elop and the exercise price of the applicable stock option; and

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  the fair market value of vested shares of restricted stock granted to Mr. Elop (including shares that become vested as a result of the termination of employment).

  Agreement with Adobe

        Adobe has entered into an employment agreement with Mr. Elop to serve as its President of Worldwide Field Operations beginning upon the consummation of the merger, the terms of which are as follows:

        Under the terms of the amended and restated contract, Mr. Elop's base salary will be $500,000 per year, and his target annual bonus will be $375,000, based on attainment of Adobe objectives. In addition, Mr. Elop will be eligible to participate in both the Adobe profit sharing plan (which can result in a payment to Mr. Elop of up to 10% of his annual base salary based on attainment of Adobe targets) and the Adobe Executive Severance Plan in the Event of a Change of Control of Adobe. Mr. Elop will also be granted an option to purchase 175,000 shares of Adobe common stock. Under the employment agreement, Adobe will reimburse Mr. Elop for his reasonable expenses in traveling between his office at corporate headquarters and his residence in Canada.

        The amended and restated contract also confirms that upon the consummation of the merger, pursuant to resolutions adopted by the Macromedia compensation committee on February 26, 1997 and April 8, 2005, stock options awarded to Mr. Elop by Macromedia before January 19, 2005 will have vesting accelerated by an 18-month period.

        In the event Mr. Elop's employment with Adobe is terminated by Adobe without cause, as a result of Mr. Elop's death or disability, or by Mr. Elop for good reason at or before the first anniversary of the day after the consummation of the merger, upon his providing a general release to Adobe, he will be entitled to receive a lump sum payment equal to the greater of $800,000 and an amount equal to the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination, or if greater, immediately prior to the closing. He will also be reimbursed for any expenses incurred by him and his dependents for the one-year period following his termination date, for coverage under COBRA or Macromedia will pay for comparable coverage. In addition, and provided that any termination by Mr. Elop for good reason does not occur until the date 12 months after the closing of the acquisition of Macromedia by Adobe, the New Option and shares of restricted stock granted to Mr. Elop by Macromedia in January 2005 will become fully vested and the New Option will remain exercisable until the earlier of the expiration date of such options and the first anniversary of his termination date. Each other option, including the Adobe option for 175,000 shares, will remain exercisable until the earlier of the expiration date of such options and the end of the period specified in the stock option agreements.

        In the event Mr. Elop's employment with Adobe is terminated by Adobe without cause, as a result of Mr. Elop's death or disability, or by Mr. Elop for good reason after the day following the one year anniversary of the consummation of the merger, upon his providing a general release to Adobe, he will be entitled to receive a lump sum payment equal to the greater of $800,000 and an amount equal to the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. He will also be reimbursed for any expenses incurred by him and his dependents for the one-year period following his termination date, for coverage under COBRA or Macromedia will pay for comparable coverage. In addition, options granted to Mr. Elop by Macromedia in January 2005 will have their vesting schedules accelerated by 12 months and will remain exercisable until the earlier of the one-year anniversary of the termination date, and the expiration date specified in the stock option agreement.

        Under the agreement, good reason is defined as either: a termination by Mr. Elop, as a result of a material adverse change in his position as President of Worldwide Field Operations, an involuntary reduction in his compensation by more than 10%, a relocation of his principal place of employment by more than 50 miles or a material breach by Adobe of its indemnification obligations to Mr. Elop, or voluntary termination by Mr. Elop for any reason during the six-month period ending on the one year anniversary of the day after the consummation of the merger.

        Also, in the event Mr. Elop's employment is terminated by Mr. Elop for any reason within 12 months after the day after the closing of the acquisition of Macromedia by Adobe, by Mr. Elop for any reason after January 19, 2007, by Adobe at any time without cause, as a result of Mr. Elop's death or disability, or by Mr. Elop for good reason, he will be entitled to an additional payment equal to $5,000,000 which will be reduced by

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  any gain Mr. Elop receives as a result of the sale, prior to his termination date, of shares attributable to any stock options exercised by Mr. Elop or any stock award granted to Mr. Elop including options granted to Mr. Elop pursuant to his employment agreement with Adobe;

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  the difference between the fair market value of any exercised but unsold shares and any unexercised vested shares (including shares that become vested as a result of the termination of employment and shares granted by Adobe under Mr. Elop's employment agreement with Adobe) attributable to any stock option granted to Mr. Elop and the exercise price of the applicable stock option; and

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  the fair market value of vested shares of restricted stock still held by Mr. Elop as of the termination date (including shares that become vested as a result of the termination of employment and shares granted by Adobe under Mr. Elop's employment agreement with Adobe).

The employment agreement also provides that Mr. Elop will sign a general release in order to receive the additional payment upon his voluntary termination other than for good reason within 12 months after the consummation of the merger.

        In the event Mr. Elop remains an employee of Adobe until at least the one-year anniversary of the consummation of the merger, he will receive a payment of $1,000,000 from Adobe within 15 days of such anniversary date. If Mr. Elop's employment is terminated by Adobe without cause during the six-month period ending on the one-year anniversary of the consummation of the merger, Mr. Elop will be entitled to a pro rated payment equal to one-sixth of the total amount for each full or partial month

Mr. Elop remains employed by Adobe during the six-month period ending on the one-year anniversary of the consummation of the merger, to be paid within 15 days of the involuntary termination date.

  Elizabeth A. Nelson Employment Agreement

        Macromedia entered into an employment agreement with Ms. Nelson in January 2005 to retain her continued services as Executive Vice President, Chief Financial Officer and Secretary of Macromedia. Under the terms of the employment agreement, Ms. Nelson's annual base salary is $300,000 and her annual target bonus is $150,000 based on Macromedia objectives.

        Ms. Nelson's employment agreement provides that, in the event that Ms. Nelson's employment with Macromedia is terminated

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  by Macromedia without cause,

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  because of her death or disability or

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  voluntarily by Ms. Nelson as a result of a material adverse change in her position, an involuntary reduction in her compensation by more than 10%, a relocation of her principal place of employment by more than 50 miles, or Macromedia's breach of its indemnification obligations, upon providing a general release to Macromedia, Ms. Nelson will receive a lump sum payment equal to the greater of $450,000 and an amount equal to the sum of her annual base salary and her annual bonus at the level in effect immediately prior to her termination. Ms. Nelson's employment agreement provides that Macromedia will also reimburse Ms. Nelson for any expenses incurred by her and her dependents for the one-year period following her termination date for coverage under COBRA or Macromedia will pay for comparable coverage. In addition, Ms. Nelson's employment agreement provides that the vesting of any equity compensation awards granted to Ms. Nelson following January 19, 2005 and outstanding at the time of her termination of employment will accelerate upon such termination by 12 months, and will remain exercisable until the earlier of one year following her termination date and the expiration date of such options.

        Ms. Nelson's employment agreement provides that, in the event of a change of control of Macromedia, which the merger will constitute for this purpose, and within the 12-month period following the change of control, Ms. Nelson's employment with Macromedia is terminated

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  by Macromedia without cause,

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  because of her death or disability or

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  voluntarily by Ms. Nelson as a result of a material adverse change in her position, an involuntary reduction in her compensation by more than 10%, a relocation of her principal place of employment by more than 50 miles, or Macromedia's breach of its indemnification obligations, upon providing a general release to Macromedia, Ms. Nelson will receive a lump sum payment equal to the greater of $450,000 and an amount equal to the sum of her annual base salary and her annual bonus at the level in effect immediately prior to her termination or prior to the change of control, if greater. She will also be reimbursed for any expenses incurred by her and her dependents for the one-year period following her termination date for coverage under COBRA or Macromedia will pay for comparable coverage. In addition, Ms. Nelson's employment agreement provides that any equity compensation awards granted to Ms. Nelson after January 19, 2005 will immediately become 100% vested and any such stock options will remain exercisable until the earlier of one year following her termination date and the expiration date of such awards, provided that Ms. Nelson must remain employed by Macromedia or its successor for up to six months following the change of control, if requested to do so in writing, in order to be entitled to the accelerated vesting of her equity compensation awards upon Ms. Nelson's termination of her employment as a result of the occurrence of a material adverse change in her position, an involuntary reduction in her compensation by more than 10%, a relocation of her principal place of employment by more than 50 miles, or Macromedia's breach of its indemnification obligations.

  Thomas Hale, Kevin Lynch, David Mendels and Al Ramadan Offer Letters with Adobe

        Mr. Hale, Senior Vice President and General Manager of Macromedia, Mr. Lynch, Executive Vice President, General Manager and Chief Software Architect of Macromedia, Mr. Mendels, Executive Vice President and General Manager of Macromedia, and Mr. Ramadan, Executive Vice President and General Manager of Mobile Devices of Macromedia have entered into offer letters with Adobe. Pursuant to the terms of the offer letters, if the merger is consummated, each will receive an annual base salary of $300,000 and will be granted options to purchase 90,000 shares of Adobe common stock. In addition, the offer letters provide that each will be eligible to participate in Adobe's profit sharing plan which can result in payments of up to 10% of his base salary, the Adobe Annual Incentive Plan under which each can receive a bonus of up to 50% of his base salary and the Adobe Executive Severance Plan in the Event of a Change of Control which will provide them with certain benefits in the event of a change of control of Adobe.

        Change of Control Arrangements.    Macromedia has entered into the following additional change of control arrangements with its executive officers, which will be triggered by the merger.

  Elizabeth A. Nelson

        Pursuant to a resolution adopted by the Macromedia board of directors in fiscal year 1998, if

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  upon or at any time after a change of control of Macromedia, which the merger will constitute for this purpose, there is a "constructive termination" of Ms. Nelson's employment as the Chief Financial Officer of Macromedia or

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  within one year following a change of control of Macromedia, there is a voluntary termination of her employment as the Chief Financial Officer of Macromedia,

Ms. Nelson is entitled to receive full vesting of any outstanding but unexercised options and/or other equity incentive awards granted prior to January 19, 2005, with such options and other equity incentive awards exercisable within 180 days from the date of such termination. A constructive termination is deemed to have occurred in the event of

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  a material adverse change in Ms. Nelson's position causing such position to be of materially less stature or responsibility without Ms. Nelson's consent,

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  a reduction in Ms. Nelson's compensation by more than 10% without her consent, or

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  relocation of the principal place of her employment by more than 50 miles.

  Other Executive Officers of Macromedia

        Pursuant to resolutions adopted by the Macromedia compensation committee on February 26, 1997 and April 8, 2005, stock options awarded to Stephen Elop, Thomas Hale, Kevin Lynch, David Mendels and Al Ramadan will have vesting accelerated by an 18-month period in the event of a change of control of Macromedia, which the merger will constitute for this purpose.

        David Bernstein, Vice President, Finance of Macromedia, has an agreement with Macromedia, which was affirmed by the Macromedia compensation committee on April 8, 2005, that provides for 12 months of accelerated vesting of his options upon a change of control of Macromedia, which the merger will constitute for this purpose. In the event that his employment is involuntarily terminated as a result of a change of control of Macromedia, which the merger will constitute for this purpose, Mr. Bernstein will receive an amount equal to six months of his average compensation.

        Noncompetition Agreements.    In connection with the merger, Adobe and Macromedia entered into noncompetition agreements with Messrs. Burgess, Elop, Hale, Lynch, Mendels and Ramadan. Under the terms of the noncompetition agreements, Messrs. Burgess, Elop, Hale, Lynch, Mendels and Ramadan agreed, among other things and subject to certain exceptions, not to, directly or indirectly, engage in competition with respect to Macromedia's products and services, each as further defined in the agreement, at any time within two years following the effective time of the merger, within the United States and certain other countries and territories. Messrs. Burgess, Elop, Hale, Lynch, Mendels and Ramadan further agreed, subject to certain exceptions, to not directly or indirectly, solicit, attempt to solicit, induce or attempt to induce any person or entity to terminate their employment or other relationship with Adobe or any of its affiliates.

        In addition, the non-competition agreements with Messrs. Hale, Lynch and Mendels provide that each person's applicable non-competition agreement shall not become effective unless:

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  prior to the effective time of the merger Messrs. Hale, Lynch and Mendels have been granted new stock options to purchase 125,000, 175,000, 125,000 shares of Macromedia common stock, respectively; or

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  within 10 days after the consummation of the merger, such applicable person has either been granted materially equivalent stock options to purchase shares of Adobe common stock or been provided with shares of Adobe common stock equal in value to the value of such Macromedia stock options.

Material Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax considerations of the merger that are expected to apply generally to Macromedia stockholders upon an exchange of their Macromedia common stock for Adobe common stock in the merger. This summary is based upon current provisions of the Code, existing regulations under the Code and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to Adobe, Macromedia or the stockholders of Macromedia as described in this summary. In addition, this summary assumes the truth and satisfaction of the statements and conditions described below as the basis for the tax opinions of Cooley Godward LLP, tax counsel to Adobe, and Fenwick & West LLP, tax counsel to Macromedia. No attempt has been made to comment on all U.S. federal income tax consequences of the merger that may be relevant to particular holders, including holders:

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  who are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies or tax-exempt entities;

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  who are subject to the alternative minimum tax provisions of the Code;

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  who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

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  who hold their shares as a hedge or as part of a hedging, straddle or other risk reduction strategy; or

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  who do not hold their shares as capital assets.

        In addition, the following discussion does not address the tax consequences of the merger under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the following:

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  the tax consequences of transactions effectuated before, after or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, transactions in which Macromedia shares are acquired or Adobe shares are disposed of;

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  the tax consequences to holders of options issued by Macromedia which are assumed, replaced, exercised or converted, as the case may be, in connection with the merger;

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  the tax consequences of the receipt of Adobe shares other than in exchange for Macromedia shares; or

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  the tax implications of a failure of the merger to qualify as a reorganization.

Accordingly, holders of Macromedia common stock are advised and expected to consult their own tax advisors regarding the federal income tax consequences of the merger in light of their personal circumstances and the consequences of the merger under state, local and foreign tax laws.

        As a condition to the consummation of the merger, Cooley Godward LLP and Fenwick & West LLP must render tax opinions that the merger will constitute a reorganization within the meaning of Section 368 of the Code, or a Reorganization. The tax opinions discussed in this section are conditioned upon certain assumptions stated in the tax opinions and the tax representations made by Macromedia and Adobe.

        No ruling from the Internal Revenue Service has been or will be requested in connection with the merger. In addition, stockholders of Macromedia should be aware that the tax opinions discussed in this section are not binding on the IRS, the IRS could adopt a contrary position and a contrary position could be sustained by a court.

        Subject to the assumptions and limitations discussed above, it is the opinion of Cooley Godward LLP and Fenwick & West LLP that the merger will be treated for U.S. federal income tax purposes as a Reorganization. Accordingly, if the merger is treated for U.S. federal income tax purposes as a Reorganization,

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  Adobe, Merger Sub and Macromedia will each be a party to the Reorganization;

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  Adobe, Merger Sub and Macromedia will not recognize any gain or loss solely as a result of the merger;

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  stockholders of Macromedia will not recognize any gain or loss upon the receipt of solely Adobe common stock for their Macromedia common stock, other than with respect to cash received in lieu of fractional shares of Adobe common stock;

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  the aggregate tax basis of the shares of Adobe common stock received by a Macromedia stockholder in the merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of Macromedia common stock surrendered in exchange therefor;

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  the holding period of the shares of Adobe common stock received by a Macromedia stockholder in the merger will include the holding period of the shares of Macromedia common stock surrendered in exchange therefor; and

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  cash payments received by Macromedia stockholders in lieu of fractional shares will be treated as if such fractional shares of Adobe common stock were issued in the merger and then sold. A stockholder of Macromedia who receives such cash will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share and the amount of cash received. Such gain or loss will be a capital gain or loss and any such capital gain will be long-term capital gain if the Macromedia common stock is held by such stockholder as a capital asset at the effective time of the merger and such stockholder's holding period for his, her or its Macromedia common stock is more than one year.

        Macromedia stockholders are required to attach a statement to their tax returns for the year in which the merger is consummated that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's Macromedia common stock and a description of the Adobe common stock received.

        The preceding discussion is intended only as a summary of certain U.S. federal income tax consequences of the merger and does not purport to be a complete analysis or discussion of all of the merger's potential tax effects. Macromedia stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, and the applicability and effect of federal, state, local and other applicable tax laws.

Anticipated Accounting Treatment

        The merger is expected to be accounted for using the purchase method of accounting pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of Macromedia acquired in connection with the merger, based on their estimated fair values. These allocations will be based upon a valuation that has not yet been finalized.

Appraisal Rights

        Under Delaware corporate law, holders of Macromedia common stock are not entitled to appraisal rights in connection with the merger because both Adobe common stock and Macromedia common stock are listed on the NASDAQ National Market. Under Delaware corporate law, holders of Adobe common stock are not entitled to appraisal rights in connection with the merger.

Legal Proceedings Related to the Merger

        On June 13, 2005, a shareholder derivative action entitled Steve Staehr, Derivatively on Behalf of Adobe Systems Incorporated v. Bruce R. Chizen, et. al., was filed in the Superior Court of the State of California for the County of Santa Clara against Adobe's directors and naming Adobe as a nominal defendant. The complaint alleges that the defendants breached their fiduciary duties of loyalty and due care and caused Adobe to waste corporate assets by failing to renegotiate or terminate the merger agreement following the announcement by Macromedia that it would restate its financial results for the fiscal years ended March 31, 1999 through 2004 and by failing to conduct sufficient due diligence prior to entering into the merger agreement. The complaint seeks, among other things, unspecified monetary damages, attorneys fees and certain forms of equitable relief, including preliminarily and permanently enjoining the consummation of the merger. Adobe has obligations under certain circumstances to hold harmless and indemnify each of the defendant directors against judgments, fines, settlements and expenses related to claims and otherwise to the fullest extent permitted under Delaware law and Adobe's bylaws and certificate of incorporation. Such obligations may apply to the lawsuit. Adobe's management believes that the allegations are without merit and intends to vigorously contest the action. However, there can be no assurance that the defendants will be successful in their defense.

Regulatory Approvals

        To consummate the merger, Adobe and Macromedia must make filings with and obtain approvals or clearances from antitrust regulatory authorities. Transactions such as the merger are subject to review by the U.S. Department of Justice, or DOJ, and the Federal Trade Commission, or FTC, in the

United States, certain governmental entities in the European Union and other countries to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the merger may not be consummated until the specified waiting period requirements of the HSR Act have been satisfied. Adobe and Macromedia filed notification reports, together with requests for early termination of the waiting period, with the DOJ and the FTC under the HSR Act on May 6, 2005. Adobe voluntarily withdrew its original notification report on June 6, 2005 and refiled on June 8, 2005. The refiling was a procedural step to provide the staff at the Antitrust Division of the DOJ with additional time to review the information submitted by Adobe and Macromedia. On July 8, 2005, Adobe and Macromedia each received a government request for additional information and documentary material, or a second request. Both of the second requests were limited to information about the companies' products in the areas of web authoring/design and vector graphics illustration. The second requests will extend the waiting period imposed by the HSR Act until 30 days after Adobe and Macromedia have substantially complied with the requests. In the United States, Adobe must also comply with applicable federal and state securities laws and the rules and regulations of The Nasdaq Stock Market, Inc. in connection with the issuance of shares of Adobe common stock in the merger and the filing of this joint proxy statement/prospectus with the SEC.

Restrictions on Resales

        The shares of Adobe common stock to be received by Macromedia stockholders in the merger will be registered under the Securities Act of 1933 and, except as described in this section, may be freely traded without restriction. Adobe's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Adobe common stock to be received in connection with the merger by persons who are deemed to be "affiliates" of Macromedia on the date of the Macromedia special meeting of stockholders. The shares of Adobe common stock to be issued in the merger and received by persons who are deemed to be "affiliates" of Macromedia on the date of the Macromedia special meeting of stockholders may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who are deemed to be "affiliates" of Macromedia prior to the merger include individuals or entities that control, are controlled by, or are under common control with Macromedia on the date of the Macromedia special meeting, and may include officers and directors, as well as principal stockholders, of Macromedia on the date of the Macromedia special meeting. Affiliates of Macromedia will be notified separately of their affiliate status.

        The merger agreement provides that Macromedia will use commercially reasonable efforts to help Adobe obtain a signed affiliate agreement from each person who is, becomes or may be deemed to be an "affiliate" of Macromedia. The merger agreement provides that Adobe will not issue shares of Adobe common stock to any "affiliate" of Macromedia who has not provided Adobe with a signed affiliate agreement. The affiliate agreements provide, among other things, that these persons will not sell, transfer or otherwise dispose of their shares of Adobe common stock received in the merger at any time in violation of the Securities Act of 1933 or the rules and regulations promulgated under the Securities Act of 1933, including Rule 145.

        Other than as described above in the section entitled "Interests of Macromedia's Executive Officers and Directors in the Merger," if any shares of Macromedia common stock outstanding immediately before the consummation of the merger are unvested or are subject to a repurchase option, risk of forfeiture or other condition (including restrictions on transfer) under any restricted stock purchase agreement or other contract, then the shares of Adobe common stock issued in exchange for such shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition.

THE MERGER AGREEMENT

        The following description describes the material terms of the merger agreement. This description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference. The merger agreement has been included to provide you with information regarding its terms. We encourage you to read the entire merger agreement. The merger agreement is not intended to provide any other factual information about us. Such information can be found elsewhere in this joint proxy statement/prospectus and in the other public filings each of Adobe and Macromedia makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

        Unless specifically stated otherwise, the following information and all other information contained in this joint proxy statement/prospectus, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

The Merger

        The merger agreement provides that at the effective time, Avner Acquisition Sub, or Merger Sub, a wholly owned subsidiary of Adobe, will be merged with and into Macromedia. Upon the consummation of the merger, Macromedia will continue as the surviving corporation and will be a wholly owned subsidiary of Adobe.

Effective Time of the Merger

        The merger agreement requires the parties to consummate the merger after all of the conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, including the adoption of the merger agreement by the stockholders of Macromedia and the approval of the issuance of shares of Adobe common stock in the merger by the stockholders of Adobe. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed by Adobe and Macromedia and specified in the certificate of merger. Because the consummation of the merger is subject to the receipt of governmental and regulatory approvals and the satisfaction of other conditions, we cannot predict the exact timing of the consummation of the merger.

Manner and Basis of Converting Shares

        At the effective time, each share of Macromedia common stock will automatically be converted into the right to receive 1.38 shares of Adobe common stock. This number is referred to in this joint proxy/prospectus as the exchange ratio and is subject to future adjustment for stock splits, recapitalizations, reclassifications or other similar changes occurring prior to the consummation of the merger (other than the Adobe stock split referenced above).

        No fractional shares of Adobe common stock will be issued in the merger. Instead, each Macromedia stockholder otherwise entitled to a fraction of a share of Adobe common stock (after aggregating all fractional shares of Adobe common stock issuable to such stockholder) will be entitled to receive in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Adobe common stock on the NASDAQ National Market on the date the merger becomes effective.

        The merger agreement provides that, prior to the effective time of the merger, Adobe will select a bank or trust company to act as the exchange agent under the merger agreement. The merger agreement provides that promptly after the effective time of the merger, Adobe will deposit with the exchange agent stock certificates representing the shares of Adobe common stock issuable in exchange for shares of Macromedia common stock and a sufficient amount of cash to make payments in lieu of fractional shares.

        The merger agreement contemplates that, as promptly as practicable following the effective time of the merger, the exchange agent for the merger will mail to each record holder of Macromedia common stock immediately prior to the effective time of the merger a letter of transmittal and instructions for surrendering and exchanging the record holder's Macromedia stock certificates. The merger agreement provides that, upon surrender of a Macromedia common stock certificate for exchange to the exchange agent, together with a duly signed letter of transmittal, and such other documents as the exchange agent or Adobe may reasonably require, the holder of the Macromedia stock certificate will be entitled to receive the following:

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  a certificate representing Adobe common stock,

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  cash in lieu of any fractional share of Adobe common stock, and

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  any dividends or other distributions declared or made with respect to Adobe common stock with a record date after the effective time of the merger and a payment date prior to the date the Macromedia stock certificate was surrendered.

The stock certificate so surrendered will be cancelled.

        After the effective time of the merger, all holders of certificates representing shares of Macromedia common stock that were outstanding immediately prior to the effective time of the merger will cease to have any rights as stockholders of Macromedia. In addition, no transfer of Macromedia common stock after the effective time of the merger will be registered on the stock transfer books of Macromedia.

        If any Macromedia stock certificate has been lost, stolen or destroyed, Adobe may in its reasonable discretion, and as a condition to the issuance of any certificate representing Adobe common stock in exchange therefor, require the owner of such certificate to deliver an affidavit claiming such certificate has been lost, stolen or destroyed and post a bond in such amount as Adobe may reasonably direct as indemnity against any claim that may be made with respect to that certificate against Adobe, the surviving corporation or the exchange agent.

        From and after the effective time of the merger, until it is surrendered and exchanged, each certificate that previously evidenced Macromedia common stock will be deemed to represent only the right to receive shares of Adobe common stock and cash in lieu of any fractional share of Adobe common stock. Adobe will not pay dividends or other distributions on any shares of Adobe common stock to be issued in exchange for any unsurrendered Macromedia common stock certificate until the Macromedia common stock certificate is surrendered as provided in the merger agreement.

        Stock certificates should not be surrendered for exchange by Macromedia stockholders before the effective time of the merger and should be sent only pursuant to instructions set forth in the letters of transmittal which the merger agreement provides will be mailed to Macromedia stockholders as promptly as practicable following the effective time of the merger. In all cases, the certificates representing shares of Adobe common stock and cash in lieu of fractional shares will be delivered only in accordance with the procedures set forth in the letter of transmittal.

        The merger agreement contemplates that, upon demand by Adobe, the exchange agent will deliver to Adobe any certificates representing Adobe common stock and any funds which have not been disbursed to holders of Macromedia stock certificates as of 180 days after the effective time of the merger. Any holders of Macromedia stock certificates who have not surrendered such certificates in compliance with the above-described procedures may thereafter look only to Adobe for certificates representing shares of Adobe common stock, cash in lieu of fractional shares and any dividends or distributions with respect to such Adobe common stock.

Representations and Warranties

        The merger agreement contains customary representations and warranties that Adobe and Macromedia made to, and solely for the benefit of, each other. The representations and warranties in the merger agreement expire at the effective time of the merger. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Adobe and Macromedia have exchanged in connection with signing the merger agreement. While Adobe and Macromedia do not believe that these disclosure schedules contain information securities laws require the parties to publicly disclose other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the companies' general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the companies' public disclosures.

Covenants; Conduct of Business Prior to the Merger

        Affirmative Covenants of Macromedia.    Macromedia has agreed that before the effective time of the merger, it will, and in certain cases, it will cause its subsidiaries to:

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  provide Adobe and its representatives with reasonable access during normal business hours to its personnel, representatives, assets, books, records, tax returns and other documents;

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  conduct its business and operations in the ordinary course and in accordance with past practices, use its commercially reasonable efforts to conduct its business and operations in material compliance with applicable legal requirements and the requirements of all significant contracts to which Macromedia is a party or by which it is bound, use its commercially reasonable efforts to attempt to ensure that Macromedia preserves intact the material components of its current business organization, keeps available the services of its current officers and other key employees and maintains its relations with its material suppliers, material customers, material licensors, material licensees and governmental bodies;

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  promptly notify Adobe of any claim or legal proceeding relating to the transactions contemplated by the merger agreement commenced or, to Macromedia's knowledge, overtly threatened by a governmental body or threatened in writing by any other person;

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  promptly notify Adobe of:

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  the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the merger agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Macromedia;

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  any event, condition, fact or circumstance that occurs, arises or exists after the date of the merger agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Macromedia if:

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  such representation or warranty had been made as of the time of such occurrence, existence or discovery or

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  such event, condition, fact or circumstance had occurred, arisen or existed as of the date of the merger agreement;

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    any material breach of any covenant or obligation of Macromedia set forth in the merger agreement; or

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    any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to Adobe's obligation to consummate the merger impossible or unlikely or would reasonably be expected to have or result in a material adverse effect on Macromedia;

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  at the request of Adobe, take such action so as to cause the termination of Macromedia's 401(k) plans no less than one day prior to the effective time of the merger;

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  use commercially reasonable efforts to cause to be delivered to Adobe a letter of KPMG LLP, dated within two days before the date on which the Form S-4 registration statement of which this joint proxy statement/prospectus is a part became effective, that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 registration statement (and reasonably satisfactory in form and substance to Adobe);

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  use its commercially reasonable efforts to cause certain stockholders of Macromedia to enter into affiliate agreements with Adobe; and

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  use its reasonable best efforts to rectify any material weakness (or series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of Macromedia's internal control over financial reporting that is identified by Macromedia or its auditors.

        Negative Covenants of Macromedia.    Macromedia has agreed that before the effective time of the merger, except as otherwise consented to in writing by Adobe, which consent in some cases may not be unreasonably withheld, or as previously disclosed to Adobe pursuant to the merger agreement, it will not, will not agree to, and will not permit any of its subsidiaries to:

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  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than pursuant to Macromedia's right to repurchase restricted shares;

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  subject to limited exceptions, sell, issue, grant or authorize the sale, issuance or grant of any capital stock or other security or any option, call, warrant or right to acquire any capital stock or other security;

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  subject to limited exceptions, amend or waive any of its rights under, or accelerate the vesting under, any provision of Macromedia's stock option plans, any agreement evidencing any outstanding stock option or any restricted stock purchase agreement or otherwise modify the terms of any outstanding stock option or other security or related contract;

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  amend, terminate or grant any waiver under Macromedia's stockholder rights agreement;

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  amend or permit the adoption of any amendment to its certificate of incorporation or bylaws;

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  acquire an equity interest or other interest in any other entity, form any subsidiary except in the ordinary course of business and consistent with past practices, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

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  make any capital expenditures other than (1) those that are provided for in Macromedia's capital expense budget or (2) if not provided for in Macromedia's capital expense budget, those that, when added together with all other capital expenditures made since the date of the merger agreement that are not provided for in Macromedia's capital expense budget, do not exceed $5,000,000 in the aggregate;

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  other than in the ordinary course of business and consistent with past practices, enter into or become bound by any significant contract or amend, terminate or waive any material right or remedy under any significant contract;

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  take any action that would subject any of Macromedia's products to any "copyleft" or other obligation or condition that requires or would reasonably be expected to require, or conditions or would reasonably be expected to condition, the use or distribution of Macromedia's products or the disclosure, licensing or distribution of any Macromedia source code for Macromedia's products;

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  acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person other than assets that are acquired, leased, licensed or disposed of in the ordinary course of business consistent with past practices or assets that are immaterial to Macromedia's business;

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  subject to limited exceptions, make any pledge of any material asset or permit any material asset to become subject to any encumbrances;

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  subject to limited exceptions, lend any money to any person, or incur or guarantee any indebtedness;

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  subject to limited exceptions, establish, adopt, enter into or amend any employee plan or employee agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or any of its officers or other employees;

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  subject to limited exceptions, hire any employee at the level of vice president or above or with an annual base salary in excess of $175,000, or promote any employee to vice president or above;

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  subject to limited exceptions, change any of its methods of accounting or accounting practices in any respect;

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  make any material tax election;

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  subject to limited exceptions, commence or settle any legal proceeding;

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  subject to limited exceptions, enter into any contracts or make any payments that can be characterized as "parachute payments" under the Code; or

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  subject to limited exceptions, take any action that would be reasonably expected to cause the merger to fail to qualify as a "reorganization" for federal income tax purposes under the Code.

        Affirmative Covenants of Adobe.    Adobe has agreed that before the effective time of the merger, it will:

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  use commercially reasonable efforts to cause the shares of Adobe common stock to be issued in the merger to be approved for listing on the NASDAQ National Market;

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  cause Merger Sub to perform its obligations under the merger agreement;

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  cause Robert K. Burgess to be elected or appointed to the board of directors of Adobe as of the effective time of the merger;

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  use its reasonable best efforts to rectify any material weakness (or a series of control deficiencies that collectively are deemed to be a material weakness) in the effectiveness of Adobe's internal control over financial reporting that is identified by Adobe or its auditors; and

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  promptly notify Macromedia of:

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  the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the merger agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Adobe or Merger Sub;

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  any event, condition, fact or circumstance that occurs, arises or exists after the date of the merger agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Adobe or Merger Sub if:

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  such representation or warranty had been made as of the time of such occurrence, existence or discovery or

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  such event, condition, fact or circumstance had occurred, arisen or existed as of the date of the merger agreement;

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  any material breach of any covenant or obligation of Adobe or Merger Sub set forth in the merger agreement; or

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  any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to Macromedia's obligation to consummate the merger impossible or unlikely or would reasonably be expected to have or result in a material adverse effect on Adobe.

        Negative Covenants of Adobe.    Adobe has agreed that before the effective time of the merger, it will not, except as consented to by Macromedia:

  •
  subject to limited exceptions, declare, accrue, set aside or pay any cash dividend or make any other distribution in respect to any shares of stock;

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  subject to limited exceptions, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws;

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  acquire or agree to acquire by merging or consolidating with, or by purchasing any controlling equity interest in, or all or substantially all of the assets of, any business, corporation, partnership, association or other business organization or division thereof for consideration in excess of $1 billion in the aggregate;

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  acquire or agree to acquire by merging or consolidating with, or by purchasing any controlling equity interest in, or all or substantially all of the assets of, any business, corporation, partnership, association or other business organization or division thereof for consideration in excess of $100 million if the acquisition presents a material risk of materially delaying the effectiveness of the merger or making it materially more difficult to obtain any consents necessary to consummate the merger, without consulting with Macromedia and considering the views and comments of Macromedia with regard to such risk of delay or increased difficulty in obtaining such consents; or

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  subject to limited exceptions, take any action that would be reasonably expected to cause the merger to fail to qualify as a "reorganization" for federal income tax purposes under the Code.

        Affirmative Covenants of Adobe and Macromedia.    Both Adobe and Macromedia have agreed that:

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  as promptly as practicable after the date of the merger agreement, both Adobe and Macromedia will prepare and cause to be filed with the SEC a registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, to use commercially reasonable efforts to cause the registration statement to be declared effective as promptly as practicable after it is filed with the SEC, and to keep such registration statement effective through the consummation of the merger in order to permit the consummation of the merger;

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  each party will use commercially reasonable efforts to file, as soon as practicable after the date of the merger agreement, all notices, reports and other documents required to be filed with any governmental body, including all notifications and responses to requests for additional information required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the merger and the other transactions contemplated by the merger agreement;

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  each party will use its reasonable best efforts to contest, resist or resolve any administrative or judicial proceeding challenging the merger as violative of any antitrust laws and have any injunction resulting from any such administrative or judicial proceeding vacated, lifted, reversed or overturned; and

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  each party will use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the merger and the other transactions contemplated by the merger agreement.

Macromedia Stock Options

        The merger agreement provides that, at the effective time of the merger, each Macromedia stock option that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not vested, will be converted into an option to purchase Adobe common stock and Adobe will either assume such stock option or will replace such stock option by issuing a materially equivalent replacement stock option to purchase Adobe common stock in accordance with the terms of the applicable Macromedia stock option plan and terms of the stock option agreement relating to that Macromedia stock option. However, Adobe has the right, subject to certain conditions, to not assume or replace stock options to purchase up to 28,251 shares of Macromedia common stock issued pursuant to certain Macromedia stock option plans under which all outstanding options have already vested in full. In the event Adobe chooses not to assume or replace such stock options, the terms of the relevant stock option plans provide that they will terminate at the effective time of the merger if not exercised prior thereto. The number of shares of Adobe common stock subject to each assumed or replaced Macromedia stock option will be determined by multiplying the number of shares of Macromedia common stock subject to the stock option immediately prior to the effective time of the merger by the exchange ratio (rounding down to the nearest whole number of shares of Adobe common stock). The per share exercise price for shares of Adobe common stock under each assumed or replaced Macromedia stock option will be determined by dividing the exercise price for the Macromedia common stock subject to the stock option immediately prior to the effective time of the merger by the exchange ratio and rounding up to the nearest whole cent. After adjusting the assumed or replaced stock options to reflect the application of the exchange ratio, all other terms of the assumed or replaced stock options, including the term, exercisability and vesting schedule, will remain unchanged, except that Adobe's board of directors or a committee thereof will succeed to the authority and responsibility of Macromedia's board of directors or a committee thereof with respect to such stock options. Some holders of stock options to purchase Macromedia common stock will be entitled to full or partial acceleration of vesting of their outstanding Macromedia stock options upon the consummation of the merger. For more information as it relates to Macromedia's directors and executive officers, please see "The Merger—Interests of Macromedia's Executive Officers and Directors in the Merger."

        Adobe has agreed to file a registration statement on Form S-8 within 15 days after the effective time of the merger for the shares of Adobe common stock issuable upon exercise of the assumed or replaced stock options. Adobe has agreed to use its commercially reasonable efforts to maintain the effectiveness of this registration statement so long as any assumed or replaced stock options remain outstanding.

Macromedia Employee Stock Purchase Plan

        The merger agreement provides that Macromedia will terminate its 2003 Employee Stock Purchase Plan immediately prior to the effective time of the merger. The merger agreement provides that, upon Adobe's request, prior to the effective time of the merger, Macromedia will take all actions reasonably necessary to:

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  cause any outstanding offering period to be terminated as of the last business day before the effective date of the merger;

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  make any pro-rata adjustments that may be necessary to reflect the shortened offering period (but the offering period will otherwise be treated as a fully effective and completed offering period for all purposes of the 2003 Employee Stock Purchase Plan);

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  cause the exercise as of the last business day before the effective date of the merger of each purchase right under the 2003 Employee Stock Purchase Plan; and

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  provide that no further offering period or purchase period will commence under the 2003 Employee Stock Purchase Plan.

        The merger agreement provides that, on the last business day before the effective date of the merger, Macromedia will apply the funds credited as of such date under the 2003 Employee Stock Purchase Plan within each participant's payroll withholding account to the purchase of whole shares of Macromedia common stock in accordance with the terms of the 2003 Employee Stock Purchase Plan. The termination of the 2003 Employee Stock Purchase Plan and the shortening of the offering period described above are conditioned upon the consummation of the merger.

Employee Benefits Matters

        The merger agreement provides that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or legal requirements, employees of Macromedia (or its subsidiaries) who continue employment with Adobe (or its subsidiaries) after the effective time of the merger, who are sometimes referred to as continuing Macromedia employees, will be eligible to participate in:

  •
  Adobe's employee stock purchase plan and, as determined by Adobe, its applicable stock option plans,

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  Adobe's non-equity employee benefit plans and programs, including any profit-sharing plan, severance plan, medical plan, dental plan, life insurance plan, time-off programs and disability plan (in each case to substantially the same extent as similarly situated employees of Adobe), and

  •
  such employee benefit plans and programs of Macromedia that are continued by Macromedia after the consummation of the merger or that are assumed by Adobe.

        The merger agreement provides that continuing Macromedia employees will (to the extent permitted by applicable legal requirements) receive credit for their continuous service with Macromedia (or its subsidiaries), as recognized by Macromedia, prior to the effective time of the merger, under Adobe's employee benefit plans (except for purposes of Adobe's sabbatical program and vesting of any Adobe stock options granted by Adobe after the consummation of the merger). In addition, the merger agreement provides that Adobe will waive eligibility requirements and/or pre-existing condition limitations (to the extent required by law) under its welfare benefits plans maintained for the benefit of continuing Macromedia employees located in the U.S. and will give effect to amounts previously paid by continuing Macromedia employees during the plan year in which the merger is consummated in determining any deductible maximum out-of-pocket limitations under such welfare benefit plans (subject in each case to any applicable plan provisions, contractual requirements or legal requirements).

        In addition, the merger agreement provides that, in the event that the commencement of the next regularly scheduled offering period under Adobe's employee stock purchase plan begins more than 90 days after the consummation of the merger, Adobe will establish a special offering period under its employee stock purchase plan for continuing Macromedia employees, which will begin as soon as administratively practicable following the consummation of the merger and which will end on the date immediately prior to the date of commencement of the next regularly scheduled offering period under the Adobe employee stock purchase plan.

        Nothing provided for in the merger agreement creates a right in any Macromedia employee to employment with Adobe, the surviving corporation or any other subsidiary of Adobe. In addition, no Macromedia employee or employee who continues employment with Adobe will be deemed to be a third party beneficiary of the merger agreement, except for officers and directors of Macromedia to the extent of their respective rights with respect to the maintenance of indemnification rights and directors' and officers' liability insurance coverage. Please see "The Merger Agreement—Indemnification and Insurance."

Indemnification and Insurance

        The merger agreement provides that, for a period of six years after the merger, the surviving corporation will observe, to the fullest extent permitted by Delaware law, all rights of the directors and officers of Macromedia as of April 17, 2005 to indemnification for acts and omissions as directors and officers of Macromedia occurring before the effective time of the merger, as provided in the Macromedia certificate of incorporation and bylaws (as in effect on April 17, 2005) and in indemnification agreements with Macromedia as in effect on April 17, 2005 or, subject to certain conditions, entered into prior to the consummation of the merger. In addition, the merger agreement provides that for a period of six years after the merger, the surviving corporation will maintain in effect a directors' and officers' liability insurance policy for the benefit of the persons who were the directors and officers of Macromedia as of April 17, 2005 with respect to their acts or omissions as directors and officers of Macromedia prior to the effective time of the merger with coverage comparable to the coverage under Macromedia's existing policy as of April 17, 2005, provided directors' and officers' liability insurance coverage is available for Adobe's directors and officers. If the annual premiums payable for such insurance coverage exceed 200% of the annual premium paid by Macromedia in 2004 for its existing policy, the surviving corporation may reduce the amount of coverage to the amount of coverage available for a cost equal to that amount.

Obligations of the Adobe Board of Directors and Macromedia Board of Directors with Respect to Their Recommendations and Holding Meetings of Stockholders

        Both Macromedia and Adobe have agreed to take all action necessary to call, give notice of and, as promptly as practicable after the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part is deemed effective under the Securities Act of 1933, hold meetings of their respective stockholders, in the case of Macromedia, for the adoption of the merger agreement, and, in the case of Adobe, for the approval of the issuance of shares of Adobe common stock in the merger.

        Both Macromedia and Adobe have agreed to include a statement in this joint proxy statement/prospectus to the effect that, in the case of Macromedia, the board of directors of Macromedia recommends that Macromedia's stockholders adopt the merger agreement at the Macromedia special meeting, and, in the case of Adobe, the board of directors of Adobe recommends that Adobe's stockholders approve the issuance of shares of Adobe common stock in the merger at the Adobe special meeting. The merger agreement provides that neither the board of directors of Macromedia nor the board of directors of Adobe may withdraw its recommendation or modify its recommendation in a manner adverse to the other company except in certain circumstances. However, this provision does not preclude Macromedia or Adobe from making accurate and complete public disclosure of any material facts, including, in the case of Macromedia, a competing acquisition proposal, if the board of directors of that company determines in good faith, after taking into account the advice of its outside legal counsel, that such disclosure is required by fiduciary duties of that company's board of directors or by any legal requirement, and that company has given the other company reasonable advance notice of such disclosure. Moreover, the provision prohibiting the withdrawal or adverse modification of the recommendation of the Macromedia board of directors does not preclude Macromedia from complying with Rules 14d-9 and 14e-2 and Item 1012(a) of Regulation M-A under the Securities Exchange Act of 1934 with regard to any acquisition proposal that Macromedia may receive.

        The merger agreement provides that Macromedia's board of directors is entitled to withdraw or modify its recommendation that Macromedia's stockholders vote to adopt the merger agreement if certain requirements, including the following, are met:

  •
  Macromedia satisfies certain notice requirements;

  •
  Macromedia's board of directors determines in good faith that Macromedia has received a superior offer that has not been withdrawn or that (i) a material adverse effect on Adobe has occurred since the date of the merger agreement and is continuing, or (ii) since the date of the merger agreement an event has occurred or circumstance exists that, in combination with any other events or circumstances since the date of the merger agreement, would reasonably be expected to have or result in a material adverse effect on Adobe; and

  •
  Macromedia's board of directors determines in good faith, after taking into account the advice of outside legal counsel, that the withdrawal or modification of its recommendation is required in order for Macromedia's board of directors to comply with its fiduciary obligations to Macromedia's stockholders under applicable law.

        The merger agreement provides that Adobe's board of directors is entitled to withdraw or modify its recommendation that Adobe's stockholders vote to approve the issuance of shares of Adobe common stock in the merger if certain requirements, including the following, are met:

  •
  Adobe satisfies certain notice requirements;

  •
  Adobe's board of directors determines in good faith that (i) a material adverse effect on Macromedia has occurred since the date of the merger agreement and is continuing or (ii) since the date of the merger agreement an event has occurred or circumstance exists that, in combination with any other events or circumstances since the date of the merger agreement, would reasonably be expected to have or result in a material adverse effect on Macromedia; and

  •
  Adobe's board of directors determines in good faith, after taking into account the advice of outside legal counsel, that the withdrawal or modification of its recommendation is required in order for Adobe's board of directors to comply with its fiduciary obligations to Adobe's stockholders under applicable law.

        The merger agreement provides that, if either company withdraws or modifies the recommendation of its board of directors, in the case of Macromedia, that Macromedia stockholders vote for the adoption of the merger agreement, and, in the case of Adobe, that Adobe stockholders vote for the issuance of shares of Adobe common stock in the merger and the merger agreement is subsequently terminated, that company may be required to pay a fee of $103.2 million to the other company. See "Expenses and Termination Fees."

        Both Macromedia and Adobe have agreed to submit the adoption of the merger agreement, in the case of Macromedia, and the issuance of shares of Adobe common stock in the merger, in the case of Adobe, to their stockholders, regardless of any withdrawal or modification of the respective recommendation by the board of directors of Macromedia or Adobe.

Limitation on the Solicitation, Negotiation and Discussion by Macromedia of Other Acquisition Proposals

        The merger agreement contains detailed provisions prohibiting Macromedia from seeking or entering into an alternative transaction to the merger. Under these "no solicitation" and related provisions, subject to specific exceptions described below, Macromedia has agreed that, prior to the earlier of consummation of the merger or the termination of the merger agreement, it will not, directly or indirectly (and that it will (i) ensure that its subsidiaries do not and (ii) use its commercially reasonable efforts to ensure that its directors, officers, other employees, agents, attorneys, accountants, advisors and representatives do not, directly or indirectly):

  •
  solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry;

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  furnish any nonpublic information regarding Macromedia or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

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  engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry;

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  approve, endorse or recommend any acquisition proposal or acquisition inquiry; or

  •
  enter into any letter of intent or contract relating to any acquisition transaction.

        Under the merger agreement, an "acquisition inquiry" is an inquiry, indication of interest or request for nonpublic information (other than those made or submitted by Adobe) that would reasonably be expected to lead to an acquisition proposal, and an "acquisition proposal" is any offer, inquiry or proposal with respect to Macromedia (other than those made or submitted by Adobe) relating to any acquisition transaction.

        Under the merger agreement, subject to limited exceptions, an "acquisition transaction" is any transaction or series of related transactions (other than the one contemplated by the merger agreement or as previously disclosed to Adobe pursuant to the merger agreement) involving:

  •
  any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or similar transaction involving Macromedia or one of its material subsidiaries, in which a third party or group acquires more than a 15% interest in the total outstanding voting securities of Macromedia or one of its material subsidiaries, or in which Macromedia or one of its material subsidiaries issues more than 15% of the outstanding voting securities of Macromedia or that material subsidiary;

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  any sale, lease, exchange, transfer, license, acquisition or disposition of assets representing 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of Macromedia and its subsidiaries; or

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  any liquidation or dissolution of Macromedia or one of its material subsidiaries.

        Under the merger agreement, a "material subsidiary" of Macromedia is any subsidiary that accounts for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of Macromedia and its subsidiaries.

        Under the merger agreement, Macromedia agreed to cease any existing discussions with any third party that relate to any acquisition proposal or acquisition inquiry.

        Macromedia has agreed to notify Adobe, within 48 hours after receipt of any acquisition proposal or acquisition inquiry, of the identity of the person making the acquisition proposal or acquisition inquiry and the terms thereof. The merger agreement provides that Macromedia must keep Adobe informed of the status of the acquisition proposal or acquisition inquiry and the status and terms of any modifications or proposed modifications thereto.

        Macromedia has also agreed not to release or waive any provision of any confidentiality, non-solicitation, no-hire, standstill or similar contract under which Macromedia or any of its subsidiaries has any rights and to use commercially reasonable efforts to enforce such contracts at the request of Adobe.

  Exception to the Limitation on the Negotiation and Discussion by Macromedia of Other Acquisition Proposals

        The merger agreement provides that, if, prior to the Macromedia special meeting, Macromedia receives from any person an acquisition proposal that constitutes, or could reasonably be expected to result in the submission by such person of, a superior offer (as described below), then Macromedia may furnish nonpublic information to, and engage in discussions and negotiations with, the person making the acquisition proposal, as long as:

  •
  neither Macromedia nor any of its representatives has breached any of the obligations described under the heading "Limitation on the Solicitation, Negotiation and Discussion by Macromedia of Other Acquisition Proposals" above;

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  Macromedia's board of directors concludes in good faith, after taking into account the advice of its outside legal counsel, that such action is required in order for Macromedia's board of directors to comply with its fiduciary obligations to Macromedia's stockholders under applicable law;

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  Macromedia has given Adobe at least two business days' prior notice of its intention to take such action and the identity of the person who made the acquisition proposal;

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  Macromedia receives an executed confidentiality agreement from the person who made the acquisition proposal with terms at least as favorable to Macromedia as the confidentiality agreement between Macromedia and Adobe; and

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  Macromedia provides Adobe with any nonpublic information to be furnished to the person who made the acquisition proposal (that has not previously been delivered to Adobe) at least two business days prior to furnishing such person with such nonpublic information.

        For purposes of the merger agreement, the term "superior offer" means an unsolicited bona fide written offer by an unaffiliated third party to acquire all or substantially all of the assets of Macromedia and its subsidiaries, or more than 50% of the outstanding voting securities of Macromedia and as a result of which the stockholders of Macromedia immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting company or any direct or indirect parent thereof, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, so long as:

  •
  the offer was not obtained or made as a direct or indirect result of a breach of any of the obligations described under the heading "Limitation on the Solicitation, Negotiation and Discussion by Macromedia of Other Acquisition Proposals" above;

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  the offer is not subject to a financing contingency; and

  •
  Macromedia's board of directors, in its good faith judgment, after obtaining and taking into account the advice of an independent financial advisor of nationally recognized reputation and after taking into account the likelihood and anticipated timing of the consummation of the transaction contemplated by such offer, determines that the offer is more favorable from a financial point of view to Macromedia's stockholders than the merger.

Material Adverse Effect

        Several of the representations, warranties, covenants, closing conditions and termination provisions of Adobe and Macromedia in the merger agreement use the phrase "material adverse effect." The merger agreement provides that "material adverse effect" means, with respect to either Adobe or Macromedia, as the case may be, any effect, change, event or circumstance that, considered together with other effects, changes, events and circumstances, has a material adverse effect on:

  •
  the business, financial condition, operations or results of operations of the subject company and its subsidiaries taken as a whole;

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  the ability of the subject company to consummate the merger or to perform any of its covenants or obligations under the merger agreement; or

  •
  with respect to a "material adverse effect" on Macromedia only, Adobe's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Macromedia as the surviving corporation in the merger.

        The merger agreement provides, however, that none of the following will be deemed to constitute, or be taken into account in determining whether there has occurred, a material adverse effect on the particular subject company:

  •
  effects, changes, events and circumstances resulting from conditions generally affecting the industries in which the subject company and its subsidiaries participate or the U.S. or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on the subject company and its subsidiaries taken as a whole;

  •
  changes in the trading price or trading volume of the subject company's common stock in and of themselves;

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  the loss of (or failure to generate) revenues resulting directly from any delay or cancellation of product orders arising directly from the announcement or pendency of the merger;

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  resignations of employees of the subject company resulting directly from the announcement or pendency of the merger;

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  any failure of the subject company or its subsidiaries to meet internal projections or forecasts or third party revenue or earnings predictions for any period ending on or after the date of the merger agreement, in and of itself;

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  in the case of a material adverse effect on Macromedia only, effects resulting from any stockholder litigation alleging a breach of the fiduciary duties of Macromedia's board of directors relating to the merger in which, based on the underlying merits of such litigation, the prospects for an award of damages or injunctive relief against Macromedia and its directors are very unlikely;

  •
  effects, changes, events and circumstances resulting from actions taken by the subject company to comply with its obligations under the merger agreement to use commercially reasonable efforts to consummate the merger or to use reasonable best efforts to contest certain antitrust-related challenges to the merger;

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  effects, changes, events and circumstances resulting from the payment of the legal, investment banking and other professional advisory fees and out-of-pocket expenses incurred in connection with the merger and, in the case of a material adverse effect on Macromedia only, the expenditures contemplated by the Macromedia retention and severance plan; and

  •
  effects, changes, events and circumstances resulting from the adoption or implementation of any required stock option expensing.

Conditions to the Merger

        Conditions to the Obligations of Adobe.    The merger agreement provides that the obligations of Adobe to consummate the merger are subject to the satisfaction of each of the following conditions:

  •
  the accuracy in all material respects of a limited number of representations and warranties made by Macromedia in the merger agreement, including those relating to capitalization, authorization to enter into the merger agreement, the stockholder vote requirement and Macromedia's stockholder rights agreement;

  •
  the accuracy of the remaining representations and warranties made by Macromedia in the merger agreement, provided that inaccuracies in such representations and warranties will be disregarded so long as all circumstances constituting such inaccuracies, considered collectively, do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on Macromedia;

  •
  performance in all material respects by Macromedia of all of its obligations and covenants set forth in the merger agreement that are required to be performed at or prior to the consummation of the merger;

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  the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, shall have become effective in accordance with the provisions of the Securities Act of 1933 and shall not be subject to any stop order or pending or threatened proceedings seeking such a stop order;

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  Macromedia's stockholders shall have adopted the merger agreement by the required vote and Adobe's stockholders shall have approved the issuance of shares of Adobe common stock in the merger by the required vote;

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  Adobe shall have received a legal opinion, dated as of the date of consummation of the merger, to the effect that the merger will constitute a "reorganization" for federal income tax purposes;

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  Macromedia's chief executive officer and chief financial officer shall have delivered to Adobe a certificate confirming that certain conditions have been duly satisfied;

  •
  there shall not have occurred and be continuing any event that has a material adverse effect on Macromedia and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a material adverse effect on Macromedia;

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  all applicable waiting periods under the HSR Act shall have expired or been terminated;

  •
  subject to certain exceptions, any waiting period applicable to the consummation of the merger under any applicable foreign antitrust law shall have expired or been terminated and any governmental approvals or consents required under antitrust laws shall have been obtained and such approvals or consents shall not be subject to any conditions that would reasonably be expected to result in material harm to, among other things, Adobe, Macromedia or any of their respective subsidiaries;

  •
  the shares of Adobe common stock to be issued in the merger shall have been approved for listing on the NASDAQ National Market;

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  there shall be no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger and no legal requirement making the consummation of the merger illegal;

  •
  there shall not be pending, and no specified governmental representative shall have threatened in a manner that would reasonably be construed to indicate that a governmental body is likely to commence or is seriously considering the commencement of, any legal proceeding, inquiry or investigation challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the merger or relating to the merger and seeking material damages or material remedies, seeking to prohibit or materially limit Adobe's ability to vote or otherwise exercise ownership rights with respect to the stock of the surviving corporation, that could materially and adversely affect Adobe's rights to own any material assets or operate any material businesses of Macromedia, seeking to compel Adobe, Macromedia or any of their respective subsidiaries to dispose of or hold separate any material assets, or seeking to impose (or that, if adversely determined, would reasonably be expected to result in the imposition of) criminal sanctions or liability on Macromedia or its subsidiaries; and

  •
  the chief executive officer and chief financial officer of Macromedia shall not have failed to provide any Sarbanes-Oxley certifications that are required to be provided after the date of the merger agreement.

        Conditions to the Obligations of Macromedia.    The obligation of Macromedia to consummate the merger is subject to the satisfaction of each of the following conditions:

  •
  the accuracy in all material respects of a limited number of representations and warranties made by Adobe in the merger agreement, including those relating to capitalization, authorization to enter into the merger agreement and the stockholder vote requirement;

  •
  the accuracy of the remaining representations and warranties made by Adobe in the merger agreement, provided that inaccuracies in such representations and warranties will be disregarded so long as all circumstances constituting such inaccuracies, considered collectively, do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on Adobe;

  •
  performance in all material respects by Adobe of all of its obligations and covenants set forth in the merger agreement that are required to be performed at or prior to the consummation of the merger;

  •
  the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, shall have become effective in accordance with the provisions of the Securities Act of 1933 and shall not be subject to any stop order or pending or threatened proceedings seeking such a stop order;

  •
  Macromedia's stockholders shall have adopted the merger agreement by the required vote and Adobe's stockholders shall have approved the issuance of shares of Adobe common stock in the merger by the required vote;

  •
  Macromedia shall have received a legal opinion, dated as of the date of consummation of the merger, to the effect that the merger will constitute a "reorganization" for federal income tax purposes;

  •
  an executive officer of Adobe shall have delivered to Macromedia a certificate confirming that certain conditions have been duly satisfied;

  •
  there shall not have occurred and be continuing any event that has a material adverse effect on Adobe and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a material adverse effect on Adobe;

  •
  the shares of Adobe common stock to be issued in the merger shall have been approved for listing on the NASDAQ National Market;

  •
  the applicable waiting period under the HSR Act shall have expired or been terminated;

  •
  there shall be no temporary restraining order, preliminary or permanent injunction or other order of a U.S. court or governmental body preventing the consummation of the merger under U.S. law, and there shall be no U.S. legal requirement that makes consummation of the merger illegal under U.S. law; and

  •
  the chief executive officer and chief financial officer of Adobe shall not have failed to provide any Sarbanes-Oxley certifications that are required to be provided after the date of the merger agreement.

Termination of the Merger Agreement

        The merger agreement provides that, at any time prior to the consummation of the merger, either before or after the requisite approvals of the stockholders of Adobe or Macromedia have been obtained, Adobe and Macromedia can terminate the merger agreement by mutual written consent, if such action is duly authorized by their respective boards of directors.

        The merger agreement also provides that, at any time prior to the consummation of the merger, either before or after the requisite approvals of the stockholders of Adobe or Macromedia have been obtained, either company can terminate the merger agreement:

  •
  if the merger shall not have been consummated by October 31, 2005; provided, however, that neither party will be permitted to terminate the merger agreement under this provision of the merger agreement if the failure to consummate the merger by October 31, 2005 is caused by a breach of an obligation to be performed prior to the effective time of the merger by the party seeking to terminate the merger agreement, and provided further that this date may be extended to January 31, 2006 by a party if, subject to certain exceptions, the conditions to the other party's obligation to consummate the merger, other than those relating to required regulatory approvals, are satisfied as of October 31, 2005;

  •
  if the Macromedia special meeting (including any postponements and adjournments thereof) has been held, a final vote on the adoption of the merger agreement has been taken and Macromedia's stockholders do not approve the adoption of the merger agreement; provided, however, that neither party will be permitted to terminate the merger agreement under this provision of the merger agreement if the failure to have the merger agreement adopted by Macromedia's stockholders is caused by a breach of a covenant or obligation of the party seeking to terminate the merger agreement;

  •
  if the Adobe special meeting (including any postponements and adjournments thereof) has been held, a final vote on the issuance of shares of Adobe common stock in the merger has been taken, and Adobe's stockholders do not approve the issuance of shares of Adobe common stock in the merger; provided, however, that neither party will be permitted to terminate the merger agreement under this provision of the merger agreement if the failure to have the issuance of shares of Adobe common stock in the merger approved by Adobe's stockholders is caused by a breach of a covenant or obligation of the party seeking to terminate the merger agreement; or

  •
  after October 31, 2005 if:

  •
  the FTC or DOJ shall have issued a "second request" pursuant to the HSR Act in connection with the merger;

  •
  at least 90 days have elapsed since the later of

  •
  the date on which the party seeking to terminate the merger agreement has certified to the FTC or DOJ that it is in "substantial compliance" with such "second request" or

  •
  the date on which any dispute with the FTC or DOJ relating to such "substantial compliance" has been finally resolved;

  •
  the other party shall not have certified its "substantial compliance" with such "second request" to the FTC or DOJ; and

  •
  the other party has not been using diligent efforts to substantially comply with such "second request" or to reach a settlement with the FTC or DOJ.

        The merger agreement provides that Adobe may terminate the merger agreement if:

  •
  a court or governmental body shall have issued a final and nonappealable order or taken other final and nonappealable action prohibiting the consummation of the merger;

  •
  at any time prior to the adoption of the merger agreement by the Macromedia stockholders, any of the following events shall have occurred (which are referred to as Macromedia triggering events):

  •
  the board of directors of Macromedia shall have failed to recommend that Macromedia's stockholders vote to adopt the merger agreement, or shall have withdrawn or modified its recommendation in a manner adverse to Adobe;

  •
  Macromedia shall have failed to include in this joint proxy statement/prospectus the board's recommendation in favor of the adoption of the merger agreement or a statement to the effect that the board of directors of Macromedia has determined and believes that the merger is advisable to, and in the best interests of, Macromedia's stockholders;

  •
  the board of directors of Macromedia fails to reaffirm its recommendation in favor of the adoption of the merger agreement or fails to reaffirm its determination that the merger is in the best interests of Macromedia's stockholders, within 10 days after Adobe requests a reaffirmation in writing;

  •
  the board of directors of Macromedia shall have approved, endorsed or recommended any acquisition proposal;

  •
  Macromedia shall have entered into any letter of intent or contract relating to any acquisition proposal;

  •
  a tender or exchange offer relating to securities of Macromedia shall have been commenced and Macromedia shall not have sent to its security holders, within 10 business days, a statement disclosing that Macromedia recommends rejection of the tender or exchange offer; or

  •
  any director or executive officer of Macromedia shall have materially breached, or shall have directly or indirectly induced or encouraged any other person to materially breach, any of the covenants relating to non-solicitation of acquisition proposals or related matters;

  •
  subject to certain limitations, a limited number of Macromedia's representations and warranties (including those relating to capitalization, authorization to enter into the merger agreement, the stockholder vote requirement and Macromedia's stockholder rights agreement) are inaccurate in any material respect; provided that if any inaccuracy is curable, Adobe may not terminate the merger agreement under this provision unless the inaccuracy remains uncured for a period of 30 days following notice thereof;

  •
  subject to certain limitations, inaccuracies in the remaining representations and warranties made by Macromedia constitute or would reasonably be expected to have or result in a material adverse effect on Macromedia; provided that if any inaccuracy is curable, Adobe may not terminate the merger agreement under this provision unless the inaccuracy remains uncured for a period of 30 days following notice thereof; or

  •
  if Macromedia has breached any of its covenants and obligations in any material respect; provided that if any breach is curable, Adobe may not terminate the merger agreement under this provision unless the breach remains uncured for a period of 30 days following notice thereof.

        The merger agreement provides that Macromedia may terminate the merger agreement if:

  •
  a U.S. court or governmental body shall have issued a final and nonappealable order or taken other final and nonappealable action prohibiting the consummation of the merger under U.S. law;

  •
  at any time prior to the approval of the issuance of shares of Adobe common stock in the merger by the Adobe stockholders, any of the following events shall have occurred (which are sometimes referred to as the Adobe triggering events):

  •
  the board of directors of Adobe shall have failed to recommend that Adobe's stockholders vote to approve the issuance of shares of Adobe common stock in the merger, or shall have withdrawn or modified its recommendation in a manner adverse to Macromedia;

  •
  Adobe shall have failed to include in this joint proxy statement/prospectus its board of directors' recommendation or a statement to the effect that that the board of directors of Adobe has determined and believes that the issuance of shares of Adobe common stock in the merger is in the best interests of Adobe's stockholders; or

  •
  the board of directors of Adobe fails to reaffirm its recommendation, or fails to reaffirm its determination that the issuance of shares of Adobe common stock in the merger is in the best interests of Adobe's stockholders, within 10 days after Macromedia requests a reaffirmation in writing;

  •
  subject to certain limitations, a limited number of Adobe's representations and warranties (including those relating to capitalization, authorization to enter into the merger agreement and the stockholder vote requirement) are inaccurate in any material respect; provided that if any inaccuracy is curable, Macromedia may not terminate the merger agreement under this provision unless the inaccuracy remains uncured for a period of 30 days following notice thereof;

  •
  subject to certain limitations, inaccuracies in the remaining representations and warranties made by Adobe constitute or would reasonably be expected to have or result in a material adverse effect on Adobe; provided that if any inaccuracy is curable, Macromedia may not terminate the merger agreement under this provision unless the inaccuracy remains uncured for a period of 30 days following notice thereof; or

  •
  if Adobe has breached any of its covenants and obligations in any material respect; provided that if any breach is curable, Macromedia may not terminate the merger agreement under this provision unless the breach remains uncured for a period of 30 days following notice thereof.

Expenses and Termination Fees

        The merger agreement provides that, subject to limited exceptions, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses; provided, however, that Adobe and Macromedia will share equally all fees and expenses, other than attorneys' fees, incurred in connection with (1) the filing, printing and mailing of the registration statement on Form S-4 and this joint proxy statement/prospectus, and (2) the filing by the parties of the premerger notification and report forms relating to the merger under the HSR Act.

        The merger agreement provides that Macromedia will pay Adobe a termination fee of $103.2 million if any of the following events occurs:

  •
  the merger agreement is terminated by Macromedia or Adobe under the provision of the merger agreement permitting such termination in the event that the merger is not consummated by October 31, 2005 (or January 31, 2006 in the event that the deadline is extended by either party, as described in "The Merger Agreement—Termination of the Merger Agreement"); there is no unsatisfied condition related to compliance with antitrust laws on the date of termination; a bona fide acquisition proposal shall have been disclosed, announced, commenced, submitted or made; a final vote on the adoption of the merger agreement shall not have been held; and, on or prior to the first anniversary of the termination of the merger agreement, Macromedia either closes a specified acquisition transaction or enters into a definitive agreement relating to a specified acquisition transaction that is subsequently consummated (or any other specified acquisition transaction is subsequently consummated among the parties to such definitive agreement or any of such parties' affiliates);

  •
  the merger agreement is terminated by Macromedia or Adobe under the provision of the merger agreement permitting such termination in the event that the stockholders of Macromedia have voted not to adopt the merger agreement; a bona fide acquisition proposal shall have been publicly disclosed, announced, commenced, submitted or made and is not publicly withdrawn on or before the fourth business day prior to the date of the Macromedia special meeting; and, on or prior to the first anniversary of the termination of the merger agreement, Macromedia either closes a specified acquisition transaction or enters into a definitive agreement providing for a specified acquisition transaction that is subsequently consummated (or any other specified acquisition transaction is subsequently consummated among the parties to such definitive agreement or any of such parties' affiliates);

  •
  the merger agreement is terminated by Adobe under the provision of the merger agreement permitting such termination in the event of the occurrence of any of the Macromedia triggering events described in "The Merger Agreement—Termination of the Merger Agreement," or the merger agreement is otherwise terminated following the occurrence of any Macromedia triggering event; or

  •
  prior to the adoption of the merger agreement by the Macromedia stockholders, Adobe has requested that the Macromedia board reaffirm (i) its recommendation in favor of adoption of the merger agreement or (ii) its determination that the merger is advisable and fair to, and in the best interests of, Macromedia and its stockholders, a vote with respect to such reaffirmations was held and less than all of Macromedia's directors shall have voted in favor of either such reaffirmation and the merger agreement is terminated under the provision of the merger agreement permitting such termination in the event that the Macromedia stockholders have voted not to adopt the merger agreement, or under the provision of the merger agreement permitting such termination in the event that the October 31, 2005 deadline (or January 31, 2006, if such deadline was extended by either party as described under "The Merger Agreement—Termination of the Merger Agreement") has passed (and, in the case of termination of the merger agreement under the provision of the merger agreement permitting such termination if the merger is not consummated by October 31, 2005 or January 31, 2006, as applicable, there is no unsatisfied condition related to compliance with antitrust laws on the date of termination).

        Under the merger agreement, a "specified acquisition transaction" has the same meaning as an "acquisition transaction" except all references to "15%" shall refer to "40%" instead.

        The merger agreement provides that Adobe will pay Macromedia a termination fee of $103.2 million if, prior to the approval of the issuance of shares of Adobe common stock in the merger by the Adobe stockholders, any of the following events occurs:

  •
  the merger agreement is terminated by Macromedia under the provision of the merger agreement permitting such termination in the event that the occurrence of any of the Adobe triggering events described in "The Merger Agreement—Termination of the Merger Agreement," or the merger agreement is otherwise terminated following the occurrence of an Adobe triggering event; or

  •
  Macromedia has requested that the Adobe board reaffirm (i) its recommendation in favor of the issuance of shares of Adobe common stock in the merger or (ii) its determination that the merger is advisable and fair to, and in the best interests of, Adobe and its stockholders, a vote with respect to such reaffirmations was held and less than all of Adobe's directors shall have voted in favor of either such reaffirmation and the merger agreement is terminated under the provision permitting such termination in the event that the Adobe stockholders vote not to approve the issuance of shares of Adobe common stock in the merger, or under the provision permitting such termination in the event that the October 31, 2005 (or January 31, 2006 in the event that the October 31, 2005 deadline was extended as described under "The Merger Agreement—Termination of the Merger Agreement") deadline has passed (and, in the case of termination of the merger agreement under the provision of the merger agreement permitting such termination if the merger is not consummated by October 31, 2005 or January 31, 2006, as applicable, there is no unsatisfied condition related to compliance with antitrust laws on the date of termination).

VOTING AGREEMENTS

        The following description of the voting agreements describes the material terms of the voting agreements. This description of the voting agreements is qualified in its entirety by reference to the forms of voting agreements which are attached as Annex B and Annex C to this joint proxy statement/prospectus and are incorporated herein by reference. We encourage you to read the entire forms of voting agreements.

Voting Agreements Relating to Macromedia Shares

        Robert K. Burgess, Stephen A. Elop and Elizabeth A. Nelson, each an executive officer and director of Macromedia, have each entered into a voting agreement with Adobe dated April 17, 2005. In the voting agreements, Mr. Burgess, Mr. Elop and Ms. Nelson each agreed to vote all shares of Macromedia common stock owned by them as of the record date as follows:

  •
  in favor of the execution and delivery by Macromedia of the merger agreement, the adoption of the merger agreement and each of the other actions contemplated by the merger agreement; and

  •
  against any of the following actions (other than the merger with Adobe and the other actions contemplated by the merger agreement):

  •
  any merger, consolidation or other business combination involving Macromedia or any of its subsidiaries;

  •
  any sale or transfer of a material portion of the rights or other assets of Macromedia or any of its subsidiaries;

  •
  any reorganization, recapitalization, dissolution or liquidation of Macromedia or any of its subsidiaries;

  •
  any change in a majority of the board of directors of Macromedia;

  •
  any amendment to Macromedia's certificate of incorporation or bylaws;

  •
  any material change in the capitalization of Macromedia or Macromedia's corporate structure; and

  •
  any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the merger or any of the other transactions contemplated by the merger agreement.

        In addition, they each granted Adobe an irrevocable proxy to vote their shares of Macromedia common stock in the same manner. They have also agreed that, before the Macromedia special meeting of stockholders, they will not transfer, assign, convey or dispose of any shares of Macromedia common stock, any options to purchase shares of Macromedia common stock or any other Macromedia securities owned by them except in certain circumstances, and only if each person to whom any securities are transferred agrees to comply with all of the terms and provisions of the voting agreement. Approximately 308,194 shares in the aggregate, or less than 0.4% of the Macromedia common stock outstanding on the record date, are subject to voting agreements and irrevocable proxies.

Voting Agreements Relating to Adobe Shares

        Bruce R. Chizen, an executive officer and director of Adobe, and Murray J. Demo and Shantanu Narayen, each an executive officer of Adobe, have each entered into a voting agreement with Macromedia dated April 17, 2005. In the voting agreements, Messrs. Chizen, Demo and Narayen each agreed to vote all shares of Adobe common stock owned by them as of the record date in favor of the approval of the issuance of shares of Adobe common stock in the merger. They each granted

Macromedia an irrevocable proxy to vote their shares of Adobe common stock in the same manner. They have also agreed that, before the Adobe special meeting of stockholders, they will not transfer, assign, convey or dispose of any shares of Adobe common stock, any options to purchase shares of Adobe common stock or any other Adobe securities, owned by them except in certain circumstances, and only if each person to whom any securities are transferred agrees to comply with all of the terms and provisions of the voting agreement. Approximately 403,746 shares in the aggregate, or approximately 0.1% of the Adobe common stock outstanding on the record date, are subject to voting agreements and irrevocable proxies.

MANAGEMENT AND OTHER INFORMATION

        After the merger, Macromedia will be a wholly owned subsidiary of Adobe, and all of Macromedia's subsidiaries will be indirect wholly owned subsidiaries of Adobe. It is anticipated that, following the merger, the Adobe board of directors will consist of Robert K. Burgess, Michael R. Cannon, Bruce R. Chizen, James E. Daly, Charles M. Geschke, Carol Mills, Colleen M. Pouliot, Robert Sedgewick, John E. Warnock and Delbert W. Yocam. The merger agreement provides that Adobe must cause, as of the effective time, Robert K. Burgess to be elected or appointed as a director of Adobe. In addition, it is anticipated that Stephen A. Elop will become an executive officer of Adobe after the merger. Information relating to the management, executive compensation, certain relationships and related transactions and other related matters pertaining to Adobe and Macromedia is contained in or incorporated by reference in their respective annual reports on Form 10-K which are incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

THE ADOBE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ADOBE'S
STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 TO APPROVE THE ISSUANCE OF SHARES
OF ADOBE COMMON STOCK IN THE MERGER.

THE MACROMEDIA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
MACROMEDIA'S STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 TO ADOPT
THE MERGER AGREEMENT.

ADOBE PROPOSAL NO. 2

POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

        If Adobe fails to receive a sufficient number of votes to approve Proposal No. 1, Adobe may propose to adjourn the special meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal No. 1. Adobe currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve Proposal No. 1. If approval of the proposal to adjourn the Adobe special meeting for the purpose of soliciting additional proxies is submitted to stockholders for approval at the Adobe special meeting, such approval requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Adobe special meeting.

THE ADOBE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ADOBE'S
STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO ADJOURN THE SPECIAL MEETING, IF
NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE
NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.

MACROMEDIA PROPOSAL NO. 2

POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

        If Macromedia fails to receive a sufficient number of votes to approve Proposal No. 1, Macromedia may propose to adjourn the special meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal No. 1. Macromedia currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve Proposal No. 1. If approval of the proposal to adjourn the Macromedia special meeting for the purpose of soliciting additional proxies is submitted to stockholders for approval at the Macromedia special meeting, such approval requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Macromedia special meeting.

THE MACROMEDIA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
MACROMEDIA'S STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO ADJOURN THE
SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL
PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

        The following information gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

Beneficial Ownership of Adobe Shares

        The following table and the notes thereto present information with respect to the beneficial ownership of shares of Adobe common stock, as of July 1, 2005 (except as noted in the footnotes), by each director and executive officer of Adobe and by each person or group who is known to the management of Adobe to be the beneficial owner of more than five percent of the Adobe common stock outstanding as of July 1, 2005. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided in such schedules. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable and the voting agreements entered into by a director and certain executive officers of Adobe with Macromedia, Adobe believes that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 491,589,871 shares outstanding on July 1, 2005, adjusted as required by rules promulgated by the SEC. Shares of Adobe common stock subject to options that are currently exercisable or are exercisable within 60 days after July 1, 2005 are treated as outstanding and beneficially owned by the person holding them for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address for each person and entity named in the table is: c/o Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110.

Beneficial Owner	Number of Shares	Percent of Totals
Barclays Global Investors, N.A(1) 45 Fremont Street San Francisco, CA 94105	50,076,676	10.2%
PRIMECAP Management Company(2) 225 South Lake Ave. #400 Pasadena, CA 91101	43,779,854	8.9
Putnam, LLC(3) One Post Office Square Boston, MA 02110	27,858,162	5.7
Bruce R. Chizen(4)	4,085,447	*
Murray J. Demo(5)	1,663,588	*
James J. Heeger(6)	38,054	*
Shantanu Narayen(7)	1,765,754	*
Jim Stephens(8)	442,041	*
Michael R. Cannon(9)	50,000	*
James E. Daley(10)	90,500	*
Charles M. Geschke(11)	852,564	*
Carol Mills(12)	156,500	*

Colleen M. Pouliot(13)	102,500	*
Robert Sedgewick(14)	341,700	*
John E. Warnock(15)	2,112,676	*
Delbert W. Yocam(16)	202,500	*
All directors and executive officers as a group (22 persons)(17)	16,065,749	3.2

*
Less than 1%.

(1)
Of the 50,076,676 shares attributed to Barclays Global Investors, N.A. ("Barclays Global"), it has sole voting power over 32,954,608 of the shares and sole dispositive power over 37,770,794 of the shares. Additionally, of the 50,076,676 shares attributed to Barclays Global, 3,092,490 shares are held by Barclays Global Fund Advisors, which has sole voting power over 2,731,876 of the shares and sole dispositive power over 3,092,490 of the shares; 7,485,172 of the shares are held by Barclays Global Investors, Ltd., which has sole voting power over 4,921,492 of the shares and sole dispositive power over 7,485,172 of the shares; 417,384 shares are held by Barclays Global Investors Japan Trust and Banking Company Limited, which has sole voting and dispositive power over all of such shares; 25,200 shares are held by Barclays Life Assurance Company Limited, which has sole voting power over 7,800 of the shares and sole dispositive power over 25,200 of the shares; 188 shares are held by Barclays Capital, Inc., which has sole voting and dispositive power over all of such shares; and 1,285,448 shares are held by Palomino Limited, which has sole voting and dispositive power over all of such shares. This information was provided pursuant to Schedule 13G and is as of April 11, 2005.

(2)
Of the 43,779,854 shares attributed to PRIMECAP Management Company, it has sole voting power over 5,170,654 of the shares and sole dispositive power over 43,779,854 of the shares. This information was provided pursuant to Schedule 13G and is as of March 23, 2005.

(3)
Of the 27,858,162 shares attributed to Putnam, LLC d/b/a Putnam Investments ("Putnam LLC"), it has shared voting power over 2,436,698 of the shares and shared dispositive power over 27,858,162 shares. Additionally, of the 27,858,162 shares attributed to Putnam LLC, 24,821,308 shares are held by Putnam Investment Management, LLC, which has shared voting power over 566,014 of the shares and shared dispositive power over 24,821,308 of the shares; and 3,036,854 shares are held by The Putnam Advisory Company, LLC, which has shared voting power over 1,870,684 of the shares and shared dispositive power over 3,036,854 of the shares. This information was provided pursuant to Schedule 13G and is as of February 11, 2005.

(4)
Consists of 197,716 shares held by the Chizen Trust, of which Mr. Chizen is a trustee, and 3,887,731 shares issuable upon exercise of outstanding options held by Mr. Chizen exercisable within 60 days after July 1, 2005.

(5)
Includes 1,561,462 shares issuable upon exercise of outstanding options held by Mr. Demo exercisable within 60 days after July 1, 2005.

(6)
Mr. Heeger's employment with Adobe terminated effective March 2, 2005.

(7)
Consists of 103,904 shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee, and 1,661,850 shares issuable upon exercise of outstanding options held by Mr. Narayen exercisable within 60 days after July 1, 2005.

(8)
Includes 392,041 shares issuable upon the exercise of outstanding options held by Mr. Stephens exercisable within 60 days after July 1, 2005. Effective March 31, 2005, Mr. Stephens was no longer an executive officer of Adobe.

(9)
Consists of 50,000 shares issuable upon the exercise of outstanding options held by Mr. Cannon exercisable within 60 days after July 1, 2005.

(10)
Includes 82,500 shares issuable upon the exercise of outstanding options held by Mr. Daley exercisable within 60 days after July 1, 2005.

(11)
Consists of 560,064 shares held by the Geschke Family Trust, of which Dr. Geschke is a trustee, and 292,500 shares issuable upon the exercise of outstanding options held by Dr. Geschke exercisable within 60 days after July 1, 2005.

(12)
Includes 152,500 shares issuable upon the exercise of outstanding options held by Ms. Mills exercisable within 60 days after July 1, 2005.

(13)
Consists of 30,000 shares held by the Pouliot Family Trust, of which Ms. Pouliot is a trustee, and 72,500 shares issuable upon the exercise of outstanding options held by Ms. Pouliot exercisable within 60 days after July 1, 2005.

(14)
Includes 1,200 shares held by Dr. Sedgewick's minor children, as to all of which Dr. Sedgewick disclaims beneficial ownership, and 292,500 shares issuable upon exercise of outstanding options held by Dr. Sedgewick exercisable within 60 days after July 1, 2005.

(15)
Includes 44,800 shares held by trusts for the benefit of Dr. Warnock's children, over which he shares voting and investment power with his spouse and Dr. Geschke, and 212,500 shares issuable upon the exercise of outstanding options held by Dr. Warnock exercisable within 60 days after July 1, 2005.

(16)
Includes 192,500 shares issuable upon the exercise of outstanding options held by Mr. Yocam exercisable within 60 days after July 1, 2005.

(17)
Includes 12,712,047 shares issuable upon exercise of outstanding options exercisable within 60 days after July 1, 2005 and shares beneficially owned by Messrs. Heeger and Stephens, former executive officers of Adobe. See also Notes 4 through 16.

Beneficial Ownership of Macromedia Shares

        The following table and the related notes present information on the beneficial ownership of shares of Macromedia common stock, as of July 1, 2005 (except as noted in the footnotes), by each director and executive officer of Macromedia and by each person or group who is known to the management of Macromedia to be the beneficial owner of more than 5% of the Macromedia common stock outstanding as of July 1, 2005. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided in those schedules, as noted. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable and the voting agreements entered into by executive officers and directors of Macromedia with Adobe, Macromedia believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 75,868,426 shares outstanding on July 1, 2005, adjusted as required by rules promulgated by the SEC. Shares of Macromedia common stock subject to options that are currently exercisable or are exercisable within 60 days of July 1, 2005 are treated as outstanding and beneficially owned by the person holding them for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated below, the address for each person and entity named in the table is: c/o Macromedia, Inc., 601 Townsend Street, San Francisco, California 94103.

Beneficial Owner	Number of Shares	Percent of Totals
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	7,866,250	10.4%
Robert K. Burgess(2)	1,256,224	1.6
Elizabeth A. Nelson(3)	605,713	*
Kevin M. Lynch(4)	346,595	*
Stephen A. Elop(5)	314,916	*
Alan S. Ramadan(6)	116,625	*
William H. Harris, Jr.(7)	87,500	*
Thomas E. Hale(8)	66,751	*
Timothy F. O'Reilly(9)	44,868	*
Donald L. Lucas(10)	44,464	*
Steven J. Gomo(11)	36,669	*
William B. Welty(12)	14,167	*
Charles M. Boesenberg(13)	13,336	*
John (Ian) Giffen(14)	11,667	*
All directors and executive officers as a group (15 persons)(15)	3,261,879	4.1

*
Less than 1%.

(1)
In its Schedule 13G filed on April 11, 2005, FMR Corp. reported sole voting power as to 764,914 shares of Macromedia's common stock, sole dispositive power as to 7,866,250 shares of Macromedia's common stock, and beneficial ownership of 7,866,250 shares of Macromedia's common stock.

(2)
Includes 1,149,091 shares subject to options held by Mr. Burgess that are exercisable within 60 days of July 1, 2005, 75,000 shares subject to a restricted stock award held by Mr. Burgess and 1,176 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of the children of Mr. Burgess. Macromedia has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses January 24, 2009.

(3)
Includes 505,921 shares subject to options held by Ms. Nelson that are exercisable within 60 days of July 1, 2005 and 75,000 shares subject to a restricted stock award held by Ms. Nelson. Macromedia has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses January 24, 2009.

(4)
Includes 335,719 shares subject to options held by Mr. Lynch that are exercisable within 60 days of July 1, 2005.

(5)
Includes 213,647 shares subject to options held by Mr. Elop that are exercisable within 60 days of July 1, 2005 and 100,000 shares subject to a restricted stock award held by Mr. Elop. Macromedia has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses January 24, 2009.

(6)
Represents 116,625 shares subject to options held by Mr. Ramadan that are exercisable within 60 days of July 1, 2005.

(7)
Represents 87,500 shares subject to options held by Mr. Harris that are exercisable within 60 days of July 1, 2005.

(8)
Includes 66,251 shares subject to options held by Mr. Hale that are exercisable within 60 days of July 1, 2005.

(9)
Includes 41,668 shares subject to options held by Mr. O'Reilly that are exercisable within 60 days of July 1, 2005.

(10)
Includes 44,167 shares subject to options held by Mr. Lucas that are exercisable within 60 days of July 1, 2005.

(11)
Represents 36,669 shares subject to options held by Mr. Gomo that are exercisable within 60 days of July 1, 2005.

(12)
Represents 14,167 shares subject to options held by Mr. Welty that are exercisable within 60 days of July 1, 2005.

(13)
Represents 13,336 shares subject to options held by Mr. Boesenberg that are exercisable within 60 days of July 1, 2005.

(14)
Represents 11,667 shares subject to options held by Mr. Giffen that are exercisable within 60 days of July 1, 2005.

(15)
Includes 2,934,337 shares subject to options that are exercisable within 60 days of July 1, 2005.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        Unless specifically stated otherwise, the following information and all other information contained in this joint proxy statement/prospectus, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

        On April 17, 2005, Adobe entered into an agreement to merge with Macromedia in a transaction to be accounted for using the purchase method of accounting for business combinations. Under the terms of the merger agreement, each issued and outstanding common share of Macromedia will be exchanged for 1.38 shares of Adobe common stock. Additionally, the merger agreement provides that, subject to certain exceptions, at the effective time of the merger, each Macromedia stock option that is outstanding and unexercised immediately prior to the effective time will be converted into an option to purchase Adobe common stock and Adobe will assume that stock option (or will replace that stock option by issuing a materially equivalent replacement stock option to purchase Adobe common stock) in accordance with the terms of the applicable Macromedia stock option plan and terms of the stock option agreement relating to that Macromedia stock option.

        The following unaudited pro forma condensed combined balance sheet is based on historical balance sheets of Adobe and Macromedia and has been prepared to reflect the merger as if it had been consummated on June 3, 2005. Such pro forma information is based upon the historical consolidated balance sheet data of Adobe at June 3, 2005 and Macromedia at March 31, 2005. The following unaudited pro forma condensed combined statement of income for the fiscal year ended December 3, 2004 combines Adobe's historical consolidated statement of income for the year then ended with Macromedia's historical consolidated statements of income for the nine months ended December 31, 2004 and the three months ended March 31, 2004. The following unaudited pro forma condensed combined statement of income for the six months ended June 3, 2005 combines Adobe's historical consolidated statement of income for the six months then ended with Macromedia's historical consolidated statement of income for the six months ended March 31, 2005.

        The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the merger been consummated as of the dates indicated or that may be achieved in the future.

        Adobe estimates that it will incur direct transaction costs of approximately $26.0 million, which is included as part of the purchase price of the acquisition. This amount is a preliminary estimate and is therefore subject to change. There can be no assurance that Adobe will not incur additional costs in subsequent quarters associated with the proposed merger.

        These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Adobe and Macromedia and other financial information pertaining to Adobe and Macromedia including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" incorporated by reference or included herein.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands, except per share data)

	Adobe As of June 3, 2005	Macromedia As of March 31, 2005	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$253,302	$106,854	$—		$360,156
Short-term investments	1,437,264	271,424	—		1,708,688
Trade receivables	172,173	57,582	30,476	(l)	260,231
Other receivables	36,466	7,875	—		44,341
Deferred income taxes	56,513	3,389	7,182	(o)	67,084
Other current assets	43,850	12,410	—		56,260

Total current assets	1,999,568	459,534	37,658		2,496,760
Property and equipment, net	98,934	109,509	9,569	(i)	218,012
Goodwill	119,082	226,937	(226,937 2,101,069	)(b) (n)	2,220,151
Purchased and other intangible assets, net	17,108	13,864	(13,864 693,200	)(a) (h)	710,308
Investment in lease receivable	126,800	—	—		126,800
Other assets	59,724	11,765	10,000	(m)	81,489
Deferred income taxes, long-term	—	22,272	163,818 (186,090	(o) )(p)	—

Total assets	$2,421,216	$843,881	$2,588,423		$5,853,520

Liabilities and Stockholders' Equity
Current liabilities:
Trade and other payables	$38,717	$5,355	$—		$44,072
Accrued expenses	215,755	70,372	26,000 13,370	(g) (k)	325,497
Income taxes payable	202,419	21,849	—		224,268
Deferred revenue	61,033	42,604	(12,287	)(j)	91,350

Total current liabilities	517,924	140,180	27,083		685,187
Other long-term liabilities	4,767	24,041	—		28,808
Deferred income taxes	28,622	—	171,000 (186,090	(o) )(p)	13,532
Deferred revenue, less current portion	—	9,413	(9,413	)(j)	—
Stockholders' equity
Common stock, $0.0001 par value	29,600	77	(77	)(c)	29,600
Additional paid-in capital	1,264,712	958,937	(958,937 1,091,524 311,560	)(c) (d) (e)	2,667,796
Deferred stock-based compensation	—	(8,879)	8,879 (109,325	(c) )(f)	(109,325)
Retained earnings (accumulated deficit)	2,537,399	(243,878)	243,878	(c)	2,537,399
Accumulated other comprehensive income (loss)	523	(2,361)	2,361	(c)	523
Treasury stock at cost, net of reissuances	(1,962,331)	(33,649)	33,649 1,962,331	(c) (d)	—

Total stockholders' equity	1,869,903	670,247	2,585,843		5,125,993

Total liabilities and stockholders' equity	$2,421,216	$843,881	$2,588,423		$5,853,520

The accompanying notes are an integral part of these
unaudited pro forma combined condensed financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in thousands, except per share data)

	Historical
	Adobe Twelve Months Ended December 3, 2004	Macromedia Twelve Months Ended December 31, 2004		Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Revenue:
Products	$1,633,959	$422,120		$(15,787	)(B)	$—		$2,040,292
Services and support	32,622	—		15,787	(B)	—		48,409

Total revenue	1,666,581	422,120		—		—		2,088,701
Cost of revenue:
Products	86,572	33,856	(1)	(7,985	)(C)	(7,918 84,060 892	)(q) (t) (v)	189,477
Services and support	17,806	—		7,985	(C)	—		25,791

Total cost of revenue	104,378	33,856		—		77,034		215,268
Gross profit	1,562,203	388,264		—		(77,034)		1,873,433
Operating expenses:
Research and development	311,296	97,142		—		—		408,438
Sales and marketing	521,143	177,301		893	(A)	—		699,337
General and administrative	137,970	41,309		(893	)(A)	(2,674	)(w)	175,712
Amortization of intangible assets	—	1,099		—		(1,099	)(s)	44,913
						44,913	(u)
Amortization of deferred stock-based compensation	—	—		—		43,700	(v)	43,700

Total operating expenses	970,409	316,851		—		84,840		1,372,100
Operating income	591,794	71,413		—		(161,874)		501,333
Non-operating income
Investment gains (losses)	2,506	1,340		—		—		3,846
Interest and other income	14,345	3,910		—		—		18,255

Total non-operating income	16,851	5,250		—		—		22,101
Income before taxes	608,645	76,663		—		(161,874)		523,434
Provision for income taxes	158,247	17,467		—		(30,249	)(x)	145,465

Net income	$450,398	$59,196		$—		$(131,625)		$377,969

Basic net income per share	$0.94	$0.85						$0.66

Shares used in computing basic income per share	477,658	69,320						573,320	(2)

Diluted net income per share	$0.91	$0.79						$0.63

Shares used in computing diluted income per share	495,626	74,470						598,395	(2)

(1)
Includes amortization of acquired developed technology.

(2)
Shares used in computing basic and diluted income per share is the sum of Adobe shares plus Macromedia's shares (adjusted for the exchange ratio). Macromedia's shares are calculated by multiplying each share of Macromedia common stock by the exchange ratio of 1.38 Adobe shares for each share of Macromedia common stock.

The accompanying notes are an integral part of these
unaudited pro forma combined condensed financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in thousands, except per share data)

	Adobe Six Months Ended June 3, 2005	Macromedia Six Months Ended March 31, 2005		Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Revenue:
Products	$948,767	$224,689		$(8,892	)(B)	$—		$1,164,564
Services and support	20,144	—		8,892	(B)	—		29,036

Total revenue	968,911	224,689		—		—		1,193,600
Cost of revenue:
Products	43,629	18,278	(1)	(6,201	)(C)	(4,326 42,030 446	)(q) (t) (v)	93,856
Services and support	10,774	—		6,201	(C)	—		16,975

Total cost of revenue	54,403	18,278		—		38,150		110,831
Gross profit	914,508	206,411		—		(38,150)		1,082,769
Operating expenses:
Research and development	176,095	49,591		—		—		225,686
Sales and marketing	302,346	94,128		668	(A)	—		397,142
General and administrative	83,151	22,079		(668)	(A)	(1,337)	(w)	102,856
						(369	)(r)
Restructuring and other charges	—	19,172		—		—		19,172
Amortization of intangible assets	—	483		—		(483)	(s)	22,457
						22,457	(u)
Amortization of deferred stock-based compensation	—	—		—		21,850	(v)	21,850

Total operating expenses	561,592	185,453		—		42,118		789,163
Operating income	352,916	20,958		—		(80,268)		293,606
Non-operating income
Investment gains (losses)	(4,255)	304		—		—		(3,951)
Interest and other income	15,932	4,435		—		—		20,367

Total non-operating income	11,677	4,739		—		—		16,416
Income before taxes	364,593	25,697		—		(80,268)		310,022
Provision for income taxes	62,921	10,824		—		(14,584	)(x)	59,161

Net income	$301,672	$14,873		$—		$(65,684)		$250,861

Basic net income per share	$0.62	$0.20						$0.43

Shares used in computing basic income per share	487,610	72,610						587,812	(2)

Diluted net income per share	$0.59	$0.19						$0.41

Shares used in computing diluted income per share	507,851	78,880						616,705	(2)

(1)
Includes amortization of acquired developed technology.

(2)
Shares used in computing basic and diluted income per share is the sum of Adobe shares plus Macromedia's shares (adjusted for the exchange ratio). Macromedia's shares are calculated by multiplying each share of Macromedia common stock by the exchange ratio of 1.38 Adobe shares for each share of Macromedia common stock.

The accompanying notes are an integral part of these
unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Presentation

        On April 17, 2005, Adobe and Macromedia entered into a definitive agreement under which Macromedia will become a wholly owned subsidiary of Adobe in a transaction to be accounted for using the purchase method. The total estimated purchase price of approximately $3.4 billion includes common stock valued at $3.1 billion, stock options assumed and restricted stock exchanged with a fair value of $311.6 million, and estimated direct transaction costs of $26.0 million.

        The unaudited pro forma condensed combined financial statements assume the issuance of approximately 103.8 million shares of Adobe common stock based on an exchange ratio of 1.38 shares of Adobe common stock for each outstanding share of Macromedia common stock as of June 3, 2005. The actual number of shares of Adobe common stock to be issued will be determined based on the actual number of shares of Macromedia common stock outstanding upon the consummation of the merger. The average market price per share of Macromedia common stock of $29.43 is based on an average of the closing prices for a range of trading days (April 14, 2005 through April 20, 2005) around the announcement date (April 18, 2005) of the proposed transaction.

        Under the terms of the merger agreement, subject to certain exceptions, at the effective time of the merger, each Macromedia stock option that is outstanding and unexercised immediately prior to the effective time will be converted into an option to purchase Adobe common stock and Adobe will assume that stock option (or will replace that stock option by issuing a materially equivalent replacement stock option to purchase Adobe common stock) in accordance with the terms of the applicable Macromedia stock option plan and terms of the stock option agreement relating to that Macromedia stock option. Based on Macromedia's stock options outstanding at June 3, 2005, Adobe would convert options to purchase approximately 13.0 million shares of Macromedia common stock into options to purchase approximately 17.9 million shares of Adobe common stock. The actual number of Adobe stock options into which Macromedia stock options will be converted will be determined based on the actual number of Macromedia stock options outstanding at the consummation of the merger. The fair value of the outstanding options was determined using a Black-Scholes valuation model with the following weighted-average assumptions: volatility of 32%; risk-free interest rates ranging from 2.98%-3.98%, expected lives ranging from 1-3 years and dividend yield of zero. In addition, Adobe will exchange Adobe's restricted stock for all of Macromedia's outstanding restricted stock, after applying the exchange ratio. Based on the total number of shares of Macromedia restricted stock outstanding at June 3, 2005, Adobe would exchange approximately 0.4 million shares of restricted stock for the outstanding Macromedia restricted stock. The actual number of shares of restricted stock to be exchanged will be determined based on the actual number of shares of Macromedia restricted stock outstanding upon the consummation of the merger. The fair value of the outstanding shares of restricted stock was determined based on their intrinsic value at the announcement date.

        The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the proposed merger has not yet been consummated. The actual purchase price will be based on the Adobe shares issued to Macromedia stockholders, the options to purchase Macromedia stock assumed by Adobe and the restricted stock exchanged on the closing date of the merger. The final allocation of the purchase price will be based on Macromedia's assets and liabilities on the date the merger is consummated.

        The preliminary estimated total purchase price of the merger is as follows (in thousands):

Value of Adobe stock issued	$3,053,855
Estimated fair value of options assumed and restricted stock exchanged	311,560
Direct transaction costs	26,000

Total preliminary estimated purchase price	$3,391,415

        Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Macromedia's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. The management of Adobe and Macromedia have allocated the preliminary estimated purchase price based on preliminary estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization associated with certain assets is as follows (in thousands):

	Amount	First Year Amortization	Estimated Useful Life
Net tangible assets	$487,821	—	N/A
Identifiable intangible assets:
Acquired product rights	372,700	$84,060	3-4 years
Customer contracts and relationships	190,000	25,484	1-8 years
Non-competition agreements	400	129	2 years
Trademarks	130,100	19,300	5 years
Goodwill	2,101,069	—	N/A
Deferred stock-based compensation	109,325	44,592	2.5 years	(1)

Total preliminary estimated purchase price	$3,391,415	$173,565

(1)
Estimated weighted-average remaining vesting period.

        A preliminary estimate of $487.8 million has been allocated to net tangible assets acquired and approximately $693.2 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

        Identifiable intangible assets.    Acquired product rights include developed and core technology and patents. Developed technology relates to Macromedia products across all of their product lines that have reached technological feasibility. Core technology and patents represent a combination of Macromedia's processes, patents and trade secrets developed through years of experience in design and development of their products. Adobe expects to amortize the fair value of the acquired product rights based on the pattern in which the economic benefits of the intangible asset will be consumed.

        Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. Adobe expects to amortize the fair value of these assets based on the pattern in which the economic benefits of the intangible asset will be consumed.

        Trademarks primarily relate to the Flash trade name and other product names, which Adobe expects to amortize based on the pattern in which the economic benefits of the intangible asset will be consumed.

        The method of future amortization will be based on the pattern in which the economic benefits of the intangible assets are consumed. This results in total estimated amortization expense for fiscal years

2005, 2006, 2007, 2008 and 2009 of $129.0 million, $209.6 million, $202.1 million, $75.0 million and $77.5 million, respectively.

        In-process research and development.    As of the filing date, no amounts have been allocated to in-process research and development. This determination was based on the assumption that some research and development projects which are currently in process may not be in process upon consummation of the merger. In-process research and development will be dependent on the status of new projects on the date the merger is consummated. Accordingly, actual results may vary from projected results.

        Goodwill.    Approximately $2.1 billion has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

        Deferred tax liability.    Approximately $171.0 million was established as a deferred tax liability for the future amortization of the intangible assets. In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the valuation allowance on Macromedia's financial statements as of March 31, 2005 was reduced by $171.0 million to the extent the deferred tax assets are more likely than not realizable.

2.     Reclassifications

        Certain reclassification adjustments have been made to conform Adobe's and Macromedia's historical reported balances to the pro forma combined condensed financial statement basis of presentation. The reclassifications are as follows:

  (A)
  To reclassify Macromedia's credit to its provision for doubtful accounts from sales and marketing to general and administrative expenses to conform to Adobe's presentation.

  (B)
  To reclassify Macromedia's services and support revenue to a separate line item to conform to Adobe's presentation.

  (C)
  To reclassify Macromedia's services and support cost of revenue expenses to a separate line item to conform to Adobe's presentation.

3.     Pro Forma Adjustments

        Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to Macromedia's net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and deferred stock-based compensation, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

        There were no significant intercompany balances and transactions between Adobe and Macromedia as of the dates and for the periods of these pro forma condensed combined financial statements.

        The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Adobe and Macromedia filed consolidated income tax returns during the periods presented.

        The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that may result from integration activities, as management of Adobe and Macromedia are in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to Macromedia employees, costs of vacating some facilities (leased or owned) of Macromedia, or other costs associated with exiting activities of Macromedia that would affect amounts in the unaudited pro forma condensed combined financial statements. Any such liabilities would be recorded as an adjustment to the purchase price and an increase in goodwill. In addition, Adobe may incur significant restructuring charges upon consummation of the merger or in subsequent quarters for severance or relocation costs related to Adobe employees, costs of vacating some facilities (leased or owned) of Adobe, and other costs associated with exiting activities of Adobe. Any such restructuring charges would be recorded as an expense in the consolidated statement of income in the period in which they were incurred.

        Adobe has not identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

        The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

  (a)
  To eliminate Macromedia's historical intangible assets

  (b)
  To eliminate Macromedia's historical goodwill

  (c)
  To eliminate Macromedia's equity

  (d)
  To record the fair value of Adobe shares exchanged in the transaction

  (e)
  To record the fair value of Macromedia stock options assumed and of restricted stock exchanged

  (f)
  To record deferred stock-based compensation related to unvested Macromedia stock options assumed

  (g)
  To accrue Adobe's direct costs of the transaction

  (h)
  To record the fair value of Macromedia's identifiable intangible assets

  (i)
  To adjust Macromedia land and buildings to fair value

  (j)
  To adjust deferred revenue to the fair value of the legal performance obligations under Macromedia existing contracts

  (k)
  To record Macromedia lease obligations in excess of fair value

  (l)
  To record the fair value of receivables from customer contracts that contain minimum guaranteed revenue amounts with extended payment terms

  (m)
  To record the fair value of Macromedia investments

  (n)
  To record goodwill

  (o)
  To record the deferred tax assets and liability related to the identifiable intangible assets

  (p)
  To net deferred tax assets and liabilities for financial statement presentation

  (q)
  To eliminate Macromedia's historical amortization of developed technology, purchased technology and product localization costs

  (r)
  To eliminate Macromedia's historical amortization of deferred stock-based compensation

  (s)
  To eliminate Macromedia's historical amortization of other intangible assets

  (t)
  To amortize acquired product rights based upon the pattern in which the economic benefits of the intangible assets will be consumed

  (u)
  To amortize other intangible assets based upon the pattern in which the economic benefits of the intangible asset will be consumed

  (v)
  To amortize deferred stock-based compensation

  (w)
  To amortize lease obligations in excess of fair value

  (x)
  To adjust tax provision to reflect the effect of the pro forma adjustments

4.     Pro Forma Net Income Per Share

        The pro forma basic and diluted net income per share are based on the number of Adobe shares used in computing basic and diluted net income per share plus the number of Macromedia shares used in computing basic and diluted net income per share multiplied by the exchange ratio. All Adobe historical and pro forma per-share amounts reflect the retroactive effects of all Adobe stock splits including the two-for-one stock split in the form of a stock dividend effective May 23, 2005.

DESCRIPTION OF ADOBE COMMON STOCK AND
PREFERRED STOCK PURCHASE RIGHTS

Adobe Common Stock

        The following describes certain provisions of the certificate of incorporation and bylaws of Adobe. Adobe's restated certificate of incorporation, as corrected by the certificate of correction of restated certificate of incorporation, and amended and restated bylaws are included as exhibits to the registration statement of which this joint proxy statement/prospectus is a part. Adobe's certificate of incorporation authorizes the issuance of 902,000,000 shares, consisting of two classes: 900,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

        As of July 19, 2005, there were 492,276,674 shares of Adobe common stock outstanding held of record by 1,668 stockholders.

        Voting Rights.    Each holder of shares of Adobe common stock is entitled to one vote for each share held on all matters submitted to a vote of Adobe stockholders. Adobe's certificate of incorporation does not provide for cumulative voting, and as a result, the holders of a majority of the shares of Adobe common stock voted can elect all of the directors then standing for election.

        Dividend Rights.    Adobe's bylaws provide that, subject to the provisions of Adobe's certificate of incorporation, the Adobe board of directors may declare dividends pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, the board may set aside any funds of the corporation available for dividends as the board from time to time, in its absolute discretion, thinks proper as a reserve for any purpose the board thinks conducive to the interests of Adobe.

        No Preemptive or Similar Rights.    The Adobe common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

        Right to Receive Liquidation Distributions.    Upon a liquidation, dissolution or winding-up of Adobe, holders of Adobe common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

        Anti-Takeover Provisions.    The provisions of the Delaware General Corporation Law and Adobe's certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person's acquiring control of Adobe.

        A corporation can elect not to be governed by Section 203 of the Delaware General Corporation Law, which generally protects publicly traded Delaware corporations from hostile takeovers and from certain actions following such takeovers. Adobe has not made this election and is therefore governed by Section 203 of the Delaware General Corporation Law, which as a result, may discourage attempts to acquire Adobe.

        In addition, provisions of Adobe's certificate of incorporation and rights agreement, as amended, described below under the captions "Comparative Rights of Adobe Stockholders and Macromedia Stockholders—Classification of Board of Directors" and "—Stockholder Rights Plan," respectively, may also have the effect of delaying, deferring or discouraging another person's acquiring control of Adobe.

        Transfer Agent.    The transfer agent for Adobe common stock is Computershare Investor Services, LLC.

        Listing.    Adobe common stock is quoted on the NASDAQ National Market under the symbol "ADBE."

Adobe Preferred Stock Purchase Rights

        The following describes certain provisions of the rights agreement, as amended, of Adobe. The rights agreement and the amendment thereto are included as exhibits to the registration statement of which this joint proxy statement/prospectus is a part. In 2000, Adobe adopted the Fourth Amended and Restated Rights Agreement with Computershare Investors Services, LLC as rights agent. In 2003, Adobe and Computershare Investors Services, LLC agreed to Amendment No. 1 to the rights agreement. In connection with the initial adoption of the rights agreement, Adobe's board of directors declared a dividend of one preferred stock purchase right for each share of Adobe common stock outstanding on July 24, 1990 and authorized the further issuance of one preferred stock purchase right with respect to each share of Adobe common stock that was subsequently issued between that date and the distribution date described below. Each right entitles the holder, under certain circumstances, to purchase from Adobe one-thousandth of a share of Adobe's Series A preferred stock at a price of $700 per one thousandth of a share of Series A preferred stock, subject to adjustment. The rights, preferences and privileges of Adobe's Series A preferred stock are described in the certificate of designation of Series A preferred stock included as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part.

        Initially, the rights are attached to outstanding certificates representing Adobe common stock, and no separate certificates representing the rights are distributed. The rights will be represented by separate certificates and will become exercisable upon the earlier of:

  •
  the close of business on the tenth day following a public announcement by Adobe or any person or group that any person or group has acquired, subject to certain exceptions, without the approval of the Adobe board of directors, beneficial ownership of 15% or more of Adobe's outstanding common stock (or such earlier date that the board becomes aware that any such person or group has acquired, without the approval of the board, beneficial ownership of 15% or more of Adobe's outstanding common stock); or

  •
  the tenth business day following the commencement by any person or group of a tender offer which would result in such person or group, subject to certain exceptions, owning 15% or more of Adobe's outstanding common stock.

        Under the rights agreement, as amended, the "distribution date" means the earlier of the two dates described above. The proposed merger involving Adobe and Macromedia will not cause the rights to become exercisable.

        "Flip-In" Feature.    In the event any person or group, subject to certain exceptions, becomes the beneficial owner of more than 15% of the outstanding common stock of Adobe, then each holder of a right (other than such person or group acquiring such beneficial ownership) will have the right to receive, upon exercise and payment of the exercise price, that number of shares of Adobe common stock having a market value of two times the exercise price of the right. If Adobe does not have enough authorized but unissued shares of common stock to satisfy this obligation, then Adobe will deliver an amount in cash equivalent in value to the common stock issuable upon exercise of a right.

        "Flip-Over" Feature.    In the event that at any time after the distribution date Adobe is acquired in a merger or other business combination, then each holder of a right will have the right to purchase the number of shares of validly issued, fully paid and nonassessable and freely tradable common stock of the acquiring company equal to the result obtained by dividing the exercise price of the right by 50% of the current market price of the common stock of such acquiring company.

        "Exchange" Feature.    At any time after any person or group has acquired, subject to certain exceptions, without the approval of the Adobe board of directors, beneficial ownership of 15% or more of Adobe's outstanding common stock and prior to the time such person or group becomes the beneficial owner of 50% or more of the shares of Adobe common stock, the board may exchange all or part of the then outstanding and exercisable rights for units of Series A preferred stock at an exchange ratio of one unit of Series A preferred stock per right. Each unit of Series A preferred stock is equal to one-thousandth of a share of Series A preferred stock.

        Redemption of Rights.    The Adobe board of directors may, at any time prior to the tenth day following the first public announcement that a person or group, subject to certain exceptions, has acquired beneficial ownership of more than 15% of Adobe's outstanding common stock or July 23, 2010, redeem all but not less than all the then outstanding rights at a redemption price of $0.01 per right.

        Amendment of Rights.    The terms of the rights agreement, as amended, may be amended from time to time:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective;

  •
  prior to the close of business on the tenth day following a public announcement that any person or group has acquired, subject to certain exceptions, without the approval of the Adobe board of directors, beneficial ownership of 15% or more of Adobe's outstanding common stock (or such earlier date that the board becomes aware that any such person or group has acquired, without the approval of the board, beneficial ownership of 15% or more of Adobe's outstanding common stock); or

  •
  after the rights are no longer redeemable, to amend the terms as Adobe may deem necessary, but not in any way that will adversely affect the interests of rights holders, provided however, that the rights may not be amended in order to lengthen the period of time when the rights may be redeemed.

        Final Expiration Date.    The rights will expire at the close of business on July 23, 2010 unless earlier redeemed or exchanged by Adobe.

        Anti-takeover Effects.    The rights agreement, as amended, approved by the Adobe board of directors is designed to protect and maximize the value of Adobe's outstanding equity interests in the event of an unsolicited attempt to acquire Adobe in a manner or on terms not approved by the board of directors and that prevent Adobe's stockholders from realizing the full value of their shares of Adobe common stock. However, the rights may have the effect of rendering more difficult or discouraging an acquisition of Adobe that is deemed undesirable by Adobe's board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire Adobe on terms or in a manner not approved by Adobe's board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the rights.

        This summary of the rights does not purport to be complete and is qualified in its entirety by reference to the full text of the rights agreement, as amended, which is incorporated herein by reference. You should read the rights agreement, as amended, carefully. For information on how to get a copy of the rights agreement, as amended, see "Where You Can Find More Information" below.

COMPARATIVE RIGHTS OF ADOBE STOCKHOLDERS
AND MACROMEDIA STOCKHOLDERS

        Both Adobe and Macromedia are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the Delaware General Corporation Law. Before the consummation of the merger, the rights of holders of Macromedia common stock are also governed by the amended and restated certificate of incorporation of Macromedia, the amended and restated bylaws of Macromedia and the Rights Agreement between Macromedia and Mellon Investor Services LLC, as amended. After the consummation of the merger, Macromedia stockholders will become stockholders of Adobe, and their rights will be governed by the Delaware General Corporation Law, the restated certificate of incorporation of Adobe, as corrected by the certificate of correction of restated certificate of incorporation, the amended and restated bylaws of Adobe and the Fourth Amended and Restated Rights Agreement between Adobe and Computershare Investor Services, LLC, as amended.

        The following is a summary of the material differences between the rights of Macromedia stockholders and the rights of Adobe stockholders. While we believe that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of Macromedia and Adobe stockholders and is qualified in its entirety by reference to the DGCL and the various documents of Adobe and Macromedia that we refer to in this summary. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to in this joint proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Adobe and being a stockholder of Macromedia. Adobe and Macromedia have filed their respective documents referred to herein with the SEC and will send copies of these documents to you upon your request. See "Additional Information—Where You Can Find More Information."

	Macromedia	Adobe
Authorized Capital Stock
Macromedia's certificate of incorporation, as amended, authorizes the issuance of 205,000,000 shares, consisting of two classes: 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.
Adobe's certificate of incorporation authorizes the issuance of 902,000,000 shares, consisting of two classes: 900,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.
Number of Directors	Macromedia's bylaws, as amended, provide that the number of directors shall be fixed from time to time by resolution of the board.	Adobe's certificate of incorporation provides that the number of directors shall be fixed exclusively by one or more resolutions adopted by the board.
Cumulative Voting
Macromedia's certificate of incorporation, as amended, does not provide for cumulative voting, and as a result, holders of Macromedia common stock have no cumulative voting rights in connection with the election of directors.
Adobe's certificate of incorporation does not provide for cumulative voting, and as a result, holders of Adobe common stock have no cumulative voting rights in connection with the election of directors.

Classification of Board of Directors	Macromedia does not have a classified board. Macromedia's bylaws, as amended, provide that directors shall be elected annually and hold office until the next annual meeting.
Adobe has a classified board. Adobe's certificate of incorporation provides that the board is divided into two classes, with board members serving two-year terms, and that directors shall be assigned to each class in accordance with a resolution or resolutions adopted by Adobe's board.
Removal of Directors
Macromedia's bylaws, as amended, provide that any director or the entire board may be removed from office at any time with or without cause by an affirmative vote by the holders of a majority of the shares of Macromedia then entitled to vote at an election of directors.
Adobe's certificate of incorporation provides that any director or the entire board may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of Adobe, entitled to vote at an election of directors.
Vacancies on the Board of Directors
Macromedia's bylaws, as amended, provide that any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders.
Adobe's certificate of incorporation provides that any vacancy on the board shall, unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.
Stockholder Action by Written Consent	Macromedia's bylaws, as amended, permit stockholder action by written consent of the stockholders.
Adobe's bylaws specify that no action shall be taken by the stockholders except at an annual or special meeting of the stockholders and that no action shall be taken by the stockholders by written consent.

Amendment of Certificate of Incorporation	Macromedia's certificate of incorporation may be amended in any manner otherwise permitted by law.
Adobe's certificate of incorporation may be amended in any manner otherwise permitted by law, with the exception that Article V (relating to the composition of the board, alterations and amendments to Adobe's bylaws, stockholder meetings and stockholder nominations for the election of directors and proposals for other business), Article VI (relating to director indemnification) and Article VII (relating to amendments and alterations to Adobe's certificate of incorporation) require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of voting stock, voting together as a single class.
Amendment of Bylaws
The Macromedia bylaws, as amended, permit the bylaws to be amended by the affirmative vote of at least two-thirds of the voting power of all the then-outstanding shares of the voting stock. Macromedia's certificate of incorporation, as amended, also permits the board to adopt, amend or repeal the bylaws except insofar as bylaws adopted by the stockholders shall provide otherwise.
Adobe's bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock. Adobe's bylaws also permit the board to adopt, amend or repeal the bylaws. However, any repeal or modification of the indemnification provisions of Adobe's bylaws will only be prospective and will not affect the indemnification rights under Adobe's bylaws in effect at the time of ny action or omission giving rise to a claim for indemnification.
Special meetings of Stockholders
Macromedia's bylaws, as amended, provide that special meetings of the stockholders may be called, at any time and for any purpose, at the request of (i) the chairman of the board, (ii) a majority of the members of the board of directors, or (iii) the chief executive officer or president.
Adobe's bylaws provide that special meetings of the stockholders may be called, for any purpose, by (i) the chairman of the board, (ii) the president, (iii) the board of directors pursuant to a resolution adopt by a majority of the total number of authorized directors, or (iv) the holders of shares entitled to cast not less than 10% of the votes at the meeting.
Notice of Stockholder Meetings	Macromedia's bylaws, as amended, require that notice of a meeting shall be given to stockholders not less than 10 days or more than 60 days before the date of the meeting.	Adobe's bylaws require that notice of a meeting shall be given to stockholders not less than 10 days or more than 60 days before the date of the meeting.

Delivery and Notice Requirements of Stockholder Nominations and Proposals
Macromedia's bylaws, as amended, provide that in order for a stockholder to make a nomination or propose business at an annual meeting of the stockholders, the stockholder must give timely written notice to Macromedia's secretary not later than the 75th day nor earlier than 105 days in advance of the first anniversary of the preceding year's annual meeting; provided however, that if the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the stockholder to be timely must be received not earlier than the 105th day prior to such annual meeting or later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the tenth day following the day on which a notice of the date of the meeting was mailed or public announcement thereof was made.

The Macromedia stockholder's written notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made the name and address of such stockholder and the class and number of shares of the corporation that are beneficially owned and held of record by the stockholder.
Adobe's bylaws provide that in order for a stockholder to make a nomination or propose business at an annual meeting of the stockholders, the stockholder must give timely written notice to Adobe' secretary not less than 120 days in advance of the first anniversary of the date that the corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting; provided however, that if no annual meeting was held in the previous year of if the date of the annual meeting has changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which a notice of the date of the meeting was mailed or public announcement thereof was made.

The Adobe stockholder's written notice must set forth: (i) a brief description of the business desired to be brought before the annual meeting and reasons for conducting such business at the annual meeting; (ii) the text of the proposal to be presented at the annual meeting; (iii) a statement in support of the proposal; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting; (v) the name and address of the stockholder proposing such business; (vi) the class and number of shares of the corporation which are beneficially owned by the stockholder; (vii) any material interests of the stockholder in such business; and (viii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Proxy
Macromedia's bylaws, as amended, provide that each person entitled to vote at a meeting of the stockholders, or to take action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law.
Adobe's bylaws provide that every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.
Preemptive Rights	Macromedia's certificate of incorporation, as amended, does not grant any preemptive rights. Macromedia's bylaws are silent as to preemptive rights.	Adobe's certificate of incorporation does not grant any preemptive rights. Adobe's bylaws are silent as to preemptive rights.
Dividends	Macromedia's bylaws, as amended, are silent as to dividends.
Adobe's bylaws provide that, subject to the provisions of Adobe's certificate of incorporation, the board may declare dividends pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, the board may set aside any funds of the corporation available for dividends as the board from time to time, in its absolute discretion, thinks proper as a reserve for any purpose the board thinks conducive to the interests of Adobe.
Limitation of Personal Liability of Directors
Macromedia's certificate of incorporation, as amended, provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.
Adobe's certificate of incorporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Furthermore, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Furthermore, if the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Indemnification of Officers and Directors
Macromedia's bylaws, as amended, provide a person who is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was a director or officer of the corporation or was serving at the request of the corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person in connection with the proceeding, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that
Adobe's bylaws require that the corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers. The corporation shall not be required to indemnify any director or executive officer in connection with any proceeding initiated by the person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under the provisions of the bylaws.

The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

Adobe shall advance to any executive officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful. Such indemnification shall continue for persons who have are no longer directors or officers.

Macromedia shall pay all expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only after receiving an undertaking by the director or officer to repay all amounts advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified under this provisions of the bylaws or otherwise.
was a director or executive officer of the corporation, or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, all expenses incurred by any director or executive officer in connection with such proceeding if such person provides an undertaking to repay all amounts if it is ultimately determined that the person is not entitled to be indemnified under the bylaw or otherwise.
Stockholder Rights Plan
In 2001, Macromedia adopted a Rights Agreement with Mellon Investors Services, LLC as rights agent. On April 17, 2005, Macromedia and Mellon Investors Services LLC agreed to Amendment No. 1 to the rights agreement. The following description of the rights agreement, as amended, is qualified in its entirety by reference to the full text of the rights agreement, as amended. You should read the rights agreement, as amended, carefully. For information on how to get a copy of the rights agreement, as amended, see "Where You Can Find More Information" below.
In 2000, Adobe adopted the Fourth Amended and Restated Rights Agreement with Computershare Investors Services, LLC as rights agent. In 2003, Adobe and Computershare Investors Services, LLC agreed to Amendment No. 1 to the rights agreement. The following description of the rights agreement, as amended, is qualified in its entirety by reference to the full text of the rights agreement, as amended. You should read the rights agreement, as amended, carefully. For information on how to get a copy of the rights agreement, as amended, see "Where You Can Find More Information" below.

Exercisability of Rights. The rights will become exercisable on the earlier of: (i) 10 days following a public announcement by Macromedia or any person or group that any person or group has acquired, subject to certain exceptions, beneficial ownership of 20% or more of Macromedia's outstanding common stock; or (ii) 10 business days following the announcement of an intention to make a tender offer or exchange offer the consummation of which will result in any person or group acquiring, subject to certain exceptions, beneficial ownership of 20% or more of Macromedia's outstanding common stock.

"Flip-In" Feature. In the event any person or group, subject to certain exceptions, becomes the beneficial owner of more than 20% of the outstanding common stock of Macromedia, then each holder of a right (other than such person or group acquiring such beneficial ownership) will have the right to receive upon exercise and payment of the exercise price that number of shares of Macromedia common stock having a market value of two times the exercise price of the right. If Macromedia does not have enough authorized but unissued shares of common stock to satisfy this obligation, then Macromedia will deliver an amount in cash equivalent in value to the common stock issuable upon exercise of a right.

"Flip-Over" Feature. In the event that at any time after the distribution date Macromedia is acquired in a merger or another business combination then each holder of a right (other than such acquiring person or group) shall have the right to purchase the number of shares of common stock of the acquiring company that at the time of the transaction will have a market value of two times the exercise price of the right.
Exercisability of Rights. The rights become exercisable on the earlier of: (i) the close of business on the tenth day following a public announcement by Adobe or any person or group that any person or group has acquired, subject to certain exceptions, without the approval of the board, beneficial ownership of 15% or more of Adobe's outstanding common stock (or such earlier date that the board becomes aware that any such person or group has acquired, without the approval of the board, beneficial ownership of 15% or more of Adobe's outstanding common stock); or (ii) the tenth business day following commencement by any person or group of a tender offer which would result in such person or group, subject to certain exceptions, owning 15% or more of Adobe's outstanding common stock. Under the rights agreement, as amended, the "distribution date" means the earlier of the two dates described above.

"Flip-In" Feature. In the event any person or group, subject to certain exceptions, becomes the beneficial owner of more than 15% of the outstanding common stock of Adobe, then each holder of a right (other than such person or group acquiring such beneficial ownership) will have the right to receive, upon exercise and payment of the exercise price, that number of shares of Adobe common stock having a market value of two times the exercise price of the right. If Adobe does not have enough authorized but unissued shares of common stock to satisfy this obligation, then Adobe will deliver an amount in cash equivalent in value to the common stock issuable upon exercise of a right.

"Flip-Over" Feature. In the event that at any time after the distribution date Adobe is acquired in a merger or another business combination, then

"Exchange" Feature. At any time after a person or group, subject to certain exceptions, has become the beneficial owner of more than 20% of the outstanding common stock of Macromedia but before that person has acquired a majority of the outstanding common stock, the board may exchange all or some of the rights at an exchange ratio of one common share per right.

Redemption of Rights. At any time before a person or group, subject to certain exceptions, has become the beneficial owner of more than 20% of the outstanding common stock of Macromedia, the board may redeem all, but not some, of the rights at a price of $0.001 per right on terms and conditions established by the board. After the period for redemption of rights has expired, the board may not amend the rights agreement to extend the period for redemption of the rights. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Amendment of Rights. The terms of the rights may be amended by a resolution of the board without the consent of the holders of the rights, except that after a person or group, subject to certain exceptions becomes the beneficial owner of more than 20% of the outstanding common stock of Macromedia, no amendment may adversely affect the interests of the holders of the rights.

Final Expiration Date. The rights will expire at the close of business on October 28, 2011 unless the expiration date is extended or the rights are earlier redeemed or exchanged by Macromedia.

Anti-takeover Effects. The Macromedia rights agreement is designed to cause significant dilution each holder of a right shall have the right to purchase the number of shares of validly issued, fully paid and nonassessable and freely tradable common stock of the acquiring company equal to the result obtained by dividing the exercise price of the right by 50% of the current market price of such common stock of the acquiring company.

"Exchange" Feature. At any time after any person or group has acquired, subject to certain exceptions, without the approval of the board, beneficial ownership of 15% or more of Adobe's outstanding common stock and prior to the time such person or group becomes the beneficial owner of 50% or more of the shares of Adobe common stock, the board may exchange all or part of the then outstanding and exercisable rights for units of Series A preferred stock at an exchange ratio of one unit of Series A preferred stock per right. Each unit of Series A preferred stock is equal to one-thousandth of a share of Series A preferred stock.

Redemption of Rights. The board may, at any time prior to the tenth day following the first public announcement that a person or group, subject to certain exceptions, has acquired beneficial ownership of more than 15% of Adobe's outstanding common stock or July 23, 2010, redeem all but not less than all the then outstanding rights at a redemption price of $0.01 per right.

Amendment of Rights. The terms of the rights agreement may be amended from time to time: (i) to cure any ambiguity; (ii) to correct or supplement any provision which may be defective; (iii) prior to the close of business on the tenth day following a public announcement that any person or group has acquired, subject to to a person or group that attempts to acquire or merge with Macromedia in a manner or on terms that are not approved by Macromedia's board.

The Macromedia rights agreement was amended in connection with the execution of the merger agreement to exclude Adobe, Merger Sub or any their affiliates from the definition of "Acquiring Person." Accordingly, none of the provisions of the rights agreement will be triggered by the proposed merger with Adobe described in this joint proxy statement/prospectus.
certain exceptions, without the approval of the board, beneficial ownership of 15% or more of Adobe's outstanding common stock (or such earlier date that the board becomes aware that any such person or group has acquired, without the approval of the board, beneficial ownership of 15% or more of Adobe's outstanding common stock); or (iv) after the rights are no longer redeemable, to amend the provisions as Adobe may deem necessary, but not in any way that will adversely affect the interests of rights holders, provided however, that the rights may not be amended in order to lengthen the period of time when the rights may be redeemed.

Final Expiration Date. The rights will expire at the close of business on July 23, 2010 unless earlier redeemed or exchanged by Adobe.

Anti-takeover Effects. The Adobe rights agreement is designed to cause significant dilution to a person or group that attempts to acquire or merge with Adobe in a manner or on terms that are not approved by Adobe's board.
Dissenters' Rights	Appraisal rights are not available to Macromedia stockholders with respect to the merger.	Appraisal rights are not available to Adobe stockholders with respect to the merger.
Certain Business Combination Restrictions
Section 203 of the Delaware General Corporation Law generally protects publicly traded Delaware corporations from hostile takeovers and from certain actions following such takeovers. The restrictions set forth in Section 203 of the Delaware General Corporation Law, with respect to the merger with Merger Sub, do not apply because Macromedia's board has expressly approved the merger agreement and the stockholder voting agreements.
Under Delaware law a corporation can elect not to be governed by Section 203 of the Delaware General Corporation Law, which generally protects publicly traded Delaware corporations from hostile takeovers and from certain actions following such takeovers. Adobe has not made this election and is therefore governed by Section 203 of the Delaware General Corporation Law.
Vote on Business Combinations	Neither the Macromedia certificate of incorporation nor its bylaws contain any provisions relating to business combinations.	Neither the Adobe certificate of incorporation nor its bylaws contain any provisions relating to business combinations.

LEGAL MATTERS

        The validity of the Adobe common stock to be issued in the merger has been passed upon for Adobe by Cooley Godward LLP. Certain tax consequences of the merger have been passed upon for Adobe by Cooley Godward LLP and for Macromedia by Fenwick & West LLP.

EXPERTS

        The consolidated financial statements of Adobe as of December 3, 2004 and November 28, 2003, and for each of the years in the three-year period ended December 3, 2004, and related financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of December 3, 2004, incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 3, 2004, have been so incorporated in reliance on the reports of KPMG LLP, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The audit report covering the December 3, 2004 and November 28, 2003 consolidated financial statements refers to changes in the method of accounting for goodwill in 2003, as discussed in Note 1 to the consolidated financial statements.

        The consolidated financial statements and schedule of Macromedia and its subsidiaries as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report dated June 14, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2005, expresses an opinion that Macromedia and its subsidiaries did not maintain effective internal control over financial reporting as of March 31, 2005, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the policies and procedures of Macromedia and its subsidiaries did not include adequate management oversight and review of Macromedia and its subsidiaries' accounting for income taxes. This lack of adequate management oversight and review resulted in errors in Macromedia and its subsidiaries' income tax expense and the corresponding deferred tax assets and liabilities. Because of this deficiency, there is more than a remote likelihood that a material misstatement in Macromedia and its subsidiaries' annual or interim consolidated financial statements would not be prevented or detected.

WHERE YOU CAN FIND MORE INFORMATION

        Adobe and Macromedia each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Adobe's and Macromedia's public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Adobe and Macromedia also may be inspected at the offices of the National Association of Securities Dealers, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006.

        Adobe has filed a Form S-4 registration statement to register with the SEC the offering and sale of the shares of Adobe common stock to be issued to Macromedia stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus and proxy statement of Adobe and a proxy statement of Macromedia for the special meeting.

        As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement.

        The SEC allows Adobe and Macromedia to incorporate information into this joint proxy statement/prospectus "by reference," which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents listed below that Adobe and Macromedia have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Adobe Filings (File No. 0-15175):

  •
  Annual Report on Form 10-K for the fiscal year ended December 3, 2004, filed with the SEC on February 2, 2005.

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 4, 2005, filed with the SEC on April 12, 2005.

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 3, 2005, filed with the SEC on July 7, 2005.

  •
  Current Reports on Form 8-K filed with the SEC on January 13, 2005, January 18, 2005, February 16, 2005, March 25, 2005 and April 18, 2005.

  •
  The description of Adobe common stock and preferred stock purchase rights included in Adobe's Registration Statements on Form 8-A, filed with the SEC on November 19, 1986 and July 24, 1990, including any amendment or reports filed for the purpose of updating such description.

Macromedia Filings (File No. 000-22688):

  •
  Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended March 31, 2004, filed with the SEC on June 10, 2005.

  •
  Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed with the SEC on June 15, 2005.

  •
  Current Reports on Form 8-K filed with the SEC on April 18, 2005 (with respect to Items 1.01 and 3.03 only regarding the entry into the merger agreement and the modification of Macromedia's Rights Agreement, respectively), May 4, 2005 (with respect to Item 4.02 only regarding non-reliance on previously issued financial statements), May 13, 2005 and May 26, 2005.

        Adobe and Macromedia also hereby incorporate by reference all additional documents that Adobe or Macromedia may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the special meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Adobe and Macromedia also incorporate by reference the following additional documents:

  •
  the Agreement and Plan of Merger and Reorganization attached to this joint proxy statement/prospectus as Annex A;

  •
  the Form of Adobe Voting Agreement attached to this joint proxy statement/prospectus as Annex B;

  •
  the Form of Macromedia Voting Agreement attached to this joint proxy statement/prospectus as Annex C;

  •
  the Opinion of Goldman, Sachs & Co. attached to this joint proxy statement/prospectus as Annex D; and

  •
  the Opinion of Morgan Stanley & Co. Incorporated attached to this joint proxy statement/prospectus as Annex E.

        Adobe has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Adobe or Merger Sub, and Macromedia has supplied all information relating to Macromedia.

        If you are a stockholder, you may have received some of the documents incorporated by reference. You may also obtain any of those documents from the appropriate company or the SEC or the SEC's Internet web site described above. Documents incorporated by reference in this joint proxy statement/prospectus are available from the appropriate company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Adobe Systems Incorporated
Attn: Investor Relations
345 Park Avenue
San Jose, California 95110
Telephone: (408) 536-4416
E-mail: ir@adobe.com

Macromedia, Inc.
Attn: Investor Relations
601 Townsend Street
San Francisco, California 94103
Telephone: (415) 832-5995
E-mail: ir@macromedia.com

        If you would like to request documents, please do so by August 17, 2005 to receive them before the special meetings. If you request any incorporated documents, the appropriate company will strive to mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

        You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote your shares at the special meeting. We have not authorized anyone to provide you with information that differs from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated July 20, 2005. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of shares of Adobe common stock in the merger shall create any implication to the contrary.

        Adobe Systems, the Adobe Systems logos and all other Adobe product and service names are registered trademarks or trademarks of Adobe Systems Incorporated in the United States and in other select countries. Macromedia, the Macromedia logos and all other Macromedia product and service names are registered trademarks or trademarks of Macromedia, Inc. in the United States and in other select countries. "®" and "™" indicate U.S. registration and U.S. trademark, respectively. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among:

ADOBE SYSTEMS INCORPORATED,
a Delaware corporation;

AVNER ACQUISITION SUB, INC.,
a Delaware corporation; and

MACROMEDIA, INC.,
a Delaware corporation

Dated as of April 17, 2005

A-i

3.7	Certain Business Practices	A-30
3.8	Legal Proceedings; Orders	A-30
3.9	Authority; Binding Nature of Agreement	A-31
3.10	Vote Required	A-31
3.11	Ownership of Company Common Stock	A-31
3.12	Non-Contravention; Consents	A-31
3.13	Fairness Opinion	A-32
3.14	Financial Advisor	A-32
3.15	Valid Issuance	A-32
3.16	Disclosure	A-32
SECTION 4.	CERTAIN COVENANTS OF THE PARTIES	A-32
4.1	Access and Investigation	A-32
4.2	Operations Prior to Closing	A-33
4.3	No Solicitation	A-38
SECTION 5.	ADDITIONAL COVENANTS OF THE PARTIES	A-40
5.1	Registration Statement; Joint Proxy Statement/Prospectus	A-40
5.2	Company Stockholders' Meeting	A-40
5.3	Parent Stockholders' Meeting	A-42
5.4	Stock Options and Company ESPP	A-43
5.5	Employee Benefits	A-45
5.6	Indemnification of Officers and Directors	A-46
5.7	Regulatory Approvals and Related Matters	A-46
5.8	Disclosure	A-47
5.9	Affiliate Agreements	A-48
5.10	Tax Matters	A-48
5.11	Letter of the Company's Accountants	A-48
5.12	Listing	A-48
5.13	Section 16 Matters	A-48
5.14	Resignation of Officers and Directors	A-49
5.15	Board of Directors	A-49
5.16	Internal Controls	A-49
SECTION 6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB	A-49
6.1	Accuracy of Company Specified Representations	A-49
6.2	Accuracy of Company Other Representations	A-49
6.3	Performance of Covenants	A-50
6.4	Effectiveness of Registration Statement	A-50
6.5	Company Stockholder Approval	A-50
6.6	Parent Stockholder Approval	A-50
6.7	Documents	A-50
6.8	No Company Material Adverse Effect	A-50
6.9	HSR Waiting Period	A-50
6.10	Other Antitrust Waiting Periods	A-50
6.11	Other Governmental Approvals	A-51
6.12	Listing	A-51
6.13	No Restraints	A-51
6.14	No Governmental Litigation	A-51
6.15	Sarbanes-Oxley Certifications	A-51
SECTION 7.	CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY	A-52
7.1	Accuracy of Parent Specified Representations	A-52

A-ii

7.2	Accuracy of Parent Other Representations	A-52
7.3	Performance of Covenants	A-52
7.4	Effectiveness of Registration Statement	A-52
7.5	Company Stockholder Approval	A-52
7.6	Parent Stockholder Approval	A-52
7.7	Documents	A-52
7.8	No Parent Material Adverse Effect	A-53
7.9	Listing	A-53
7.10	HSR Waiting Period	A-53
7.11	No Restraints	A-53
7.12	Sarbanes-Oxley Certifications	A-53
SECTION 8.	TERMINATION	A-53
8.1	Termination	A-53
8.2	Effect of Termination	A-56
8.3	Expenses; Termination Fees	A-56
SECTION 9.	MISCELLANEOUS PROVISIONS	A-59
9.1	Amendment	A-59
9.2	Extension; Waiver	A-59
9.3	No Survival of Representations and Warranties	A-59
9.4	Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery	A-59
9.5	Applicable Law; Jurisdiction	A-60
9.6	Disclosure Schedules	A-60
9.7	Attorneys' Fees	A-60
9.8	Assignability; No Third Party Rights	A-60
9.9	Notices	A-60
9.10	Severability	A-61
9.11	Construction	A-61

A-iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of April 17, 2005, by and among: ADOBE SYSTEMS INCORPORATED, a Delaware corporation ("Parent"); AVNER ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and MACROMEDIA, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

RECITALS

        A.    Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the DGCL (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

        B.    It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code.

        C.    The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

        D.    In order to induce Parent to enter into this Agreement and cause the Merger to be consummated, certain stockholders of the Company are executing voting agreements in favor of Parent concurrently with the execution of this Agreement (the "Company Stockholder Voting Agreements").

        E.    In order to induce the Company to enter into this Agreement and consummate the Merger, certain stockholders of Parent are executing voting agreements in favor of the Company concurrently with the execution of this Agreement (the "Parent Stockholder Voting Agreements").

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

  Section 1.    DESCRIPTION OF TRANSACTION

          1.1   Merger of Merger Sub into the Company.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company. By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

          1.2   Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

          1.3   Closing; Effective Time.    The consummation of the Merger (the "Closing") shall take place at the offices of Cooley Godward llp, 3175 Hanover Street, Palo Alto, California, on a date to be designated by Parent, which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.7 and 7.7, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the "Closing Date." Subject to the provisions of this Agreement, a certificate of merger that the parties shall agree satisfies the applicable requirements of the DGCL shall be duly executed by the Company and concurrently with or as soon as practicable following the Closing shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by Parent and the Company and specified in such certificate of merger (the time as of which the Merger becomes effective being referred to as the "Effective Time").

          1.4   Certificate of Incorporation and Bylaws; Directors and Officers.    Unless otherwise determined by Parent prior to the Effective Time:

            (a)   the Certificate of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to Exhibit B;

            (b)   the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c)   the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

          1.5   Conversion of Shares.

            (a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

              (i)    any shares of Company Common Stock held by any wholly-owned Subsidiary of the Company immediately prior to the Effective Time (or held in the Company's treasury) (together with any associated Company Rights, as defined in Section 2.3) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

              (ii)   any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time (together with any associated Company Rights) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

              (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each share of Company Common Stock outstanding immediately prior to the Effective Time (together with any associated Company Rights) shall be converted into the right to receive 0.69 of a share of Parent Common Stock; and

              (iv)  each share of the common stock, $.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

The fraction of a share of Parent Common Stock specified in Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "Exchange Ratio."

            (b)   If, during the period from the date of this Agreement through the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company or Parent during such period, or a record date with respect to any such event shall occur during such period, then the Exchange Ratio shall be adjusted to the extent appropriate. For the avoidance of doubt, the fraction of a share of Parent Common Stock specified in Section 1.5(a)(iii) does not give effect to the two-for-one stock split in the form of a stock dividend announced by Parent on March 17, 2005 and having a proposed record date of May 2, 2005.

            (c)   If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any rights, then: (i) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (ii) the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Prior to the Effective Time, the Company shall use commercially reasonable efforts to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

            (d)   No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Parent Primary Exchange on the date the Merger becomes effective.

          1.6   Closing of the Company's Transfer Books.    At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist (in exchange for the right to receive the applicable consideration set forth in, and subject to, Sections 1.5 and 1.7), and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

          1.7   Exchange of Certificates.

            (a)   On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). As promptly as practicable after the Effective Time, Parent shall deposit with the Exchange Agent: (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5; and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares of Parent Common Stock, are referred to collectively as the "Exchange Fund."

            (b)   As promptly as practicable after the Effective Time, the Exchange Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and the Company shall reasonably approve prior to the

    Effective Time (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock); and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (c)   Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificate to any Person who was an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company at the time of the Company Stockholders' Meeting (as defined in Section 5.2(a)) until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement required by Section 5.9.

            (d)   No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7. Subject to applicable Legal Requirements (including applicable abandoned property, escheat or similar laws), following surrender of any such Company Stock Certificate, the Exchange Agent will deliver to the record holder thereof, without interest: (i) a certificate representing the number of whole shares of Parent Common Stock issued in exchange therefor along with cash in lieu of any fractional share pursuant to Section 1.5(d) and the amount of any such dividends or other distributions with a record date after the Effective Time (and with a payment date prior to the date of surrender of such Company Stock Certificate) payable with respect to such whole shares of Parent Common Stock; and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time (and with a payment date on or subsequent to the date of surrender of such Company Stock Certificate) payable with respect to such whole shares of Parent Common Stock.

            (e)   Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

            (f)    Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (g)   Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar Legal Requirement.

          1.8   Tax Consequences.    For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          1.9   Further Action.    If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

  Section 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the Company Disclosure Schedule by reference to another part or subpart of the Company Disclosure Schedule; and (c) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty):

          2.1   Subsidiaries; Due Organization; Etc.

            (a)   Part 2.1(a) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. Neither the Company nor any of the Entities identified in Part 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Company Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Entity.

            (b)   Each of the Acquired Corporations is a corporation duly organized, validly existing and, in jurisdictions that recognize the concept, is in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in the case of clauses "(i)" through "(iii)" of this sentence, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

            (c)   Each of the Acquired Corporations (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

          2.2   Certificate of Incorporation and Bylaws.    The Company has delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Company, including all amendments thereto. The Company has delivered to Parent accurate and complete copies of: (a) the charters of all committees of the Company's board of directors; and (b) any code of conduct, whistleblower policy, disclosure committee policy or similar policy adopted by the Company or by the board of directors, or any committee of the board of directors, of the Company.

          2.3   Capitalization, Etc.

            (a)   The authorized capital stock of the Company consists of: (i) 200,000,000 shares of Company Common Stock, of which 75,031,225 shares have been issued and were outstanding as of April 15, 2005; and (ii) 5,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding. No shares of Company Common Stock have been issued by the Company during the period commencing on April 16, 2005 and ending on the date of this Agreement. As of April 15, 2005, 13,197,154 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Options. No Company Options have been granted during the period commencing on April 16, 2005 and ending on the date of this Agreement.

            (b)   As of April 15, 2005, the Company held 1,835,939 shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Acquired Corporations holds any shares of Company Common Stock or any rights to acquire shares of Company Common Stock, other than the shares of Company Common Stock held in the Company's treasury referred to in the preceding sentence. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. To the knowledge of the Company, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, none of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities, except for the Company's right to repurchase restricted shares of Company Common Stock held by an employee of the Company upon termination of such employee's employment.

            (c)   As of April 15, 2005, 1,000,000 shares of Company Preferred Stock, designated as Series A Junior Participating Preferred Stock, were reserved for future issuance upon exercise of the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of October 25, 2001, between the Company and Mellon Investor Services LLC, as Rights Agent (the "Company Rights Agreement"). As of April 15, 2005: (i) 751,541 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 2003 Employee Stock Purchase Plan (the "Company ESPP"); and (ii) 106,445 shares of Company Common Stock were reserved for future issuance pursuant to stock options not yet granted under the Company Option Plans. Part 2.3(c) of the Company Disclosure Schedule accurately sets forth the following information with respect to each Company Option and each share subject to any repurchase right of the Company, in each case that were outstanding as of April 15, 2005: (A) the particular Company Option Plan (if any) pursuant to which such Company Option was granted; (B) the employee identification number of the holder of such Company Option or the shares subject to such repurchase right; (C) the number of shares of Company Common Stock subject to such Company Option or repurchase right; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted or the shares subject to such repurchase right were issued; (F) the extent to which such Company Option is vested and exercisable or the extent to which the shares subject to such repurchase right have vested; (G) the date on which such Company Option expires; and (H) whether the vesting of such Company Option or the shares subject to such repurchase right would be accelerated, in whole or in part, as a result of the Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. The Company has delivered to Parent accurate and complete copies of: (1) each Company Option Plan; (2) each other stock option plan pursuant to which any of the Acquired Corporations has ever granted stock options to the extent that any options remain outstanding thereunder; (3) each stock option plan under which any Entity has granted stock options that were ever assumed by any of the Acquired Corporations to the extent that any options remain outstanding thereunder; and (4) the standard form of stock option agreement for each Company Option Plan and each standard form of stock option agreement used in connection with outstanding "non-plan" Company Options granted by any Acquired Corporation.

            (d)   Except as set forth in Section 2.3(c) or in Part 2.3(c) or Part 2.3(d) of the Company Disclosure Schedule (with respect to the aggregate data therein), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

            (e)   All outstanding shares of Company Common Stock, and all options and other securities of the Acquired Corporations, have been issued and granted in compliance with all requirements set forth in applicable Contracts, except where such noncompliance would not have, and would not reasonably be expected to have or result in, a Company Material Adverse Effect.

            (f)    All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights and are owned beneficially and of record by the Company (except with respect to those Company's Subsidiaries organized under the laws of foreign jurisdictions where shares of capital stock are required under applicable Legal Requirements to be held by one or more directors, employees or agents of such Subsidiary), free and clear of any material Encumbrances (other than restrictions on transfer imposed by applicable securities laws).

          2.4   SEC Filings; Financial Statements.

            (a)   The Company has delivered (or made available on the SEC website) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with, and all Company Certifications (as defined below) filed or furnished by the Company with or to, the SEC since January 1, 2003, including all amendments thereto (collectively, the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company with or to the SEC since January 1, 2003 have been so filed or furnished on a timely basis. None of the Company's Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC: (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of Company SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding Company SEC Document; and (B) in the case of Company SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing or furnishing of the applicable amending or superseding Company SEC Document. Each of the certifications and statements relating to the Company SEC Documents required by: (1) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (2) Rule 13a-14 or 15d-14 under the Exchange Act; or (3) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the "Company Certifications") is accurate and complete, and complied as to form and content with all applicable Legal Requirements in effect at the time such Company Certification was filed with or furnished to the SEC.

            (b)   The Acquired Corporations maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Acquired Corporations required to be disclosed by the Company in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports. The Company has delivered to Parent accurate and complete copies of all material policies, manuals and other documents promulgating, such disclosure controls and procedures. The Company is, and has at all times since January 1, 2003 been, in compliance with the applicable listing and other rules and regulations of The NASDAQ Stock Market and has not since January 1, 2003 received any notice from The NASDAQ Stock Market asserting any non-compliance with any of such rules and regulations.

            (c)   The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments), and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

            (d)   The Company has delivered to Parent the condensed, unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2005 and the condensed, unaudited consolidated statement of income of the Company and its Subsidiaries for the fiscal year then ended (the "2005 Financial Statements"). The 2005 Financial Statements: (i) except as set forth in Part 2.4(d)(i) of the Company Disclosure Schedule, were prepared in accordance with GAAP applied on a basis consistent with the basis on which the financial statements contained in the Company SEC Documents were prepared (except that the 2005 Financial Statements do not contain footnotes); and (ii) fairly present in all material respects the condensed, unaudited consolidated financial position of the Company and its Subsidiaries as of March 31, 2005 and the condensed, unaudited consolidated results of operations of the Company and its Subsidiaries for the fiscal year then ended.

            (e)   To the knowledge of the Company, the Company's auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by the Company's auditors for the Acquired Corporations were approved as required by Section 202 of the Sarbanes-Oxley Act.

            (f)    The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has delivered to Parent accurate and complete copies of all material policies, manuals and other documents promulgating such internal accounting controls.

            (g)   Part 2.4(g) of the Company Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) currently in effect or effected by any of the Acquired Corporations since January 1, 2003.

          2.5   Absence of Changes.    Except as set forth in Part 2.5 of the Company Disclosure Schedule, between December 31, 2004 and the date of this Agreement:

            (a)   there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would have or would reasonably be expected to have or result in a Company Material Adverse Effect;

            (b)   there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Acquired Corporations (whether or not covered by insurance);

            (c)   none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of any Acquired Corporation, other than pursuant to the Company's right to repurchase restricted shares of Company Common Stock held by an employee of the Company upon termination of such employee's employment;

            (d)   the Company has not amended or waived any of its rights or obligations under, or permitted the acceleration of vesting under: (i) any provision of any of the Company Option Plans; (ii) any provision of any Contract evidencing any outstanding Company Option; (iii) any restricted stock agreement; (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock) or (v) the Change in Control Resolutions;

            (e)   there has been no amendment to the certificate of incorporation or bylaws of the Company, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (f)    the Acquired Corporations have not made capital expenditures that in the aggregate exceed $2,000,000;

            (g)   none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other material indebtedness;

            (h)   none of the Acquired Corporations has: (i) lent money to any Person (other than: (A) pursuant to, and in accordance with the terms of, a Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (B) routine travel and business expense advances and sales commission draws made to employees in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (i)    none of the Acquired Corporations has: (i) entered into any Company Employee Agreement; (ii) caused or permitted any Company Employee Plan to be amended in a manner that would result in a material increase in the benefits to be paid or provided thereunder; or (iii) materially increased the amount of compensation or remuneration payable to any of its directors or officers;

            (j)    none of the Acquired Corporations has waived any "standstill" provision;

            (k)   none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or SEC rules and regulations;

            (l)    none of the Acquired Corporations has made any material Tax election;

            (m)  none of the Acquired Corporations has commenced or settled any material Legal Proceeding;

            (n)   none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

            (o)   none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(n)" above.

          2.6   Title to Assets.    The Acquired Corporations own, and have good and valid title to, all material assets purported to be owned by them, including all material assets reflected on the Company Unaudited Balance Sheet (except for assets sold or otherwise disposed of since the date of the Company Unaudited Balance Sheet). To the knowledge of the Company, all of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iii) liens described in Part 2.6 of the Company Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including all material assets reflected as leased on the Company Unaudited Balance Sheet (it being understood that the representations and warranties contained in this Section 2.6 do not apply to ownership of, or Encumbrances with respect to, Intellectual Property, which matters are addressed in the representations and warranties set forth in Section 2.9).

          2.7   Loans; Customers.

            (a)   Part 2.7(a) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Acquired Corporations to any Company Associate, other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business.

            (b)   Part 2.7(b)(i) of the Company Disclosure Schedule accurately identifies the Acquired Corporations' top 25 customers for each of the fiscal years ended March 31, 2004 and March 31, 2005. The Company has not received any written notice indicating that any customer or other Person identified or required to be identified in Part 2.7(b)(i) of the Company Disclosure Schedule expects to cease dealing with any of the Acquired Corporations. Part 2.7(b)(ii) of the Company Disclosure Schedule identifies, as of the date of this Agreement, each Person that, pursuant to any Company Contract, is required to pay to an Acquired Corporation after the date of this Agreement $1,000,000 or more in cash if any payments under such Contract have not been recognized as revenue by any Acquired Corporation on or prior to the date of this Agreement. The Company has delivered to Parent information setting forth: (A) the amount of cash that the Acquired Corporations expect to receive from each Person referred to in the immediately preceding sentence; and (B) the fiscal quarter in which the Acquired Corporations expect to receive such cash (it being understood that no representation or warranty is being made pursuant to this sentence as to whether or when such amounts will actually be received by the Acquired Corporations).

          2.8   Real Property; Leasehold.

            (a)   Part 2.8(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all real property owned by any of the Acquired Corporations. (The real property identified in Part 2.8(a) of the Company Disclosure Schedule and all buildings, structures, fixtures and other improvements located on such real property are referred to as the "Owned Real Property.") The Acquired Corporations have good, marketable and indefeasible fee title to the Owned Real Property, free and clear of any Encumbrances, except for: (A) any lien for current taxes not yet due and payable; (B) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (C) liens described in Part 2.8(a) of the Company Disclosure Schedule.

            (b)   Part 2.8(b) of the Company Disclosure Schedule sets forth an accurate and complete list of each lease: (i) pursuant to which any real property is being leased to any Acquired

    Corporation; and (ii) having aggregate lease payments in excess of $100,000 over the 12-month period commencing on the date of this Agreement. (All real property leased to the Acquired Corporations is referred to as the "Leased Real Property," and, together with the Owned Real Property, as the "Company Real Property.")

            (c)   Part 2.8(c) of the Company Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Company Contracts: (i) granting to any Person (other than any Acquired Corporation) a right of use or occupancy of any of the Company Real Property; and (ii) having aggregate payments in excess of $100,000 over the 12-month period commencing on the date of this Agreement.

          2.9   Intellectual Property.

            (a)   The Company has delivered to Parent a complete and accurate list of all Company Products. Part 2.9(a) of the Company Disclosure Schedule accurately identifies:

              (i)    in Part 2.9(a)(i) of the Company Disclosure Schedule: (A) each item of Company Registered IP; and (B) the jurisdiction in which such item of Company Registered IP has been registered or filed; and

              (ii)   in Part 2.9(a)(ii) of the Company Disclosure Schedule, each Contract pursuant to which any Intellectual Property Rights or Intellectual Property, in each case needed for the development and/or distribution of, or incorporated in, the Company Products, is licensed to any Acquired Corporation (other than: (A) software license agreements for any third-party non-customized software that is generally available to the public at a cost of less than $100,000; and (B) agreements entered into by any Acquired Corporation in the ordinary course of business) (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license).

            (b)   The Company has delivered to Parent an accurate and complete copy of each standard form of the following documents and Contracts used by any Acquired Corporation at any time since January 1, 2003: (i) terms and conditions with respect to the sale, lease, license or provisioning of any Company Product (other than a Company Product in beta form) or Company Product Software; (ii) employee agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (iii) consulting or independent contractor agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (iv) confidentiality or nondisclosure agreement or similar Contract.

            (c)   The Acquired Corporations exclusively own each material item of Company Owned IP free and clear of any Encumbrances, except: (x) non-exclusive licenses granted by any Acquired Corporation in connection with the sale or license of Company Products in the ordinary course of business; and (y) as would not, and would not reasonably be expected to, materially interfere with the use of such Company Owned IP. Without limiting the generality of the foregoing:

              (i)    except as would not be, and would not reasonably be expected to be, material to the Acquired Corporations taken as a whole, the Acquired Corporations have and enforce a policy of securing from each current or former employee or director, or current or former natural person who is or was an independent contractor or consultant, in each case who is or was involved in the creation or development of any Company Owned IP, a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to an Acquired Corporation;

              (ii)   except as would not be, and would not reasonably be expected to be, material to the Acquired Corporations taken as a whole, the Acquired Corporations have and enforce a policy of securing from each current or former employee or director, or current or former natural person who is or was an independent contractor or consultant of an Acquired Corporation, in each case who has access to any confidential information of any Acquired Corporation or to any information of any other Person that any Acquired Corporation is obligated to keep confidential, confidentiality provisions protecting the confidentiality of such information;

              (iii) to the knowledge of the Company, no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company Owned IP;

              (iv)  to the knowledge of the Company, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution have been or are being used to develop or create, in whole or in part, any Company Owned IP;

              (v)   each Acquired Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all material proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret;

              (vi)  none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company Owned IP that is material to the Acquired Corporations taken as a whole; and

              (vii) to the knowledge of the Company, the Acquired Corporations own or otherwise have, and immediately after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to design, develop, manufacture, reproduce, market, license, sell, offer for sale, import, distribute, perform, display, create derivative works with respect to and/or use the Company Products (other than a Company Product in beta form) in all material respects.

            (d)   All Company Registered IP (other than pending applications) is subsisting and, to the knowledge of the Company, is valid and enforceable. Without limiting the generality of the foregoing:

              (i)    all filings, payments and other actions required to be made or taken by an Acquired Corporation to maintain each item of Company Registered IP in full force and effect have been properly made and taken; and

              (ii)   no interference, opposition, reissue, reexamination, cancellation or other Legal Proceeding of any nature is or has been pending or, to the knowledge of the Company, threatened, in which the scope, validity or enforceability of any Company Registered IP is being, has been or would reasonably be expected to be contested or challenged, that, if adversely determined, would materially and adversely affect such scope, validity or enforceability.

            (e)   Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or could reasonably be expected to, with or without notice or the lapse of time, and as a result of any Company Contract, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Company Owned IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Owned IP, except, in each case, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

            (f)    To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any Company Owned IP, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

            (g)   To the knowledge of the Company, no Company Owned IP (and none of the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, performance, display, creation derivative works with respect to and/or use of any Company Products) has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person, except as would not result in and would not reasonably be expected to result in any liability that is material to the Acquired Corporations taken as a whole.

            (h)   No claim or Legal Proceeding with respect to infringement, misappropriation or violation of any Intellectual Property Right is or, since January 1, 2003, has been pending or, to the knowledge of the Company, threatened in writing against any Acquired Corporation or, to the knowledge of the Company, against any other Person who is, or has asserted or could reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Corporation with respect to such claim or Legal Proceeding (including any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded), except as would not result in and would not reasonably be expected to result in any liability that is material to the Acquired Corporations taken as a whole.

            (i)    Except as set forth in Part 2.9(i) of the Company Disclosure Schedule, since January 1, 2004, none of the Acquired Corporations has received any written notice relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations, the Company Products or the Company Product Software.

            (j)    None of the Company Product Software that is redistributed with Company Products is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that requires or would reasonably be expected to require, or conditions or would reasonably be expected to condition, the use or distribution of such Company Product Software on, the disclosure, licensing or distribution of any Company Source Code (other than the source code for the in-licensed portion of such Company Product Software).

            (k)   No Company Source Code has been licensed or made available to any escrow agent or other Person (other than Company Associates).

          2.10 Contracts.

            (a)   Part 2.10 of the Company Disclosure Schedule identifies each Company Contract that constitutes a Company Significant Contract (as defined below) as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute a "Company Significant Contract":

              (i)    any Contract: (A) constituting a Company Employment Agreement with any Company Employee (other than an International Employee) and providing for termination of employment other than on an "at will" basis; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any Company Associate or any spouse, heir or Representative of any Company Associate; (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or commissions paid in the ordinary course of business) in excess of $50,000 to any Company Associate; or (D) pursuant to which any of the Acquired Corporations is or may become obligated to accelerate the vesting of, or otherwise modify, any stock option, restricted stock, stock appreciation right or other equity interest in any of the Acquired Corporations;

              (ii)   any Contract identified or required to be identified in Part 2.9 of the Company Disclosure Schedule;

              (iii) any Contract with any distributor and any Contract with any other reseller or sales representative that provides exclusive rights to any third party;

              (iv)  any Contract that provides for: (A) reimbursement of any Company Associate for, or advancement to any Company Associate of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any Company Associate;

              (v)   any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as a director, an officer or other employee, a consultant or an independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business with any other Person, which restriction would or would reasonably be expected to materially and adversely affect the conduct of the business of the Acquired Corporations as currently conducted, or the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, performance, display, creation of derivative works with respect to and/or use of any Company Product;

              (vi)  any Contract incorporating or relating to any guaranty, any warranty, any sharing of liabilities or any indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts entered into in the ordinary course of business;

              (vii) any master agreement with a financial institution relating to any currency hedging;

              (viii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to responding to any Acquisition Proposal, prior to considering or accepting any Acquisition Proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction;

              (ix)  any Contract relating to: (A) the lease or sublease of Company Real Property, other than leases or subleases that do not involve aggregate payments in excess of $100,000 over the 12-month period commencing on the date of this Agreement; or (B) the ownership of Company Real Property;

              (x)   any Contract constituting or relating to a Government Contract or Government Bid that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $500,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $500,000 in the aggregate;

              (xi)  any Contract that: (A) involved the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000,000 in the fiscal year ended March 31, 2005; (B) requires by its terms the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000,000 in the fiscal year ending March 31, 2006; (C) involved the performance of services having a value in excess of $1,000,000 in the fiscal year ended March 31, 2005; or (D) requires by its terms the performance of services having a value in excess of $1,000,000 in the fiscal year ending March 31, 2006; and

              (xii) any Contract that provides for: (A) any right of first refusal, right of first negotiation, right of first notification or similar right with respect to any securities or assets of any Acquired Corporation; or (B) any "no shop" provision or similar exclusivity provision with respect to any securities or assets of any Acquired Corporation.

The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Company Significant Contract.

            (b)   Each Company Contract is: (i) valid and in full force and effect; and (ii) is enforceable in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, except, in the case of clauses "(i)" and "(ii)" of this sentence, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect,.

            (c)   Except as set forth in Part 2.10(c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Company Contract; (ii) to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract; (iii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Contract; (B) give any Person the right to declare a default under any Company Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (D) give any Person the right to accelerate the maturity or performance of any Company Contract; (E) result in the disclosure, release or delivery of any Company Source Code; or (F) give any Person the right to cancel, terminate or modify any Company Contract; and (iv) since January 1, 2004, none of the Acquired Corporations has received any written notice regarding any actual or possible violation or breach of, or default under, any Company Contract, except, in the case of clauses "(i)" through "(iv)" of this sentence, as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

          2.11 Liabilities.    None of the Acquired Corporations has any material accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or specifically reserved against, in the Company Unaudited Balance Sheet; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Company Unaudited Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporations pursuant to the express terms of Company Contracts; (d) liabilities to pay legal, investment banking and other professional advisory fees incurred by the Acquired Corporations in connection with the Contemplated Transactions; and (e) liabilities described in Part 2.11 of the Company Disclosure Schedule.

          2.12 Compliance with Legal Requirements.    Each of the Acquired Corporations is, and has at all times since January 1, 2003 been, in compliance in all material respects with all applicable Legal Requirements, including Environmental Laws (as defined in Section 2.17(d)) and Legal Requirements relating to employment, privacy law matters, exportation of goods and services, securities law matters and Taxes, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. Since January 1, 2004, none of the Acquired Corporations has received any written notice from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

          2.13 Certain Business Practices.    None of the Acquired Corporations, and, to the knowledge of the Company, no Representative of any of the Acquired Corporations with respect to any matter relating to any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

          2.14 Governmental Authorizations.

            (a)   The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses substantially in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. Each Acquired Corporation is, and at all times since January 1, 2003 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2004, none of the Acquired Corporations has received any written notice from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

            (b)   Part 2.14(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. federal, state or local Governmental Body or any foreign Governmental Body or otherwise. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule. Neither the execution or delivery of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, with or without notice or lapse of time, gives any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule, the effect of which would or would reasonably be expected to be material to the Acquired Corporations taken as a whole.

          2.15 Tax Matters.

            (a)   Each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns"): (i) has

    been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

            (b)   The Company Unaudited Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with GAAP, except for liabilities for Taxes incurred since the date of the Company Unaudited Balance Sheet in the operation of the business of the Acquired Corporations. The Company will establish, prior to the Closing Date, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of the Company Unaudited Balance Sheet through the Closing Date.

            (c)   No Acquired Corporation and no Acquired Corporation Return is currently subject to (or since January 1, 2003 has been subject to) an audit by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

            (d)   No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened in writing against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Company Unaudited Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any material adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e)   No written notice has ever been delivered by any Governmental Body to an Acquired Corporation in a jurisdiction where an Acquired Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

            (f)    There are no Contracts relating to allocating or sharing of Taxes to which any Acquired Corporation is a party. None of the Acquired Corporations is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person's Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes) or is a party to any Contract providing for payments by an Acquired Corporation with respect to any amount of Taxes of any other Person.

            (g)   No Acquired Corporation has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code within the previous two years. No Acquired Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            (h)   No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company is the common parent.

            (i)    The Company has delivered to Parent accurate and complete copies of all federal and California income Tax Returns of the Acquired Corporations for all Tax years that remain open or are otherwise subject to audit, and all other material Tax Returns of the Acquired Corporations filed since December 31, 2001.

            (j)    The Company has disclosed on its federal income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

            (k)   No Acquired Corporation has participated in, or is currently participating in, a "Listed Transaction" or a "Reportable Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Legal Requirement.

          2.16 Employee and Labor Matters; Benefit Plans.

            (a)   Except: (i) as set forth in Part 2.16(a) of the Company Disclosure Schedule; and (ii) for International Employees, the employment of each of the Company Employees is terminable by the applicable Acquired Corporation at will.

            (b)   To the knowledge of the Company: (i) no officer or other employee at the level of Vice President or above or having a base salary of at least $175,000 has communicated any intention to terminate his or her employment with any of the Acquired Corporations; and (ii) no Company Employee is a party to or is bound by any noncompetition agreement or other Contract (with any Person) that may have a material effect on the business or operations of any of the Acquired Corporations.

            (c)   Except as set forth in Part 2.16(c) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. Since January 1, 2003, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. There is not now pending, and, to the knowledge of the Company, no Person has threatened in writing to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity. There is no claim or grievance (or, in the case of workers' compensation policies and long term disability policies, material claim or grievance) pending or, to the knowledge of the Company, threatened in writing relating to any employment Contract, wages and hours, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers' compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints.

            (d)   None of the current or former independent contractors of any of the Acquired Corporations could be reclassified as an employee, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

            (e)   The Company has delivered to Parent an accurate and complete list, by country and as of the date hereof, of each Company Employee Plan and each Company Employee Agreement: (i) involving obligations in excess of $175,000; or (ii) that constitutes a "material contract" (as such term defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC). Except as provided in this Agreement, none of the Acquired Corporations intends, and none of the Acquired Corporations has committed, to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements).

            (f)    The Company has delivered to Parent accurate and complete copies of, as of the date of this Agreement: (i) all documents setting forth the material terms of each Company Employee Plan, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets, if any; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all material correspondence since January 1, 2003 to or from any Governmental Body relating to any Company Employee Plan; (vii) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (viii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

            (g)   Each of the Acquired Corporations and Company Affiliates has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code (or has applied, or has time remaining in which to apply, to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination letter). All Company Pension Plans required to have been approved by any foreign Governmental Body have been so approved, no such approval has been revoked (or, to the knowledge of the Company, has revocation been threatened) and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. To the knowledge of the Company, each Company Employee Plan intended to be tax qualified under applicable Legal Requirements is so tax qualified, and no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Company Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. Each Company Employee

    Plan (other than any Company Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Parent, any of the Acquired Corporations or any Company Affiliate (other than any liability for ordinary administration expenses). There are no audits or inquiries pending or, to the knowledge of the Company, threatened in writing by the IRS, the DOL or any other Governmental Body with respect to any Company Employee Plan. None of the Acquired Corporations, and no Company Affiliate, has ever incurred: (i) any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements. Each of the Acquired Corporations and Company Affiliates has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

            (h)   None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code. None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Company Pension Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. There are no liabilities of the Acquired Corporations with respect to any Company Employee Plan that are not properly accrued and reflected in the financial statements of the Company in accordance with GAAP.

            (i)    None of the Acquired Corporations, and no Company Affiliate, maintains, sponsors or contributes to any Company Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured. No Company Employee Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. To the knowledge of the Company, other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, none of the Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or to Company Associates as a group) or any other Person in a legally binding manner that such Company Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

            (j)    Except as set forth in Part 2.16(j) of the Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will or could reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under the Change in Control Resolutions or any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate.

            (k)   Except: (i) as set forth in Part 2.16(k) of the Company Disclosure Schedule; or (ii) as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect, each of the Acquired Corporations and Company Affiliates: (A) is, and at all times has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; (B) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Associates; (C) is not liable for any arrears of wages or any taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (D) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Company Associates (other than routine payments to be made in the normal course of business and consistent with past practice), except as would not and would not reasonably be expected to result in any liability that is material to the Acquired Corporations taken as a whole.

            (l)    As of the date of this Agreement, there is no agreement, plan, arrangement or other Contract covering any Company Employee, and no payments have been made or will be made to any Company Employee, that, considered individually or considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). No Acquired Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code.

            (m)  Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of any Acquired Corporation or any Company Affiliate as presently conducted nor any activity of any Company Employee in connection with the carrying on of the business of any Acquired Corporation or any Company Affiliate as presently conducted will or could reasonably be expected to, to the knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default under any Contract under which any such Company Employee is now bound.

            (n)   Since January 1, 2003, none of the Acquired Corporations has effectuated a "plant closing," partial "plant closing," "relocation", "mass layoff" or "termination" (as defined in the Worker Adjustment and Retraining Notification Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

            (o)   Except as set forth in Part 2.16(o) of the Company Disclosure Schedule, since January 1, 2002, no Acquired Corporation has undertaken any option re-pricing or option exchange program.

          2.17 Environmental Matters.

            (a)   Since January 1, 2003, none of the Acquired Corporations has received any written notice, whether from a Governmental Body, citizens group, Company Employee or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law (as defined in Section 2.17(d)), except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. To the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

            (b)   To the knowledge of the Company: (i) all Company Real Property and any other property that is or was leased to or controlled or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material amount of any Materials of Environmental Concern (as defined in Section 2.17(d)) or material environmental contamination of any nature; (ii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.17(d)).

            (c)   No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

            (d)   For purposes of this Agreement: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law; and (iii) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

          2.18 Insurance.    Each material insurance policy and self-insurance program and arrangement relating to the business, assets and operations of the Acquired Corporations is in full force and effect. Since January 1, 2003, none of the Acquired Corporations has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any material insurance policy;

  or (c) material adjustment in the amount of the premiums payable with respect to any material insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations involving an amount in excess of $100,000 in any individual case or $500,000 in the aggregate. With respect to each claim or Legal Proceeding that has been asserted or filed against the Company on or prior to the date of this Agreement, the Company has provided written notice of such claim or Legal Proceeding to the appropriate insurance carrier(s), if any, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such claim or Legal Proceeding, or informed the Company of its intent to do so.

          2.19 Transactions with Affiliates.    Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, during the period commencing on the date of the Company's last proxy statement filed with the SEC through the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

          2.20 Legal Proceedings; Orders.

            (a)   Except as set forth in Part 2.20(a) of the Company Disclosure Schedule: (i) there is no pending Legal Proceeding; and (ii) to the knowledge of the Company: (A) no Governmental Body has overtly threatened to commence any Legal Proceeding; and (B) no other Person has threatened in writing to commence any Legal Proceeding, in the case of clauses "(i)" and "(ii)" of this sentence: (1) to which any of the Acquired Corporations is a party or is threatened to become a party that would have or would reasonably be expected to have or result in a Company Material Adverse Effect; or (2) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger. None of the Legal Proceedings identified in Part 2.20(a) of the Company Disclosure Schedule has had or would reasonably be expected to have or result in a Company Material Adverse Effect.

            (b)   There is no Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect. To the knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations as it is currently conducted, except as would not have and would not reasonably be expected to have or result in a Company Material Adverse Effect.

          2.21 Authority; Binding Nature of Agreement.    The Company has the corporate right, power and authority to enter into and to perform and, subject to obtaining the Required Company Stockholder Vote (as defined in Section 2.23), consummate its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) as of the date of this Agreement has: (a) unanimously determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting; and (d) unanimously authorized and approved the execution and delivery of the Rights Agreement Amendment (as defined in Section 2.27). Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          2.22 Inapplicability of Section 203 of the DGCL and other Anti-takeover Statutes.    The board of directors of the Company has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or the Rights Agreement Amendment or to the consummation of the Merger or any of the other Contemplated Transactions. To the knowledge of the Company, except for Section 203 of the DGCL, no state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, the Rights Agreement Amendment, this Agreement, the Company Stockholder Voting Agreements or any of the Contemplated Transactions.

          2.23 Vote Required.    The affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement.

          2.24 Non-Contravention; Consents.    Assuming compliance with the applicable provisions of the DGCL, the HSR Act, any foreign Antitrust Laws and the rules and regulations of The NASDAQ Stock Market, except as set forth in Part 2.24 of the Company Disclosure Schedule, neither (1) the execution and delivery of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

            (a)   contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

            (b)   contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

            (c)   contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

            (d)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Company Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any such Company Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Company Contract;

            (e)   result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

            (f)    result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Company IP (including Company Source Code), or the transfer of any material asset of any of the Acquired Corporations to any Person.

except, in the case of clauses "(a)" through "(f)" of this sentence, as would not and would not reasonably be expected to be material to the Acquired Corporations taken as a whole. Except: (A) as may be required by the Exchange Act, the DGCL, the HSR Act, any foreign Antitrust Law and the rules and regulations of The NASDAQ Stock Market (as they relate to the Joint Proxy Statement/Prospectus); and (B) as would not and would not reasonably be expected to be material to the Acquired Corporations taken as a whole, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (1) the execution, delivery or performance of this Agreement; or (2) the consummation of the Merger or any of the other Contemplated Transactions.

          2.25 Fairness Opinion.    Prior to the execution of this Agreement, the Company's board of directors received an opinion from Morgan Stanley & Co. Incorporated ("Morgan Stanley"), financial advisor to the Company, to the effect that, as of April 17, 2005 and based upon and subject to the matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

          2.26 Financial Advisor.    Except for Morgan Stanley, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Morgan Stanley.

          2.27 Company Rights Agreement.    The Company Rights Agreement has been amended to provide that: (a) neither Parent nor Merger Sub, nor any affiliate or associate of Parent or Merger Sub, shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement); (b) neither a Share Acquisition Date (as defined in the Company Rights Agreement) nor a Distribution Date (as defined in the Company Rights Agreement) shall be deemed to occur, and the Company Rights will not separate from the Company Common Stock, as a result of: (i) the execution, delivery or performance of this Agreement or the Company Stockholder Voting Agreements; or (ii) the consummation of the Merger or any of the other Contemplated Transactions; and (c) none of the Company, Parent, Merger Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Company Rights Agreement to any holder (or former holder) of Company Rights as of or following the Effective Time (such amendment to the Company Rights Agreement being referred to as the "Rights Agreement Amendment").

          2.28 Disclosure.    None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof) or the Parent Stockholders' Meeting (as defined in Section 5.3(a)) (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus based on information supplied by any party other than the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus.

  Section 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows (it being understood that each representation and warranty contained in this Section 3 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Parent Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the Company Disclosure Schedule by reference to another part or subpart of the Parent Disclosure Schedule; and (c) any exception or disclosure set forth in any other part or subpart of the Parent Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty):

          3.1   Due Organization.

            (a)   Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all necessary power and authority: (i) to conduct their businesses in the manner in which their businesses are currently being conducted; (ii) to own and use their assets in the manner in which their assets are currently owned and used; and (iii) to perform their obligations under all Contracts by which they are bound, except, in the case of clauses "(i)" through "(iii)" of this sentence, as would not have and would not reasonably be expected to have or result in a Parent Material Adverse Effect.

            (b)   Each of Parent and Merger Sub (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except as would not have and would not reasonably be expected to have or result in a Parent Material Adverse Effect.

          3.2   Capitalization, Etc.

            (a)   As of the date of this Agreement, the authorized capital stock of Parent consists of: (i) 900,000,000 shares of Parent Common Stock; and (ii) 2,000,000 shares of Parent Preferred Stock, of which no shares are outstanding. As of April 15, 2005, 244,726,482 shares of Parent Common Stock were issued and outstanding. No shares of Parent Common Stock have been issued by Parent during the period commencing on April 16, 2005 and ending on the date of this Agreement. As of April 15, 2005, 33,445,812 shares of Parent Common Stock were subject to issuance pursuant to outstanding Parent Options. No Parent Options have been granted during the period commencing on April 16, 2005 and ending on the date of this Agreement.

            (b)   As of April 15, 2005, 200,000 shares of Parent Preferred Stock, designated as Series A Preferred Stock, were reserved for future issuance upon exercise of the rights issued pursuant to the Fourth Amended and Restated Rights Agreement dated as of July 1, 2000, between Parent and Computershare Investor Services, LLC, as Rights Agent. As of April 15, 2005: (i) 11,963,050 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1997 Employee Stock Purchase Plan (the "Parent ESPP"); and (ii) 7,802,379 shares of Parent Common Stock were reserved for future issuance pursuant to stock options not yet granted under Parent's stock option plans. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

            (c)   Except as set forth in Sections 3.2(a) and 3.2(b), and except as set forth in Part 3.2(c) of the Parent Disclosure Schedule, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; or (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

          3.3   SEC Filings; Financial Statements.

            (a)   Parent has delivered to the Company (or made available on the SEC website) accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with, or Parent Certifications (as defined below) filed or furnished by Parent with or to, the SEC since January 1, 2003, including all amendments thereto (collectively, the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed or furnished by Parent with or to the SEC since January 1, 2003 have been so filed or furnished on a timely basis. None of Parent's Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC: (i) each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of Parent SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding Parent SEC Document; and (B) in the case of Parent SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing or furnishing of the applicable amending or superseding Parent SEC Document. Each of the certifications and statements relating to the Parent SEC Documents required by: (1) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (2) Rule 13a-14 or 15d-14 under the Exchange Act; or (3) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the "Parent Certifications") is accurate and complete, and complied as to form and content with all applicable Legal Requirements in effect at the time such Parent Certification was filed with or furnished to the SEC.

            (b)   Parent and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information concerning Parent required to be disclosed by Parent in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports. Parent is, and has at all times since January 1, 2003 been, in compliance with the applicable listing and other rules and regulations of The NASDAQ Stock Market and has not since January 1, 2003 received any notice from The NASDAQ Stock Market asserting any non-compliance with any of such rules and regulations.

            (c)   The consolidated financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods covered thereby.

            (d)   To the knowledge of Parent, Parent's auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) provided to Parent were approved as required by Section 202 of the Sarbanes-Oxley Act.

            (e)   Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          3.4   Absence of Changes.    Between March 4, 2005 and the date of this Agreement:

            (a)   there has not been any Parent Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would have or would reasonably be expected to have or result in a Parent Material Adverse Effect.

            (b)   except for the cash dividend payable on May 23, 2005 to stockholders of record on May 2, 2005, Parent has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, other than pursuant to Parent's right to repurchase restricted shares of Parent Common Stock held by an employee of Parent or any Subsidiary of Parent upon termination of such employee's employment and other than in the ordinary course of business consistent with past practices;

            (c)   there has been no amendment to the certificate of incorporation or bylaws of Parent, and neither Parent nor any Subsidiary of Parent has effected or been a party to any material merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (d)   except as set forth in the Parent SEC Documents, Parent has not changed any of its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or SEC rules and regulations;

            (e)   except as set forth in the Parent SEC Documents, Parent has not commenced or settled any material Legal Proceeding;

            (f)    Parent has not incurred any material liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for liabilities incurred in the ordinary course of business and liabilities incurred in connection with matters referred to in the Parent SEC Documents; and

            (g)   Parent has not agreed or committed to take any of the actions referred to in clauses "(b)" through "(f)" above.

          3.5   Intellectual Property.    To the knowledge of Parent, none of the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, performance, display, creation of derivative works with respect to and/or use of any products or services of Parent and Parent's Subsidiaries has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person, except as would not have and would not reasonably be expected to have or result in a Parent Material Adverse Effect.

          3.6   Compliance with Legal Requirements.    Except as set forth in the Parent SEC Documents, Parent and its Subsidiaries are, and have at all times since January 1, 2003 been, in compliance in all material respects with all applicable Legal Requirements, including Environmental Laws and Legal Requirements relating to employment, privacy law matters, exportation of goods and services, securities law matters and Taxes, except as would not have and would not reasonably be expected to have or result in a Parent Material Adverse Affect.

          3.7   Certain Business Practices.    Parent has not, and, to the knowledge of Parent, no Representative of Parent with respect to any matter relating to Parent has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

          3.8   Legal Proceedings; Orders.

            (a)   Except as set forth in the Parent SEC Documents or in Part 3.8(a) of the Parent Disclosure Schedule: (i) there is no pending Legal Proceeding; and (ii) to the knowledge of Parent: (A) no Governmental Body has overtly threatened to commence any Legal Proceeding; and (B) no other Person has threatened in writing to commence any Legal Proceeding, in the case of clauses "(i)" and "(ii)" of this sentence: (1) to which Parent is a party or is threatened to become a party that would have or would reasonably be expected to have or result in a Parent Material Adverse Effect; or (2) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger. None of the Legal Proceedings identified in the Parent SEC Documents or in Part 3.8(a) of the Parent Disclosure Schedule has had or would reasonably be expected to have or result in a Parent Material Adverse Effect.

            (b)   There is no Order to which Parent, or any of the assets owned or used by Parent, is subject, except as would not have and would not reasonably be expected to have or result in a Parent Material Adverse Effect.

          3.9   Authority; Binding Nature of Agreement.    Subject to obtaining the Required Parent Stockholder Vote (as defined in Section 3.10) and the vote of Parent as the sole stockholder of Merger Sub with respect to the Merger, each of Parent and Merger Sub has the corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of Parent (at a meeting duly called and held or acting by written consent) as of the date of this Agreement has: (a) unanimously determined that the issuance of Parent Common Stock in the Merger is advisable and fair to, and in the best interests of, Parent and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by Parent and unanimously approved the Merger; and (c) unanimously recommended the approval of the issuance of Parent Common Stock in the Merger by the holders of Parent Common Stock and directed that the issuance of Parent Common Stock in the Merger be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting. The board of directors of Merger Sub (by unanimous written consent) has: (i) unanimously determined that the Merger is advisable and fair to, and in the best interests of, Merger Sub and its stockholder; (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by Merger Sub and unanimously approved the Merger; and (iii) unanimously recommended the adoption of this Agreement by the stockholder of Merger Sub and directed that this Agreement and the Merger be submitted for consideration by the stockholder of Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.10 Vote Required.    The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger is the vote prescribed by Marketplace Rule 4350 of the National Association of Securities Dealers (the "Required Parent Stockholder Vote").

          3.11 Ownership of Company Common Stock.    Neither Parent nor any Subsidiary of Parent owns more than 15% of the outstanding voting stock of the Company within the meaning of Section 203 of the DGCL.

          3.12 Non-Contravention; Consents.    Assuming compliance with the applicable provisions of the Securities Act, the Exchange Act, the DGCL, state securities or "blue sky" laws, the HSR Act, any foreign Antitrust Laws and the rules and regulations of the Parent Primary Exchange, neither (1) the execution and delivery of this Agreement by Parent and Merger Sub, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

            (a)   contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub;

            (b)   contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject; or

            (c)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract of Parent, or give any Person the right to: (i) declare a default or exercise any remedy under any such Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Contract; (iii) accelerate the maturity or performance of any such Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Contract;

  except, in the case of clauses "(a)" through "(c)" of this sentence, as would not have and would not reasonably be expected to have or result in a Parent Material Adverse Effect. Except: (A) as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act, any foreign Antitrust Law and the rules and regulations of the Parent Primary Exchange; and (B) as would not have and would not reasonably be expected to have or result in a Parent Material Adverse Effect, neither Parent nor Merger Sub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (1) the execution, delivery or performance of this Agreement; or (2) the consummation of the Merger or any of the other Contemplated Transactions.

          3.13 Fairness Opinion.    Prior to the execution of this Agreement, Parent's board of directors received an opinion from Goldman, Sachs & Co., financial advisor to Parent, to the effect that, as of April 17, 2005 and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to Parent from a financial point of view.

          3.14 Financial Advisor.    Except for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Parent.

          3.15 Valid Issuance.    The Parent Common Stock to be issued in the Merger, including the Parent Common Stock to be issued upon the exercise of assumed and converted Company Options, has been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will not be subject to any restriction on resale under the Securities Act, other than restrictions imposed by Rules 144 and 145 under the Securities Act.

          3.16 Disclosure.    None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof) or the Parent Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus based on information supplied by any party other than Parent or Merger Sub for inclusion or incorporation by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus.

  Section 4.    CERTAIN COVENANTS OF THE PARTIES

          4.1   Access and Investigation.    During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time or the termination of this Agreement (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access during normal business hours to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations as Parent may reasonably request. During the Pre-Closing Period, the Company shall, and shall cause the Representatives of each of the Acquired Corporations to, permit Parent's senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company's financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period: (i) the Company shall promptly provide Parent with copies of: (A) upon the request of Parent, unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, and, if prepared, statements of cash flows; and (B) subject to applicable Antitrust Laws, any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions; and (ii) subject to applicable Antitrust Laws, Parent shall promptly provide the Company or the Company's Representatives with copies of any material notice, report or other document filed with or sent to any Governmental Body on behalf of Parent or Merger Sub in connection with the Merger or any of the other Contemplated Transactions.

          4.2   Operations Prior to Closing.

            (a)   During the Pre-Closing Period: (i) the Company shall conduct its business and operations, and shall cause each of the Acquired Corporations to conduct its business and operations, in the ordinary course and in accordance with past practices; (ii) the Company shall use commercially reasonable efforts to conduct its business and operations, and shall use commercially reasonable efforts to cause each of the other Acquired Corporations to conduct its business and operations, in material compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Company Significant Contracts; (iii) the Company shall use commercially reasonable efforts to attempt to ensure that each of the Acquired Corporations preserves intact the material components of its current business organization, keeps available the services of its current officers and other key employees and maintains its relations and goodwill with all material suppliers, material customers, material licensors, material licensees and Governmental Bodies; and (iv) the Company shall promptly notify Parent of any claim asserted or Legal Proceeding commenced, or, to the Company's knowledge, either: (A) with respect to a Governmental Body, overtly threatened; or (B) with respect to any other Person, threatened in writing, against, relating to, involving or otherwise affecting any of the Acquired Corporations that relates to any of the Contemplated Transactions. Promptly following its receipt of the written version of the opinion from Morgan Stanley referred to in Section 2.25, the Company shall furnish a copy of such opinion to Parent.

            (b)   Except as set forth in Part 4.2(b) of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld with respect to the matters described in clauses "(vii)," "(viii)," "(x)," "(xiv)," "(xvi)," "(xvii)" and "(xviii)" of this sentence), and the Company shall ensure that each of the other Acquired Corporations does not (without the prior written consent of Parent, which consent shall not be unreasonably withheld with respect to the matters described in clauses "(vii)," "(viii)," "(x)," "(xiv)," "(xvi)," "(xvii)" and "(xviii)" of this sentence):

              (i)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than pursuant to the Company's right to repurchase restricted shares of Company Common Stock held by an employee of the Company upon termination of such employee's employment;

              (ii)   sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) the Company may issue shares of Company Common Stock (and the Company Rights issuable upon the issuance of such shares): (aa) upon the valid exercise of Company Options outstanding as of the date of this Agreement; and (bb) pursuant to the Company ESPP; and (2) the Company may, in the ordinary course of business and consistent with past practices: (x) grant Company Options to any newly hired employee of an Acquired Corporation under the Company's 2002 Equity Incentive Plan commensurate with his or her position with such Acquired Corporation; (y) grant Company Options to existing non-officer employees of the Acquired Corporations under the Company's 2002 Equity Incentive Plan in connection with the Company's annual review process; and (z) grant to non-officer employees of the Acquired Corporations Company Options to purchase no more than 200,000 shares of Company Common Stock in the aggregate under the Company Option Plans, provided that, in the case of clauses "(x)," "(y)" and "(z)" of this sentence, such options: (aa) shall have an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options; (bb) shall not contain any "single-trigger," "double-trigger" or other vesting acceleration provisions and shall not be subject to the Change in Control Resolutions or otherwise be subject to acceleration (in whole or in part) as a result of the Merger or any of the other Contemplated Transactions (whether alone or in combination with any termination of employment or other event); (cc) shall contain the Company's standard vesting schedule; and (dd) shall not be "non-plan" options;

              (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract or any of the terms of the Change in Control Resolutions, except as required by applicable Legal Requirements;

              (iv)  amend, terminate or grant any waiver under the Company Rights Agreement;

              (v)   amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

              (vi)  (A) acquire any equity interest or other interest in any other Entity; (B) except in the ordinary course of business and consistent with past practices, form any Subsidiary; or (C) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

              (vii) make any capital expenditure (except that the Acquired Corporations may make any capital expenditure that: (A) is provided for in the Company's capital expense budget delivered to Parent prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of this Agreement but not provided for in the Company's capital expense budget delivered to Parent prior to the date of this Agreement, does not exceed $5,000,000 in the aggregate);

              (viii) other than in the ordinary course of business and consistent with past practices: (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Significant Contract or any other Contract that is material to any Acquired Corporation; or (B) amend, terminate or waive any material right or remedy under, any Company Significant Contract or any other Contract that is material to any Acquired Corporation;

              (ix)  take any action that would subject any Company Product Software to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that requires or would reasonably be expected to require, or conditions or would reasonably be expected to condition, the use or distribution of such Company Product Software or the disclosure, licensing or distribution of any Company Source Code for any portion of such Company Product Software;

              (x)   acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets: (A) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices; or (B) that are immaterial to the business of the Acquired Corporations);

              (xi)  make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances that do not materially detract from the value of such assets or materially impair the operations of any of the Acquired Corporations;

              (xii) lend money to any Person (other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business), or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

              (xiii) establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (A) may provide routine, reasonable salary increases to non-officer employees in the ordinary course of business and in accordance with past practices in connection with the Company's customary employee review process; (B) may amend the Company Employee Plans to the extent required by applicable Legal Requirements; (C) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans existing on the date of this Agreement); and (D) may comply with the Retention Plan set forth in Part 4.2(b)(xiii) of the Company Disclosure Schedule);

              (xiv) hire any employee at the level of Vice President or above or with an annual base salary in excess of $175,000, or promote any employee to Vice President or above (except in order to fill a position vacated after the date of this Agreement);

              (xv) other than in the ordinary course of business and consistent with past practices or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any respect;

              (xvi) make any material Tax election;

              (xvii) commence any Legal Proceeding, except: (A) with respect to routine collection, trademark and anti-piracy matters in the ordinary course of business and consistent with past practices; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided it consults with Parent and considers the views and comments of Parent with respect to such Legal Proceeding prior to the commencement thereof); or (C) in connection with a breach of this Agreement or the other agreements listed in the definition of "Contemplated Transactions";

              (xviii) settle any Legal Proceeding or other material claim, other than pursuant to a settlement: (A) that does not involve any liability or obligation on the part of any Acquired Corporation; (B) that involves only the payment of the amount specifically reserved in accordance with GAAP with respect to such Legal Proceeding or claim on the Company Unaudited Balance Sheet; or (C) that involves only the payment of monies by the Acquired Corporations of not more than $1,000,000 in the aggregate for all such settlements;

              (xix) enter into any Contract covering any Company Employee, or make any payment to any Company Employee, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws);

              (xx) except for actions taken pursuant to Section 5.7, take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code (whether or not otherwise permitted by the provisions of this Section 4) or fail to take any action reasonably necessary to cause the Merger to so qualify; or

              (xxi) agree or commit to take any of the actions described in clauses "(i)" through "(xx)" of this Section 4.2(b).

  If the Company desires to take an action that requires the prior written consent of Parent pursuant to this Section 4.2(b), the Company shall deliver to Parent a written request for such written consent, accompanied by a reasonably detailed description of the action sought to be taken and reasonably comprehensive documentation and other information supporting the Company's request. If Parent seeks any additional documentation or other information in order to decide whether to approve the Company's request, then the Company shall supply such additional documentation or other information to Parent as promptly as possible. Parent shall use commercially reasonable efforts to approve or deny the Company's request within five business days after Parent has received all documentation and other information supporting the Company's request, including any additional documentation or other information sought by Parent. If no such consent or denial is received by the Company within five business days after Parent has received all documentation and other information supporting the Company's request (including any additional documentation or other information sought by Parent), Parent shall be deemed to have granted its consent to the action set forth in such request.

            (c)   Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger and Parent shall cause Merger Sub to perform its obligations under this Agreement. Except as contemplated by this Agreement or otherwise consented to by the Company, during the Pre-Closing Period, Parent shall not:

              (i)    except for the cash dividend payable on May 23, 2005 to stockholders of record on May 2, 2005, declare, accrue, set aside or pay any cash dividend or make any other distribution (of cash or property other than capital stock) in respect of any shares of capital stock;

              (ii)   except to effect the two-for-one stock split announced by Parent on March 17, 2005 and having a proposed record date of May 2, 2005, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws;

              (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing any controlling equity interest in, or all or substantially all of the assets of, any business or any corporation, partnership, association or other business organization or division thereof (any such transaction, a "Business Acquisition"), except for any such Business Acquisition in which the fair market value of the total consideration being paid or issued by Parent (including the value of indebtedness acquired or assumed by Parent) in exchange for the business being acquired by Parent shall not exceed $1,000,000,000 in the aggregate;

              (iv)  except for actions taken in accordance with Section 5.7, take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code (whether or not otherwise permitted by the provisions of this Section 4) or fail to take any action reasonably necessary to cause the Merger to so qualify; or

              (v)   agree or commit to take any of the actions described in clauses "(i)" through "(iv)" of this Section 4.2(c).

            (d)   During the Pre-Closing Period, Parent shall not consummate or agree to consummate a Business Acquisition in which the total consideration being paid or issued by Parent (including the value of indebtedness acquired or assumed by Parent) in exchange for the business being acquired by Parent has a fair market value in excess of $100,000,000 and that presents a material risk of materially delaying the effectiveness of the Merger or making it materially more difficult to obtain any Consents necessary to consummate the Merger, without consulting with the Company and considering the views and comments of the Company with regard to such risk of delay or increased difficulty in obtaining such Consents.

            (e)   During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company set forth in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely or that has had or would reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim overtly threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(e) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

            (f)    During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent or Merger Sub in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent or Merger Sub in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent or Merger Sub set forth in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely or that has had or would reasonably be expected to have or result in a Parent Material Adverse Effect. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material claim overtly threatened, commenced or asserted against or with respect to Parent relating to the Merger or the other Contemplated Transactions. No notification given to the Company pursuant to this Section 4.2(f) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

          4.3   No Solicitation.

            (a)   During the Pre-Closing Period, the Company shall not, directly or indirectly, and the Company shall: (x) ensure that its Subsidiaries do not, directly or indirectly; and (y) use its commercially reasonable efforts to ensure that the respective Representatives of the Acquired Corporations do not, directly or indirectly:

              (i)    solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

              (ii)   furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

              (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;

              (iv)  approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or

              (v)   enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction;

  provided, however, that prior to the Company Stockholders' Meeting, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal made by such Person (and not withdrawn) that constitutes, or could reasonably be expected to result in the submission by such Person to the Company of, a Superior Offer if: (A) neither the Company nor any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in this Section 4.3; (B) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law; (C) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions and "standstill" provisions) at least as favorable to the Company as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (D) at least two business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing (and notwithstanding the reference to "commercially reasonable efforts" in the language immediately preceding clause "(i)" of this Section 4.3(a)), the Company acknowledges and agrees that any breach of any of the provisions set forth in the preceding sentence by any affiliate, director, officer, agent or attorney of any of the Acquired Corporations, whether or not such affiliate, director, officer, agent or attorney is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company. For purposes of this Agreement, an affiliate, director, officer, agent or attorney of an Acquired Corporation, or any other Person, shall be deemed to have breached a provision of this Section 4.3 if such affiliate, director, officer, agent or attorney or other Person takes any action that would constitute a breach by the Company of such provision were the Company to take such action directly.

            (b)   The Company shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any modification or proposed modification thereto.

            (c)   The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

            (d)   The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, "standstill" or similar Contract to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use its commercially reasonable efforts to cause each such agreement to be enforced at the request of Parent. The Company also shall promptly request each Person that has executed a confidentiality or similar agreement within the last 12 months in connection with its consideration of a possible Acquisition Transaction or a possible equity investment in any Acquired Corporation to return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

  Section 5.    ADDITIONAL COVENANTS OF THE PARTIES

          5.1   Registration Statement; Joint Proxy Statement/Prospectus.

            (a)   As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall use commercially reasonable efforts: (i) to cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the applicable rules and regulations promulgated by the SEC; (ii) to promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (iii) to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC; and (iv) to keep the Form S-4 Registration Statement effective through the Closing in order to permit the consummation of the Merger. Parent shall use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders, and the Company shall use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of Parent and the Company shall promptly furnish to the other all information concerning such party and its Subsidiaries and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If either Parent or the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then such party: (i) shall promptly inform the other party thereof; (ii) shall provide the other party (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus prior to it being filed with the SEC; (iii) shall provide the other party with a copy of such amendment or supplement promptly after it is filed with the SEC; and (iv) shall cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of the Company or Parent.

            (b)   Prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will (to the extent required) be registered or qualified or exempt from registration or qualification under the securities law of every state of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

          5.2   Company Stockholders' Meeting.

            (a)   The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders Meeting may also present for consideration by the Company's stockholders: (i) the annual election of directors; (ii) the ratification of independent auditors; and (iii) an increase in the number of shares reserved for issuance under the Company's 2002 Equity Incentive Plan, provided that the Company consults with and considers the views and comments of Parent with respect to the Company Stockholders' Meeting. The Company and Parent shall cause the Company Stockholders' Meeting and the Parent Stockholders' Meeting to be held on the same day (on a date mutually selected by the Company and Parent) and as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

            (b)   Subject to Section 5.2(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted. Subject to Parent's rights under Section 8 and the other provisions of this Agreement: (A) nothing in this Section 5.2(b) shall preclude the Company from making any accurate and complete public disclosure of any material facts, including the fact that an Acquisition Proposal has been submitted to the Company, if: (1) the Company's board of directors determines in good faith, after taking into account the advice of the Company's outside legal counsel, that such disclosure is required by the fiduciary duties of the board of directors of the Company or by any Legal Requirement; and (2) the Company shall have provided Parent with reasonable advance notice of the content of such disclosure; and (B) nothing in this Section 5.2(b) shall preclude the Company's board of directors from complying with Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an Acquisition Proposal (except that the board of directors of the Company shall not be permitted to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent except as specifically provided in Section 5.2(c)).

            (c)   Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent, if: (i) the Company shall have provided to Parent, at least five business days prior to each meeting of the Company's board of directors at which such board of directors considers the possibility of withdrawing the Company Board Recommendation or modifying the Company Board Recommendation in a manner adverse to Parent, written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; (ii) the Company's board of directors determines in good faith: (A) that the Company has received a Superior Offer that has not been withdrawn; or (B) that: (1) a Parent Material Adverse Effect has occurred since the date of this Agreement and is continuing; or (2) since the date of this Agreement, an event has occurred or circumstance exists that, in combination with any other events or circumstances since the date of this Agreement, would reasonably be expected to have or result in a Parent Material Adverse Effect; and (iii) the Company's board of directors determines in good faith, after taking into account the advice of the Company's outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable law. The Company shall notify Parent promptly (and in any event within two hours) of: (A) any withdrawal of or modification to the Company Board Recommendation; and (B) the circumstances surrounding such withdrawal or modification.

            (d)   The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, making, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

          5.3   Parent Stockholders' Meeting.

            (a)   Parent shall take all action necessary to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting shall be held on the date mutually selected by the Company and Parent in accordance with Section 5.2(a). Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

            (b)   Subject to Section 5.3(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Parent recommends that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger (the recommendation of Parent's board of directors that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger being referred to as the "Parent Board Recommendation"); and (ii) the Parent Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of Parent or any committee thereof to withdraw the Parent Board Recommendation or modify the Parent Board Recommendation in a manner adverse to the Company shall be adopted. Subject to the Company's rights under Section 8 and the other provisions of this Agreement, nothing in this Section 5.3(b) shall preclude Parent from making any accurate and complete public disclosure of any material facts if: (1) Parent's board of directors determines in good faith, after taking into account the advice of Parent's outside legal counsel, that such disclosure is required by the fiduciary duties of the board of directors of Parent or by any Legal Requirement; and (2) Parent shall have provided the Company with reasonable advance notice of the content of such disclosure.

            (c)   Notwithstanding anything to the contrary contained in Section 5.3(b), at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote, the Parent Board Recommendation may be withdrawn or modified in a manner adverse to the Company if: (i) Parent shall have provided to the Company, at least five business days prior to each meeting of Parent's board of directors at which such board of directors considers the possibility of withdrawing the Parent Board Recommendation or modifying the Parent Board Recommendation in a manner adverse to the Company, written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; (ii) Parent's board of directors determines in good faith that: (A) a Company Material Adverse Effect has occurred since the date of this Agreement and is continuing; or (B) since the date of this Agreement, an event has occurred or circumstance exists that, in combination with any other events or circumstances since the date of this Agreement, would reasonably be expected to have or result in a Company Material Adverse Effect; and (iii) Parent's board of directors determines in good faith, after taking into account the advice of Parent's outside legal counsel, that the withdrawal or modification of the Parent Board Recommendation is required in order for Parent's board of directors to comply with its fiduciary obligations to Parent's stockholders under applicable law. Parent shall notify the Company promptly (and in any event within two hours) of: (A) any withdrawal of or modification to the Parent Board Recommendation; and (B) the circumstances surrounding such withdrawal or modification.

            (d)   Parent's obligation to call, give notice of and hold the Parent Stockholders' Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by any withdrawal or modification of the Parent Board Recommendation.

          5.4   Stock Options and Company ESPP.

            (a)   At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall either: (i) assume such Company Option (including accepting such Company Option by assignment from the Company); or (ii) replace such Company Option by issuing a materially equivalent replacement stock option to purchase Parent Common Stock in substitution therefor, in either case in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Option Plan and/or the terms of the stock option agreement by which such Company Option is evidenced; provided, however, that to the extent permissible under the terms of the applicable Company Option Plan identified on Schedule 5.4(a), and then in accordance with the terms (as in effect as of the date of this Agreement) of such Company Option Plan (including any terms providing for any acceleration of vesting), Parent may determine that any or all of the outstanding Company Options granted under each Company Option Plan identified on Schedule 5.4(a) shall not be so converted and shall not be so assumed or replaced, and in that case shall notify the Company of such determination at least 45 days prior to the date on which the Merger becomes effective. All rights with respect to Company Common Stock under Company Options assumed or replaced by Parent shall thereupon be converted into options to purchase Parent Common Stock, and accordingly, from and after the Effective Time: (A) each Company Option assumed or replaced by Parent may be exercised solely for shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Company Option so assumed or replaced by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting aggregate number down to the nearest whole number of shares of Parent Common Stock; (C) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option so assumed or replaced by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) subject to the terms of the stock option agreement by which such Company Option is evidenced, any restriction on the exercise of any Company Option so assumed or replaced by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged as a result of the assumption or replacement of such Company Option; provided, however, that, following the Effective Time, Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to each Company Option so assumed or replaced by Parent.

            (b)   Parent shall: (i) file with the SEC, no later than 15 days after the date on which the Merger becomes effective, a registration statement on Form S-8 (or any successor form), if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed or replaced by Parent in accordance with Section 5.4(a); (ii) use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed or replaced Company Options remain outstanding; and (iii) deliver to each holder of a Company Option that is so assumed or replaced a written notice setting forth: (A) the number of shares of Parent Common Stock subject to such Company Option; and (B) the exercise price per share payable to Parent upon the exercise of such Company Option.

            (c)   At the Effective Time, Parent may (if Parent determines that it desires to do so) assume any or all of the Company Option Plans or merge any such Company Option Plans into any stock option plan of Parent. If Parent elects to so assume or merge any Company Option Plan, then, under such Company Option Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Option Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of Company Options that are assumed by Parent pursuant to Section 5.4(a)), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Option Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to the administration of such Company Option Plan.

            (d)   Upon Parent's request, prior to the Effective Time, the Company shall take all actions that may be reasonably necessary for the Company (under the Company Option Plans and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

            (e)   Upon Parent's request, prior to the Effective Time, the Company shall take all actions that may be reasonably necessary to: (i) cause any outstanding offering period under the Company ESPP to be terminated as of the last business day prior to the date on which the Merger becomes effective (the last business day prior to the date on which the Merger becomes effective being referred to as the "Designated Date"); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the Company ESPP; (iii) cause the exercise as of the Designated Date of each outstanding purchase right under the Company ESPP; and (iv) provide that no further offering period or purchase period shall commence under the Company ESPP after the Designated Date; provided, however, that the actions described in clauses "(i)" through "(iv)" of this sentence shall be conditioned upon the consummation of the Merger. On the Designated Date, the Company shall apply the funds credited as of such date under the Company ESPP within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the Company ESPP. In the event that the commencement of the next regularly scheduled offering period under the Parent ESPP is more than 90 days after the date on which the Merger becomes effective, Parent will establish a special offering period for Continuing Employees under the Parent ESPP, which period shall commence as soon as administratively practicable following the Effective Time and end on the date immediately prior to the date of commencement of the next regularly scheduled offering period under the Parent ESPP.

          5.5   Employee Benefits.

            (a)   Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements, all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") will be eligible to participate in: (i) the Parent ESPP and, as determined by Parent, applicable stock option plans of Parent; (ii) Parent's non-equity employee benefit plans and programs, including any profit sharing plan, severance plan, medical plan, dental plan, life insurance plan, time-off programs and disability plan, in each case to substantially the same extent as similarly situated employees of Parent; (iii) such Company Employee Plans as are continued by the Company or any of its Subsidiaries following the Closing Date, or are assumed by Parent (for the purposes of this Section 5.5 only, the plans referred to in clauses "(i)" through "(iii)" of this sentence being referred to as "Specified Parent Benefit Plans"). Each Continuing Employee shall, to the extent permitted by applicable Legal Requirements, receive full credit for purposes of eligibility, vesting, level of benefits and benefit accrual under the Specified Parent Benefit Plans in which such Continuing Employee participates (other than under any sabbatical program or with respect to the vesting of any stock options granted by Parent after the Effective Time) for the years of continuous service by such Continuing Employee recognized by the Acquired Corporations prior to the Effective Time. With respect to any welfare benefit plans maintained by Parent for the benefit of Continuing Employees located in the United States, subject to any applicable plan provisions, contractual requirements or Legal Requirements, Parent shall: (A) cause to be waived, as required by applicable Legal Requirements, any eligibility requirements or pre-existing condition limitations; and (B) give effect, in determining any deductible maximum out-of-pocket limitations, to amounts paid by such Continuing Employees with respect to substantially similar plans maintained by any Acquired Corporation during the plan year in which the Effective Time occurs.

            (b)   Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any Company Employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent. Except for Indemnified Persons (as defined in Section 5.6(a)) to the extent of their respective rights pursuant to Section 5.6, no Company Employee, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement.

            (c)   If requested by Parent at least five business days prior to the Closing, the Company shall take (or cause to be taken) all actions pursuant to resolutions of the Company's board of directors necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a "Company 401(k) Plan"). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company's board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Parent).

            (d)   To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, the Company shall cooperate with Parent to ensure that such requirements are complied with prior to the Effective Time. The Company shall use commercially reasonable efforts to obtain and maintain compliance with all applicable rules and regulations of The NASDAQ Stock Market in connection with all matters relating to stock options and employee benefit plans.

          5.6   Indemnification of Officers and Directors.

            (a)   All rights to indemnification by the Company existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, as provided in the Company's certificate of incorporation and bylaws (each as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) identified in Part 2.10(a)(iv) of the Company Disclosure Schedule (or as provided in any currently effective indemnification agreements with any Indemnified Persons that are substantially similar to the agreements identified in Part 2.10(a)(iv) of the Company Disclosure Schedule), shall survive the Merger and be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of six years from the date on which the Merger becomes effective.

            (b)   From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the "Existing D&O Policy"), if directors' and officers' liability insurance coverage is available for Parent's directors and officers; provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute policies) in excess of 200% of the annual premium paid by the Company in 2004 with respect to the Existing D&O Policy (the "Maximum Premium"). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

            (c)   This Section 5.6 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Persons, their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns, and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Person (provided that such amendment, alteration or repeal prior to the Effective Time shall be governed by Section 9.1). In the event that the Surviving Corporation or any of its successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 5.6.

          5.7   Regulatory Approvals and Related Matters.

            (a)   Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and under any other Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws") in connection with the Merger. The Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to: (i) any inquiries or requests (including any "second request") received from the Federal Trade Commission or the U.S. Department of Justice ("FTC/DOJ") for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters.

            (b)   Subject to compliance with applicable Legal Requirements, Parent shall use commercially reasonable efforts to provide to the Company, and the Company shall use commercially reasonable efforts to provide to Parent, as promptly as practicable any information that is required in order to effectuate any filings or applications by Parent or the Company, as the case may be, pursuant to Section 5.7(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement and the Joint Defense Agreement, each of the Company and Parent shall use commercially reasonable efforts to: (i) consult with and consider the views of the other party regarding material positions being taken in material filings to be made under Antitrust Laws in connection with the Merger; (ii) provide the other (and its counsel) as promptly as practicable with copies of all material filings and material written submissions made by such party with any Governmental Body under any Antitrust Law in connection with the Merger.

            (c)   Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; and (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions.

            (d)   Notwithstanding anything to the contrary contained in this Section 5.7 or elsewhere in this Agreement, if any administrative or judicial proceeding is instituted (or threatened to be instituted) challenging any of the Contemplated Transactions as violative of any Antitrust Law, Parent, Merger Sub and the Company shall use their reasonable best efforts to: (i) contest, resist or resolve any such proceeding; and (ii) to have vacated, lifted, reversed or overturned any injunction resulting from such proceeding.

          5.8   Disclosure.    Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement, and the Company shall consult with Parent and consider the views and comments of Parent before any of the Acquired Corporations or any of their Representatives sends any emails or other documents to Company Employees generally or otherwise communicates with Company Employees generally, with respect to the Merger or any of the other Contemplated Transactions; provided, however, that: (a) Parent and the Company shall agree on the contents of the press release announcing the execution of this Agreement; and (b) the Company shall not, and the Company shall ensure that those Company Employees with authority with respect to matters relating to employee compensation, remuneration or benefits do not, communicate with any Company Employee regarding post-Closing compensation, remuneration or benefits without the prior written approval of Parent, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Section 5.8, the obligations of Parent and the Company set forth in this Section 5.8 shall not apply with respect to: (i) any public statement relating to the withdrawal or modification of the Company Board

  Recommendation pursuant to Section 5.2(c); or (ii) any public statement relating to the withdrawal or modification of the Parent Board Recommendation pursuant to Section 5.3(c).

          5.9   Affiliate Agreements.    The Company shall use commercially reasonable efforts to cause each Person identified in Part 2.19 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the Closing Date, an Affiliate Agreement in the form of Exhibit C. The Company shall not register, or allow its transfer agent to register, on its books any transfer of any shares of Company Common Stock of any "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.9.

          5.10 Tax Matters.    Prior to the effectiveness of the Form S-4 Registration Statement: (a) the Company shall execute and deliver to Cooley Godward LLP and to Fenwick & West LLP a tax representation letter in a customary form to be mutually agreed to by the parties; and (b) Parent shall execute and deliver to Cooley Godward LLP and to Fenwick & West LLP a tax representation letter in a customary form to be mutually agreed to by the parties. To the extent requested by Parent or the Company, each of Parent, Merger Sub and the Company shall confirm to Cooley Godward LLP and to Fenwick & West LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Following the delivery of the tax representation letters pursuant to the first sentence of this Section 5.10: (a) Parent shall use commercially reasonable efforts to cause Cooley Godward LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act; and (b) the Company shall use commercially reasonable efforts to cause Fenwick & West LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.10.

          5.11 Letter of the Company's Accountants.    The Company shall use commercially reasonable efforts to cause to be delivered to Parent a letter of KPMG LLP, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

          5.12 Listing.    Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the Parent Primary Exchange at or prior to the Effective Time.

          5.13 Section 16 Matters.    Prior to the Effective Time, the Company shall take all reasonable actions as are required (to the extent permitted under applicable Legal Requirements and no-action letters issued by the SEC) to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Contemplated Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. If the Company delivers the Section 16 Information (as defined below) to Parent at least 30 days prior to the Effective Time, then, prior to the Effective Time, Parent shall take all reasonable actions as are required (to the extent permitted under applicable Legal Requirements and no-action letters issued by the SEC) to cause any acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) in connection with the Merger by each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 5.13, "Section 16 Information" shall mean the following information for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock in the Merger; (b) the number of Company Options held by such individual and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger; and (c) the number of other derivative securities (if any) with respect to Company Common Stock held by such individual and expected to be converted into shares of Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the Merger.

          5.14 Resignation of Officers and Directors.    The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each officer and director of each of the Acquired Corporations.

          5.15 Board of Directors.    Parent shall cause Robert K. Burgess to be elected or appointed to the board of directors of Parent as of the Effective Time.

          5.16 Internal Controls.    If, during the Pre-Closing Period, the Company or the Company's auditors identify any material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of the Company's internal control over financial reporting, then the Company shall use its reasonable best efforts during the Pre-Closing Period to rectify such material weakness or series of control deficiencies, as the case may be. If, during the Pre-Closing Period, Parent or Parent's auditors identify any material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of Parent's internal control over financial reporting, then Parent shall use its reasonable best efforts during the Pre-Closing Period to rectify such material weakness or series of control deficiencies, as the case may be.

  Section 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to cause the Merger to be effected and otherwise cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

          6.1   Accuracy of Company Specified Representations.    Each of the Company Specified Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any Company Specified Representation made as of a specific date, which shall have been accurate in all material respects as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Company Disclosure Schedule; provided, however, that, for purposes of determining the accuracy of the Company Specified Representations as of the foregoing dates, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded.

          6.2   Accuracy of Company Other Representations.    The Company Other Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any Company Other Representation made as of a specific date, which shall have been accurate in all respects as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Company Disclosure Schedule; provided, however, that: (a) for purposes of determining the accuracy of the Company Other Representations as of the foregoing dates (and for purposes of determining the accuracy of the Company Other Representations for purposes of clause "(b)" of this proviso): (i) all "Company Material Adverse Effect" qualifications and other materiality qualifications limiting the scope of the Company Other Representations (other than the Company Materiality Qualified Representations) shall be disregarded; (ii) all "Company Material Adverse Effect" qualifications and other materiality qualifications limiting the scope of the defined terms used in the Company Other Representations (other than the Company Materiality Qualified Terms) shall be disregarded; and (iii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded; and (b) any inaccuracies in the Company Other Representations will be disregarded if all circumstances constituting such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect.

          6.3   Performance of Covenants.    All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          6.4   Effectiveness of Registration Statement.    The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act; no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration Statement; and no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or shall be threatened in writing by the SEC.

          6.5   Company Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

          6.6   Parent Stockholder Approval.    The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

          6.7   Documents.    Parent shall have received the following documents, each of which shall be in full force and effect:

            (a)   a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that: (i) in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.10; and (ii) if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Fenwick & West LLP renders such opinion to Parent); and

            (b)   a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, in their capacities as such, confirming that the conditions set forth in Sections 6.1(Accuracy of Company Specified Representations), 6.2 (Accuracy of Company Other Representations), 6.3 (Performance of Covenants), 6.5 (Company Stockholder Approval), and 6.8 (No Company Material Adverse Effect) have been duly satisfied.

          6.8   No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.

          6.9   HSR Waiting Period.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          6.10 Other Antitrust Waiting Periods.    Any waiting period applicable to the consummation of the Merger under any applicable foreign Antitrust Law shall have expired or been terminated, other than any such waiting period imposed by the Specified Antitrust Laws.

          6.11 Other Governmental Approvals.    Any Governmental Authorization or other Consent required to be obtained with respect to the Merger under any applicable Antitrust Law shall have been obtained and shall remain in full force and effect, other than any such Governmental Authorization or Consent required under the Specified Antitrust Laws, and no such Governmental Authorization or other Consent so obtained shall require or contain any term, limitation, condition or restriction that, in the good faith judgment of Parent's board of directors, would reasonably be expected to result in material harm to: (a) Parent or the Company or any Subsidiary of Parent or the Company; (b) any business or material asset of Parent or the Company or any Subsidiary of Parent or the Company; or (c) the future ability or authority of Parent or the Company or any Subsidiary of Parent or the Company to conduct business or to own, operate or retain exclusive rights to any material asset.

          6.12 Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Parent Primary Exchange.

          6.13 No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

          6.14 No Governmental Litigation.    There shall not be pending, and no Specified Governmental Representative shall have made, authorized or approved any statement or communication (or shall have taken, initiated, authorized or approved any other action) that would reasonably be construed to indicate that a Governmental Body is likely to commence or is seriously considering the commencement of, any Legal Proceeding in which a Governmental Body is or would become a party or participant: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of its Subsidiaries or any of the Acquired Corporations any material damages or other relief that could reasonably be expected to be material to: (i) Parent and its Subsidiaries, taken as a whole; or (ii) the Acquired Corporations, taken as a whole; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own any of the material assets or operate any of the material businesses of the Acquired Corporations; (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any assets or business that would be material to: (i) Parent and its Subsidiaries, taken as a whole; or (ii) the Acquired Corporations, taken as a whole, as a result of the Merger or any of the other Contemplated Transactions; or (f) seeking to impose (or that, if adversely determined, would reasonably be expected to result in the imposition of) any criminal sanctions or liability on any of the Acquired Corporations. (For purposes of this Section 6.14, a Governmental Body shall not be deemed to be a "participant" in a Legal Proceeding if the Legal Proceeding involves only non-governmental parties and the exclusive role played by such Governmental Body in such Legal Proceeding is that of court or judge.)

          6.15 Sarbanes-Oxley Certifications.    If either the chief executive officer or the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification as and in the form required under Rule 13a-14 or Rule 15d-14 under the Exchange Act or 18 U.S.C. §1350, then each such failure shall have been rectified.

  Section 7.    CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

          7.1   Accuracy of Parent Specified Representations.    Each of the Parent Specified Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any Parent Specified Representations made as of a specific date, which shall have been accurate in all material respects as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Parent Disclosure Schedule; provided, however, that, for purposes of determining the accuracy of the Parent Specified Representations as of the foregoing dates, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded.

          7.2   Accuracy of Parent Other Representations.    The Parent Other Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any Parent Other Representations made as of a specific date, which shall have been accurate in all respects as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Parent Disclosure Schedule; provided, however, that: (a) for purposes of determining the accuracy of the Parent Other Representations as of the foregoing dates (and for purposes of determining the accuracy of the Parent Other Representations for purposes of clause "(b)" of this proviso): (i) all "Parent Material Adverse Effect" qualifications and other materiality qualifications limiting the scope of the Parent Other Representations (other than the Parent Materiality Qualified Representations) shall be disregarded; (ii) all "Parent Material Adverse Effect" qualifications and other materiality qualifications limiting the scope of the defined terms used in the Parent Other Representations shall be disregarded; and (iii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded; and (b) any inaccuracies in the Parent Other Representations will be disregarded if all circumstances constituting such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Parent Material Adverse Effect.

          7.3   Performance of Covenants.    All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          7.4   Effectiveness of Registration Statement.    The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act; no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration Statement; and no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or shall be threatened in writing by the SEC.

          7.5   Company Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

          7.6   Parent Stockholder Approval.    The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

          7.7   Documents.    The Company shall have received the following documents:

            (a)   a legal opinion of Fenwick & West LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the

    Code (it being understood that: (i) in rendering such opinion, Fenwick & West LLP may rely upon the tax representation letters referred to in Section 5.10; and (ii) if Fenwick & West LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to the Company); and

            (b)   a certificate executed by an executive officer of Parent, in his or her capacity as such, confirming that the conditions set forth in Sections 7.1 (Accuracy of Parent Specified Representations), 7.2 (Accuracy of Parent Other Representations), 7.3 (Performance of Covenants), 7.6 (Parent Stockholder Approval) and 7.8 (No Parent Material Adverse Effect) have been duly satisfied.

          7.8   No Parent Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred and be continuing any Parent Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Parent Material Adverse Effect.

          7.9   Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Parent Primary Exchange.

          7.10 HSR Waiting Period.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          7.11 No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order against the Company preventing the consummation of the Merger by the Company under U.S. law shall have been issued by any U.S. court of competent jurisdiction or other U.S. Governmental Body and remain in effect, and there shall not be any U.S. Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal under U.S. law.

          7.12 Sarbanes-Oxley Certifications.    If either the chief executive officer or the chief financial officer of Parent shall have failed to provide, with respect to any Parent SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification as and in the form required under Rule 13a-14 or Rule 15d-14 under the Exchange Act or 18 U.S.C. §1350, then each such failure shall have been rectified.

  Section 8.    TERMINATION

          8.1   Termination.    This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders):

            (a)   by mutual written consent of Parent and the Company, duly authorized by their respective boards of directors;

            (b)   by either Parent or the Company if the Merger shall not have been consummated by the End Date (as defined below); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is caused by a breach by such party of any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

            (c)   by Parent if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

            (d)   by the Company if a U.S. court of competent jurisdiction or other U.S. Governmental Body shall have issued a final and nonappealable Order against the Company, or shall have taken any other final and nonappealable action directed at the Company, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger by the Company under U.S. law;

            (e)   by either Parent or the Company if: (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is caused by a breach by such party of any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

            (f)    by either Parent or the Company if: (i) the Parent Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on the issuance of shares of Parent Common Stock in the Merger; and (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at the Parent Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(f) if the failure to have the issuance of Parent Common Stock in the Merger approved by the Required Parent Stockholder Vote is caused by a breach by such party of any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

            (g)   by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

            (h)   by the Company (at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote) if a Parent Triggering Event shall have occurred;

            (i)    by Parent if: (i) any of the Company Specified Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in each case giving effect to the Company Disclosure Schedule, such that the condition set forth in Section 6.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of the Company Specified Representations as of the date of this Agreement or as of any subsequent date, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); (ii) any of the Company Other Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in each case giving effect to clause "(b)" of the proviso to Section 6.2 and giving effect to the Company Disclosure Schedule, such that the condition set forth in Section 6.2 would not be satisfied (it being understood that, for purposes of determining the accuracy of the Company Other Representations as of the date of this Agreement or as of any subsequent date, and for purposes of determining the accuracy of the Company Other Representations for purposes of clause "(b)" of the proviso to Section 6.2: (A) all "Company Material Adverse Effect"

    qualifications and other materiality qualifications limiting the scope of the Company Other Representations (other than the Company Materiality Qualified Representations) shall be disregarded; (B) all "Company Material Adverse Effect" qualifications and other materiality qualifications limiting the scope of the defined terms used in the Company Other Representations (other than the Company Materiality Qualified Terms) shall be disregarded; and (C) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); or (iii) any of the Company's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.3 would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties or breach of a covenant or obligation by the Company is curable by the Company, then Parent may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company notice of such inaccuracy or breach;

            (j)    by the Company if: (i) any of the Parent Specified Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in each case giving effect to the Parent Disclosure Schedule, such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of the Parent Specified Representations as of the date of this Agreement or as of any subsequent date, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); (ii) any of the Parent Other Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in each case giving effect to clause "(b)" of the proviso to Section 7.2 and giving effect to the Parent Disclosure Schedule, such that the condition set forth in Section 7.2 would not be satisfied (it being understood that, for purposes of determining the accuracy of the Parent Other Representations as of the date of this Agreement or as of any subsequent date, and for purposes of determining the accuracy of the Parent Other Representations for purposes of clause "(b)" of the proviso to Section 7.2: (A) all "Parent Material Adverse Effect" qualifications and other materiality qualifications limiting the scope of the Parent Other Representations (other than the Parent Materiality Qualified Representations) shall be disregarded; (B) all "Parent Material Adverse Effect" qualifications and other materiality qualifications limiting the scope of the defined terms used in the Parent Other Representations shall be disregarded; and (C) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); or (iii) any of Parent's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.3 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties or a breach of a covenant or obligation by Parent is curable by Parent, then the Company may not terminate this Agreement under this Section 8.1(j) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach; or

            (k)   by either Parent or the Company at any time after October 31, 2005 if: (i) the FTC/DOJ shall have issued a "second request" pursuant to the HSR Act in connection with the Merger; (ii) at least 90 days shall have elapsed since the later of the date the party seeking to terminate this Agreement certified to the FTC/DOJ its "substantial compliance" with such "second request" or the date on which any dispute with the FTC/DOJ relating to such "substantial compliance" has been finally resolved; (iii) the other party shall not have certified its "substantial compliance" with such "second request" to the FTC/DOJ; and (iv) the other party shall not be using diligent efforts to substantially comply with such "second request" and shall not be using diligent efforts to reach a settlement with the FTC/DOJ.

  The "End Date" shall be October 31, 2005; provided, however, that: (i) if, on October 31, 2005, a Parent Specified Circumstance exists and each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.12, 6.13 (other than with respect to the Parent Specified Circumstance), 6.14 (other than with respect to the Parent Specified Circumstance) and 6.15 is satisfied or has been waived, then the Company may, by providing written notice thereof to Parent on or prior to October 31, 2005, extend the End Date to January 31, 2006; and (ii) if, on October 31, 2005, a Company Specified Circumstance exists and each of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8, 7.9, 7.11 (other than with respect to the Company Specified Circumstance) and 7.12 is satisfied or has been waived, then Parent may, by providing written notice thereof to the Company on or prior to October 31, 2005, extend the End Date to January 31, 2006. This Agreement may not be terminated by any party unless any fee required to be paid (or caused to be paid) by such party prior to the termination of this Agreement pursuant to Section 8.3 shall have been paid in full.

          8.2   Effect of Termination.    In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; (ii) the Joint Defense Agreement and Sections 1 though 7 and 9 through 15 of the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms; and (iii) the termination of this Agreement shall not relieve any party from any liability for any material breach of any covenant or obligation contained in this Agreement or for any intentional and material breach of any representation or warranty contained in this Agreement.

          8.3   Expenses; Termination Fees.

            (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid (or caused to be paid) by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with: (i) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto; and (ii) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act.

            (b)   If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b); (ii) no Parent Specified Circumstance or Company Specified Circumstance shall have existed on the date of such termination; (iii) a bona fide Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made at any time prior to the termination of this Agreement; (iv) a final vote on the adoption of this Agreement by the Company's stockholders shall not have been held; and (v) either: (A) on or prior to the first anniversary of such termination of this Agreement, a Specified Acquisition Transaction (as defined below) is consummated; or (B) on or prior to the first anniversary of such termination of this Agreement, a definitive agreement providing for a Specified Acquisition Transaction is entered into and, following such first anniversary, such Specified Acquisition Transaction (or any other Specified Acquisition Transaction among or involving the parties to such definitive agreement or any of such parties' controlled or controlling affiliates) is consummated, then, within two business days after the consummation of such Specified Acquisition Transaction, the Company shall pay (or cause to be paid) to Parent a nonrefundable fee in the amount of

    $103,200,000 in cash. For purposes of this Agreement, the term "Specified Acquisition Transaction" shall have the same meaning as the term "Acquisition Transaction," except that solely for purposes of the definition of Specified Acquisition Transaction all references to "15%" in the definition of "Acquisition Transaction" (including in the definition of "material Subsidiary" contained therein) shall be deemed to refer instead to "40%."

            (c)   If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e); (ii) a bona fide Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote; (iii) such Acquisition Proposal shall not have been publicly withdrawn on or before the date that is four business days prior to the date of the Company Stockholders' Meeting; and (iv) either: (A) on or prior to the first anniversary of such termination of this Agreement, a Specified Acquisition Transaction is consummated; or (B) on or prior to the first anniversary of such termination of this Agreement, a definitive agreement providing for a Specified Acquisition Transaction is entered into and, following such first anniversary, such Specified Acquisition Transaction (or any other Specified Acquisition Transaction among or involving the parties to such definitive agreement or any of such parties' controlled or controlling affiliates) is consummated, then, within two business days after the consummation of such Specified Acquisition Transaction, the Company shall pay (or cause to be paid) to Parent a nonrefundable fee in the amount of $103,200,000 in cash.

            (d)   If this Agreement is terminated pursuant to Section 8.1(g), or if this Agreement is otherwise terminated by Parent or the Company pursuant to Section 8.1 following the occurrence of a Company Triggering Event, then the Company shall pay (or cause to be paid) to Parent, at the time specified in the next sentence, a nonrefundable fee in the amount of $103,200,000 in cash. In the case of termination of this Agreement by the Company, the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent, the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by the Company within two business days after such termination.

            (e)   If this Agreement is terminated by the Company pursuant to Section 8.1(h), or if this Agreement is otherwise terminated by Parent or the Company pursuant to Section 8.1 following the occurrence of a Parent Triggering Event, then Parent shall pay (or cause to be paid) to the Company, at the time specified in the next sentence, within two business days after the termination of this Agreement, a nonrefundable fee in the amount of $103,200,000 in cash. In the case of termination of this Agreement by Parent, the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by Parent prior to the time of such termination; and in the case of termination of this Agreement by the Company, the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by Parent within two business days after such termination.

            (f)    If: (i) at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote: (A) Parent has requested that the Company's board of directors reaffirm the Company Board Recommendation or its determination that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (B) a vote with respect to such reaffirmation was held; and (C) either: (1) less than all of the members of the Company's board of directors voted in favor of the reaffirmation of the Company Board Recommendation; or (2) less than all of the members of the Company's board of directors voted in favor of the reaffirmation of its determination that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (ii) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(e); and (iii) in the case of any termination of this Agreement by Parent or the Company pursuant to Section 8.1(b), no Parent Specified Circumstance or Company Specified Circumstance shall have existed on the date of such termination, then the Company shall pay (or cause to be paid) to Parent, at the time specified in the next sentence, a nonrefundable fee in the amount of $103,200,000 in cash. In the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(e), the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b) or Section 8.1(e), the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by the Company within two business days after such termination.

            (g)   If: (i) at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote: (A) the Company has requested that Parent's board of directors reaffirm the Parent Board Recommendation or its determination that the issuance of Parent Common Stock in the Merger is advisable and fair to, and in the best interests of, Parent and its stockholders; (B) a vote with respect to such reaffirmation was held; and (C) either: (1) less than all of the members of Parent's board of directors voted in favor of the reaffirmation of the Parent Board Recommendation; or (2) less than all of the members of Parent's board of directors voted in favor of the reaffirmation of its determination that the issuance of Parent Common Stock in the Merger is advisable and fair to, and in the best interests of, Parent and its stockholders; (ii) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(f); and (iii) in the case of any termination of this Agreement by Parent or the Company pursuant to Section 8.1(b), no Parent Specified Circumstance or Company Specified Circumstance shall have existed on the date of such termination, then Parent shall pay (or cause to be paid) to the Company, at the time specified in the next sentence, a nonrefundable fee in the amount of $103,200,000 in cash. In the case of termination of this Agreement by Parent pursuant to Section 8.1(b) or Section 8.1(f), the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by Parent prior to the time of such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(f), the fee referred to in the preceding sentence shall be paid (or caused to have been paid) by Parent within two business days after such termination.

            (h)   Under no circumstances shall Parent or the Company be entitled to receive more than one nonrefundable fee in the amount of $103,200,000 pursuant to this Section 8.3; provided, however, that nothing in this Section 8.3(h) shall limit the obligations of each party to pay (or cause to be paid) any amounts required to be paid (or caused to be paid) by such party under Section 8.3(a) in addition to any nonrefundable fee required to be paid (or caused to be paid) by such party. If a party fails to pay (or fails to cause to have been paid) when due any amount that such party is required to pay (or cause to be paid) under this Section 8.3, then: (i) such party shall reimburse the other party (or cause the other party to be reimbursed) for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 8.3; and (ii) such party shall pay (or cause to be paid) to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the lower of: (i) the "prime rate" (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.

  Section 9.    MISCELLANEOUS PROVISIONS

          9.1   Amendment.    This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); provided, however, that: (a) after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders; and (b) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or any rule or regulation of the Parent Primary Exchange requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.2   Extension; Waiver.

            (a)   Subject to Sections 9.2(b) and 9.2(c), at any time prior to the Effective Time, any party hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement.

            (b)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (c)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.3   No Survival of Representations and Warranties.    None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

          9.4   Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.    This Agreement and the other agreements, exhibits and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that (a) Sections 1 through 7 and 9 through 15 of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms (it being understood that Section 8 (standstill) of the Confidentiality Agreement is being superseded by this Agreement and shall cease to have any force or effect as of the date of this Agreement); and (b) the Joint Defense Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

          9.5   Applicable Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury.

          9.6   Disclosure Schedules.    The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 2 and 4. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3. For purposes of this Agreement: (a) each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2; and (b) each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent in Section 3.

          9.7   Attorneys' Fees.    In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.8   Assignability; No Third Party Rights.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party's rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as specifically provided in Section 5.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          9.9   Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission before 5:00 p.m., when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

    if to Parent or Merger Sub:

      Adobe Systems Incorporated
      345 Park Avenue
      San Jose, CA 95110
      Attn: Karen Cottle
      Fax: (408) 537-5119

    with a copy (which shall not constitute notice) to:

      Cooley Godward LLP
      5 Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Eric Jensen, Esq.
      Facsimile: (650) 849-7400

    if to the Company:

      Macromedia, Inc.
      600 Townsend Street
      San Francisco, CA 94103
      Attn: Chief Executive Officer and Chief Financial Officer
      Fax: (415) 703-0626

    with copies (which shall not constitute notice) to:

      Fenwick & West LLP
      Silicon Valley Center
      801 California Street
      Mountain View, CA 94041
      Attention: Gordon Davidson, Esq.
      Facsimile: (650) 938-5200

      Fenwick & West LLP
      275 Battery Street
      San Francisco, CA 94111
      Attention: Douglas Cogen, Esq.
      Facsimile: (415) 281-1350

          9.10 Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          9.11 Construction.

            (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

            (e)   The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

            (f)    For purposes of Section 8, references to the failure of a party to perform its covenants or obligations in this Agreement shall, in the case of Parent, include the failure of Merger Sub to perform its covenants or obligations in this Agreement.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ADOBE SYSTEMS INCORPORATED
By:	/s/ BRUCE R. CHIZEN
Name:	Bruce R. Chizen
Title:	Chief Executive Officer
AVNER ACQUISITION SUB, INC.
By:	/s/ BRUCE R. CHIZEN
Name:	Bruce R. Chizen
Title:	President
MACROMEDIA, INC.
By:	/s/ STEPHEN ELOP
Name:	Stephen Elop
Title:	CEO

Merger Agreement Signature Page

Exhibit A to Agreement and Plan of Merger and Reorganization

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        Acquired Corporations.    "Acquired Corporations" shall mean: (a) the Company; and (b) each of the Company's Subsidiaries.

        Acquisition Inquiry.    "Acquisition Inquiry" shall mean an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by Parent) that would reasonably be expected to lead to an Acquisition Proposal.

        Acquisition Proposal.    "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

        Acquisition Transaction.    "Acquisition Transaction" shall mean any transaction or series of related transactions (other than: (1) the Contemplated Transactions; (2) any transaction identified on Part 4.2 of the Company Disclosure Schedule; and (3) any transaction in furtherance of the consummation of the Contemplated Transactions with the express consent of Parent) involving:

          (a)   any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which the Company or any material Subsidiary of the Company is a constituent corporation or is otherwise involved; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding voting securities of the Company or any material Subsidiary of the Company; or (iii) in which the Company or any material Subsidiary of the Company issues securities representing more than 15% of the outstanding voting securities of the Company or such material Subsidiary of the Company;

          (b)   any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Acquired Corporations; or

          (c)   any liquidation or dissolution of the Company or any material Subsidiary of the Company.

        For purposes of the preceding sentence, a "material Subsidiary" of the Company shall mean any Subsidiary of the Company, that, together with all Subsidiaries of such Subsidiary on a consolidated basis, accounts for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Acquired Corporations.

        Agreement.    "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        Change in Control Resolutions.    "Change in Control Resolutions" shall mean the resolutions adopted by the Compensation Committee of the Company's board of directors on February 26, 1997, as amended by resolutions adopted by the Compensation Committee of the Company's board of directors on April 7, 2005.

        COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

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        Code.    "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        Company Affiliate.    "Company Affiliate" shall mean any Person under common control with any of the Acquired Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

        Company Associate.    "Company Associate" shall mean any current or former officer or other employee, or current or former independent contractor, consultant or director, of or to any of the Acquired Corporations or any Company Affiliate.

        Company Common Stock.    "Company Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

        Company Contract.    "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations is bound; or (c) under which any of the Acquired Corporations is a beneficiary or under which any of the Acquired Corporations has any right, any liability or any potential liability.

        Company Disclosure Schedule.    "Company Disclosure Schedule" shall mean the Company Disclosure Schedule and exhibits thereto that have been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent upon the execution of the Agreement.

        Company Employee.    "Company Employee" shall mean any director or any officer or other employee of any of the Acquired Corporations.

        Company Employee Agreement.    "Company Employee Agreement" shall mean any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other similar Contract between: (a) any of the Acquired Corporations or any Company Affiliate; and (b) any Company Associate, other than any such Contract that is terminable "at will" (or following a notice period imposed by applicable law) without any obligation on the part of any Acquired Corporation or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by any Acquired Corporation under applicable foreign law.

        Company Employee Plan.    "Company Employee Plan" shall mean any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate; or (b) with respect to which any of the Acquired Corporations or any Company Affiliate has or may incur or become subject to any liability or obligation; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.

        Company IP.    "Company IP" shall mean: (a) all Intellectual Property Rights in or to the Company Products and all Intellectual Property Rights in or to Company Product Software; and (b) all other Intellectual Property Rights and Intellectual Property that are material to the business of the Acquired Corporations as currently conducted with respect to which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

        Company Material Adverse Effect.    "Company Material Adverse Effect" shall mean any effect, change, event or circumstance (each, an "Effect") that, considered together with all other Effects, has a

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material adverse effect on: (a) the business, financial condition, operations or results of operations of the Acquired Corporations taken as a whole; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (i) Effects resulting from conditions generally affecting the industries in which the Acquired Corporations participate or the U.S. or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on the Acquired Corporations taken as a whole; (ii) changes in the trading price or trading volume of Company Common Stock (it being understood, however, that any Effect causing or contributing to such changes in the trading price or trading volume of Company Common Stock may constitute a Company Material Adverse Effect and may be taken into account in determining whether a Company Material Adverse Effect has occurred); (iii) the loss of (or failure to generate) revenues resulting directly from any delay or cancellation of product orders arising directly from the announcement or pendency of the Merger; (iv) resignations of employees of the Company resulting directly from the announcement or pendency of the Merger; (v) any failure by the Company or any of its Subsidiaries to meet internal projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of the Agreement (it being understood, however, that any Effect causing or contributing to such failures to meet projections or predictions may constitute a Company Material Adverse Effect and may be taken into account in determining whether a Company Material Adverse Effect has occurred); (vi) Effects resulting from any Stockholder Merger Litigation in which, based on the underlying merits of such Stockholder Merger Litigation, the prospects for an award of damages or injunctive relief against the Company and its directors are very unlikely; (vii) Effects resulting from the taking of any action taken by the Company pursuant to Sections 5.7(c) and 5.7(d) of the Agreement; (viii) Effects resulting from: (A) the expenditures contemplated by the Retention Plan set forth in Part 4.2(b)(xiii) of the Company Disclosure Schedule; and (B) the payment by the Acquired Corporations of the legal, investment banking and other professional advisory fees and out-of-pocket expenses incurred by the Acquired Corporations in connection with the Contemplated Transactions; and (ix) Effects resulting from the adoption or implementation by the Company of any required stock option expensing; (b) the ability of the Company to consummate the Merger or to perform any of its covenants or obligations under the Agreement; or (c) Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

        Company Materiality Qualified Representations.    "Company Materiality Qualified Representations" shall mean the representations and warranties of the Company contained in Sections 2.4(a)(ii), 2.4(b), 2.4(f), 2.5(a), 2.5(k), 2.5(l), 2.5(m), 2.5(n), the first sentence of 2.9(c) (other than in clause "(y)" of such sentence), 2.16(f)(i) and 2.28 of the Agreement.

        Company Materiality Qualified Terms.    "Company Materiality Qualified Terms" shall mean the defined terms "Company IP," "Company Product," "Company Product Software" and "Company Source Code."

        Company Option Plans.    "Company Option Plans" shall mean: (a) the Company's 2002 Equity Incentive Plan; (b) the Company's 1999 Stock Option Plan; (c) the Company's 1993 Directors Stock Option Plan; (d) the Company's 1992 Equity Incentive Plan; (e) the Company's Allaire Corporation 1997 Stock Incentive Plan; (f) the Company's Allaire Corporation 1998 Stock Incentive Plan; (g) the Company's Allaire Corporation 2000 Stock Incentive Plan; (h) the Company's eHelp Corporation 1999 Equity Incentive Plan; (i) the Company's Middlesoft, Inc. 1999 Stock Option Plan; (j) the Company's Blue Sky Software Corporation 1995 Stock Option Plan; (k) the Company's Blue Sky Software Corporation 1996 Stock Option Plan; (l) the Company's Bright Tiger Technologies 1996 Stock Option Plan; (m) the Company's Live Software 1999 Stock Option/Issuance Plan; (n) the Company's

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Andromedia 1996 Stock Plan; (o) the Company's Andromedia 1997 Stock Plan; (p) the Company's Andromedia 1999 Stock Plan; and (q) the Company's ESI 1996 Equity Incentive Plan.

        Company Options.    "Company Options" shall mean options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company or otherwise).

        Company Other Representations.    "Company Other Representations" shall mean the representations and warranties of the Company contained in Sections 2.1, 2.2, 2.3(b), 2.3(c), 2.3(e), 2.3(f), 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 2.24, 2.26 and 2.28 of the Agreement.

        Company Owned IP.    "Company Owned IP" shall mean all Company IP with respect to which any of the Acquired Corporations has (or purports to have) an ownership interest.

        Company Pension Plan.    "Company Pension Plan" shall mean each: (a) Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

        Company Preferred Stock.    "Company Preferred Stock" shall mean the Preferred Stock, $.001 par value per share, of the Company.

        Company Product.    "Company Product" shall mean: (a) any product or service developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any Acquired Corporation that is material to the business of the Acquired Corporations as currently conducted; and (b) any product that, as of the date of the Agreement, is not distributed, licensed or sold, directly or indirectly, by or on behalf of any Acquired Corporation, but is intended by the Company to be so distributed, licensed or sold within three months following the date of the Agreement.

        Company Product Software.    "Company Product Software" shall mean any software (regardless of whether such software is owned by an Acquired Corporation or licensed to an Acquired Corporation by a third party) contained or included in or provided with any Company Product or used in the development, manufacturing, maintenance, repair, support, testing or performance of any Company Product.

        Company Registered IP.    "Company Registered IP" shall mean any Company Owned IP that is Registered IP.

        Company Source Code.    "Company Source Code" shall mean any source code, or any portion, aspect or segment of any source code, that is material to any Company Product.

        Company Specified Circumstance. A "Company Specified Circumstance" shall be deemed to exist if: (a) the condition set forth in Section 7.10 of the Agreement is not satisfied and has not been waived; or (b) as a result of a challenge by a Governmental Body under any Antitrust Law, the condition set forth in Section 7.11 of the Agreement is not satisfied and has not been waived.

        Company Specified Representations. "Company Specified Representations" shall mean the representations and warranties of the Company contained in Sections 2.3(a), 2.3(d), 2.21, 2.22, 2.23, 2.25 and 2.27 of the Agreement.

        Company Triggering Event. A "Company Triggering Event" shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to adopt the Agreement, or shall have withdrawn or shall have modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include

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in the Joint Proxy Statement/Prospectus the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is advisable to, and in the best interests of, the Company's stockholders; (c) the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is in the best interests of the Company's stockholders, within 10 days after Parent requests in writing that such recommendation or determination be reaffirmed; (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than confidentiality agreements that the Company is required to enter into pursuant to the proviso to Section 4.3(a) of the Agreement; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (g) any director or executive officer of the Company shall have materially breached, or shall have directly or indirectly induced or encouraged any other Person to materially breach, any of the provisions set forth in Section 4.3 of the Agreement.

        Company Unaudited Balance Sheet.    "Company Unaudited Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2004, included in the Company's Report on Form 10-Q for the fiscal quarter ended December 31, 2004, as filed with the SEC prior to the date of the Agreement.

        Confidentiality Agreement.    "Confidentiality Agreement" shall mean that certain Mutual Nondisclosure Agreement dated as of February 9, 2005, between the Company and Parent, as amended by that certain letter agreement dated as of April 1, 2005, between the Company and Parent.

        Consent.    "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        Contemplated Transactions.    "Contemplated Transactions" shall mean the Merger and the other transactions contemplated by the Agreement, the Company Stockholder Voting Agreements, the Parent Stockholder Voting Agreements, the Rights Agreement Amendment and the Noncompetition Agreements to be entered into by certain stockholders of the Company in favor of Parent in connection with the Merger.

        Contract.    "Contract" shall mean any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or commitment or undertaking of any nature.

        Delivered.    Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been "delivered" to Parent shall mean that such information, document or material was: (a) available for review by Parent in the virtual data room set up by Fenwick & West LLP in connection with the Contemplated Transactions as of 5:00 p.m. on April 16, 2005; (b) delivered to Parent or Parent's Representatives via electronic mail or in hard copy form; (c) with respect to Acquired Corporation Returns and other Tax-, audit- and Sarbanes-Oxley Act-related materials, available for review by Parent's Representatives: (i) in a data room located at KPMG LLP; and (ii) at the Company's offices located at 99 Rhode Island Street, San Francisco on April 17, 2005; or (d) otherwise made available for review by Parent in a data room located at the offices of Fenwick & West LLP, 801 California Street, Mountain View on April 17, 2005.

        DGCL.    "DGCL" shall mean the Delaware General Corporation Law.

        DOL.    "DOL" shall mean the United States Department of Labor.

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        Encumbrance.    "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, security interest, encumbrance, adverse claim, interference, option, right of first refusal, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        Entity.    "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        ERISA.    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Exchange Act.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Foreign Plan. "Foreign Plan" shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Corporation mandated by a Governmental Body outside the United States; (b) Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside the United States.

        Form S-4 Registration Statement.    "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as said registration statement may be amended.

        GAAP.    "GAAP" shall mean generally accepted accounting principles in the United States.

        Government Bid.    "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

        Government Contract.    "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

        Governmental Authorization.    "Governmental Authorization" shall mean any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        Governmental Body.    "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ National Market).

        HSR Act.    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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        Intellectual Property.    "Intellectual Property" shall mean algorithms, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

        Intellectual Property Rights.    "Intellectual Property Rights" shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

        International Employee.    "International Employee" shall mean any Company Employee who performs services to any Acquired Corporation as an employee outside of the United States.

        IRS.    "IRS" shall mean the United States Internal Revenue Service.

        Joint Defense Agreement.    "Joint Defense Agreement" shall mean that certain Confidentiality and Joint Defense Agreement dated February 8, 2005 among the Company, Parent and the respective antitrust counsel to the Company and Parent.

        Joint Proxy Statement/Prospectus.    "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

        Knowledge.    "knowledge" shall mean, with respect to any particular matter: (a) with respect to the Company, the actual knowledge of the executive officers, the acting general counsel and the Chairman of the board of directors of the Company regarding such matter; and (b) with respect to Parent, the actual knowledge of Parent's Chief Executive Officer, President, Chief Financial Officer and General Counsel regarding such matter.

        Legal Proceeding.    "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        Legal Requirement.    "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD or The NASDAQ Stock Market).

        Order.    "Order" shall mean any order, writ, injunction, judgment or decree.

        Parent Common Stock.    "Parent Common Stock" shall mean the Common Stock, $.0001 par value per share, of Parent.

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        Parent Disclosure Schedule.    "Parent Disclosure Schedule" shall mean the Parent Disclosure Schedule that has been prepared by Parent in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by Parent to the Company on the date of the Agreement.

        Parent Material Adverse Effect.    "Parent Material Adverse Effect" shall mean any Effect that, considered together with all other Effects, has a material adverse effect on: (a) the business, financial condition, operations or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (i) Effects resulting from conditions generally affecting the industries in which Parent participates or the U.S. or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on Parent and its Subsidiaries; (ii) changes in the trading price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to such changes in the trading price or trading volume of Parent Common Stock may constitute a Parent Material Adverse Effect and may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (iii) the loss of (or failure to generate) revenues resulting directly from any delay or cancellation of product orders arising directly from the announcement or pendency of the Merger; (iv) resignations of employees of Parent resulting directly from the announcement or pendency of the Merger; (v) any failure by Parent or any of its Subsidiaries to meet internal projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of the Agreement (it being understood, however, that any Effect causing or contributing to such failures to meet projections or predictions may constitute a Parent Material Adverse Effect and may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (vi) Effects resulting from the taking of any action taken by Parent pursuant to Sections 5.7(c) and 5.7(d) of the Agreement; (vii) Effects resulting from the payment by Parent of the legal, investment banking and other professional advisory fees and out-of-pocket expenses incurred by Parent in connection with the Contemplated Transactions; and (viii) Effects resulting from the adoption or implementation by Parent of any required stock option expensing; or (b) the ability of Parent to consummate the Merger or to perform any of its covenants or obligations under the Agreement.

        Parent Materiality Qualified Representations.    "Parent Materiality Qualified Representations" shall mean the representations and warranties of Parent and Merger Sub contained in Sections 3.3(a), 3.3(b), 3.3(d), 3.4(a), 3.4(c), 3.4(d), 3.4(e), 3.12(c) and 3.16 of the Agreement.

        Parent Options.    "Parent Options" shall mean options to purchase shares of Parent Common Stock from Parent (whether granted by Parent pursuant to Parent's stock option plans, assumed by the Parent or otherwise).

        Parent Other Representations.    "Parent Other Representations" shall mean the representations and warranties of Parent and Merger Sub contained in Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.12, 3.14 and 3.16 of the Agreement.

        Parent Preferred Stock.    "Parent Preferred Stock" shall mean Preferred Stock, $.0001 par value per share, of Parent.

        Parent Primary Exchange.    "Parent Primary Exchange" shall mean the NASDAQ National Market, or such other primary stock exchange on which Parent Common Stock is listed as of the Closing.

        Parent Specified Circumstance. A "Parent Specified Circumstance" shall be deemed to exist if: (a) any of the conditions set forth in Sections 6.9, 6.10 and 6.11 of the Agreement is not satisfied and has not been waived; or (b) as a result of a challenge by a Governmental Body under any Antitrust

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Law, the condition set forth in Section 6.13 of the Agreement or the condition set forth in Section 6.14 of the Agreement is not satisfied and has not been waived.

        Parent Specified Representations.    "Parent Specified Representations" shall mean the representations and warranties of Parent and Merger Sub contained in Sections 3.2, 3.9, 3.10, 3.11, 3.13 and 3.15 of the Agreement.

        Parent Triggering Event. A "Parent Triggering Event" shall be deemed to have occurred if: (a) the board of directors of Parent shall have failed to recommend that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger, or shall have withdrawn or shall have modified in a manner adverse to the Company the Parent Board Recommendation; (b) Parent shall have failed to include in the Joint Proxy Statement/Prospectus the Parent Board Recommendation or a statement to the effect that that board of directors of Parent has determined and believes that the issuance of Parent Common Stock in the Merger is in the best interests of Parent's stockholders; or (c) the board of directors of Parent fails to reaffirm the Parent Board Recommendation, or fails to reaffirm its determination that the issuance of Parent Common Stock in the Merger is in the best interests of Parent's stockholders, within 10 days after the Company requests in writing that such recommendation or determination be reaffirmed.

        Person.    "Person" shall mean any individual, Entity or Governmental Body.

        Registered IP.    "Registered IP" shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

        Representatives.    "Representatives" shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

        Sarbanes-Oxley Act.    "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

        SEC.    "SEC" shall mean the United States Securities and Exchange Commission.

        Securities Act.    "Securities Act" shall mean the Securities Act of 1933, as amended.

        Specified Governmental Representative.    "Specified Governmental Representative" shall mean any official or representative of any Governmental Body; provided, however, that in the case of the FTC/DOJ, Specified Governmental Representative shall not include any official or representative below the level of: (a) with respect to the Federal Trade Commission, Director of the Bureau of Competition; and (b) with respect to the U.S. Department of Justice, Assistant Attorney General.

        Specified Antitrust Law.    An Antitrust Law shall be deemed to be a "Specified Antitrust Law" if, in the good faith judgment of Parent's board of directors, the violation of such Antitrust Law would not reasonably be expected to result in material harm to Parent or the Company or any Subsidiary of Parent or the Company, or to the business, financial condition, legal standing or status, governmental relations, reputation or future ability or authority to conduct business of Parent or the Company or any Subsidiary of Parent or the Company (it being understood that, without limiting the foregoing, for purposes of this definition of "Specified Antitrust Law" only, the violation of any Antitrust Law of any jurisdiction in which either Parent and its Subsidiaries or the Company and its Subsidiaries generated more than 1% of the consolidated revenue of Parent and its Subsidiaries or the Company and its Subsidiaries in fiscal year 2004 would conclusively be deemed to be reasonably expected to result in material harm to Parent or the Company).

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        Stockholder Merger Litigation.    "Stockholder Merger Litigation" shall mean any stockholder class action or derivative litigation commenced against the Company or its directors on or after the date of the Agreement based on allegations that either the Company's entry into the Agreement or the terms and conditions of the Agreement constituted a breach of the fiduciary duties of the Company's board of directors.

        Subsidiary.    An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

        Superior Offer.    "Superior Offer" shall mean an unsolicited bona fide written offer by an unaffiliated third party to acquire pursuant to a tender offer, exchange offer, merger, consolidation or other business combination: (a) all or substantially all of the assets of the Acquired Corporations; or (b) more than 50% of the outstanding voting securities of the Company and as a result of which the stockholders of the Company immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting Entity of such transaction or any direct or indirect parent thereof, in exchange for consideration consisting exclusively of cash or publicly traded equity securities (or a combination of cash and publicly traded equity securities) that: (i) was not obtained or made as a direct or indirect result of a breach of Section 4.3 of the Agreement; (ii) is not subject to a financing contingency; and (iii) is determined by the board of directors of the Company, in its good faith judgment, after obtaining and taking into account the advice of an independent financial advisor of nationally recognized reputation, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to the Company's stockholders than the Merger.

        Tax.    "Tax" shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        Tax Return.    "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body relating to any Taxes.

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ANNEX B

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Voting Agreement") is entered into as of April 17, 2005, by and between ADOBE SYSTEMS INCORPORATED, a Delaware corporation ("Parent"), and                         ("Stockholder").

RECITALS

        A.    Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of Macromedia, Inc., a Delaware corporation (the "Company").

        B.    Parent, Avner Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger"). Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Merger Agreement.

        C.    In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive 1.38 shares of Parent Common Stock.

        D.    Stockholder is entering into this Voting Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

          (a)   "Expiration Date" shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated; or (ii) the date upon which the Merger becomes effective.

          (b)   Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (c)   "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the Voting Period.

          (d)   A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

          (e)   "Voting Period" shall mean the period commencing on the date of this Voting Agreement and ending on the earlier of: (i) the date on which the Merger Agreement is validly terminated; and (ii) the date on which a final vote is taken by the stockholders of the Company on a proposal to adopt the Merger Agreement.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

        2.1    Restriction on Transfer of Subject Securities.    Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected; provided, however, that nothing contained in this Voting Agreement will be deemed to restrict the ability of Stockholder to exercise any Company Options held by Stockholder prior to the Expiration Date.

        2.2    Restriction on Transfer of Voting Rights.    During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities that is inconsistent with this Voting Agreement.

        2.3    Permitted Transfers.    Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual: (i) to any member of Stockholder's immediate family; or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family: or (ii) upon the death of Stockholder; or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Voting Agreement.

SECTION 3. VOTING OF SHARES

        3.1    Voting Covenant.    Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause any issued and outstanding shares of Company Common Stock Owned by Stockholder as of the record date with respect to such meeting or consent:

          (a)   in favor of: (i) the execution and delivery by the Company of the Merger Agreement; (ii) the adoption of the Merger Agreement; and (iii) each of the other actions contemplated by the Merger Agreement; and

          (b)   against the following actions (other than the Merger and the other actions contemplated by the Merger Agreement): (i) any merger, consolidation or other business combination involving any Acquired Corporation; (ii) any sale or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company's certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company's corporate structure; and (vii) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)" or clause "(b)" of the preceding sentence without the prior written consent of Parent.

        3.2    PROXY; FURTHER ASSURANCES.

          (a)   Contemporaneously with the execution of this Voting Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

          (b)   Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Voting Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

          (c)   Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in good faith in Stockholder's capacity as a director or officer of the Company (it being understood that: (i) this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company; and (ii) except as otherwise prohibited by this Voting Agreement or the Proxy, Stockholder may vote in Stockholder's sole discretion on any matter other than those matters contemplated by Section 3.1).

SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

        4.1    Authorization, etc.    Stockholder has the absolute and unrestricted power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.2    No Conflicts or Consents.

          (a)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement or Order applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates or properties is or may be bound or affected, the effect or result of which could reasonably be expected to have an adverse affect on the ability of Stockholder to perform Stockholder's obligations under this Voting Agreement.

          (b)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any Consent of any Person. The execution and delivery of any additional proxy pursuant to Section 3.2(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any Consent of any Person.

        4.3    Title to Securities.    As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        4.4    Accuracy of Representations.    The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, and will be accurate in all respects at all times prior to the Expiration Date as if made as of any such time or date.

SECTION 5. MISCELLANEOUS

        5.1    Stockholder Information.    Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Form S-4 Registration Statement and Joint Proxy Statement/Prospectus Stockholder's identity and ownership of shares of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

        5.2    Further Assurances.    From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        5.3    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        5.4    Notices.    Any notice or other communication under this Voting Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission before 5:00 p.m., when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Voting Agreement:

    if to Stockholder:

      at the address set forth on the signature page hereof; and

    if to Parent:

      Adobe Systems Incorporated
      345 Park Avenue
      San Jose, CA 95110
      Attn: Karen Cottle
      Fax: (408) 537-5119

    with a copy to:

      Cooley Godward LLP
      5 Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Eric Jensen, Esq.
      Facsimile: (650) 849-7400

        5.5    Severability.    Any term or provision of this Voting Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Voting Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        5.6    Entire Agreement.    This Voting Agreement and the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

        5.7    Amendments.    This Voting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

        5.8    Assignment; Binding Effect; No Third Party Rights.    Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors and personal representatives and Stockholder's successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement, express or implied, is intended to or shall confer on any Person (other than the parties hereto) any rights, benefits or remedies of any nature whatsoever under or by reason of this Voting Agreement.

        5.9    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        5.10    Attorneys' Fees.    If any Legal Proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        5.11    Non-Exclusivity.    The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

        5.12    Governing Law; Jurisdiction; Waiver of Jury Trial.    This Voting Agreement and the Proxy shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Voting Agreement or the Proxy or any of the transactions contemplated by this Voting Agreement or the Proxy, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; (b) irrevocably waives the right to trial by jury; and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which Stockholder or Parent, as the case may be, is to receive notice in accordance with Section 5.4.

        5.13    Counterparts; Exchanges by Facsimile.    This Voting Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of a fully executed Voting Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Voting Agreement.

        5.14    Captions.    The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        5.15    Extension; Waiver.    Subject to the final two sentences of this Section 5.15, at any time prior to the Expiration Date, any party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Voting Agreement; (b) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Voting Agreement or in any document delivered pursuant to this Voting Agreement; and (c) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Voting Agreement. No failure on the part of any party to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Voting Agreement, or any power, right, privilege or remedy of such party under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        5.16    Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Voting Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent (other than the Proxy) or any certificate or instrument executed by Stockholder in favor of Parent (other than the Proxy); and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Voting Agreement.

        5.17    Construction.

          (a)   For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (c)   As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

ADOBE SYSTEMS INCORPORATED
By
Title
STOCKHOLDER
Signature
Printed Name
Address:

Facsimile:
Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

Signature Page to Company Voting Agreement

Exhibit A to Adobe Voting Agreement

FORM OF IRREVOCABLE PROXY

IRREVOCABLE PROXY

        The undersigned stockholder (the "Stockholder") of MACROMEDIA, INC., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Karen Cottle, John Brennan and ADOBE SYSTEMS INCORPORATED, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy. (The shares of the capital stock of the Company referred to in the immediately preceding sentence are referred to as the "Shares.") Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies that are inconsistent with this proxy will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Avner Acquisition Sub, Inc., a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Expiration Date (as defined in the Voting Agreement).

        Prior to the Expiration Date, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by the undersigned, at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

          (a)   in favor of: (i) the execution and delivery by the Company of the Merger Agreement; (ii) the adoption of the Merger Agreement; and (iii) each of the other actions contemplated by the Merger Agreement; and

          (b)   against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any merger, consolidation or other business combination involving any Acquired Corporation (as defined in the Merger Agreement); (ii) any sale or transfer of a material portion of the rights or other assets of any Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Corporation; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company's certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company's corporate structure; and (vii) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

        The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

        Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: April 17, 2005
STOCKHOLDER
Signature
Printed Name
Number of shares of common stock of the Company owned of record as of the date of this proxy:

ANNEX C

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Voting Agreement") is entered into as of April 17, 2005, by and between MACROMEDIA, INC., a Delaware corporation (the "Company"), and                         ("Stockholder").

RECITALS

        A.    Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of Adobe Systems Incorporated, a Delaware corporation ("Parent").

        B.    Parent, Avner Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger"). Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Merger Agreement.

        C.    In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive 1.38 shares of Parent Common Stock.

        D.    Stockholder is entering into this Voting Agreement in order to induce the Company to enter into the Merger Agreement and consummate the Merger.

AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

          (a)   "Expiration Date" shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated; or (ii) the date upon which the Merger becomes effective.

          (b)   Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (c)   "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the Voting Period.

          (d)   A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Company; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

          (e)   "Voting Period" shall mean the period commencing on the date of this Voting Agreement and ending on the earlier of: (i) the date on which the Merger Agreement is validly terminated; and (ii) the date on which a final vote is taken by the stockholders of Parent on a proposal to approve the issuance of Parent Common Stock in the Merger.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

        2.1    Restriction on Transfer of Subject Securities.    Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected; provided, however, that nothing contained in this Voting Agreement will be deemed to restrict the ability of Stockholder to exercise any Parent Options held by Stockholder prior to the Expiration Date.

        2.2    Restriction on Transfer of Voting Rights.    During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities that is inconsistent with this Voting Agreement.

        2.3    Permitted Transfers.    Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual: (i) to any member of Stockholder's immediate family; or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family: or (ii) upon the death of Stockholder; or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Voting Agreement.

SECTION 3. VOTING OF SHARES

        3.1    Voting Covenant.    Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of Parent, however called, and in any written action by consent of stockholders of Parent, unless otherwise directed in writing by the Company, Stockholder shall cause any issued and outstanding shares of Parent Common Stock Owned by Stockholder as of the record date with respect to such meeting or consent, in favor of: (a) the execution and delivery by Parent of the Merger Agreement; (b) the approval of the issuance of Parent Common Stock in the Merger; and (c) each of the other actions contemplated by the Merger Agreement. Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the preceding sentence without the prior written consent of the Company.

        3.2    PROXY; FURTHER ASSURANCES.

          (a)   Contemporaneously with the execution of this Voting Agreement: (i) Stockholder shall deliver to the Company a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Parent Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

          (b)   Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Voting

  Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

          (c)   Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in good faith in Stockholder's capacity as a director or officer of Parent (it being understood that: (i) this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Parent; and (ii) except as otherwise prohibited by this Voting Agreement or the Proxy, Stockholder may vote in Stockholder's sole discretion on any matter other than those matters contemplated by Section 3.1).

SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to the Company as follows:

        4.1    Authorization, etc.    Stockholder has the absolute and unrestricted power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.2    No Conflicts or Consents.

          (a)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement or Order applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates or properties is or may be bound or affected, the effect or result of which could reasonably be expected to have an adverse affect on the ability of Stockholder to perform Stockholder's obligations under this Voting Agreement.

          (b)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any Consent of any Person. The execution and delivery of any additional proxy pursuant to Section 3.2(a)(ii) with respect to any shares of Parent Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any Consent of any Person.

        4.3    Title to Securities.    As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any Encumbrances, except for: (i) applicable restrictions on transfer under applicable securities laws and community property laws; and (ii) the restrictions on transfer set forth in Section 2) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of Parent set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        4.4    Accuracy of Representations.    The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, and will be accurate in all respects at all times prior to the Expiration Date as if made as of any such time or date.

SECTION 5. MISCELLANEOUS

        5.1    Stockholder Information.    Stockholder hereby agrees to permit the Company to publish and disclose in the Joint Proxy Statement/Prospectus Stockholder's identity and ownership of shares of Parent Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

        5.2    Further Assurances.    From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        5.3    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        5.4    Notices.    Any notice or other communication under this Voting Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission before 5:00 p.m., when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Voting Agreement:

    if to Stockholder:

      at the address set forth on the signature page hereof; and

    if to the Company:

      Macromedia, Inc.
      600 Townsend Street
      San Francisco, CA 94103
      Attn: Chief Executive Officer and Chief Financial Officer
      Fax: (415) 703-0626

    with copies to:

      Fenwick & West LLP
      Silicon Valley Center
      801 California Street
      Mountain View, CA 94041
      Attention: Gordon Davidson, Esq.
      Facsimile: (650) 938-5200

      Fenwick & West LLP
      275 Battery Street
      San Francisco, CA 94111
      Attention: Douglas Cogen, Esq.
      Facsimile: (415) 281-1350

        5.5    Severability.    Any term or provision of this Voting Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Voting Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        5.6    Entire Agreement.    This Voting Agreement and the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

        5.7    Amendments.    This Voting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and Stockholder.

        5.8    Assignment; Binding Effect; No Third Party Rights.    Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors and personal representatives and Stockholder's successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement, express or implied, is intended to or shall confer on any Person (other than the parties hereto) any rights, benefits or remedies of any nature whatsoever under or by reason of this Voting Agreement.

        5.9    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        5.10    Attorneys' Fees.    If any Legal Proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        5.11    Non-Exclusivity.    The rights and remedies of the Company under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

        5.12    Governing Law; Jurisdiction; Waiver of Jury Trial.    This Voting Agreement and the Proxy shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Voting Agreement or the Proxy or any of the transactions contemplated by this Voting Agreement or the Proxy, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; (b) irrevocably waives the right to trial by jury; and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which Stockholder or the Company, as the case may be, is to receive notice in accordance with Section 5.4.

        5.13    Counterparts; Exchanges by Facsimile.    This Voting Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of a fully executed Voting Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Voting Agreement.

        5.14    Captions.    The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        5.15    Extension; Waiver.    Subject to the final two sentences of this Section 5.15, at any time prior to the Expiration Date, any party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Voting Agreement; (b) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Voting Agreement or in any document delivered pursuant to this Voting Agreement; and (c) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Voting Agreement. No failure on the part of any party to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Voting Agreement, or any power, right, privilege or remedy of such party under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        5.16    Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Voting Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Voting Agreement shall limit any of the rights or remedies of the Company under the Merger Agreement, or any of the rights or remedies of the Company or any of the obligations of Stockholder under any agreement between

Stockholder and the Company (other than the Proxy) or any certificate or instrument executed by Stockholder in favor of the Company (other than the Proxy); and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of the Company or any of the obligations of Stockholder under this Voting Agreement.

        5.17    Construction.

        (a)   For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

        (c)   As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d)   Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

MACROMEDIA, INC.
By
Title
STOCKHOLDER
Signature
Printed Name
Address:

Facsimile:
Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

Signature Page to Parent Voting Agreement

Exhibit A to Macromedia Voting Agreement

FORM OF IRREVOCABLE PROXY

IRREVOCABLE PROXY

        The undersigned stockholder (the "Stockholder") of ADOBE SYSTEMS INCORPORATED, a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Clint Smith, Betsey Nelson and MACROMEDIA, INC., a Delaware corporation (the "Company"), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to the outstanding shares of capital stock of Parent owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy. (The shares of the capital stock of Parent referred to in the immediately preceding sentence are referred to as the "Shares.") Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies that are inconsistent with this proxy will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between the Company and the Stockholder (the "Voting Agreement"), and is granted in consideration of the Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Avner Acquisition Sub, Inc., a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Expiration Date (as defined in the Voting Agreement).

        Prior to the Expiration Date, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by the undersigned, at any meeting of the stockholders of Parent, however called, and in connection with any written action by consent of stockholders of Parent, in favor of: (a) the execution and delivery by Parent of the Merger Agreement; (b) the issuance of Parent Common Stock in the Merger; and (c) each of the other actions contemplated by the Merger Agreement.

        The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

        Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: April 17, 2005
STOCKHOLDER
Signature
Printed Name
Number of shares of common stock of Parent owned of record as of the date of this proxy:

ANNEX D

PERSONAL AND CONFIDENTIAL

April 17, 2005

Board of Directors
Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to Adobe Systems Incorporated (the "Company") of the exchange ratio (the "Exchange Ratio") of 0.69 shares of common stock, par value $0.0001 per share (the "Company Common Stock"), of the Company to be issued in exchange for each share of common stock, par value $0.001 per share (the "Macromedia Common Stock"), of Macromedia, Inc. ("Macromedia") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005 (the "Agreement"), among the Company, Avner Acquisition Sub, Inc., a wholly owned subsidiary of the Company, and Macromedia.

        Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the "Transaction"). We expect to receive fees for our services in connection with the Transaction, the principal portion of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company and Macromedia from time to time. We also may provide investment banking services to the Company and Macromedia in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

        Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Macromedia and their affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Macromedia for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

D-1

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Macromedia for the five fiscal years ended December 3, 2004, in the case of the Company, and March 31, 2004, in the case of Macromedia; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Macromedia; certain other communications from the Company and Macromedia to their respective stockholders; certain internal financial analyses and forecasts for Macromedia prepared by its management; certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Macromedia prepared by the management of the Company (the "Forecasts"), including certain cost savings and operating synergies projected by the management of the Company to result from the Transaction (the "Synergies"). We also have held discussions with members of the senior managements of the Company and Macromedia regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Macromedia. In addition, we have reviewed the reported price and trading activity for the shares of Company Common Stock and the shares of Macromedia Common Stock, compared certain financial and stock market information for the Company and Macromedia with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

        We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Macromedia or on the expected benefits of the Transaction in any way meaningful to our analysis. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or Macromedia or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, nor are we expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote with respect to such Transaction.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,
/s/ GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)

D-2

ANNEX E

April 17, 2005

Board of Directors
Macromedia, Inc.
601 Townsend Street
San Francisco, California 94103

Members of the Board:

        We understand that Macromedia, Inc. ("Macromedia" or the "Company"), Adobe Systems Incorporated ("Adobe") and Avner Acquisition Sub, Inc. a wholly owned subsidiary of Adobe ("Merger Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization, substantially in the form of the draft dated April 17, 2005 (the "Merger Agreement"), which provides, among other things, for the merger ("Merger") of Merger Sub with and into the Company. Pursuant to the Merger, Macromedia will become a wholly owned subsidiary of Adobe and each outstanding common share, par value $0.001 per share (the "Macromedia Common Stock"), of Macromedia, other than shares held in treasury or held by Adobe, Merger Sub or any wholly-owned subsidiary of Adobe or the Company, will be converted into the right to receive 0.69 ("Exchange Ratio") of a share of common stock, par value $0.0001 per share (the "Adobe Common Stock"), of Adobe. We note that the Exchange Ratio specified above does not reflect the two-for-one stock split announced by Adobe and having a proposed record date of May 2, 2005. Pursuant to the Merger Agreement, the Exchange Ratio will he adjusted accordingly if such split occurs. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of Macromedia Common Stock.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of Adobe and Macromedia;

  (ii)
  reviewed certain internal financial statements and projections and operating data concerning Adobe and Macromedia, prepared by the managements of Adobe and Macromedia, respectively;

  (iii)
  discussed the past and current operations and financial condition and the prospects of Adobe and Macromedia with senior executives of Adobe and Macromedia, respectively;

  (iv)
  discussed certain strategic, financial and operational benefits anticipated from the Merger with the managements of Adobe and Macromedia;

  (v)
  reviewed the pro forma financial impact of the Merger on the combined company's financial performance, including earnings per share;

  (vi)
  reviewed the reported prices and trading activity for the Adobe Common Stock and the Macromedia Common Stock;

  (vii)
  compared the financial performance of Adobe and Macromedia and the prices and trading activity of Adobe Common Stock and Macromedia Common Stock with that of certain other publicly-traded companies comparable with Adobe and Macromedia, respectively, and their securities;

  (viii)
  discussed the strategic rationale for the Merger with the management of Adobe and Macromedia, including among other things, certain alternatives to the Merger with the management of Macromedia;

  (ix)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (x)
  participated in discussions and negotiations among representatives of Adobe and Macromedia and their financial and legal advisors;

  (xi)
  reviewed the Merger Agreement and certain related documents; and

  (xii)
  performed such other analyses and considered other such factors as we have deemed appropriate.

        We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements, including information relating to the strategic, financial and operational benefits anticipated from the Merger and assessments regarding the prospects of Adobe and Macromedia, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Adobe and Macromedia, respectively. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without material modification, waiver or delay, including, among other things, the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. We have also assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed Merger, no restrictions will be imposed or delays will result that would have a material adverse affect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal or regulatory advisors and have relied upon without independent verification, the assessment by the Company and its legal and regulatory advisors with respect to such matters.

        We have relied upon, without independent verification, the assessment by the managements of Adobe and Macromedia of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of Adobe and Macromedia; (iii) their ability to retain key employees of Adobe and Macromedia, respectively and (iv) the validity of, and risks associated with, Adobe's and Macromedia's existing and future intellectual property, products, services and business models. We have not made any independent valuation or appraisal of the assets or liabilities of Adobe and Macromedia, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or any other extraordinary transaction, involving Macromedia.

        We have acted as financial advisor to the Board of Directors of Macromedia in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory and financing services for the Company and Adobe and have received fees for the rendering of these services. In the ordinary course of our trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of Adobe, Macromedia or any other company or any currency or commodity that may be involved in this transaction.

        It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which Macromedia Common Stock and Adobe Common Stock will trade at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Macromedia should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of Macromedia Common Stock.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ CHARLES R. CORY Charles R. Cory Managing Director

QuickLinks

  Filed pursuant to Rule 424(b)(3) Registration No. 333-126163
SPECIAL MEETINGS OF STOCKHOLDERS MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
ADOBE SYSTEMS INCORPORATED 345 Park Avenue San Jose, California 95110 (408) 536-6000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 24, 2005
MACROMEDIA, INC. 601 Townsend Street San Francisco, California 94103 (415) 832-2000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 24, 2005
ADDITIONAL INFORMATION
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
MARKET PRICE AND DIVIDEND DATA
Adobe Common Stock
Macromedia Common Stock
ADOBE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA (in thousands, except per share data)
MACROMEDIA SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA (in thousands, except per share data)
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA (in thousands, except per share data)
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
Adobe
Macromedia
Adobe and Macromedia
FORWARD-LOOKING INFORMATION
RISK FACTORS
THE COMPANIES
THE ADOBE SPECIAL MEETING
THE MACROMEDIA SPECIAL MEETING
ADOBE PROPOSAL NO. 1 AND MACROMEDIA PROPOSAL NO. 1 THE MERGER
THE MERGER AGREEMENT
VOTING AGREEMENTS
MANAGEMENT AND OTHER INFORMATION
ADOBE PROPOSAL NO. 2 POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING
MACROMEDIA PROPOSAL NO. 2 POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA CONDENSED COMBINED BALANCE SHEET (in thousands, except per share data)
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (in thousands, except per share data)
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (in thousands, except per share data)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
DESCRIPTION OF ADOBE COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS
COMPARATIVE RIGHTS OF ADOBE STOCKHOLDERS AND MACROMEDIA STOCKHOLDERS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX A
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
RECITALS
AGREEMENT
Exhibit A to Agreement and Plan of Merger and Reorganization CERTAIN DEFINITIONS
  ANNEX B
VOTING AGREEMENT
RECITALS
AGREEMENT
Exhibit A to Adobe Voting Agreement FORM OF IRREVOCABLE PROXY
IRREVOCABLE PROXY
  ANNEX C
VOTING AGREEMENT
RECITALS
AGREEMENT
Exhibit A to Macromedia Voting Agreement FORM OF IRREVOCABLE PROXY
IRREVOCABLE PROXY
  ANNEX D
  ANNEX E